================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     ASSOCIATED ESTATES REALTY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common
Shares, without par value.......................................................

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ...................... $137,613,000

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .............................................$27,522.60

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...............................................May 29, 1998

================================================================================

LOGO
                                   MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

                                                                    May 30, 1998

Dear Shareholder:

     You are invited to attend the Annual Meeting of Shareholders of Associated Estates Realty Corporation (the "Company") to be held on Monday, June 29, 1998, at 10:00 a.m. (EDT) at The Forum, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114.

     In addition to the election of directors, the purpose of the meeting is to approve our proposed merger of MIG Realty Advisors, Inc. ("MIGRA") into the Company, the related purchase of eight multifamily properties and two development properties. Founded in 1982, MIGRA is a manager of apartment communities across the country and advisor to many institutional real estate investors. We are very excited about the opportunities we envision as a result of the proposed acquisition of MIGRA.

     In addition to acquiring the property management and investment advisory businesses of MIGRA, the transaction includes the acquisition of eight properties in Arizona, California, Georgia, Maryland, North Carolina, Missouri and Texas containing a total of 1,730 suites and two development properties in Florida that will contain an aggregate of 828 suites upon completion. We've already completed the purchase of three other related properties located in Coconut Creek, Florida; Atlanta, Georgia; and Columbia, Maryland. Upon completion of the merger, the Company anticipates assuming the management of approximately 19 multifamily properties for third-party pension funds and other institutional investors.

     This transaction gives us a presence in regions outside the Midwest that will allow us to grow in selected markets across the country through both acquisitions and development. Our acquisition and development focus will be on two distinct types of markets: "continuous markets," which we identify as markets with a diversified economy, a long trend of growth, and a deep apartment market; and "opportunistic markets," which we identify as those where we see a strategic opportunity because of potential growth and good buying opportunities.

     In addition, a significant emphasis will be placed on the strategy of co-investing with institutional clients, providing us access to pension funds and institutional investors which have been traditional direct owners of real estate, as they move toward investing with public real estate companies.

     In addition to acquiring quality assets, a number of talented employees will be joining us. Larry E. Wright, currently Chairman of MIGRA, will become Executive Vice President of the Company. Larry has been directing the day-to-day operations of MIGRA since 1982 and has more than 24 years' experience in the real estate business. Louis E. Vogt will join us as Vice President of Operations. As Senior Vice President and Chief Operating Officer of MIGRA since 1992, Lou has been responsible for property management and acquisitions. James
A. Cote will become President of MIG Realty, Inc., a new subsidiary of the Company organized to carry on the investment advisory operations of MIGRA, and will continue to be responsible for developing advisory and co-investing business and maintaining current relationships with institutional investors. Experienced key personnel in capital markets, research, strategic planning and financial reporting will also be joining us from MIGRA.

     At the time of our initial public offering in 1993, our portfolio consisted primarily of properties located in Cleveland, Ohio, developed over 30 years. Over the past four years, we have made significant strides by expanding our geographic focus, reducing the age of our portfolio, and developing and acquiring properties at an average age of six to seven years across several Midwest markets. We have thus far been able to expand our presence in the Midwest at a time when no other public company was focused on multifamily properties in this region. With the addition of the MIGRA portfolio of managed assets and properties, we expect internal growth to rise due to the introduction of higher growth cities in the Southeast and Southwest. At the same time, our steady, stable assets clustered around Cleveland, Columbus, and Detroit will balance the potential income volatility that might be expected in some of these markets. We think this strategic combination of markets provides us the best opportunity for long-term growth.

     OUR BOARD OF DIRECTORS HAS APPROVED THE ACQUISITION PROPOSALS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ACQUISITION PROPOSALS.

     IN VIEW OF THE SIGNIFICANCE OF THE ACTIONS TO BE TAKEN AT THIS ANNUAL MEETING OF SHAREHOLDERS, WE URGE YOU TO CAREFULLY REVIEW THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT, WHICH INCLUDES ADDITIONAL INFORMATION REGARDING MIG REALTY ADVISORS, INC., THE PROPERTIES TO BE ACQUIRED AND THE COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE. YOUR VOTE IS VERY IMPORTANT. IF YOU FAIL TO RETURN THE PROXY CARD, THE EFFECT WILL BE A VOTE AGAINST THE TRANSACTION.

     We are excited about the opportunities for our shareholders as a result of the broadened operating platform available to us through the acquisition of MIGRA. Our strategy continues to be long-term value creation, and it is with that perspective that we expect to continue to grow. Thank you for your continued support.

Sincerely,

/s/ Jeffrey I. Friedman

Jeffrey I. Friedman
Chairman, President and Chief Executive Officer

                     ASSOCIATED ESTATES REALTY CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

     Notice is hereby given that the Annual Meeting of Shareholders of Associated Estates Realty Corporation, an Ohio corporation (the "Company"), will be held at The Forum, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114, on Monday, June 29, 1998, at 10:00 a.m. (EDT) for the following purposes:

          1. To consider and act upon a proposal to approve the proposed merger of MIG Realty Advisors, Inc. ("MIGRA") with and into the Company and the issuance of common shares of the Company in connection therewith (the "Merger Proposal") pursuant to the terms and conditions set forth in the Second Amended and Restated Merger Agreement by and among the Company, MIGRA and the MIGRA Stockholders (the "Merger Agreement"). Approval of the Merger Proposal includes, among other things, approval for the Company to continue the property management business carried on by companies owned by the stockholders of MIGRA (together with MIGRA, the "MIG Companies") through assignment of the MIG Companies' property management contracts, new property management agreements or by virtue of the Company having acquired the property underlying such contracts. The implementation of the Merger Proposal is contingent upon approval of the MIG REIT Acquisition Proposal set forth in the following paragraph;

          2. To consider and act upon a proposal to approve the proposed purchase by the Company of certain multifamily apartment properties held by the direct and indirect subsidiaries of MIG Residential REIT, Inc. ("MIG REIT") and the issuance of common shares of the Company in connection therewith (the "MIG REIT Acquisition Proposal"). The implementation of the MIG REIT Acquisition Approval is contingent upon approval of the Merger Proposal;

          3. To consider and act upon a proposal to approve the acquisition of two multifamily apartment properties currently in development (the "Developments") and the issuance of operating partnership units exchangeable into common shares of the Company in connection therewith (the "Development Acquisition Proposal") (the MIG REIT Acquisition Proposal, the Merger Proposal and the Development Acquisition Proposal are collectively referred to herein as the "Acquisition Proposals"). The implementation of the Development Acquisition Proposal is contingent upon approval of the Merger Proposal;

          4. To elect six directors, each to serve until the next annual meeting of shareholders and until his successor has been duly elected and qualified; and

          5. To transact such other business as may properly come before the meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE ACQUISITION PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ACQUISITION PROPOSALS.

     Only shareholders of record at the close of business on May 1, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof. Shareholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          Martin A. Fishman
                                          Secretary

Dated: May 30, 1998

        YOUR VOTE IS IMPORTANT, PLEASE SIGN, DATE AND RETURN YOUR PROXY.

                     ASSOCIATED ESTATES REALTY CORPORATION

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the annual meeting of shareholders (the "Annual Meeting") of Associated Estates Realty Corporation, an Ohio corporation (the "Company"), to be held at The Forum, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114, on Monday, June 29, 1998, at 10:00 a.m. (EDT) and at any adjournment thereof. This Proxy Statement and the accompanying notice and proxy are first being sent to shareholders on or about May 30, 1998. The Company's Annual Report to Shareholders for the year ended December 31, 1997 was sent to shareholders on or about March 31, 1998.

     If the enclosed proxy is returned, the Common Shares, without par value ("Common Shares"), represented thereby will be voted in accordance with any specifications made therein by the shareholder. In the absence of any such specification, they will be voted to elect the directors set forth under the caption "ELECTION OF DIRECTORS" and in favor of the proposals (collectively, the "Acquisition Proposals") to approve: (i) the proposed merger of MIG Realty Advisors, Inc. ("MIGRA") with and into the Company and the issuance of common shares of the Company in connection therewith (the "Merger Proposal"), which includes approval for the Company to continue the property management business carried on by companies owned by the stockholders of MIGRA (together with MIGRA, the "MIG Companies") through assignment of the MIG Companies' property management contracts, new property management agreements or by virtue of the Company having acquired the property underlying the MIG Companies' property management agreements; (ii) the proposed purchase by the Company of certain multifamily properties held by the direct and indirect subsidiaries of MIG Residential REIT, Inc. ("MIG REIT") and the issuance of common shares of the Company in connection therewith (the "MIG REIT Acquisition Proposal"); and (iii) the acquisition of two multifamily apartment properties currently in development (the "Developments") and the issuance of operating partnership units convertible into common shares of the Company in connection therewith (the "Development Acquisition Proposal").

     Shareholder approval is required for the Acquisition Proposals under the New York Stock Exchange rules because if each of the foregoing transactions is consummated the Company will be issuing, in the aggregate, common shares representing more than 20% of its voting power in a series of related transactions. However, if the consideration paid in connection with the transactions contemplated by this Proxy Statement is renegotiated such that the Company were to issue common shares representing less than 20% of its voting power, the merger with MIGRA, the acquisition of properties from MIG REIT and/or the acquisition of the Developments could be accomplished without shareholder approval. Implementation of the Merger Proposal is contingent upon approval of the MIG REIT Acquisition Proposal and vice versa. Therefore, a vote against either of them could have the effect of a vote against the other. Similarly, implementation of the Development Acquisition Proposal is contingent upon approval of the Merger Proposal. Therefore, a vote against the Merger Proposal could have the effect of a vote against the Development Acquisition Proposal. However, if the merger with MIGRA and the acquisition of the MIG REIT Properties are not consummated and the parties to the agreements underlying the acquisition of the Developments agree to waive the contractual condition to consummation of such transaction that the merger with MIGRA shall have occurred, the acquisition of the Developments could occur even if shareholder approval for the Development Acquisition Proposal is not received, since the Company would not be issuing common shares representing 20% of its voting power in such transaction.

     A shareholder's presence alone at the Annual Meeting will not operate to revoke such shareholder's proxy. The proxy is revocable by a shareholder at any time insofar as it has not been exercised by giving notice to the Company in writing or in open meeting.

     This solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation will be borne by the Company. In addition to solicitation of proxies by mail, officers and regular employees of the Company or its affiliates may solicit proxies in person, by telephone or by facsimile. The Company has also retained Corporate Investor Communications, Inc., at an estimated cost of $5,000 plus expenses to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.

     The close of business on May 1, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On such date, the Company had outstanding 17,074,257 Common Shares, each of which is entitled to one vote at the Annual Meeting.

                           FORWARD-LOOKING STATEMENTS

     Certain statements contained in this Proxy Statement or incorporated herein by reference which are not statements of historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (incorporated into Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act")). Shareholders are cautioned that such forward-looking statements are not guaranties of future performance and involve known and unknown risks, uncertainties, trends and other factors which may cause the actual results, performance or achievements expressed or implied by such forward-looking statements to not occur. Such factors include, among others, the following: general economic and business conditions which will, among other things, affect demand for apartments owned by the Company, the availability and creditworthiness of prospective tenants, lease rents, and the availability of financing and interest rates; adverse changes in the real estate markets including, among other things, competition with other companies; risks of real estate development and acquisition; changes in governmental regulations affecting Government Assisted Properties (as defined in this Proxy Statement) or affecting the taxation of real estate investment trusts; expenditures that cannot be anticipated, such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases, and real estate tax valuation reassessments; the ability to achieve anticipated cost savings and operating efficiencies in connection with the transactions contemplated herein; risks generally associated with investments in publicly traded securities; and other changes and factors referenced in this Proxy Statement.

                                    SUMMARY

MIGRA AND THE MERGER PROPOSAL

     MIGRA, certain of its stockholders (the "MIGRA Stockholders") and the Company have entered into a merger agreement, pursuant to which MIGRA will be merged with and into the Company, with the Company to be the surviving corporation. Pursuant to the Second Amended and Restated Merger Agreement (the "Merger Agreement"), prior to applying the adjustments known to the Company as of the date hereof, the purchase price for the merger is stated to be $19.1 million. Giving effect to certain adjustments that are known to the Company as of the date hereof, the purchase price is currently estimated to be $13.5 million, subject to further adjustments, all as described herein. The purchase price is payable in common shares which will be issued in three installments. At the time of the merger, the MIGRA Stockholders will exchange, in the aggregate, 50% of their shares of common stock of MIGRA for approximately 408,318 common shares of the Company (which, based upon the closing price of Common Shares on May 22, 1998, would be valued at $7.8 million). The remaining 50% of the common stock of MIGRA will be exchanged for conversion rights to receive up to an additional $9.46 million of common shares of the Company to be exercised on the later of the first and second anniversaries of the merger and satisfaction of certain conditions.

     Subject to certain conditions and adjustments, the conversion rights will entitle the MIGRA stockholders to receive (a) on the later of the first anniversary of the closing or the satisfaction of certain conditions, approximately 29,159 common shares of the Company (which, based upon the closing price of Common Shares on May 22, 1998, would be valued at approximately $559,000), plus an amount of common shares of the Company equal to approximately $2.4 million divided by the average closing prices of Common Shares for the 20 trading days immediately preceding the issuance date, and (b) on the later of the second anniversary of the closing or the satisfaction of certain conditions, up to approximately an additional 167,563 common shares of the Company (which, based upon the closing price of Common Shares on May 22, 1998, would be valued at approximately $3.2 million), plus an amount of common shares of the Company equal to approximately

$2.4 million divided by the average closing prices of Common Shares for the 20 trading days immediately preceding the issuance date. Giving effect to the adjustments known to the Company as of the date hereof, the share amounts in (a) and (b) above would be 0 and 90,495, respectively, in each case plus an amount of common shares equal to approximately $872,934 divided by the average closing prices of Common Shares for the 20 days immediately preceding the issuance date. The obligation of the Company to issue common shares pursuant to the conversion rights is subject to certain contingencies.

     MIGRA currently manages properties and provides asset management services for ten separate institutional clients and seven commingled funds with 29 institutional clients. Managed properties include 38 multifamily communities. MIGRA is also active in developing new apartment communities for co-ownership or sales to third parties and providing loan servicing for a variety of real estate assets. Pursuant to investment advisory contracts, MIGRA provides investment advisory services and, through several of its affiliates (together with MIGRA, the "MIG Companies"), property management services to certain of its clients. Pursuant to the Merger Agreement, MIG Realty, Inc., a new subsidiary of the Company, intends to succeed to MIGRA's investment advisory and property management business. By law, MIGRA's investment advisory contracts are not transferable in a merger. Therefore, the client must consent to assignment thereof or enter into a new agreement with the Company. In accordance with the Merger Agreement, MIGRA has approached its institutional clients to either have such client consent to the assignment of the investment advisory contracts or agree to enter into new contracts with the Company. As of May 22, 1998, consents had been received from MIGRA clients or MIGRA clients had agreed to enter into new contracts with the Company or the Company has acquired or has entered into a contract to acquire the underlying property with respect to eight of MIGRA's 12 advisory contracts, representing approximately 67% of the revenue generated by the advisory business. As of such date, two clients, representing approximately 21% of the revenue generated by MIGRA's advisory business, did not consent to assignment and have terminated their agreements with MIGRA. The Merger Agreement provides for an adjustment to be made to the purchase price for any contract with respect to which a consent is not received within 90 days after consummation of the Merger. The purchase price adjustment attributable to the two terminated contracts is $5,580,311. As of the date hereof, two clients have neither consented to assignment nor terminated their contracts. If those two clients have not consented to assignment of their contracts or entered into new contracts within 90 days after the consummation of the Merger, the purchase price will be further reduced by $8,874,635.

     The investment advisory contracts to be assigned to the Company are terminable upon 30 days' notice. However, because the current MIGRA management, which has longstanding relationships with the institutional investors under the advisory contracts, will play an active role in MIG Realty, Inc. and the maintenance of the advisory business, the Company has no reason to believe that any client who has consented to assignment or entered into a new agreement with the Company would terminate the contract in the near future. See "THE ACQUISITION PROPOSALS -- Investment Advisory and Property Management Services After the Acquisitions" and "-- Certain Relationships."

     Implementation of the Merger Proposal is contingent upon approval of the MIG REIT Acquisition Proposal. See "THE ACQUISITION PROPOSALS -- Vote Required."

     For more information regarding the Merger Proposal and MIGRA, see "THE ACQUISITION PROPOSALS -- The Merger Proposal" and "INFORMATION WITH RESPECT TO MIGRA," respectively.

MIG REIT AND THE MIG REIT ACQUISITION PROPOSAL

     The Company and subsidiaries of MIG REIT have entered into agreements for the Company's purchase of eight multifamily apartment properties (the "MIG REIT Properties") owned by those subsidiaries for an aggregate purchase price of $108.5 million conditioned on, among other matters, the consummation of the merger between MIGRA and the Company.

     In exchange for the MIG REIT Properties, on the closing date, the Company will (a) pay to MIG REIT a sum equal to 1% of the purchase price, approximately $1.1 million in cash, and (b) issue to MIG REIT that number of common shares of the Company determined according to the following formula:

          (i) If the average of the closing prices as reported on the New York Stock Exchange for the 20 trading days prior to the closing is greater than or equal to $25.31, the number of common shares of the Company to be issued and delivered will be equal to 99% of the MIG REIT Properties purchase price (the "Shares Amount"), multiplied by 1.06 and divided by the average of the closing prices for the aforesaid 20-day period;

          (ii) If the average of the closing prices as reported on the New York Stock Exchange for the 20 trading days prior to the closing is less than or equal to $23.88, the number of common shares of the Company to be issued and delivered by the Company will be equal to the Shares Amount, divided by the average of the closing prices for the aforesaid 20-day period; or

          (iii) If the Closing Date Price is greater than $23.88 but less than $25.31, the number of common shares to be issued and delivered by the Company will be equal to the Shares Amount, divided by $23.88.

     MIG REIT may elect to receive up to an additional $10 million of the purchase price for the MIG REIT Properties in cash by providing notice to the Company prior to the date of the closing. The amount of any such cash payment would be deducted from the Shares Amount for purposes of calculating the number of common shares to be issued at the closing.

     The common shares of the Company issued to MIG REIT in connection with the purchase of the MIG REIT Properties will be restricted securities within the meaning of the Securities Act, but the Company and MIG REIT will enter into a Registration Rights Agreement, pursuant to which the Company will agree to file a registration statement covering such shares so that those common shares may be publicly traded to the extent provided for in the Registration Rights Agreement.

     MIG REIT is a privately held real estate investment trust which was created to invest in multifamily assets in multiple markets. At March 31, 1998, subsidiaries of MIG REIT owned eight multifamily apartment properties containing 1,730 suites. The following table provides certain information concerning each of the MIG REIT Properties to be acquired by the Company.

                                                                                  NUMBER
                                                             YEAR       YEAR        OF
           PROJECT                       LOCATION            BUILT    ACQUIRED    UNITS
           -------                       --------            -----    --------    ------
Desert Oasis Apartments           Palm Desert, California    1990       1996        320
Fleetwood Apartments              Houston, Texas             1993       1995        104
Hampton Point Apartments          Silver Spring, Maryland    1986       1997        352
Peachtree Apartments              Chesterfield, Missouri     1989       1995        156
The Gardens at Annen Woods        Pikesville, Maryland       1987       1995        132
Windsor Falls Apartments          Raleigh, North Carolina    1994       1996        276
Morgan Place Apartments           Atlanta, Georgia           1989       1995        186
20th & Campbell Apartments        Phoenix, Arizona           1989       1996        204
                                                                                  -----
                                                                                  1,730
                                                                                  =====

     Implementation of the MIG REIT Acquisition Proposal is contingent upon approval of the Merger Proposal. See "THE ACQUISITION PROPOSAL -- Vote Required."

     For more information regarding the MIG REIT Acquisition Proposal and MIG REIT, see "THE ACQUISITION PROPOSALS -- The MIG REIT Acquisition Proposal" and "INFORMATION WITH RESPECT TO MIG REIT AND THE MIG REIT PROPERTIES," respectively.

THE DEVELOPMENT ACQUISITION PROPOSAL

     The Company has elected, subject to the satisfaction of certain conditions, to acquire the general and certain of the limited partnership interests in the partnerships that own the Developments known as Windsor Pines Apartments and Windsor at Kirkman Apartments. The aggregate purchase price for the interests in the partnerships that own the Developments is approximately $56.7 million.

     Implementation of the Development Acquisition Proposal is contingent upon approval of the Merger Proposal. See "THE ACQUISITION PROPOSALS -- Vote Required."

     For more information regarding the Development Acquisition Proposal, see "THE ACQUISITION PROPOSALS -- The Development Acquisition Proposal."

THE MIGRA ORGANIZATION

     MIGRA and the MIG Companies are substantially owned by the MIGRA Stockholders. The MIG Companies include 19 property management companies, each incorporated in a different state in which a MIGRA client owns real estate. MIG REIT is a privately held real estate investment trust substantially owned by institutional investors. MIGRA and certain of the MIG Companies provide investment advisory and property management services to MIG REIT. The chart below sets forth the MIGRA organization's structure.

                             THE MIGRA ORGANIZATION

                            MIGRA ORGANIZATION CHART

             MIGRA Stockholders                   Institutional
             and Kathleen Gutin*                  Investors

                             less than 0.1%         greater than 99.9%

               100%               100%

      MIGRA                      The MIG                MIG REIT
                                 Companies

*Kathleen Gutin's interest in MIGRA and the MIG Companies will be purchased by a MIGRA Stockholder on or prior to the Closing Date

     MIGRA was founded in 1982 as a mortgage brokerage company. MIGRA currently manages properties for ten separate institutional clients and seven commingled funds with 29 institutional clients. The MIG Companies include 19 separate management companies, each organized in a different state in which MIGRA's clients or former clients own real estate. Managed properties include 38 multifamily communities. MIGRA's executive offices are located at 250 Australian Ave. South, Suite 400, West Palm Beach, Florida 33401. Both MIGRA and the other MIG Companies are owned by the MIGRA Stockholders and Kathleen Gutin, whose interest in MIGRA will be sold to Larry E. Wright, a MIGRA Stockholder, prior to the MIGRA Merger. See "INFORMATION WITH RESPECT TO MIGRA -- Management" for information regarding the MIGRA Stockholders and Ms. Gutin, all of whom will continue in management of the Company following consummation of the merger.

     MIG REIT is a privately held real estate investment trust that was created to invest in multifamily assets in multiple markets. At March 31, 1998, MIG REIT owned eight multifamily apartment properties containing 1,730 suites.

ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will vote in connection with the election of the following six nominees, each to serve as a director until the next annual meeting of shareholders and until his successor is duly elected and qualified: Jeffrey I. Friedman, Mark L. Milstein, Albert T. Adams, Gerald C. McDonough,

Frank E. Mosier, and Richard T. Schwarz. For more information regarding the nominees and the election, see "ELECTION OF DIRECTORS."

VOTING

     Shareholders may vote in person at the Annual Meeting or by proxy. If the enclosed proxy is returned, the Common Shares represented thereby will be voted in accordance with any specifications made therein by the shareholder. In the absence of any such specification, they will be voted to elect the directors set forth under the caption "ELECTION OF DIRECTORS" and in favor of the Acquisition Proposals. A shareholder's presence alone at the Annual Meeting will not operate to revoke such shareholder's proxy. The proxy is revocable by a shareholder at any time insofar as it has not been exercised by giving notice to the Company in writing or in open meeting.

     Shareholder approval is required for Acquisition Proposals under the New York Stock Exchange rules because if each of the foregoing transactions is consummated the Company will be issuing, in the aggregate, common shares representing more than 20% of its voting power in a series of related transactions. However, if the consideration paid in connection with the transactions contemplated by this Proxy Statement is renegotiated such that the Company were to issue common shares representing less than 20% of its voting power, the merger with MIGRA, the acquisition of properties from MIG REIT and/or the acquisition of the Developments could be undertaken. Implementation of the Merger Proposal is contingent upon approval of the MIG REIT Acquisition Proposal and vice versa. Therefore, a vote against either of them could have the effect of a vote against the other. Implementation of the Development Acquisition Proposal is contingent upon approval of the Merger Proposal. Therefore, a vote against the Merger Proposal could have the effect of a vote against the Development Acquisition Proposal. However, if the merger with MIGRA and the acquisition of the MIG REIT Properties are not consummated and the parties to the agreements underlying the acquisition of the Developments agree to waive the contractual condition to consummation of such transaction that the merger with MIGRA shall have occurred, the acquisition of the Developments could occur even if shareholder approval for the Development Acquisition Proposal is not received, since the Company would not be issuing common shares representing 20% of its voting power in such transaction.

DISSENTERS' RIGHTS

     If the MIG REIT Acquisition Proposal is approved, a shareholder of the Company objecting to the MIG REIT Acquisition Proposal may be entitled to seek relief as a dissenting shareholder under Section 1701.85 of the Ohio Revised Code. To perfect dissenter's rights, a record shareholder must not vote his or her Common Shares in favor of the MIG REIT Acquisition Proposal at the Annual Meeting, must deliver a written demand for payment for the cash value of his or her Common Shares to the Company on or before the tenth day following the Annual Meeting and must otherwise comply with the statute. Any dissenting shareholder contemplating exercise of his or her dissenter's rights is urged to read the summary of Section 1701.85 included herein in "THE ACQUISITION PROPOSALS
 -- Rights of Dissenting Shareholders," to carefully review the provisions of
Section 1701.85 attached hereto as Annex B and to consult an attorney, since failure to follow fully and precisely the procedural requirements of the statute may result in termination or waiver of such rights.

                           THE ACQUISITION PROPOSALS

BACKGROUND AND REASON FOR THE ACQUISITIONS

     On June 18, 1997, Mr. Greg Golz, financial advisor to MIGRA, met with representatives of the Company in Cleveland, Ohio. Mr. Golz requested the meeting for the purpose of apprising the Company of the several options being considered by MIGRA and ascertaining whether the Company was interested in discussing further the possibility of a transaction. On June 23, 1997, the Company executed a Confidentiality Agreement, which permitted the Company to receive proprietary information regarding MIGRA's business operations and client relationships, and on July 17, 1997, Larry E. Wright, Chairman of the Board, President and Chief Executive Officer of MIGRA, executed a Confidentiality Agreement on behalf of MIGRA, which precluded MIGRA from discussing the fact that the Company and MIGRA were engaged in negotiations.

     During June through October 1997, the Company and its legal and financial advisors evaluated the feasibility and benefits of a proposed merger and commenced negotiating a draft of the Agreement and Plan of Merger, including future roles, responsibilities and positions for key management personnel of MIGRA.

     On October 3, 1997, Jeffrey I. Friedman, Chairman of the Board, President and Chief Executive Officer of the Company, presented the proposed transaction for preliminary consideration to the Company's Board of Directors. The presentation included an overview of the possible components of the transaction, a brief history of MIGRA, projected balance sheet and funds from operations impact and a proposed post-transaction organizational chart. The Board granted Mr. Friedman permission to continue negotiating the transaction. The Board formally approved the merger with MIGRA, the proposed purchase of properties from MIG REIT, and the acquisition of certain properties in development at a special meeting held on October 12, 1997.

     The Company's Board of Directors has approved the transactions that are the subject of the Acquisition Proposals (the "Acquisitions") and unanimously recommends approval of the Acquisitions by the Company's shareholders. In reaching its decision, the Board of Directors listened to presentations from and had discussions with employees and outside counsel regarding the business, real estate assets, and financial, accounting and legal due diligence matters with respect to MIGRA and the terms and conditions of the documents governing the Acquisitions, and received information and analyses relating to the financial performance, condition, business operations and prospects of MIGRA and the MIG REIT Properties, and current industry, economic and market conditions. The principal reasons (to which relative weights were not assigned) for the Board's approval of the Acquisitions and its recommendation to the shareholders are as follows:

     - The Company's strategic objective has been to focus on markets located in the Midwest. It is anticipated that in the first 12 months after consummation of the Acquisitions, the Company will target its growth in Atlanta, Georgia, metropolitan Washington, D.C., and Florida, in addition to its continued focus on the Midwest and in other markets that may create portfolio rebalancing and higher growth opportunities. The Company believes that these are markets that exhibit diversified growing economies with a substantial quantity of multifamily housing. The Acquisitions will provide the Company a strong base for continued expansion.

     - Geographic dispersion will reduce the Company's dependence on the Midwest region. The Company believes that market fluctuations and economic cycles generally affect different regions at different times. With a significant number of apartment units in several new markets, the risk that a regional economic downturn could affect all of the Company's apartment communities simultaneously may be reduced and may lead to more consistent operating results.

     - MIGRA has significant experience in developing and acquiring high-end multifamily apartment communities which complements the Company's existing development capabilities. The Company believes that the MIGRA Merger provides the Company the platform to expand its development program into other solid development markets, capitalizing on the best practices and experiences of the Company and MIGRA.

     - The Company believes that there has been a shift in ownership of real estate by public and private pension funds from direct ownership to ownership in real estate companies, including real estate investment trusts. The Company further believes that it will be able to capitalize on MIGRA's relationships with its pension fund clients to gain a competitive advantage that will ultimately provide co-investment opportunities with these pension funds. The Company believes that the relationships with MIGRA's pension fund clients may afford the Company the opportunity to negotiate private placements of common shares of the Company in exchange for properties currently owned by those clients.

     - The Acquisitions will increase the Company's total market capitalization (the outstanding debt of the Company, plus the market value of the Company's equity securities) from approximately $807 million, based on $19.19 per share, the closing price of Common Shares on May 22, 1998, to an estimated $970 million on a pro forma basis. The increased size may afford several benefits. Companies with larger market capitalizations may be more attractive to certain institutional investors and, therefore, the

       Acquisitions may increase the universe of potential investors in the Company's debt and equity securities.

     - The Company is acquiring nine substantially unencumbered assets in the transaction, increasing to 83 the number of properties contributing unencumbered cash flow to the Company.

     - The Acquisitions will enhance the long-term growth prospects for the Company.

     - A portion of the consideration for the transaction will be in the form of a private issuance of equity rather than through the use of borrowings or a public offering of equity or debt securities.

     In reaching its decision, the Company's Board of Directors considered certain negative factors in connection with the Acquisitions, including the following:

     - MIGRA's advisory and property management contracts are generally terminable upon 30 days' notice by either party. If a client cancels a management contract prior to or within 90 days after the closing of the MIGRA Merger, the purchase price to be paid pursuant to the Merger Agreement will be decreased. However, the revenue stream associated with the business to be acquired by the Company will be decreased and the Company would possibly lose the benefit of certain efficiencies in markets where MIGRA had multiple owned and managed assets. Furthermore, if a client cancels a management contract more than 90 days after the closing of the MIGRA Merger, the Company would suffer the same negative consequences with no purchase price adjustment.

     - Any decrease in the price of Common Shares between the time of consideration by the Board and the closing will result in the Company issuing more common shares to MIG REIT than anticipated, which will diminish the anticipated accretive impact or may have a dilutive effect on the Company's income per share.

     - The Company will incur significant costs in connection with the Acquisitions.

     - The anticipated benefits of the Acquisitions may not be realized or the properties acquired in connection therewith may not perform in accordance with the Company's expectations.

     - In connection with the Acquisitions, the Company will expand into new geographic areas where the Company's current management does not have experience operating properties. If the Company is unable to successfully integrate MIGRA's personnel into the Company's structure, the Company's inexperience in these markets may result in the owned and managed properties in these markets not performing as well as expected.

     - The high-growth markets into which the Company will expand may experience increased volatility in the supply and demand for apartment rentals. This may cause operating results to differ materially from those projected.

     - The Company will commit substantial time and effort in connection with the consummation of the Acquisitions, the integration of the MIGRA business and the management of a larger and more diverse portfolio, as well as the difficulties associated with integration. Time spent by management in connection with the Acquisitions would otherwise be spent focusing on the Company's day-to-day operations.

     - The market for Common Shares and the Company's ability to raise capital and issue equity in both the public and private markets may be adversely affected by the Acquisitions, whether or not they are ultimately consummated.

     The Company continuously evaluates its strategic acquisition opportunities and will continue to do so. The decision to move forward with the Acquisitions was based on the foregoing considerations and was not made at the exclusion of any other viable acquisition opportunity. At the inception of the MIGRA transaction, the Board of Directors was not considering any other potential transactions.

     On November 5, 1997, the Company, MIGRA and MIGRA's shareholders (other than Kathleen Gutin) (the MIGRA Stockholders) executed an Agreement and Plan of Merger. Although Ms. Gutin is not participating in the MIGRA Merger and was not and is not a party to the Merger Agreement, Ms. Gutin has consented to the MIGRA Merger as a shareholder. Ms. Gutin has not exercised her dissenter's rights under Florida law. Rather, it is a condition to the MIGRA Merger that the MIGRA Stockholders purchase Ms. Gutin's shares prior to consummation of the MIGRA Merger. Ms. Gutin and Larry Wright have entered into an agreement to accomplish such a purchase.

     After execution of the Agreement and Plan of Merger, the Company and its representatives conducted a due diligence investigation of MIGRA as well as the MIG REIT Properties and the MRT Properties (hereinafter described in "PURCHASE OF THE MRT PROPERTIES") through January 1998.

     The Agreement and Plan of Merger provided that the Company's obligation to consummate the proposed merger was conditioned upon, among other matters, the acquisition by the Company of properties managed by MIGRA (through the MIG Companies) or owned by advisory clients of MIGRA with an aggregate value of $184 million. When it became evident that this condition would not be satisfied, it was replaced with a provision conditioning the transaction on the acquisition of the MIG REIT Properties (described in "--The MIG REIT Acquisition Proposal"). However, to the extent certain properties comprising the $184 million worth of properties were in fact acquired, the purchase price was to be adjusted. On January 24, 1998, the Company, MIGRA and the MIGRA Stockholders executed the Amended and Restated Agreement and Plan of Merger for the purpose of reflecting this change as well as other matters.

     The independent trustees of MIG REIT conducted a public bid for offers to acquire the MIG REIT portfolio. The Company submitted an offer which was ultimately accepted by the independent trustees. On January 28, 1998, the Company and MIG REIT executed purchase agreements for the acquisition of the MIG REIT portfolio.

     On January 29, 1998, the Company publicly announced the transaction.

     On February 3, 1998, the Company acquired three properties managed by MIGRA known as the MRT Properties for $59.4 million comprised of cash and the assumption of mortgage indebtedness. See "PURCHASE OF THE MRT PROPERTIES." These properties were part of the $184 million worth of properties contemplated by the original Merger Agreement and the Amended and Restated Merger Agreement.

     On March 17, 1998, the Board of Directors ratified the proposed terms of the contemplated transaction with MIGRA and MIG REIT.

     On April 16, 1998, the Company, MIGRA, and the MIGRA Stockholders executed the Second Amended and Restated Agreement and Plan of Merger. The second amendment was primarily entered into to make certain changes to the purchase price adjustment provisions, including calculating the adjustment for the MRT Properties and the MIG REIT Properties contemplated by the Amended and Restated Merger Agreement.

     On April 23, 1998, the Company entered into agreements to purchase interests in the partnerships which own the Developments (described in " -- The Development Acquisition Proposal").

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY HAS CAREFULLY REVIEWED THE ACQUISITION PROPOSALS, HAS UNANIMOUSLY APPROVED THE ACQUISITION PROPOSALS AND UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ACQUISITION PROPOSALS.

THE MERGER PROPOSAL

  The Merger Agreement

     The following is a summary of the material terms of the Merger Agreement. This summary is qualified by reference to the Merger Agreement, a copy of which is attached hereto as Annex A and incorporated herein by reference. Shareholders of the Company are urged to read the Merger Agreement in its entirety.

     MIGRA, certain of its stockholders and the Company have entered into the Merger Agreement, pursuant to which MIGRA will be merged with and into the Company, with the Company to be the surviving corporation (the "MIGRA Merger"). In connection with the MIGRA Merger, the Company will continue the property management business conducted by affiliates of MIGRA. For further information regarding MIGRA, see "INFORMATION WITH RESPECT TO MIGRA."

     In connection with the MIGRA Merger, the Articles of Incorporation and Code of Regulations of the Company in effect at the effective time of the MIGRA Merger will remain the Articles of Incorporation and Code of Regulations of the Company thereafter.

  Purchase Price

     The purchase price as set forth in the Merger Agreement is $19.1 million, subject to certain adjustments, payable as described below (the "Purchase Price"). The Purchase Price will be paid in common shares of the Company issued in three installments. Because a portion of the number of shares to be issued in connection with the MIGRA Merger is fixed based on the average price of the Company's Common Shares prior to execution of the initial merger agreement, the actual value of the purchase price cannot be determined until the shares are issued and the value of those shares is determined. Conversely, because a portion of the consideration is fixed based on a dollar amount, the number of shares to be issued cannot be determined until the value of the Company's shares is determined on the issuance date. The consideration to be paid under the Merger Agreement is subject to adjustment based upon the occurrence of certain contingencies and the satisfaction of certain conditions.

     A table setting forth the consideration to be received by the MIGRA Stockholders pursuant to the Merger Agreement, along with references to the applicable section of the Merger Agreement, is set forth below and is followed by a narrative description. A table setting forth the consideration with adjustments known to the Company as of the date hereof is set forth on page 12.

          SECOND AMENDED AND RESTATED MERGER AGREEMENT CONSIDERATION*

--------------------------------------------------------------------------

       MERGER
      AGREEMENT                     CONSIDERED TO BE PAID
       SECTION         CLOSING DATE   SECOND ISSUANCE   THIRD ISSUANCE
--------------------------------------------------------------------------
  2.1(b)                $9,648,573
  2.1(c)                                $  689,037
  2.1(d)                                                 $ 3,959,537
  2.1(e)                                $2,408,000
  2.1(f)                                                 $ 2,408,000

  Sub-Total             $9,648,573      $3,097,037       $ 6,367,537
  Total Consideration                                    $19,113,147
--------------------------------------------------------------------------

* Based on a Common Share price of $23.63, the average closing prices of Common Shares for the 20 trading days immediately preceding November 5, 1997, the date the original Merger Agreement was executed. Based on the closing price of Common Shares on May 22, 1998, the maximum total consideration to be paid under the Merger Agreement would be $16.5 million.

     Pursuant to the Merger Agreement, at the closing of the MIGRA Merger, the MIGRA Stockholders will exchange, in the aggregate, 50% of their shares of common stock of MIGRA (the "MIGRA Shares") for approximately 408,318 common shares of the Company (which, based upon the closing price of Common Shares on May 22, 1998, would be valued at approximately $7.8 million). The remaining 50% of the MIGRA Shares will be exchanged for conversion rights (the "Conversion Rights") to receive up to an additional $3.09 million and $6.37 million of common shares of the Company on the later of the first and second anniversaries, respectively, of the MIGRA Merger and satisfaction of certain conditions (each of such subsequent issuance dates being referred to as the "Second Issuance Date" and the "Third Issuance Date," respectively). The initial distribution of common shares of the Company and the distribution of Conversion Rights will be allocated among the MIGRA Stockholders as set forth in the Merger Agreement.

     Subject to certain conditions and adjustments, the MIGRA Stockholders' Conversion Rights entitle the MIGRA Stockholders to receive (a) on the Second Issuance Date, approximately 29,159 common shares of the Company (which, based on the closing price of Common Shares on May 22, 1998, would be valued at approximately $600,000), plus an amount of common shares of the Company equal to approximately $2.4 million divided by the average closing prices for Common Shares for the 20 Trading Days (as hereinafter defined) immediately preceding the Second Issuance Date, and (b) on the Third Issuance Date, up to approximately an additional 167,563 common shares of the Company (which, based upon the closing price of Common Shares on May 22, 1998, would be valued at approximately $3.2 million), plus an amount of common shares of the Company equal to approximately $2.4 million divided by the average closing prices for Common Shares for the 20 Trading Days immediately preceding the Third Issuance Date. As used in this Proxy Statement, "Trading Days" means each day that Common Shares have been traded on the New York Stock Exchange ("NYSE"). The obligation of the Company to issue common shares on the Second Issuance Date is contingent upon the issuance of a certificate of occupancy for the so-called Windsor Pines property and the MIGRA Stockholders' submission to the Company of multifamily property acquisition opportunities with an aggregate gross asset value of at least $50 million and an average yield of at least 85% of the pro forma yield of the properties being acquired by the Company in connection with the Acquisitions (the "Minimum Yield"). The obligation of the Company to issue common shares on the Third Issuance Date is contingent upon the issuance of a certificate of occupancy for the so-called Kirkman property and the MIGRA Stockholders' submission to the Company of an additional $50 million of multifamily property acquisition opportunities with the Minimum Yield.

     Using the average closing prices for the 20 Trading Days preceding May 26, 1998, 126,670 shares would be issued on each of the Second and Third Issuance Dates in addition to the 29,159 and 167,563 shares already being issued on those respective dates.

  Purchase Price Adjustments

     The number of common shares to be issued by the Company may be further adjusted as follows:

     The number of common shares to be issued by the Company will be adjusted if, during the 90-day period following consummation of the MIGRA Merger (the "Adjustment Period") (a) certain named entities which are parties to various mortgage servicing, advisory and/or asset and property management agreements with MIGRA or one of its affiliates have not consented to the assignment of those agreements to or entered into a new agreement with the Company or one of its affiliates on no less favorable terms or (b) the Company does not acquire certain listed properties. The formula to decrease the Purchase Price in the event an adjustment is required is as follows:

          (i) An amount equal to the aggregate amount of annualized asset and property management fees, advisory fees and mortgage servicing fees payable with respect to each such unassigned contract or property not acquired (the "Fee Shortfall"), plus

          (ii) An amount equal to the product of 2.18 times the excess of the Fee Shortfall over $1,245,162 (which is 15% of the fees scheduled to be paid), minus

          (iii) (A) One percent of the aggregate purchase price for additional properties identified by MIGRA acquired by the Company during the Adjustment Period and (B) one times the annualized fees of any new asset or property management contracts or mortgage servicing contracts entered into by the Company during the Adjustment Period and related to additional properties identified by MIGRA, and (C) the lesser of (1) one-half of one percent of the aggregate purchase price for any properties acquired by the Company from the Pennsylvania Public School Employees Retirement System or
     (2) 2.18 times the excess of the Fee Shortfall over $1,245,162.

     However, in no event will the Purchase Price be increased by the above formula. Any reduction is first to be applied to the 29,159 common shares to be issued on the Second Issuance Date, second to the 167,563 common shares to be issued on the Third Issuance Date and finally to the 408,318 shares to be issued at the closing of the MIGRA Merger (and if there is the potential for the reduction of shares to be issued at the closing of the MIGRA Merger, the Company will hold back the issuance of common shares in an amount equivalent to the amount of the potential reduction until final determination of the amount of the reduction at the end of the Adjustment Period). In the event the decrease exceeds $14.3 million, the MIGRA Stockholders will pay the excess contemporaneously with the Company's acquisition of the so-called Windsor Pines property.

     Furthermore, the aggregate $4.8 million worth of common shares scheduled to be issued on the Second and Third Issuance Dates may be reduced by the aggregate value of certain disposition and incentive fees which relate to properties that are neither purchased by nor the related management agreements assigned to the Company before the end of the Adjustment Period.

     In addition, if the Company acquires certain other properties listed in the Merger Agreement, the Purchase Price will be increased in accordance with a formula contained in the Merger Agreement.

     Finally, the portion of the Purchase Price payable on the Second Issuance Date may be further increased or decreased based on the amount of current assets acquired from MIGRA compared to the amount of liabilities paid on behalf of MIGRA as of the Second Issuance Date.

     As of the date hereof, the Company is aware of certain price adjustments that will result because certain entities have indicated that they will not execute consents to assign their asset and property management agreements to the Company. Thus, the consideration to be paid under the Merger Agreement is currently as indicated in the table set forth below:

          SECOND AMENDED AND RESTATED MERGER AGREEMENT CONSIDERATION,
                                  AS ADJUSTED*

--------------------------------------------------------------------------

  MERGER AGREEMENT                  CONSIDERED TO BE PAID
       SECTION         CLOSING DATE   SECOND ISSUANCE   THIRD ISSUANCE
--------------------------------------------------------------------------
  2.1(b)                $9,648,573
  2.1(c)                                $  --
  2.1(d)                                                 $ 2,138,395
  2.1(e)                                $  872,934
  2.1(f)                                                 $   872,934

  Sub-Total             $9,648,573      $  872,934       $ 3,011,329
  Total Consideration                                    $13,532,836
--------------------------------------------------------------------------

* Based on a Common Share price of $23.63, the average closing prices of Common Shares for the 20 trading days immediately preceding November 5, 1997, the date the original Merger Agreement was executed. Based on the closing price of Common Shares on May 22, 1998, the total consideration to be paid under the Merger Agreement, as adjusted, would be $11.3 million.

  Common Shares

     The common shares of the Company to be received by the MIGRA Stockholders will be restricted securities within the meaning of the Securities Act, and will not have the benefit of any registration rights. The Company has agreed to use its reasonable efforts to cause the common shares of the Company issuable to the MIGRA Stockholders pursuant to the Merger Agreement to be approved for listing on the NYSE, subject to notice of issuance.

  Conditions to Closing

     The Merger Agreement contains customary conditions to closing, including those with respect to the truth or accuracy of the respective representations and warranties of the Company and MIGRA and the performance by the Company and MIGRA of their respective covenants and other agreements and also includes the following conditions:

     The obligations of the Company are, in part, subject to the following:

          (a) The Company shall have received a legal opinion from counsel to MIGRA as to certain specified matters.

          (b) At no cost to the Company or Associated Estates Management Company ("AEMC"), the Company shall have acquired the 10% partnership interest in MIG Ltd. owned by MIG Realty, Inc., an affiliate of MIGRA.

          (c) The Company shall have acquired the MIG REIT Properties.

          (d) The Company shall have received a letter from each MIGRA Stockholder relating to his or her investment intent and accredited investor status (to the extent applicable) and trading restrictions.

          (e) AEMC or another affiliate of the Company shall have had its registration as an investment advisor under the Investment Advisers Act of 1940 approved by the Commission.

          (f) The Company shall have received a favorable opinion from Morgan Stanley & Co. Incorporated as to the fairness of the Acquisitions to the Company from a financial point of view.

          (g) The Company shall have received the requisite shareholder approval.

          (h) MIGRA and/or the MIGRA Stockholders shall have acquired the minority partner's interest in MIG Ltd.

          (i) The MIGRA Stockholders shall have acquired the interest of Kathleen Gutin in MIGRA.

          (j) MIGRA shall not have received notice from any holder(s) of common shares of MIGRA that such holder(s) have exercised or intend to exercise their appraisal rights under the Florida Business Corporation Act.

          (k) The MIGRA Stockholders shall have unanimously approved the execution and delivery of the Merger Agreement.

          (l) The MIGRA Stockholders shall have terminated each MIGRA Stockholder's employment agreement and shall have caused MIGRA to terminate Ms. Gutin's employment agreement with MIGRA.

          (m) The Stockholders Agreement among the MIGRA Stockholders, Ms. Gutin and MIGRA shall have been terminated.

     The obligations of MIGRA are, in part, subject to the following:

          (a) The common shares of the Company shall be issued in the MIGRA Merger and the transactions contemplated in connection therewith shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (b) The Company shall have furnished MIGRA with an opinion of counsel to the Company, substantially similar in form and content to the opinions provided to underwriters in connection with public offerings of shares of the Company, to the effect that the Company has qualified and currently qualifies to be taxed as a real estate investment trust (REIT) pursuant to Sections 856 through 860 of the Internal Revenue Code.

          (c) The Company shall not have entered into a definitive agreement to merge or consolidate with any entity in a transaction valued in excess of $200 million, unless such merger or consolidation is for the sole purpose of acquiring real property and will not result in a change in the senior management of the Company.

          (d) The Company shall have received shareholder approval.

          (e) The Company shall have acquired the MIG REIT Properties.

     Any condition to the Acquisitions may be waived by the Company. However, the Company does not intend to waive any material condition thereto. If the parties did waive a material condition, the Company would resolicit shareholder approval only if such approval were still required by the NYSE or state law.

     Immediately after the MIGRA Merger, the Company will convey certain assets, contract rights and properties theretofore owned by MIGRA to a subsidiary of AEMC, which is an affiliate of the Company.

  Indemnification

     MIGRA, if the MIGRA Merger is not consummated, and the MIGRA Stockholders, if the MIGRA Merger is consummated, have agreed to indemnify the Company against
(a) demands, claims, suits, actions or causes of action asserted against the Company arising from any breach of any of the representations and warranties or covenants and agreements made by MIGRA or the MIGRA Stockholders in the Merger Agreement or certain other agreements, and from any liability which was agreed to be retained by the MIGRA Stockholders, and from certain other specified matters and (b) losses, liabilities, damages and expenses in connection with the foregoing. The Company has agreed to indemnify MIGRA and the MIGRA Stockholders against (a) demands, claims, suits, actions or causes of action asserted against MIGRA and any MIGRA Stockholder arising from any breach of any of the representations and warranties or covenants made by the Company in the Merger Agreement and (b) losses, liabilities, damages and expenses in connection with the foregoing. Neither the Company nor the MIGRA Stockholders is entitled to be indemnified until, and only to the extent that, the amount to which it or they would otherwise be entitled exceeds $500,000. Furthermore, the MIGRA Stockholders' indemnification liability is capped at the amount of the Purchase Price under the Merger Agreement less the aggregate value of the decreases in the number of common shares of the Company issuable to the MIGRA Stockholders in accordance with the adjustments. However, no MIGRA Stockholder is required to indemnify the Company in an amount greater than the portion of the Purchase Price actually received by him.

  Larry Wright Employment Agreement

     Simultaneously with the completion of the MIGRA Merger, the Company will enter into an employment agreement with Larry E. Wright (the "Wright Employment Agreement") for three years at an annual base salary of $225,000, plus an annual bonus determined by the Compensation Committee of the Company's Board of Directors (with a minimum bonus of $50,000 for 1998). Under the terms of the Wright Employment Agreement, Mr. Wright will also be given standard health and life insurance benefits and be able to participate in all other retirement, equity incentive and other benefit plans generally available to senior executives of the Company. In the event Mr. Wright's employment by the Company is terminated without cause, Mr. Wright will be entitled to severance pay in a lump sum equal to the greater of (a) the amount of unpaid base salary for the then unexpired term of his employment agreement, or (b) one year's base salary at the then effective annual rate of salary, plus in any event certain bonus amounts, other accrued amounts and full vesting or the cash equivalent of stock options or other equity awards previously made. The Wright Employment Agreement also imposes certain confidentiality and noncompetition obligations upon Mr. Wright during the term of his employment by the Company and for a period of three years following the date of the termination of such employment.

  Other MIGRA Stockholders' Confidentiality and Noncompete Agreements

     The MIGRA Stockholders who will become Company employees after the MIGRA Merger will be entering into Confidentiality and Noncompete Agreements (the "Noncompete Agreements"). The Noncompete Agreements will impose certain confidentiality and noncompetition obligations upon such employees during the term of their employment by the Company and for a period of one year (two years in the case of James Cote) following the date of the termination of such employment, if such termination occurs prior to the fifth anniversary of the date of the Noncompete Agreements. If an employee subject to a Noncompete Agreement is terminated without cause by the Company, he will be entitled to receive severance pay equal to 100% of his annual salary plus bonus (if terminated prior to the first anniversary), 100% of his annual salary (if terminated on or after the first anniversary but prior to the second anniversary), and 50% of his annual salary (if terminated on or after the second anniversary but prior to the fifth anniversary).

  Standstill Agreement

     In connection with the Merger Agreement, MIGRA, the MIGRA Stockholders and the Company also entered into a Standstill Agreement (the "Standstill Agreement"). The Standstill Agreement provides, among other things, that in the event the closing of the MIGRA Merger does not occur (other than due to an intentional material breach of the Merger Agreement by MIGRA or a MIGRA Stockholder), the Company would not be entitled to purchase certain listed real properties without the prior written consent of MIGRA, except in response to a public request for bids. The Company's obligations under the Standstill Agreement expire one year after termination of the Merger Agreement.

MIG REIT ACQUISITION PROPOSAL

     The following is a summary of the material terms of the agreements to purchase the MIG REIT Properties. The summary is qualified by reference to the Purchase Agreements for the MIG REIT Properties, copies of which are filed as exhibits to the Company's Form 8-K which is incorporated herein by reference. See "DOCUMENTS INCORPORATED BY REFERENCE." Shareholders of the Company are urged to read the Purchase Agreements in their entirety.

  The Purchase

     The Company and subsidiaries of MIG REIT have entered into agreements for the Company's purchase of eight multifamily apartment properties owned by those subsidiaries (the "MIG REIT Properties") for an aggregate purchase price of $108.5 million (the "MIG REIT Property Purchase Price") conditioned on, among other matters, the consummation of the MIGRA Merger. For more information regarding the MIG REIT Properties, see "INFORMATION WITH RESPECT TO MIG REIT AND THE MIG REIT PROPERTIES."

     In exchange for the MIG REIT Properties, on the date the acquisition of the MIG REIT Properties is consummated (the "Closing Date"), the Company will (a) pay to MIG REIT a sum equal to 1% of the MIG REIT Property Purchase Price in cash and (b) issue to MIG REIT that number of common shares of the Company determined according to the following formula:

          (i) If the Closing Date Price (as defined below) is greater than or equal to 106% of the Execution Date Price (as defined below), the number of common shares of the Company to be issued and delivered will be equal to 99% of the MIG REIT Property Purchase Price (the "Shares Amount"), multiplied by 1.06 and divided by the Closing Date Price;

          (ii) If the Closing Date Price is less than or equal to the Execution Date Price, the number of common shares of the Company to be issued and delivered by the Company shall be equal to the Shares Amount, divided by the Closing Date Price; or

          (iii) If the Closing Date Price is greater than the Execution Date Price but less than 106% of the Execution Date Price, the number of common shares to be issued and delivered by the Company shall be equal to the Shares Amount, divided by the Execution Date Price.

MIG REIT may elect to receive up to an additional $10 million of the MIG REIT Property Purchase Price in cash by providing notice to the Company prior to the Closing Date. The amount of any such cash payment would be deducted from the Shares Amount for purposes of calculating the number of common shares to be issued on the Closing Date. For purposes of clauses (i), (ii) and (iii) above:

        "Execution Date Price" means $23.88, representing the average of the closing prices on the NYSE of the common shares of the Company for the 20 Trading Days immediately preceding January 28, 1998, the date of the purchase agreements between the subsidiaries of MIG REIT and the Company.

        "Closing Date Price" means the average of the closing prices on the NYSE of the Common Shares of the Company for the 20 Trading Days immediately preceding the Closing Date.

Using the average closing prices for the 20 Trading Days preceding May 26, 1998, the number of shares issued on the Closing Date in connection with the acquisition of the MIG REIT Properties would be 5,123,619.

  Registration Rights

     The common shares of the Company issued to MIG REIT in connection with the purchase of the MIG REIT Properties will be restricted securities within the meaning of the Securities Act, but the Company and MIG REIT will enter into a Registration Rights Agreement, pursuant to which the Company will agree to file a registration statement covering such shares so that those common shares may be publicly traded to the extent provided in the Registration Rights Agreement.

  Initial Registration

     No later than 60 days after the Closing Date, the Company is required, at its sole cost and expense, to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement pursuant to Rule 415 promulgated under the Securities Act relating to the common shares to be issued by the Company to MIG REIT in consideration for the MIG REIT Properties (the "Registrable Shares"). The Company is required to use all reasonable efforts to have such registration statement declared effective by the Commission as promptly as practicable, and to keep such registration statement continuously effective until the earlier to occur of: (a) the date on which no Registrable Shares covered by the registration statement are held by a signatory to the Registration Rights Agreement or its permitted successors and assignees, including the stockholders of MIG REIT ("Holders"), or (b) the first anniversary of the date such registration statement becomes effective.

  Piggyback Registration

     In addition, if, at any time the Registrable Shares are outstanding and the Company proposes to file another registration statement with respect to an offering of its common shares which covers sales of common shares by holders of demand registration rights previously granted by the Company, the Company will offer the Holders the opportunity to register such amount of Registrable Shares as Holders may request. Holders must pay their pro rata share of all registration expenses if their shares are included in such a piggyback registration.

  Rights along with Company Registration

     Moreover, if, during the period beginning one year after the date of issuance of the Registerable Shares and ending two years after such issuance, the Company proposes to file a registration statement with respect to an underwritten offering, for its own account, of any class of equity securities or any options, warrants or other securities convertible into or exchangeable for, equity securities, to be offered for cash (a "Company Registration"), the Company must offer the Holders the opportunity to register such number of Registrable Shares as they may request. The Company will use its best efforts to cause the managing underwriter or underwriters to permit inclusion of such Registrable Shares in the offering on the same terms and conditions as the corresponding securities of the Company. The number of Registrable Shares to be offered for the account of Holders will be 20% of the number of shares to be offered by the Company. If the Company receives acceptances from Holders to register Registrable Shares in excess of 20% of the number of shares to be offered by the Company, then the number of shares to be offered for the accounts of the Holders will be reduced pro rata to the extent necessary to reduce the total number of Registrable Shares to be included in such offering to 20% of the number of shares to be offered by the Company. The Company is also required to file any necessary listing applications or amendments with the primary exchange or quotation system on which the Registrable Shares are then listed or quoted and to use its reasonable efforts to have the Registrable Shares so listed.

     The Company will be obligated to include Registrable Shares in only one Company Registration as determined by the Company in consultation with the managing underwriters. The Company will have no obligation to include Registrable Shares in a "spot" or "rapidly offered common" offering. Upon the completion of a Company Registration in which notice was provided to Holders and the Registrable Shares of applicable Holders were sold, Holders will have no further right to include Registrable Shares in a Company Registration.

     Any Holder who elects to participate in a Company Registration must sell its Registrable Shares to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences as are appropriate in combined primary and secondary offerings, including with respect to indemnification and contribution. Holders must pay their pro rata share of all registration expenses when their shares are included in a Company Registration.

  Securities Act Compliance

     Under the Registration Rights Agreement, the Company is required to (a) notify each Holder of the effectiveness of each registration statement covering Registrable Shares and to furnish each Holder with the number of copies of the registration statement, prospectus and any related documents necessary to facilitate such Holder's sale of Registrable Shares, (b) prepare and file with the Commission any amendments and supplements to the initial registration statements and the related prospectus as is necessary to keep the initial registration statement effective and to comply with the Securities Act, (c) promptly notify Holders of any request by the Commission for amendments or supplements to any registration statement or related prospectus, or for additional information, and (d) promptly notify Holders of any event, the result of which is that the prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact which is necessary to make the statements contained in the prospectus true. The Company will use reasonable efforts to comply with all applicable rules and regulations of the Commission and to comply with applicable state securities laws in connection with the filing of a registration statement in accordance with the Registration Rights Agreement.

  Indemnification by the Company

     The Company will indemnify and hold harmless each Holder and its directors, officers, employees, agents, trustees and partners, and each person who controls a Holder against losses, claims, damages, actions, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) arising out of (a) violations and alleged violations by the Company of any rule or regulation promulgated under the Securities Act and the Exchange Act or any state securities law, (b) any untrue statement or alleged untrue statement contained in the registration statement or any related prospectus or (c) any omission or alleged omission to state in such registration statement or related prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will not provide indemnification for claims, losses, damages, actions, liabilities and costs and expenses which arise out of or are based on (i) an untrue statement or alleged untrue statement or omission or alleged omission made with respect to a registration statement or any related prospectus made in reliance upon and in conformity with information regarding the Holder or its plan of distribution or ownership interests which was furnished to the Company by such Holder or its representative for use in connection with the registration statement or related prospectus or (ii) such Holder's failure to send or give a copy of the final prospectus furnished to it by the Company through no failure of the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus.

  Indemnification by Holders

     Each Holder will agree to indemnify the Company and its officers, directors, employees, agents, representatives and affiliates, and any other persons, if any, who are subject to liability because of their connection with the Company, against losses, claims, damages, actions, liabilities, costs and expenses which arise out of (a) any untrue statement or alleged untrue statement of material fact contained in either a registration statement or the related prospectus, or any omission or alleged omission to state in such registration statement or related prospectus any material fact required to be stated therein or necessary to make the statements therein not misleading, but only if and to the extent such statement or omission occurs from reliance on and in conformity with information furnished to the Company by such Holder or its representative regarding such Holder, its plan of distribution or ownership interests, or (b) the failure to deliver or cause to have delivered the prospectus furnished by the Company to the Holder to any purchaser of such Holder's Registrable Shares through no fault of the Company. Each Holder's indemnification obligation is limited to the proceeds (net of underwriting commissions and discounts) received by such Holder from its sale of Registrable Shares which gave rise to such obligation.

  Break-up Fees

     MIG REIT's subsidiaries may terminate their agreements with the Company if MIG REIT receives an offer to purchase the MIG REIT Properties which would result in the realization of increased value to MIG REIT's shareholders and, as a result, in the opinion of MIG REIT's counsel, MIG REIT's directors have a fiduciary duty to accept that offer. If MIG REIT accepts an offer under the foregoing circumstances, MIG REIT must pay the Company an amount equal to 3% of the MIG REIT Purchase Price within two days of its delivery of a notice that it is terminating the Purchase Agreements.

THE DEVELOPMENT ACQUISITION PROPOSAL

     The following is a summary of the material terms of the agreements to purchase the Development Properties. The summary is qualified by reference to the Contribution and Partnership Interest Purchase Agreement, a copy of which is filed as an exhibit to the Company's Form 8-K which is incorporated herein by reference. See "DOCUMENTS INCORPORATED BY REFERENCE." Shareholders of the Company are urged to read the Contribution and Partnership Interest in its entirety.

     In connection with the Merger Agreement, the Company has entered into a Contribution and Partnership Interest Purchase Agreement (the "Contribution Agreement") with the MIGRA Stockholders, and Ed Wayman, James Elwood, Lanny Kalik and PF Funds, Inc. (the "Non-MIGRA Stockholders") and MIG Development Company, a Florida corporation ("MIG Development") pursuant to which the Company was granted the right to indirectly acquire from the MIGRA Stockholders and the Non-MIGRA Stockholders certain limited partnership interests in (a) MIG/Orlando Development, Ltd., a Florida limited partnership (the "Kirkman Partnership"),
(b) MIG/Pines Development, Ltd., a Florida limited partnership (the "Pines Partnership") and (c) MIG/Hollywood Development, Ltd., a Florida limited partnership (the "Hollywood Partnership", the Kirkman Partnership, the Pines Partnership and the Hollywood Partnership, collectively referred to as the "Development Partnerships").

     The MIGRA Stockholders are (a) general partners in HP Advisors, a Florida general partnership (the "HP Partnership") and (b) limited partners in one or more of the Development Partnerships. The Non-MIGRA Stockholders are (a) limited partners in each of the Development Partnerships and (b) principals of MIG Development. MIG Development is the general partner of each of the Development Partnerships.

     The aggregate purchase price for the interests in the partnerships that own the Developments is approximately $56.7 million. In connection with the Contribution Agreement, the Company has also entered into three separate Partnership Interest Purchase Agreements with MIG Development and the MIGRA Stockholders pursuant to which the Company was granted the right to acquire from MIG Development a general partnership interest in each of (a) the Pines Partnership (the "Pines Partnership Interest Purchase Agreement"), (b) the Kirkman Partnership (the "Kirkman Partnership Interest Purchase Agreement") and
(c) the Hollywood Partnership (the "Hollywood Partnership Interest Purchase Agreement", the Pines Partnership Interest Purchase Agreement, the Kirkman Partnership Interest Purchase Agreement and the Hollywood Partnership Interest Purchase Agreement are collectively referred to as the "Partnership Interest Purchase Agreements").

     The Pines Partnership owns a parcel of real property located in Pembroke Pines, Florida upon which a 368 unit multi-family apartment complex known as Windsor Pines Apartments is being constructed (the "Pines Property"). The Kirkman Partnership owns a parcel of real property located in Orlando, Florida upon which a 460 unit multi-family apartment complex known as Windsor at Kirkman Apartments is being constructed (the "Kirkman Property", the Pines Property and the Kirkman Property sometimes referred to as the "Developments"). The Hollywood Partnership owns a parcel of real property located in Hollywood, Florida upon which a 388 unit multi-family apartment complex known as Windsor Hollywood Apartments has been constructed (the "Hollywood Property").

     Pursuant to the terms of the Contribution Agreement, the Company, the MIGRA Stockholders, the Non-MIGRA Stockholders and MIG Development have agreed to (a)
(i) convert the HP Partnership into a Florida limited partnership having the name AERC HP Advisors Limited Partnership (the "New HP Partnership"), (ii) admit the MIGRA Stockholders and certain of the Non-MIGRA Stockholders as limited partners of the New HP Partnership and (iii) admit the Company as a general partner of the New HP Partnership and (b) provide for (i) the New HP Partnership to acquire some or all of the limited partnership interests in the Development Partnerships and (ii) provide, pursuant to the Partnership Interest Purchase Agreements, for the Company or its subsidiary to acquire from MIG Development all of the general partnership interests in one or more of the Development Partnerships.

     The Company has completed its inspections of the Developments and the Hollywood Property and has elected, subject to the satisfaction of certain conditions (as discussed below) (a) to proceed to the closing of the transactions contemplated by (i) the Pines Partnership Interest Purchase Agreement, (ii) the Kirkman Partnership Interest Purchase Agreement and (iii) the provisions of the Contribution Agreement that relate to the acquisition by the New HP Partnership of the limited partnership interests in the Pines Partnership and the Kirkman Partnership. The Company has elected to terminate the Hollywood Partnership Interest Purchase Agreement and not to acquire any of the general or limited partnership interests in the Hollywood Partnership.

     In consideration for the contribution or sale of the foregoing partnership interests (a) MIG Development will receive approximately $111,000 in cash, (b) the MIGRA Stockholders will receive one or more of five classes of limited partnership interests in the New HP Partnership (as hereinafter defined) and (c) the Non-MIGRA Stockholders will receive either cash or a certain class of limited partnership interests in the New HP Partnership. The limited partnership interests may become exchangeable for either restricted common shares of the Company or cash, at the Company's election. The limited partners will have rights to cash flow distributions under the terms of the partnership agreement of the New HP Partnership.

     The Company's obligation to proceed to the closing of the transactions contemplated by the Pines Partnership Interest Purchase Agreement and the provisions of the Contribution Agreement that relate to the acquisition by the New HP Partnership of the limited partnership interests in the Pines Partnership are conditioned upon (a) the financial and physical condition of the Pines Property, with the exception of ongoing construction, shall not have changed in any material adverse respect from the condition in existence or reflected by writings produced during the Company's inspection of the Pines Property, (b) MIG Development shall have arranged without any cost or liability to the Company for the termination, effective not later than the closing, of any management contract of any property manager relating to the Pines Property, (c) MIG Development, at its own cost and expense, shall have substantially completed the Pines Property in conformity and in accordance with plans and specifications approved by the Company, (d) the transactions contemplated by the Contribution Agreement pursuant to which the New HP Partnership shall have acquired the limited partnership interests in the Pines Partnership shall have occurred, (e) the Merger of MIGRA into the Company shall have occurred, and (f) MIG Development shall have leased at least eighty percent (80%) of the units at the Pines Property in accordance with the leasing requirements approved by the Company.

     The Company's obligation to proceed to the closing of the transactions contemplated by the Kirkman Partnership Interest Purchase Agreement and the provisions of the Contribution Agreement that relate to the acquisition by the New HP Partnership of the limited partnership interests in the Kirkman Partnership are conditioned (in all material respects) upon (a) the financial and physical condition of the Kirkman Property, with the exception of ongoing construction, shall not have changed in any material adverse respect from the condition in existence or reflected by writings produced during the Company's inspection of the Kirkman Property, (b) MIG Development shall have arranged without any cost or liability to the Company for the termination, effective not later than the closing, of any management contract of any property manager relating to the Pines Property, (c) the transactions contemplated by the Contribution Agreement pursuant to which the New HP Partnership shall have acquired the limited partnership interests in the Kirkman Partnership shall have occurred, (d) the Merger of MIGRA into the Company shall have occurred, and (e) Larry Wright shall have either (i) acquired Gutin's partnership interests in the Kirkman Partnership or (ii) acquired Gutin's consent to the transactions contemplated by the Contribution Agreement and the Kirkman Partnership Interest Purchase Agreement.

INVESTMENT ADVISORY AND PROPERTY MANAGEMENT SERVICES AFTER THE ACQUISITIONS

     After consummation of the Acquisitions, MIG Realty, Inc., a wholly owned subsidiary of AEMC organized to continue the investment advisory services of MIGRA, will be registered as an investment adviser under the Investment Advisers Act of 1940. MIG Realty, Inc. will provide investment advisory services and AEMC or another subsidiary of the Company will provide property management services to those clients of the MIG Companies that either consent to assignment of their investment advisory and property management agreements or enter into new investment advisory and property management agreements with MIG Realty, Inc.

     The Company's valuation of MIGRA was based, in part, on the revenue MIGRA receives as a result of its investment advisory and property management agreements with its clients. With respect to the advisory services, MIGRA presents opportunities to acquire multifamily apartment communities to its clients. When a client accepts an acquisition proposal, MIGRA provides ongoing investment advice with respect to the property. In its advisory function, MIGRA is also charged with the responsibility to monitor the property manager. MIGRA earns a fee for these investment advisory services. With respect to the property management services, the client agreements generally provide MIGRA with the ability to either hire a third party property manager, take on the obligation itself, or hire an affiliate to perform the property management services. For the majority of its client's assets, the MIG Companies, a group of affiliated companies, performs the property management services and earns the fees associated with these services. The contracts are generally terminable upon 30 days written notice.

     As a result of the proposed MIGRA Merger, the Company or an affiliate of the Company will continue the advisory services of MIGRA and the property management services of the MIG Companies. Although the Company is not acquiring the various entities that comprise the MIG Companies, the Company will be carrying on the business currently conducted by the MIG Companies, to the extent consents are received and new contracts are entered into.

CERTAIN RELATIONSHIPS

     It is contemplated that Larry E. Wright will, upon consummation of the MIGRA Merger, become an Executive Vice President of the Company. In addition, Mr. Wright will be appointed as a director of the Company following consummation of the MIGRA Merger. See "ELECTION OF DIRECTORS" and "--Other MIGRA-Related Transactions with the Company -- Larry Wright Employment Agreement." In addition, Louis Vogt, Senior Vice President and Chief Operating Officer of MIGRA, will become Vice President of Operations of the Company, replacing Thomas Selby who resigned as Vice President of Operations of the Company effective March 20, 1998. James A. Cote, Senior Vice President-Investor Relations of MIGRA, will become President of MIG Realty, Inc. Gregory L. Golz, a financial advisor to MIGRA, and William T. Hughes, Jr., Senior Vice President and Director of Research of MIGRA, will each become Vice Presidents of the Company with key roles. All of the foregoing individuals are also stockholders and directors of MIGRA.

VOTE REQUIRED

     A vote of a majority of the voting power of the Common Shares will be required at the Annual Meeting in order to approve each of the Acquisition Proposals. Shareholder approval is required for Acquisition Proposals under the New York Stock Exchange rules because if each of the Acquisitions is consummated the Company will issue, in the aggregate, common shares representing more than 20% of its voting power in a series of related transactions.

     Implementation of the Merger Proposal is contingent upon approval of the MIG REIT Acquisition Proposal and vice versa. Therefore, a vote against either of them could have the effect of a vote against the other. If the required vote is not obtained for either the Merger Proposal or the MIG REIT Acquisition Proposal, the Company may choose not to go forward with the MIGRA Merger and the acquisition of the MIG REIT Properties or may attempt to renegotiate the consideration paid in connection with the Acquisitions and obtain financing therefor or raise capital in connection therewith, such that common shares representing less than 20% of the voting power of the Company will be issued in connection therewith, in which case, approval of the shareholders would not be required under state law or NYSE rules.

     Implementation of the Development Acquisition Proposal is contingent upon approval of the Merger Proposal. Therefore, a vote against the Merger Proposal could have the effect of a vote against the Development Acquisition Proposal. If the required vote is not obtained for either the Merger Proposal or the Development Acquisition Proposal, the Company may choose not to go forward with the acquisition of the Developments or may attempt to renegotiate the consideration paid in connection with the Acquisitions and obtain financing therefor or raise capital in connection therewith, such that common shares representing less than 20% of the voting power of the Company will be issued in connection with the Acquisition Proposals, in which case, approval of the shareholders would not be required under state law or NYSE rules. Additionally, if the MIGRA Merger and the acquisition of the MIG REIT Properties are not consummated and the parties to the agreements underlying the acquisition of the Developments agree to waive the contractual condition to consummation of such transaction that the MIGRA Merger shall have occurred, the acquisition of the Developments could occur even if shareholder approval for the Development Acquisition Proposal is not received, since the Company would not be issuing common shares representing 20% of its voting power in such transaction and shareholder approval would not be required.

RIGHTS OF DISSENTING SHAREHOLDERS

     If the MIG REIT Acquisition Proposal is approved, a shareholder of the Company objecting to the MIG REIT Acquisition Proposal may be entitled to seek relief as a dissenting shareholder under Section 1701.85 of the Ohio Revised Code. The following is a summary of the steps a dissenting shareholder must take to perfect his or her rights under the Ohio Revised Code. This summary is qualified by reference to a complete copy of Section 1701.85 of the Ohio Revised Code, which is attached hereto as Annex B and incorporated by reference herein. Any dissenting shareholder contemplating exercise of his or her dissenter's rights is urged to carefully review the provisions of Section 1701.85 and to consult an attorney, since failure to follow fully and precisely the procedural requirements of the statute may result in termination or waiver of such rights.

     To perfect dissenter's rights, a dissenting shareholder must satisfy each of the following:

          (1) A dissenting shareholder must be a record or beneficial owner of Common Shares on May 1, the record date for determining entitlement to vote on the MIG REIT Acquisition Proposal.

          (2) A dissenting shareholder must not vote his or her Common Shares in favor of the MIG REIT Acquisition Proposal at the Annual Meeting. Failing to vote or abstaining from voting does not waive a dissenting shareholder's rights. However, a proxy returned to the Company signed, but not marked to specify voting instructions, will be voted in favor of the MIG REIT Acquisition Proposal and will be deemed a waiver of dissenter's rights. A dissenting shareholder may revoke his or her proxy at any time before its exercise by filing with the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending and giving notice of the revocation of the proxy at the Annual Meeting.

          (3) A dissenting shareholder must deliver a written demand for payment of the fair cash value of his or her Common Shares to the Company on or before the tenth day following the Annual Meeting and must otherwise comply with Section 1701.85. Any written demand must specify the shareholder's name and address, the number and class of shares held by him or her on the record date, and the amount claimed as the "fair cash value" of said Common Shares. The Company will not notify shareholders of the expiration of this ten-day period.

          (4) If the Company so requests, a dissenting shareholder must submit his or her share certificates to the Company within 15 days of such request for endorsement thereon by the Company that demand for appraisal has been made. Such a request is not an admission by the Company that a dissenting shareholder is entitled to relief. The Company will promptly return the share certificates to the dissenting shareholder. At the option of the Company, a dissenting shareholder who fails to deliver his or her certificate upon request from the Company may have his or her dissenter's rights terminated, unless a court directs otherwise.

          (5) The Company and a dissenting shareholder may come to agreement as to the fair cash value of the Common Shares. If the Company and any dissenting shareholder cannot agree upon the "fair cash value" of the Common Shares, either may, within three months after service of demand by the dissenting shareholder, file a petition in the Court of Common Pleas of Cuyahoga County, Ohio, for a determination that the shareholder is entitled to exercise dissenter's rights and to determine the "fair cash value" of the Common Shares. The court may appoint one or more appraisers to recommend a "fair cash value." The fair cash value is to be determined as of the day prior to the date of the Annual Meeting. The fair cash value is the amount which a willing seller, under no compulsion to sell, would be willing to accept, and which a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event may the fair cash value exceed the amount specified in the dissenting shareholder's demand. In determining this value, any appreciation or depreciation in the market value of the Common Shares resulting from the Acquisitions is excluded. The Ohio Supreme Court, in Armstrong v. Marathon Oil Company, 32 Ohio St. 3d 397 (1987), stated that fair cash value for publicly traded shares of a company with significant trading activity will be the market price for such shares on the date that the transaction is submitted to the shareholders or directors for final approval, as adjusted to exclude the impact of the transaction giving rise to the dissenter's rights. Interest on the fair cash value as well as costs of the proceedings, including reasonable compensation to any appraisers, are to be assessed or apportioned as the court considers equitable.

          (6) Payment of the fair cash value must be made within 30 days after the later of (i) the final determination of such value or (ii) the Closing Date of the Acquisitions. Such payment shall be made only upon simultaneous surrender to the Company of the share certificates for which such payment is made.

          (7) A dissenting shareholder's rights to receive the fair cash value of his or her Common Shares will terminate if: (i) the dissenting shareholder has not complied with Section 1701.85; (ii) the acquisition of the MIG REIT Properties is abandoned or only common shares of the Company constituting less than 20% of the voting power of the Company are issued in connection therewith; (iii) the dissenting shareholder withdraws his demand and the Board of Directors of the Company consents thereto; or (iv) the dissenting shareholder and the Company have not agreed on the fair cash value per share and neither has timely filed a complaint in the Court of Common Pleas of Cuyahoga County, Ohio.

          (8) All rights accruing from the Common Shares, including voting and dividend and distribution rights, are suspended from the time a dissenting shareholder makes demand until the termination or satisfaction of the rights and obligations of the dissenting shareholder and the Company arising from the demand. During this period of suspension, any dividend or distribution paid on the Common Shares will be paid to the record owner as a credit upon the fair cash value thereof. If the shareholder's dissenter's rights are terminated other than by purchase by the Company of the dissenting shareholder's Common Shares, then at the time of termination, all rights will be restored and all distributions which would have been made, but for suspension, will be made.

     Shareholders are not entitled to exercise dissenters' rights with respect to the Merger Proposal or the Development Acquisition Proposal.

FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITIONS

     The parties will use all reasonable efforts to ensure that the MIGRA Merger is tax-free to the MIGRA Stockholders under Section 368(a) of the Internal Revenue Code.

     Except for shareholders of the Company who exercise their dissenters' rights, the MIGRA Merger will not have any tax consequences to the Company's shareholders. Shareholders wishing to exercise their dissenters' rights are encouraged to speak to their tax advisors regarding the income tax consequences thereof.

ACCOUNTING TREATMENT

     The Acquisitions will be treated as a purchase pursuant to Accounting Principles Board No. 16. Accordingly, the fair market value of the consideration being given by the Company in connection with the

Acquisitions will be used as the value basis of the combination. The financial statements of the Company will reflect the combined operations of the Company, the MIG REIT Properties, MIGRA and the Developments from the date of consummation of the Acquisitions.

MATERIAL CONTACTS

     None of MIGRA, the MIGRA Stockholders or the directors or officers of MIGRA or MIG REIT had any material contacts with the Company or its directors or officers prior to discussions and negotiations regarding the Acquisitions.

                         PURCHASE OF THE MRT PROPERTIES

     On February 3, 1998, in anticipation of the MIGRA Merger, the acquisition of the Developments under the Contribution Documents and the purchase of the MIG REIT Properties, the Company consummated the acquisition of three properties, two of which were indirectly owned by MIG Residential Trust ("MRT") and one of which was indirectly owned by MRT and Stonemark Equity Trust, each a client of MIGRA (collectively, the "MRT Properties"). The aggregate purchase price for the MRT Properties was approximately $59.4 million, of which approximately $15.9 million represented assumed liabilities. The cash portion of the purchase price has been financed primarily through an unsecured 90-day term loan.

     The MRT Properties are:

             PROPERTY                     SELLER         LOCATION     YEAR BUILT    NUMBER OF UNITS
             --------                ----------------    ---------    ----------    ---------------
The Falls Apartments...............  MIG Atlanta         Duluth,         1986             520
                                     Falls Corp.         Georgia
Reflections Apartments.............  MIG/Reflections,    Columbia,       1985             184
                                     Inc.                Maryland
Cypress Shores Apartments..........  Stonemark           Coconut         1991             300
                                     Apartments          Creek,
                                     II, Inc.            Florida

     The Falls Apartments is a 520-unit multifamily community in Duluth, Georgia. The 31 apartment buildings comprising this apartment community are two- and three-story garden style apartments with wood and brick exteriors. The Reflections Apartments is a 184-unit multifamily community in Columbia, Maryland. The eleven apartment buildings comprising this apartment community are two- and three-story garden style apartments with wood exteriors. The Cypress Shores Apartments is a 300-unit multifamily community in Coconut Creek, Florida. The thirteen apartment buildings comprising this apartment community are two- and three-story garden style apartments with wood and stucco exteriors.

     In determining the price paid for the MRT Properties, the Company considered the historical and expected cash flow from the MRT Properties, the nature of the occupancy trends and terms of the leases in place, current operating costs and taxes, the physical condition of the MRT Properties, the potential to increase their cash flow and other factors. The Company also considered the capitalization rates at which it believes apartment properties in the concerned geographic areas have recently sold.

                           COMPARATIVE PER SHARE DATA

     The following tabulation reflects (i) the historical income from continuing operations per share of the Company's Common Shares in comparison with the pro forma income from continuing operations per share after giving effect to the acquisition of the Previously Reported Acquisitions, Country Club Apartments and the MRT Properties, the completion of the offering of 1.75 million common shares of the Company, the issuance of a $20.0 million medium term note, the proposed acquisition of the MIG REIT Properties and the proposed merger with MIGRA, utilizing purchase accounting (1997 presentation), (ii) the historical income from continuing operations per share of the Company's Common Shares in comparison with the pro forma income from continuing operations per share after giving effect to the acquisition of Country Club Apartments and the MRT Properties, the issuance of a $20.0 million medium term note, the proposed acquisition of the MIG REIT Properties and the proposed merger with MIGRA, utilizing purchase accounting (1998 presentation), (iii) the historical income per share of MIG REIT for the period or year indicated, (iv) the actual cash dividends declared per share for MIG REIT compared with the equivalent of the cash dividends declared for each share of the Company's Common Shares for the period or year indicated, together with the cash dividends declared per share on a combined pro forma basis after giving effect to all of the transactions as described in (i) or (ii), as the case may be and (v) the historical book value per share for the Company and MIG REIT, together with the book value on a combined pro forma basis after giving effect to all of the transactions as described in (i) or (ii), as the case may be. The information presented in this tabulation should be read in conjunction with the pro forma combined financial statements and the separate financial statements of the Company, the MIG REIT, the MIG Companies, the MRT Properties and Country Club Apartments, included in or incorporated by reference in this Proxy Statement.

                                                                 PERIOD ENDED MARCH 31, 1998
                                                       -----------------------------------------------
                                                           (a)                                (c)
                                                       INCOME FROM        CASH
                                                       CONTINUING       DIVIDENDS        BOOK VALUE -
                                                       OPERATIONS       DECLARED         END OF PERIOD
                                                       -----------      ---------        -------------
The Company -- Historical............................    $  .18          $   .465           $ 10.32
MIG REIT -- Historical...............................      6.94              3.95            761.03
The Company -- Pro forma combined (b)................       .09    (c)       .465 (c)         12.53

                                                               YEAR ENDED DECEMBER 31, 1997
                                                     ------------------------------------------------
                                                         (a)                                (c)
                                                     INCOME FROM        CASH
                                                     CONTINUING       DIVIDENDS        BOOK VALUE END
                                                     OPERATIONS       DECLARED           OF PERIOD
                                                     -----------      ---------        --------------
The Company -- Historical..........................    $  .88          $   1.86           $ 11.18
MIG REIT -- Historical.............................     37.25             50.51            785.42
The Company -- Pro forma combined (d)..............       .62    (c)       1.86 (c)         12.74

---------------

(a) Represents basic and diluted amounts per share.

(b) Represents the Company's historical results adjusted for the acquisition of the Previously Reported Acquisitions, Country Club Apartments and the MRT Properties, the completion of the offering of 1.75 million Common Shares of the Company, the issuance of a $20.0 million medium term note, the proposed acquisition of the MIG REIT Properties and the proposed merger with MIGRA, as described in the pro forma presentation included in this Proxy Statement.

(c) Unaudited

(d) Represents the Company's historical results adjusted for the acquisition of Country Club Apartments and the MRT Properties, which closed in February 1998, the issuance of a $20.0 million medium term note, the proposed acquisition of the MIG REIT Properties and the proposed merger with MIGRA, as described in the pro forma presentation included in this Proxy Statement.

(e) MIG REIT pro forma equivalent per share data has been excluded as the stockholders of MIG REIT will hold MIG REIT shares after the proposed transaction is consummated and until the planned dissolution is executed.

                       SELECTED PRO FORMA FINANCIAL DATA

                                  (UNAUDITED)

     The following table sets forth selected operating financial data of the Company's results for the period ended March 31, 1998 adjusted for the acquisition of Country Club Apartments and the MRT Properties (both of which occurred in February, 1998), the proposed acquisition of the MIG REIT Properties, the proposed merger with MIGRA and the issuance of a $20.0 million medium term note, as described in the pro forma presentation included in this Proxy Statement. The following table also sets forth selected operating financial data of the Company's historical results for the year ended December 31, 1997 adjusted for the acquisition of the Previously Reported Acquisitions, Country Club Apartments and the MRT Properties, the completion of the offering of 1.75 million Common Shares of the Company, the proposed acquisition of the MIG REIT Properties, the proposed merger with MIGRA and the issuance of a $20.0 medium term note, as described in the pro forma presentation included in this Proxy Statement. The balance sheet data as of March 31, 1998 reflects the financial data of the Company as of that date, adjusted for the proposed acquisition of the MIG REIT Properties, the proposed merger with MIGRA, the proposed acquisition of the Developments and the issuance of a $20.0 million medium term note, as described in the pro forma presentation included in this Proxy Statement.

ASSOCIATED ESTATES REALTY CORPORATION
(amounts in thousands except per share amounts)

                                                               PERIOD ENDED        YEAR ENDED
                                                              MARCH 31, 1998    DECEMBER 31, 1997
                                                              --------------    -----------------
OPERATING DATA:
  Revenues..................................................     $ 36,825           $145,707
  Income from operations....................................        3,251             17,215
  Income before extraordinary items.........................        3,293             19,457
  Income before extraordinary items applicable to common
     shares.................................................        1,922             13,973
EARNINGS PER COMMON SHARE DATA -- BASIC:
  Income before extraordinary items.........................     $   0.09           $   0.62
  Weighted average common shares outstanding................       22,604             22,609
EARNINGS PER COMMON SHARE DATA -- DILUTED:
  Income before extraordinary items.........................     $   0.09           $   0.62
  Weighted average common shares outstanding................       22,607             22,631
DIVIDENDS DECLARED PER COMMON SHARE.........................     $   .465           $   1.86

                                                              MARCH 31, 1998
                                                              --------------
BOOK VALUE PER COMMON SHARE (END OF PERIOD):
  Basic.....................................................     $  12.53
  Diluted...................................................     $  12.53
BALANCE SHEET DATA:
  Total assets..............................................     $812,638
  Total debt................................................     $452,055
  Minority interest.........................................     $ 13,771
  Total shareholder's equity................................     $283,268

     The unaudited selected pro forma financial data is not necessarily indicative of what the actual financial position or results of operations of the Company would have been assuming the transactions noted above had been completed nor does it purport to represent the future financial position or results of operations of the Company.

                         COMPARATIVE MARKET VALUE DATA

     No class of the securities of MIGRA or MIG REIT is publicly traded and no market price data is available with respect thereto. The Company's Common Shares are listed on the New York Stock Exchange. The high and low sale prices as of January 28, 1998, the date preceding the public announcement of the proposed Acquisitions, were, respectively, $24 1/8 and $23 3/4.

                    INFORMATION WITH RESPECT TO THE COMPANY

     The Company is a fully integrated real estate investment trust (REIT) which was formed in July 1993 to continue the business of the Associated Estates Group ("AEG") of developing, acquiring, rehabilitating, owning, managing, financing and leasing multifamily residential apartment facilities ("Properties"). At March 31, 1998, the Company's portfolio consisted of 18,920 suites in 90 Properties.

     Of the Company's 18,920 suites, 16,823 suites (approximately 90%) are contained in conventional high-rise, mid-rise, townhouse or garden apartment properties and 1,927 suites (approximately 10%) are contained in properties the rents of which are subsidized by the United States Department of Housing and Urban Development (the "Government-Assisted Properties"). Of the 1,927 suites contained in the Government-Assisted Properties, 1,095 suites are tenanted primarily by lower-income senior citizens or physically impaired individuals and 832 suites are tenanted primarily by lower-income families or individuals. The remaining 170 suites (approximately 1%) in the Company's portfolio are contained in apartment communities for elderly persons that provide residents with one daily meal, housekeeping, laundry and other services and recreational and educational activities. Approximately 96.2% of the suites in the Properties owned at March 31, 1998 were leased as of that date.

     The Company is a self-administered and self-managed REIT and, accordingly, does not engage a REIT advisor. The Company manages all of the Properties, and either AEG or the Company has done so continuously since their acquisition or development by AEG or the Company. Of the Company's 90 Properties, 41 were developed or rehabilitated by AEG, two were acquired by AEG prior to the Company's initial public offering in November 1993, and 47 were acquired (for an aggregate purchase price of approximately $425 million) by the Company after the initial public offering. The Company has also acquired the remaining 50% interest in two of the Properties in the Company's portfolio which were previously owned by joint ventures. In addition, the Company acquired eight undeveloped land parcels containing an aggregate of 147.4 acres. The Company also currently manages 7,052 suites in multifamily properties and eight commercial properties not owned by the Company. In addition, the Company owns substantially all of the economic interests in five corporations that provide management and other services to the Company. Without giving effect to the Acquisitions, the Company operates Properties in Ohio, Michigan, Pittsburgh, Pennsylvania and Indianapolis, Indiana. Approximately 50% of the Company's Properties are located in the Greater Cleveland/Akron, Ohio, area.

     The Company's executive offices are located at 5025 Swetland Court, Richmond Heights, Ohio 44143-1467, and its telephone number is (216) 261-5000.

                       INFORMATION WITH RESPECT TO MIGRA

  MIGRA

     Founded in 1982 as a mortgage brokerage company, MIGRA currently manages properties for ten separate institutional clients and seven commingled funds with 29 institutional clients. Managed properties include 38 multifamily communities. MIGRA is also active in the development of new apartment communities for co-ownership or sales to third parties and providing loan servicing for a variety of real estate assets. MIGRA's executive offices are located at 250 Australian Ave. South, Suite 400, West Palm Beach, Florida 33401, and its telephone number is (561) 820-1300.

  MIGRA Management

     Larry E. Wright has been Chairman, President and Chief Executive Officer of MIGRA since 1982. Upon consummation of the MIGRA Merger, Mr. Wright will become Executive Vice President of the Company. In addition, it is anticipated that Mr. Wright will be appointed to fill a vacancy on the Company's Board of Directors following consummation of the MIGRA Merger.

     James A. Cote has been Senior Vice President -- Investor Relations of MIGRA since 1992. In that capacity, Mr. Cote is responsible for new business development and maintaining client relationships with institutional investors. Following consummation of the MIGRA Merger, Mr. Cote will become President of MIG Realty, Inc., a new subsidiary of the Company.

     Louis E. Vogt has been Senior Vice President, Chief Operating Officer of MIGRA since 1992. In such capacity, Mr. Vogt directs property and asset management of the MIG Companies and is responsible for property acquisitions. Following consummation of the MIGRA Merger, Mr. Vogt will become Vice President of Operations of the Company.

     Gregory L. Golz is the founding principal of Kendal Financial Corporation, wherein he has served MIGRA as a consultant and reviewed portfolio acquisitions, engaged in strategic planning and provided investor relations services. Prior to the inception of Kendal Financial Corporation in 1995, Mr. Golz was a partner in and Chief Financial Officer of Trammel Crow Residential. Following consummation of the MIGRA Merger, Mr. Golz will become a Vice President of the Company with a role in connection with capital markets.

     Kathleen L. Gutin has been Senior Vice President, Chief Financial Officer of MIGRA since 1985. In such position, Ms. Gutin is responsible for accounting and financial reporting and strategic planning. Following consummation of the MIGRA Merger, Ms. Gutin will become a Vice President of the Company.

     William T. Hughes, Jr., Ph.D. has been Senior Vice President, Director of Research of MIGRA since 1995. In such capacity, Mr. Hughes oversees MIGRA's research department and is responsible for identifying target investment markets, monitoring key economic trends and identifying new investment opportunities. From 1994 to 1995, Mr. Hughes was Director of the Real Estate Research Institute at Louisiana State University. From 1990 to 1994, Mr Hughes was an Assistant Professor in the Finance Department at Louisiana State University. Following consummation of the MIGRA Merger, Mr. Hughes will become a Vice President of the Company with a key role in research and strategic planning.

  Market Price of and Dividends on Common Stock

     No class of MIGRA's common stock is publicly traded. Market price and dividend information with respect to MIGRA is not available.

  Changes in and Disagreements with Accountants

     There have been no changes in or disagreements with MIGRA's accountants.

        INFORMATION WITH RESPECT TO MIG REIT AND THE MIG REIT PROPERTIES

  MIG REIT

     MIG REIT is a privately held real estate investment trust that was created to invest in multifamily assets in multiple markets. At March 31, 1998, subsidiaries of MIG REIT owned eight multifamily apartment properties containing 1,730 suites.

  The MIG REIT Properties

     The following table provides certain information concerning each of the MIG REIT Properties, and is followed by a short description of each of the MIG REIT Properties.

                                                                                                 NUMBER    NET BOOK
                                                                              YEAR      YEAR       OF        VALUE
         PROJECT              LEGAL OWNER'S NAME             LOCATION         BUILT   ACQUIRED   UNITS     12/31/97
         -------              ------------------             --------         -----   --------   ------   -----------
Desert Oasis Apartments    MIG Desert Oasis            Palm Desert,           1990      1996       320    $13,282,864
                           Corporation                 California
Fleetwood Apartments       MIG Fleetwood, Ltd.         Houston, Texas         1993      1995       104      6,352,652
Hampton Point Apartments   MIG Hampton Corporation     Silver Spring,         1986      1997       352     20,696,968
                                                       Maryland
Peachtree Apartments       MIG Peachtree Corporation   Chesterfield,          1989      1995       156      8,618,887
                                                       Missouri
The Gardens at Annen       MIG REIT/Annen Woods,       Pikesville, Maryland   1987      1995       132      8,235,534
  Woods                    Inc.
Windsor Falls Apartments   MIG REIT Falls, L.L.C.      Raleigh, North         1994      1996       276     16,292,184
                                                       Carolina
Morgan Place Apartments    MIG REIT/Morgan Place,      Atlanta, Georgia       1989      1995       186      9,590,710
                           Inc.
20th & Campbell            MIG 20th & Campbell         Phoenix, Arizona       1989      1996       204     12,393,041
  Apartments               Corporation
                                                                                                 -----    -----------
                                                                                                 1,730    $95,442,840
                                                                                                 =====    ===========

     The Desert Oasis Apartments is a 320-unit multifamily community in the Coachella Valley/Palm Springs area of Southern California. The property features southwestern style architecture and contains 24 one- and two-story residential buildings. The net rentable area is approximately 280,268 square feet with an average unit size of 876 square feet. The unit mix features 48 single or studio units, 32 one-bedroom/one-bath units, 172 two-bedroom/two-bath units and 68 three-bedroom/two-bath units.

     The Fleetwood Apartments is a 104-unit luxury apartment community located in the city of Houston, Texas. The 11 residential buildings are built of two-story wood frame construction with brick and stucco exteriors. The net rentable area is approximately 105,076 square feet with an average unit size of 1,020 square feet. The unit mix features 56 one-bedroom/one-bath units, sixteen one-bedroom/one-bath/loft units, 24 two-bedroom/two-bath units, and eight two-bedroom/two-bath/loft units.

     The Hampton Point Apartments is a 352-unit multifamily community in Silver Spring, Maryland. The 22 apartment buildings are wood frame construction on concrete slabs, with two-story and three-story elevations. The net rentable area is approximately 287,352 square feet with an average unit size of 816 square feet. The unit mix features 192 one-bedroom/one-bath units, 84 two-bedroom/one-bath units and 76 two-bedroom/two-bath units.

     The Peachtree Apartments is a 156-unit luxury apartment community in St. Louis County, Missouri. The 11 residential buildings are of two-story wood frame construction with garden level, second floor and townhome units. The net rentable area is approximately 144,748 square feet, with an average unit size of 928 square feet. The unit mix features 80 one-bedroom/one-bath units, 32 one-bedroom/one and one-half-bath townhomes, 20 two-bedroom/two-bath units, and 24 two-bedroom/two-bath townhomes.

     The Gardens at Annen Woods is a 132-unit luxury apartment community in Baltimore County, Maryland. The 11 three-story buildings have brick veneer over concrete masonry walls with concrete slabs. The net rentable area is approximately 167,562 square feet, with an average unit size of 1,269 square feet. The unit mix features 18 one-bedroom/one-bath units, 72 two-bedroom/two-bath units, 33 two-bedroom/two-bath/den units and nine three-bedroom/two-bath units.

     The Windsor Falls Apartments is a 276-unit apartment community in Raleigh, North Carolina. The 13 three-story buildings have garden level, second and third floor units. The net rentable area is approximately 270,384 square feet, with an average unit size of 980 square feet. The unit mix features 120 one-bedroom/one-bath units, 120 two-bedroom/two-bath units and 36 three-bedroom/two-bath units.

     The Morgan Place Apartments is a 186-unit apartment community located in Dekalb County, Georgia. The five residential buildings are three- and four-story with wood frame construction and brick and hardboard siding exteriors. The net rentable area is approximately 145,700 square feet, with an average unit size of 783 square feet. The unit mix features 56 one-bedroom/one-bath units, 74 two-bedroom/one-bath units, 52 two-bedroom/two-bath units and four three-bedroom/two-bath units.

     The 20th and Campbell Apartments is a 204-unit apartment community in Phoenix, Arizona. The seven three-story residential buildings are of wood frame construction with stucco exteriors. The net rentable area is approximately 177,453 square feet, with an average unit size of 870 square feet. The unit mix features 93 one-bedroom/one-bath units, 30 one-bedroom/one-bath/den units and 81 two-bedroom/two-bath units.

  Market Price of and Dividends on Common Stock

     No class of securities of MIG REIT is publicly traded. Market price information with respect to MIG REIT is not available. Cash dividends declared in 1997 were, in the aggregate, $5,620,000. See also "COMPARATIVE PER SHARE DATA."

  Changes in and Disagreements with Accountants

     There have been no changes in or disagreements with MIG REIT's accountants.

                       SELECTED FINANCIAL AND OTHER DATA

     The following tables set forth selected financial and other data for (i) the Company on an historical consolidated basis (combined basis prior to November 19, 1993), (ii) MIG REIT and (iii) the MIG Companies (as defined in the financial statements of the MIG Companies included in this Proxy Statement) on a combined basis. The historical financial information contained in the tables has been derived from and should be read in conjunction with (i) the financial statements and notes thereto of the Company included in the Company's Form 10-Q for the period ended March 31, 1998 and the Form 10-K for the year ended December 31, 1997 as incorporated by reference herein, (ii) the financial statements and notes thereto of MIG REIT and the MIG Companies included elsewhere in this Proxy Statement, (iii) Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company included in the Company's Form 10-Q and Form 10-K for the period ended March 31, 1998 and for the year ended December 31, 1997 as incorporated by reference herein and (iv) Management's Discussion and Analysis of Financial Condition and Results of Operations of MIG REIT and the MIG Companies included elsewhere in this Proxy Statement.

ASSOCIATED ESTATES REALTY CORPORATION

(Amounts in thousands except per share
amounts and average monthly revenue)

                                                                                                       FOR THE PERIOD
                              MARCH 31,     MARCH 31,                   DECEMBER 31,                    NOVEMBER 19-
                             -----------   -----------   -------------------------------------------    DECEMBER 31,
                                1998          1997         1997        1996       1995       1994           1993
                             -----------   -----------   ---------   --------   --------   ---------   --------------
                             (UNAUDITED)   (UNAUDITED)
OPERATING DATA:
REVENUE:
  Rental...................   $ 29,105      $ 23,160     $ 101,640   $ 87,975   $ 70,045   $  48,859      $  4,256
  Property management
    fees...................        949           981         3,752      3,780      4,213       3,931           448
  Painting services........        348           508         1,664      1,634      1,067       1,271           247
  Interest.................        213           153           926        238        486         617           235
  Other....................         94            76           828        828      1,266         587            28
                              --------      --------     ---------   --------   --------   ---------      --------
    Total revenue..........     30,709        24,878       108,810     94,455     77,077      55,265         5,214
EXPENSES:
  Property operating and
    maintenance expenses
    (before depreciation
    and amortization)......     12,302         9,225        43,230     37,056     29,279      21,084         1,623
  Painting services........        338           439         1,492      1,436      1,001       1,257           197
  Cost associated with
    abandoning
    properties.............         --            --           310         --         46          --            --
  General and
    administrative.........      1,834         1,511         6,085      5,912      5,471       4,193           425
  Depreciation and
    amortization...........      5,315         4,329        19,266     15,536     12,657       8,122           639
  Charge for unrecoverable
    funds advanced to non-
    owned properties and
    other..................         --            --         1,764         --         --          --            --
  Interest expense.........      6,431         4,107        19,144     15,516     11,649       6,494           644
  Nonrecurring property
    transfer costs.........         --            --            --         --         --          --           530
                              --------      --------     ---------   --------   --------   ---------      --------
    Total expenses.........     26,220        19,611        91,291     75,456     60,103      41,150         4,058
                              --------      --------     ---------   --------   --------   ---------      --------
Income from operations.....      4,489         5,267        17,519     18,999     16,974      14,115         1,156
Equity in net income (loss)
  of joint ventures........         36           (41)          561        305        297         134          (170)
                              --------      --------     ---------   --------   --------   ---------      --------
INCOME BEFORE EXTRAORDINARY
  ITEM.....................      4,525         5,226        18,080     19,304     17,271      14,249           986
Gain on sale of land.......         --            --         1,608         --         --          --            --
Extraordinary item.........         --            --         1,024         --     (1,097)       (727)       (3,876)
                              --------      --------     ---------   --------   --------   ---------      --------
NET INCOME (LOSS)..........   $  4,525      $  5,226     $  20,712   $ 19,304   $ 16,174   $  13,522      $ (2,890)
                              ========      ========     =========   ========   ========   =========      ========
NET INCOME (LOSS)
  APPLICABLE TO COMMON
  SHARES...................   $  3,154      $  3,855     $  15,228   $ 13,820   $ 14,041   $  13,522      $ (2,890)
                              ========      ========     =========   ========   ========   =========      ========
EARNINGS PER COMMON SHARE
  DATA -- BASIC (f):
  Income before
    extraordinary item.....   $    .18      $    .25     $     .88   $    .99   $   1.09   $    1.19      $    .09
                              ========      ========     =========   ========   ========   =========      ========
  Net income (loss)........   $    .18      $    .25     $     .94   $    .99   $   1.01   $    1.13      $   (.27)
                              ========      ========     =========   ========   ========   =========      ========
  Weighted average common
    shares outstanding.....     17,072        15,321        16,200     13,932     13,869      11,942        10,862
                              ========      ========     =========   ========   ========   =========      ========
EARNINGS PER COMMON SHARE--
  DILUTED (f):
  Income before
    extraordinary item.....   $    .18      $    .25     $     .88   $    .99   $   1.09   $    1.19      $    .09
                              ========      ========     =========   ========   ========   =========      ========
  Net income (loss)........   $    .18      $    .25     $     .94   $    .99   $   1.01   $    1.13      $   (.27)
                              ========      ========     =========   ========   ========   =========      ========
  Weighted average common
    shares outstanding.....     17,075        15,351        16,222     13,932     13,869      11,942        10,862
                              ========      ========     =========   ========   ========   =========      ========

                               ASSOCIATED
                             ESTATES GROUP
                               ("AEG" --
                              PREDECESSOR)
                             FOR THE PERIOD
                               JANUARY 1-
                              NOVEMBER 18,
                                  1993
                             --------------

OPERATING DATA:
REVENUE:
  Rental...................     $ 32,879
  Property management
    fees...................        3,192
  Painting services........        1,287
  Interest.................          596
  Other....................          378
                                --------
    Total revenue..........       38,332
EXPENSES:
  Property operating and
    maintenance expenses
    (before depreciation
    and amortization)......       16,365
  Painting services........        1,211
  Cost associated with
    abandoning
    properties.............           --
  General and
    administrative.........        2,780
  Depreciation and
    amortization...........        4,788
  Charge for unrecoverable
    funds advanced to non-
    owned properties and
    other..................           --
  Interest expense.........       10,159
  Nonrecurring property
    transfer costs.........           --
                                --------
    Total expenses.........       35,303
                                --------
Income from operations.....        3,029
Equity in net income (loss)
  of joint ventures........         (149)
                                --------
INCOME BEFORE EXTRAORDINARY
  ITEM.....................        2,880
Gain on sale of land.......           --
Extraordinary item.........           --
                                --------
NET INCOME (LOSS)..........     $  2,880
                                ========
NET INCOME (LOSS)
  APPLICABLE TO COMMON
  SHARES...................     $  2,880
                                ========
EARNINGS PER COMMON SHARE
  DATA -- BASIC (f):
  Income before
    extraordinary item.....
  Net income (loss)........
  Weighted average common
    shares outstanding.....
EARNINGS PER COMMON SHARE--
  DILUTED (f):
  Income before
    extraordinary item.....
  Net income (loss)........
  Weighted average common
    shares outstanding.....


                                                                                                       FOR THE PERIOD
                              MARCH 31,     MARCH 31,                   DECEMBER 31,                    NOVEMBER 19-
                             -----------   -----------   -------------------------------------------    DECEMBER 31,
                                1998          1997         1997        1996       1995       1994           1993
                             -----------   -----------   ---------   --------   --------   ---------   --------------
                             (UNAUDITED)   (UNAUDITED)
DIVIDENDS DECLARED PER
  COMMON SHARE.............   $   .465      $   .465     $    1.86   $   1.80   $   1.72   $    1.60      $    .19
                              ========      ========     =========   ========   ========   =========      ========
OTHER DATA:
Cash flow provided by (used
  in):
  Operating activities.....   $ 13,509      $  3,301     $  29,936   $ 31,060   $ 28,881   $  34,481      $    139
  Investing activities.....   $(66,374)     $(31,843)    $(131,908)  $(75,771)  $(94,151)  $(113,567)     $ (2,013)
  Financing activities.....   $ 52,254      $ 27,820     $ 102,936   $ 43,149   $ 66,247   $  49,651      $ 30,242
  Funds From Operations
    (a)....................   $  8,185      $  8,045     $  34,651   $ 28,915   $ 27,253   $  22,316      $  2,219
  Earnings before interest,
    depreciation and
    amortization (b).......   $ 16,022      $ 14,116     $  61,488   $ 52,414   $ 41,270   $  30,667      $  3,027
  Total properties (at end
    of period).............         90            88            88         84         78          66            45

CORE PORTFOLIO:
Total multifamily suites
  (at end of period).......     18,920        16,300        17,600     15,838     14,501      12,093         8,704
Average monthly rental
  revenue per Multifamily
  suite....................   $    587      $    581     $     587   $    581   $    564   $     529      $    518
  Economic Occupancy (d)...       93.8%         94.8%         94.0%      95.5%      95.7%       95.2%         94.3%

                               ASSOCIATED
                             ESTATES GROUP
                               ("AEG" --
                              PREDECESSOR)
                             FOR THE PERIOD
                               JANUARY 1-
                              NOVEMBER 18,
                                  1993
                             --------------

DIVIDENDS DECLARED PER
  COMMON SHARE.............
OTHER DATA:
Cash flow provided by (used
  in):
  Operating activities.....     $ 10,680
  Investing activities.....     $    780
  Financing activities.....     $ (8,523)
  Funds From Operations
    (a)....................     $  8,149
  Earnings before interest,
    depreciation and
    amortization (b).......     $ 19,583
  Total properties (at end
    of period).............           45
CORE PORTFOLIO:
Total multifamily suites
  (at end of period).......        8,704
Average monthly rental
  revenue per Multifamily
  suite....................     $    519
  Economic Occupancy (d)...         94.1%

                              MARCH 31,                                         DECEMBER 31,
                             -----------                 -----------------------------------------------------------
                                1998                       1997        1996       1995       1994          1993
                             -----------                 ---------   --------   --------   ---------   -------------
                             (UNAUDITED)
BALANCE SHEET DATA:
Real estate and other fixed
  assets before accumulated
  depreciation.............   $710,344                   $ 646,499   $513,966   $433,965   $ 312,716     $161,838
Real estate and other fixed
  assets after accumulated
  depreciation.............    594,172                     515,830    401,864    336,663     227,303       84,201
Total assets...............    627,587                     553,910    424,711    355,456     242,761      129,705
Total debt (c).............    394,883                     318,170    217,813    171,234     105,113       60,389
Total shareholders'
  equity...................    176,208                     181,158    158,016    139,170      94,897       45,079


MIG RESIDENTIAL REIT, INC. (e)

(Dollars in thousands except average monthly revenue)

                                                               MARCH 31,     MARCH 31,             DECEMBER 31,
                                                              -----------   -----------   -------------------------------
                                                                 1998          1997         1997        1996       1995
                                                              -----------   -----------   ---------   --------   --------
                                                              (UNAUDITED)   (UNAUDITED)
OPERATING DATA:
REVENUE:
  Rental....................................................   $  3,634      $  2,971     $  13,583   $  7,573   $  2,731
  Interest..................................................         42            38           135         74        164
  Other.....................................................        100           100           412        194         53
                                                               --------      --------     ---------   --------   --------
  Total revenue.............................................      3,776         3,109        14,130      7,841      2,948
EXPENSES:
  Property operating and maintenance Expenses (before
    depreciation and Amortization)..........................      1,344           984         4,782      2,433        854
  Property co-management fees...............................        235           227           959        603        213
  General and administrative................................        609           261         1,287        619        230
  Depreciation and amortization.............................        596           476         2,245      1,169        390
  Interest expense..........................................        196            75           712          0          0
                                                               --------      --------     ---------   --------   --------
    Total expenses..........................................      2,980         2,023         9,985      4,824      1,687
Net income..................................................   $    796      $  1,086     $   4,145   $  3,017   $  1,261
                                                               ========      ========     =========   ========   ========
OTHER DATA:
Cash flow provided by (used in):
  Operating activities......................................   $  1,683      $  1,521     $   6,322   $  4,140   $  1,899
  Investing activities......................................   $   (562)     $(20,582)    $ (21,858)  $(43,536)  $(33,736)
  Financing activities......................................   $ (1,159)     $ 18,870     $  16,300   $ 41,147   $ 33,143
Funds from operations (a)...................................   $  1,392      $  1,562     $   6,390   $  4,186   $  1,652
Earnings before interest, Depreciation
  and amortization (b)......................................   $  1,588      $  1,637     $   7,102   $  4,186   $  1,652
Total properties (at end of period).........................          8             8             8          7          4
Total multifamily suites (at end of period).................      1,730         1,730         1,730      1,378        578
Average monthly rental revenue per Multifamily suite........   $    718      $    664     $     692   $    702   $    699
Economic occupancy (d)......................................         91%           88%           91%        92%        93%

BALANCE SHEET DATA:
Real estate before accumulated Depreciation.................   $ 99,809                   $  99,247   $ 77,390   $ 33,853
Real estate after accumulated Depreciation..................     95,409                      95,443     75,830     33,463
Total assets................................................     99,930                     100,179     79,424     35,052
Total debt..................................................     10,000                      10,000         --         --
Total shareholders' equity..................................     87,379                      87,392     78,247     34,383

MIG COMPANIES

(Dollars in thousands)

                        MARCH 31,     MARCH 31,                               DECEMBER 31,
                       -----------   -----------   -------------------------------------------------------------------
                          1998          1997         1997         1996          1995          1994           1993
                       -----------   -----------   ---------   -----------   -----------   -----------   -------------
                       (UNAUDITED)   (UNAUDITED)               (UNAUDITED)   (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
OPERATING DATA:
Revenue..............   $  1,983      $  2,692     $  10,264    $ 11,978      $ 11,034      $  11,633      $ 12,036
Expenses.............      2,712         2,506        11,851      11,344        11,046         11,584        11,951
Net income (loss)....       (628)          482          (948)        581           316            410           677

OTHER DATA:
Cash flow provided by
  (used in):
  Operating
    activities.......   $   (688)     $ (1,264)    $  (2,281)   $    284      $   (284)     $     337      $    263
  Investing
    activities.......         (1)          196         1,519       1,354         6,961          9,121          (576)
  Financing
    activities.......        501           707           597      (2,075)       (7,827)        (8,400)           74

BALANCE SHEET DATA:
Total assets.........   $ 10,195                   $   9,761    $ 12,718      $ 11,815      $  18,458      $ 26,721
Total debt...........      1,111                         610       2,379         4,338         12,097        20,048
Shareholders'
  equity.............      1,480                       2,109       1,684         1,709          3,322         2,908



---------------

(a) The Company considers Funds From Operations ("FFO"), as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), to be an appropriate measure of the performance of an equity REIT. FFO is defined by NAREIT as net income (loss) before depreciation and amortization of real estate assets, determined in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from extraordinary items, unusual or non-recurring items and sales of depreciable property. FFO of unconsolidated partnerships and joint ventures is determined on a similar basis. FFO should not be considered as an alternative to net income (as determined in accordance with GAAP) as an indicator of the Company's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company's needs. FFO presented herein is not necessarily comparable to FFO presented by other real estate companies due to the fact that not all real estate companies use the same definition or have the same accounting policies.

(b) Includes earnings before interest, depreciation and amortization. Income from joint ventures was calculated on the same basis. Income before interest, depreciation and amortization does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.

(c) Amount excludes the Company's share of mortgage indebtedness relating to the unconsolidated joint ventures of approximately $17,695 at March 31, 1998 and $17,752, $17,969, $18,164, $18,342 and $19,105 at December 31, 1997, 1996,
    1995, 1994 and 1993, respectively.

(d) Economic Occupancy is calculated as the actual rent revenue divided by the total rent expected to be earned based on the market rental rate for all suites.

(e) MIG REIT was formed in May 1993 and acquired its first operating property in March 1995. Accordingly, financial data of MIG REIT is not presented prior to the acquisition of the first operating property.

(f) Earnings per common share for all periods presented has been computed in accordance with the provisions of Statement of Financial Accounting Standards No. 128.

                           MIG COMPANIES AND MIG REIT
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion and analysis of the combined financial conditions and results of operations of the MIG Companies and MIG REIT is stated on an historical basis without giving effect to the MIGRA Merger. This discussion should be read in conjunction with the combined financial statements and notes thereto of the MIG Companies (or "MIG") and the financial statements and notes thereto of MIG REIT. The statements included herein are provided as historical descriptions and are not intended to suggest the outcome of future performance. Any estimates or anticipations should be considered forward-looking statements. All such statements are subject to certain risks and uncertainties which could cause actual performance to differ materially from that which is projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

OVERVIEW

     MIG includes the accounts of MIG Realty Advisors, Inc. (MIGRA) and its consolidated invested partnerships and the accounts of MIG Management Services, a group of 19 corporations, which are affiliated with MIGRA through common ownership. MIGRA is an investment adviser registered with the SEC pursuant to the Investment Advisers Act of 1940.

     At March 31, 1998, MIG provided property management and/or real estate advisory and asset management services to 38 multifamily apartment properties containing approximately 11,333 suites for six separate account clients and four commingled funds sponsored by MIG. The separate account clients and commingled funds included 29 institutional investors. MIG provides usual and customary property management services, asset management services, accounting and financial reporting services and acquisition and disposition services to its various clients pursuant to written agreements. In addition to the multifamily property management and advisory services, MIG serviced 14 mortgage loans and managed seven commercial properties for three of its institutional clients.

     Since 1995, MIG has received commitments from and invested more than $500 million in multifamily apartment properties on behalf of its clients and presently has commitments for additional investments in multifamily apartment properties exceeding $200 million. Such commitments are subject to rigorous standards regarding property type, age, location, demographic growth prospects and pricing parameters set by institutional separate account investors and as such the ability to invest such capital commitments is subject to uncertainties.

     MIG REIT is a privately held REIT investing in institutional quality multifamily assets across multiple markets. The institutional investors, which collectively own more than 99.5% of the outstanding common shares of MIG REIT, are either public or private retirement systems. Pursuant to these investors' requirements, investments have been limited to fully constructed and substantially occupied multifamily apartment properties meeting a narrow set of guidelines regarding age, location and quality. At March 31, 1998, MIG REIT owned eight multifamily apartment properties containing 1,730 suites. The portfolio of properties was compiled from March 1995 to February 1997 with an acquisition occurring in all but one quarter in between.

  The MIG Companies -- Years ended December 31, 1997, 1996 and 1995

     Total revenue increased by $944,541, or 8.6%, in 1996 as compared with 1995, but decreased $1,354,493, or 11.3%, in 1997 as compared with 1996. For the same time periods, total expenses increased $297,702, or 2.7%, and $506,632, or 4.5%, respectively. The decline in revenues over the comparison years was due to MIG's strategy of remaining focused on its apartment advisory business and divesting itself of its affordable housing and construction lending activities, its pursuit of its succession plan and the negotiation of the MIGRA Merger.

     Acquisition, management and disposition fees increased between the comparison years 1996 and 1995 by $2,387,650, or 34.3%, but decreased between comparison years 1997 and 1996 by $239,920, or 2.6%. The fees increased for the comparison years 1996 and 1995 as MIG's management and advisory business received steadily increasing investment allocations from several pension fund investors. Fourteen apartment communities were acquired on behalf of these investors in 1996 and four apartment communities were acquired in 1997. Although MIG continued to receive investment allocations during 1997, these fees decreased between comparison years 1997 and 1996 as the organization began focusing on other business strategies. The net growth in the number of multifamily properties advised or managed by MIG (increased by acquisitions and decreased by transfers to other advisors as well as sell decisions by certain clients) resulted in managed assets of 30 in 1995 and 42 in 1996 and 1997.

     Servicing fees decreased during each of the comparison years since certain older commercial properties were sold or reassigned to commercial advisors in accordance with MIG's strategy to remain focused on its apartment advisory business. Servicing fees decreased for comparison years 1996 and 1995 and 1997 and 1996 by $433,233, or 21.4%, and $494,087, or 31.0%, respectively. The reduction in the servicing fees was part of MIG's plan to divest itself of this line of business and remain focused on its apartment advisory business. Currently, MIG services 14 mortgage loans contributing annual servicing fees of $518,895.

     Interest income and origination fees decreased from 1995 to 1996 by $849,441, or 59.2%, as MIG wound down its affordable housing and construction lending divisions in keeping with its strategy to remain focused on its apartment advisory business. Interest income and origination fees decreased from 1996 to 1997 by $541,811, or 92.7%, as MIG continued to focus on its apartment advisory business.

     Salaries and travel expenses increased by $615,602, or 8.1%, from 1995 and 1996 as the number of staff and their related travel expenses increased to accommodate the acquisition needs of the company's pension fund clients. These expenses decreased by $871,144, or 10.5%, between 1997 and 1996 as the acquisition pace of clients slowed-down.

     The increase in the professional fees and other expense category of $291,569, or 26.8%, to $1,379,002 in 1997 from $1,087,433 in 1996 is the result of an increase in consulting and legal costs related to the development of a management succession plan for MIG and the negotiation of the MIGRA Merger.

     During 1997, $1,290,777 of expenses were incurred in connection with MIG's reorganization activities.

     Equity in net income of unconsolidated subsidiaries decreased by $270,520, or 84.6%, from 1995 to 1996 due to the wind down of a joint venture which managed a contract for the Resolution Trust Corporation.

  The MIG Residential REIT -- Years ended December 31, 1997, 1996 and 1995.

     The table on page 28 in this Proxy Statement describes the multifamily properties owned by MIG REIT. An important measure of property performance, in addition to increasing rental rates and expense control, is physical occupancy. The portfolio weighted average physical occupancy was 94.4%, 93.8% and 93.9% for the years 1997, 1996 and 1995, respectively. This occupancy measure has been stable since inception.

RESULTS OF OPERATIONS

     The aforementioned genesis and expansion of the MIG REIT portfolio have a significant effect on the financial data presented herein. Therefore, in addition to annual comparisons across the entire portfolio, a same store comparison is provided from 1996 to 1997. All same store figures refer to four properties (Morgan Place, Annen Woods, Fleetwood and Peachtree) consisting of 578 units. This same store comparison is not available in 1995 since 1995 is the year of their initial acquisition.

     Revenues. Total revenue increased from $2,948,545 in 1995 to $7,840,624 in 1996, or 166%, due predominantly to the acquisition of three multifamily properties. A similar comparison between 1996 and 1997 shows an increase of $6,289,157, or 80%. Most of the increase was the result of the acquisition of one multifamily property as same store revenue increased $158,756, or 2.5%. This same store revenue increase was largely the result of a 2.8% increase in rental rates.

     Operating and Maintenance Expenses. These expenses include salaries and benefits, repairs and maintenance and utilities. From 1995 to 1996, operating and maintenance (O&M) expenses increased by $1,103,335, or 206%, with repairs and maintenance representing $424,590, or 38.9%, of this increase. This increase was the result of a 138% expansion in the number of units over this period. O&M expenses increased by $1,667,648, or 102%, from 1996 to 1997 with repairs and maintenance representing $495,890, or 29.7%, of this increase. The lower relative increase in this category is a result of significant capital improvements conducted over the previous year. Of the O&M expense increase from 1996 to 1997, $59,233 or 3.6%, was due to same store increases.

     Real Estate Taxes and Insurance. Taxes and insurance expense increased by $475,339, or 150%, from 1995 to 1996. These expenses increased at a rate commensurate with the acquisition of new assets. These expenses grew by $681,030, or 85.8%, from 1996 to 1997, which was again similar to the growth in asset base. Same store assets contributed $35,966, or 6.5%, to this total increase.

     Management and Professional Fees. Management and professional fees increased by 185% between 1995 and 1996 to $749,570. From 1996 to 1997, these fees increased 61% to $1,232,489.

     Depreciation. Depreciation expenses for 1995, 1996 and 1997 were $390,378, $1,169,247 and $2,244,944, respectively. These amounts exhibit annual rates of increase of 200% and 92% for 1996 and 1997, respectively. Increases in depreciation are predominantly attributed to the acquisition of new assets.

     Interest. Interest expense of $712,238 was incurred during 1997 because of the use of a line of credit established to facilitate the acquisition of assets and deployment of committed capital. There was no such line of credit available in 1996 or 1995.

LIQUIDITY AND CAPITAL RESOURCES -- THE MIG COMPANIES

     MIG's asset management, property management and servicing fee base, supplemented with acquisition and disposition fees, provide it with adequate working capital on an annual basis. Corporate strategy and planning allow for an appropriate matching of expected contract revenues with expenses. Other than occupancy costs, most expenses are immediately adjustable as the contract fees change with the sizes of the portfolios under management.

     Since fees are typically received quarterly in arrears, short-term cash requirements are met by the use of lines of credit. At December 31, 1997, there were three lines of credit of $500,000 each. Borrowings on these lines of credit are used to meet short-term working capital needs. Each line of credit is personally guaranteed by MIG's two majority shareholders. Interest is charged at prime, prime plus 1% and prime plus 1.5% on each of the three lines, respectively. Commitment fees in the aggregate of $4,300 are charged at the time of renewal of the lines, whose terms are staggered. At December 31, 1997, the balance outstanding under these lines of credit totaled $219,000.

     A fourth line of credit is used solely to fund advances as necessary to MIG's development affiliate. Over the past three years the highest balance drawn on the line at any given time has not exceeded $391,000, since there is a portion of the line being utilized as collateral for a letter of credit in the amount of $109,000. Interest is charged at prime. With a weighted average interest rate of 8.5%, annual commitment fees of $1,250 are charged at the time of renewal. At December 31, 1997, the balance outstanding on this line of credit was $391,000.

     Net cash provided by operating activities decreased $2,565,164, from $283,942 to $(2,281,222), for the year ended December 31, 1997 compared with the year ended December 31, 1996. The decrease was primarily the result of $1,290,777 of expenses incurred in connection with MIG's reorganization activities and approximately $2,000,000 advanced to affiliates in connection with the completion of three development transactions.

     Net cash provided by operating activities increased $567,740, from $(283,798) to $283,942, for the year ended December 31, 1996 compared with the year ended December 31, 1995. The increase was primarily the result of $581,169 in net income.

     Net cash provided by investing activities of $1,519,345 for the year ended December 31, 1997 was primarily the result of $1,371,855 of principal collected from shareholders. Net cash provided by investing activities of $1,353,849 for the year ended December 31, 1996 was primarily the result of $11,974,430 in principal collected on construction loans receivable and $(9,838,236) in construction loan commitments funds.

     Net cash flows provided by financing activities of $597,480 for the year ended December 31, 1997 was primarily comprised of borrowings on the line of credit. Net cash flows provided by financing activities of $2,074,884 for the year ended December 31, 1996 was primarily comprised of proceeds from construction loan borrowings of $9,919,616 and payments of construction loans payable of $11,974,430.

     Net cash used by financing activities totaled $(597,480), $2,074,884 and $7,826,567 for the years ended December 31, 1997, 1996 and 1995, respectively. Net cash provided by investing activities totaled $1,519,345, $1,353,849 and $6,969,887 for the years ended December 31, 1997, 1996 and 1995, respectively.

LIQUIDITY AND CAPITAL RESOURCES -- MIG REIT

     During 1997, MIG REIT entered into a revolving line-of-credit agreement (the "LOC") with a bank which provided unsecured maximum aggregate borrowing availability equal to the lesser of $20,000,000 or 25% of the aggregate value of the Properties, as defined. Under the terms of the LOC, MIG REIT is required to maintain compensating balances of not less than an annual average of $3,000,000 in depository accounts with the bank during the term of the LOC in support of both outstanding borrowings and the assurance of future credit availability. Furthermore, MIG REIT has entered into an agreement not to encumber a pool of real estate assets (the "Asset Pool") whose aggregate Net Asset Value must be equal to four times the outstanding balance of the LOC. The bank has recorded an Agreement Not To Encumber against each asset in the Asset Pool, which asset is to be maintained free and clear of any and all liens. Mature properties in the Asset Pool are Annen Woods Apartments, Fleetwood Apartments, Morgan Place Apartments, Peachtree Apartments, Windsor Falls Apartments, 20th & Campbell Apartments and Desert Oasis Apartments.

     Advances under the LOC bear interest at the prime rate minus 1%, LIBOR plus 1.25% or a fixed rate of 8%, as selected by MIG REIT for each Interest Period. Interest is payable monthly. The effective rate at December 31, 1997 was 7.21%. MIG REIT is also charged a standby fee of .05% of the average of the maximum loan amount not drawn in each quarter during the term. Interest and standby fees paid on the above debt totaled approximately $693,000 for the year ended December 31, 1997.

     Net cash provided by operating activities increased $2,181,662 from $4,140,038 for the year ended December 31, 1996 to $6,321,700 for the year ended December 31, 1997. This increase was primarily the result of an increase in net income and depreciation of approximately $1,128,000 and $1,076,000, respectively, attributable to new acquisitions. Net cash provided by operating activities increased $2,241,270 from $1,898,768 for the year ended December 31, 1995 to $4,140,038 for the year ended December 31, 1996. This increase was primarily the result of an increase in net income and depreciation of approximately $1,756,000 and $778,870, respectively, attributable to new acquisitions.

     Net cash flows used for investing activities of $21,857,796 and $43,536,88 for the years ended December 31, 1997 and 1996, respectively, was primarily used for the acquisition of multifamily real estate.

     Net cash flows provided by financing activities of $16,300,116 for the year ended December 31, 1997 was primarily comprised of $9,433,000 in contributions from subscribing shareholders, $10,000,000 in net borrowings on the line of credit, and the payment of $4,320,000 in dividends. Net cash flows provided by financing activities of $41,146,941 for the year ended December 31, 1996 was primarily comprised of $44,128,000 of contributions from subscribing shareholders and the payment of $3,533,935 of dividends.

INFLATION

     Substantially all of the market rate leases at the properties allow, at the time of renewal, for adjustments in the rent payable thereunder, and thus may enable MIG to seek increases in rents. The substantial majority of these leases are for one year or less and the remaining leases are for terms up to two years. The short-term nature of these leases generally serves to reduce the risk to MIG of the adverse effect of inflation.

CONTINGENCY

     MIG has assessed its computer system's ability to function properly with respect to dates in the year 2000 and thereafter. MIG does not believe that the cost of ensuring its systems are year 2000 compliant will be significant or that the year 2000 issue will pose significant operational problems.

OVERVIEW -- FIRST QUARTER 1998

  The MIG Companies -- For the periods ended March 31, 1998 and 1997

     Total revenue decreased by $710,114, or 26.4%, in the first three months of 1998 as compared with the first three months of 1997. For the same time periods, total expenses increased $205,689, or 8.2%, for the first three months of 1998 as compared with the first three months of 1997. The decline in revenues over the comparison periods was due to MIG advising clients on fewer investments and, as a result, there being fewer assets under management as well as MIG divesting itself of its affordable housing and construction lending activities. The increase in expenses is primarily due to activities associated with the MIGRA Merger.

     Acquisition, management and disposition fees decreased between comparison quarters 1998 and 1997 by $540,604, or 24.0%. The decrease is the result of several clients selling their investments resulting in fewer advised investments and managed properties as well as there being no acquisitions made on behalf of clients in the first three months of 1998.

     Servicing fees decreased $98,620, or 30.6%, for the three months ended March 31, 1998, as compared to the three months ended March 31, 1997. This decrease was the result of several serviced loans being paid off and MIG no longer pursuing construction lending activities.

     Interest income and origination fees decreased between comparison first quarters 1998 and 1997 by $35,358, or 68.2%, as MIG continued to focus on its apartment advisory business.

     Salaries and travel expenses decreased $145,236, or 8.4%, for the period ended March 31, 1998, as compared against the period ended March 31, 1997, as the number of staff and their related travel decreased as a result of there being no client acquisitions.

     The increase in professional fees and the other expense category of $379,550, or 106%, from March 31, 1998, to March 31, 1997, is the result of an increase in consulting and legal costs related to the negotiation of the MIGRA Merger. During the first quarter of 1998, $423,411 of expenses were incurred in connection with the MIGRA Merger.

     Equity in net income of unconsolidated subsidiaries decreased by $264,311, or 97.8%, for the first three months on 1998 as compared with the first three months of 1997.

  The MIG Residential REIT -- Periods ended March 31, 1998 and 1997

     The table on page 28 of this Proxy Statement describes the multifamily properties owned by MIG REIT. An important measure of property performance, in addition to increasing rental rates and expense control, is physical occupancy. The portfolio weighted average physical occupancy was 93.1% and 94.0% for March 31, 1998, and 1997, respectively. This occupancy measure has been stable since inception.

RESULTS OF OPERATIONS

     Revenues. Total revenue increased $668,221, or 21.5%, from $3,108,501 for the period ended March 31, 1997, to $3,776,722 for the period ended March 31, 1998, or 21.5%, due predominantly to the February 1998 acquisition of a multifamily property.

     Operating and Maintenance Expenses. These expenses include salaries and benefits, repairs and maintenance and utilities. From March 31, 1997 to March 31, 1998, operating and maintenance expenses increased by $285,479, or 42.5%, with repairs and maintenance representing $209,456 or 73.4% of this increase. This increase was the result of an expansion in the number of units over this period.

     Real Estate Taxes and Insurance. Taxes and insurance expense increased by $74,630 or 23.9% between the quarter ended March 31, 1997 and the quarter ended March 31, 1998. These expenses increased at a rate commensurate with the acquisition of new assets.

     Management and Professional Fees. Management and professional fees increased by $8,680, or 3.8%, between March 31, 1997 and March 31, 1998.

     Depreciation. Depreciation expenses for March 31, 1997 and 1998 were $476,013, and $595,672, respectively, representing an increase of 25.1%. Increases in depreciation are predominantly attributed to the acquisition of new assets.

     Interest. Interest expense of $196,231 was incurred during the first quarter of 1998 because of the use of a line of credit established to facilitate the acquisition of assets and deployment of committed capital. This represents an increase of $121,754, or 163.55%, over the same time period of 1997.

LIQUIDITY AND CAPITAL RESOURCES -- THE MIG COMPANIES

     MIG's asset management, property management and servicing fee base, supplemented with acquisition and disposition fees, provide it with adequate working capital on an annual basis. Corporate strategy and planning allow for an appropriate matching of expected contract revenues with expense. Other than occupancy costs, most expenses are immediately adjustable as the contract fees change with the sizes of the portfolios under management.

     Since fees are typically received quarterly in arrears, short-term cash requirements are met by the use of the lines of credit. At March 31, 1998, there were three lines of credit of $500,000 each. Borrowings on these lines of credit are used to meet short-term working capital needs. Each line of credit is personally guaranteed by MIG's two majority shareholders. Interest is charged at prime, prime plus 1% and prime plus 1.5% on each of the three lines respectively. Commitment fees in the aggregate of $4,300 are charged at the time of renewal of the lines, whose terms are staggered. At March 31, 1998, the balance outstanding under these lines of credit totaled $720,000.

     A fourth line of credit is used solely to fund advances as necessary to MIG's development affiliate. Over the past three years the highest balance drawn on the line at any given time has not exceeded $391,000, since there is a portion of the line being utilized as collateral for a letter of credit in the amount of $ 109,000. Interest is charged at prime. Annual commitment fees of $1,250 are charged at the time of renewal. At March 31, 1998, the balance outstanding on this line of credit was $391,000.

     Net cash provided by operating activities increased $576,628 from $(1,264,344) to $(687,716) for the year quarter ended March 31, 1998 when compared with the quarter ended March 31, 1997. The increase was primarily the result of there being fewer expenses incurred in connection with MIG's reorganization activities.

     Net cash used by investing activities of $1,002 for the quarter ended March 31, 1998 was the result of the purchase of property and equipment of $7,002 and distributions from unconsolidated entities of $6,000. Net cash provided by investing activities of $196,092 for the quarter ended March 31, 1997 was the result of the purchase of property and equipment of $38,756 and distributions from unconsolidated entities of $234,848.

     Net cash flows provided by financing activities of $501,000 for the quarter ended March 31, 1998 was primarily comprised of borrowings on the Line of Credit. Net cash flows provided by financing activities of $706,703 for the quarter ended March 31, 1997 was primarily comprised of borrowings and repayments on the Line of Credit.

LIQUIDITY AND CAPITAL RESOURCES -- MIG REIT

     During 1997, MIG REIT entered into a revolving line-of-credit agreement (the "LOC") with a bank which provided unsecured maximum aggregate borrowing availability equal to the lesser of $20,000,000 or 25% of the aggregate value of the Properties, as defined. Under the terms of the LOC, MIG REIT is required to maintain compensating balances of not less than an annual average of $3,000,000 in depository accounts with the bank during the term of the LOC in support of both outstanding borrowings and the assurance of future credit availability. Furthermore, MIG REIT has entered into an agreement not to encumber a pool of real estate assets (the "Asset Pool") whose aggregate Net Asset Value must be equal to four times the outstanding balance of the LOC. The bank has recorded an Agreement Not To Encumber against each asset in the Asset Pool, which asset is to be maintained free and clear of any and all Liens. Mature Properties in the Asset Pool are Annen Woods Apartments, Fleetwood Apartments, Morgan Place Apartments, Peachtree Apartments, Windsor Falls Apartments, 20th & Campbell Apartments and Desert Oasis Apartments.

     Advances under the LOC bear interest at the prime rate minus 1%, LIBOR plus 1.25% or a fixed rate of 8%, as elected by MIG REIT for each Interest Period. Interest is payable monthly. The effective rate at December 31, 1997 was 7.21%. MIG REIT is also charged a standby fee of .05% of the average of the maximum loan amount not drawn in each quarter during the term. Interest and standby fees paid on the above debt totaled approximately $ 693,000 for the year ended December 31, 1997.

     Net cash provided by operating activities increased $161,571 from $1,521,567 for the quarter ended March 31, 1997 to $ 1,683,138 for the quarter ended March 31, 1998. This increase was primarily the result of an increase in depreciation and other assets, offset by decreases in net income and security deposit payable and other liabilities.

     Net cash flows used for investing activities of $561,821 and $20,581,764 for the quarters ended March 31, 1998 and 1997, respectively, were primarily used for the property improvements and the acquisition of multifamily real estate.

     Net cash flows used by financing activities of $1,159,177 for the quarter ended March 31, 1998 were primarily comprised of $440,823 in contributions from subscribing shareholders and $1,600,000 paid in dividends. Net cash flows provided by financing activities of $18,869,858 for the quarter ended March 31, 1997 were primarily comprised of $2,584,000 of contributions from subscribing shareholders and $16,850,000 in borrowings on the Line of Credit, in connection with the February 1997 acquisition of a multifamily property.

                    PRO FORMA SELECTED FINANCIAL INFORMATION
                     ASSOCIATED ESTATES REALTY CORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET

                                 MARCH 31, 1998
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

     The following unaudited pro forma condensed balance sheet is presented as if the following transactions had occurred on March 31, 1998: (i) the proposed acquisition of 20th and Campbell Apartments, Annen Woods Apartments, Desert Oasis Apartments, Fleetwood Apartments, Hampton Point Apartments, Morgan Place Apartments, Peachtree Apartments and Windsor Falls Apartments (collectively, the MIG REIT Properties), (ii) the proposed merger with MIGRA and the assignment of the property management operations of its affiliates, (iii) the issuance of a $20.0 million medium term note on April 9, 1998 and (iv) the proposed acquisition of the two Developments. The merger with MIGRA was conditioned upon the acquisition by the Company of properties managed by, or owned by, advisory clients of MIGRA. The Developments are owned in part, by partnerships whose partners include the shareholders of MIGRA. The MIG REIT Properties are managed by, and the owners advised by, MIGRA. Included in the Company's March 31, 1998 balance sheet are four properties acquired in February 1998, namely the MRT Properties (three properties), which were acquired in contemplation of both the acquisition of the MIG REIT Properties and the merger with MIGRA, and Country Club Apartments.

     Such pro forma information is based upon the historical unaudited consolidated balance sheet of the Company as of March 31, 1998, giving effect to the transactions described above. This pro forma condensed balance sheet should be read in conjunction with the pro forma condensed statement of operations of the Company and the historical financial statements and notes thereto of the Company included in the Company's Form 10-K for the year ended December 31, 1997 and the Form 10-Q for the quarter ended March 31, 1998 incorporated by reference into this Proxy Statement and the MIG REIT and MIG Companies financial statements included elsewhere in this Proxy Statement. This unaudited pro forma condensed balance sheet is not necessarily indicative of what the actual financial position of the Company would have been at March 31, 1998, nor does it purport to represent the future financial position of the Company.

                     ASSOCIATED ESTATES REALTY CORPORATION

                             (DOLLARS IN THOUSANDS)

                                                                     PRO FORMA ADJUSTMENTS
                                                                          (UNAUDITED)
                                                              ------------------------------------
                                                                 (a)          (b)      MERGER AND       COMPANY
                                                  COMPANY      MIG REIT       MIG      ACQUISITION     PRO FORMA
                                                 HISTORICAL   PROPERTIES   COMPANIES   ADJUSTMENTS    (UNAUDITED)
                                                 ----------   ----------   ---------   -----------    -----------
ASSETS
  Real estate and other fixed assets (net).....   $594,172     $ 95,409     $   380     $ 13,458(a)     $766,152
                                                                                           6,000(b)
                                                                                          56,733(c)
  Cash and cash equivalents....................      1,640        3,782          50       (3,782)(a)       1,690
  Receivables and other assets.................     26,971          372       5,073         (372)(a)      28,894
                                                                                          (3,150)(b)
  Restricted cash..............................      4,804          367       4,692         (367)(a)       9,496
  Intangible assets............................         --           --          --        6,406(b)        6,406
                                                  --------     --------     -------     --------        --------
                                                  $627,587     $ 99,930     $10,195     $ 74,926        $812,638
                                                  ========     ========     =======     ========        ========
LIABILITIES
  Secured debt.................................   $ 72,514     $     --     $    --     $     --        $ 72,514
  Unsecured debt...............................    322,368       10,000       1,111      (10,000)(a)     379,541
                                                                                          11,100(a)
                                                                                           2,000(b)
                                                                                          42,962(c)
                                                                                          20,000(d)
                                                                                         (20,000)(d)
  Other liabilities............................     44,009        2,551       7,651       (2,184)(a)      50,970
                                                                                          (1,057)(b)
  Accumulated losses of equity investees in
    excess of investment and advances..........     12,488           --          86           --          12,574
                                                  --------     --------     -------     --------        --------
                                                   451,379       12,551       8,848       42,821         515,599
  Minority interests...........................         --           --        (133)         133(b)           --
                                                                                          13,771(c)       13,771
SHAREHOLDERS' EQUITY
  Class A cumulative preferred shares..........     56,250           --          --           --          56,250
  Common shares................................      1,707            1          19           (1)(a)       2,260
                                                                                             512(a)
                                                                                             (19)(b)
                                                                                              41(b)
  Paid in capital..............................    171,589       87,378         656      (87,378)(a)     278,096
                                                                                          96,888(a)
                                                                                            (656)(b)
                                                                                           9,619(b)
  Retained earnings............................         --           --         805         (805)(b)          --
  Accumulated dividends in excess of net
    income.....................................    (53,338)          --          --           --         (53,338)
                                                  --------     --------     -------     --------        --------
                                                   176,208       87,379       1,480       18,201         283,268
                                                  --------     --------     -------     --------        --------
                                                  $627,587     $ 99,930     $10,195     $ 74,926        $812,638
                                                  ========     ========     =======     ========        ========

                     ASSOCIATED ESTATES REALTY CORPORATION

                   NOTES TO PRO FORMA CONDENSED BALANCE SHEET

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a) MIG REIT PROPERTIES

     The Company has entered into a contract to acquire the MIG REIT Properties for an aggregate purchase price of $108.5 million with up to approximately $11.1 million payable in cash, the final amount determined at the discretion of the sellers, and the balance due in common shares of the Company. The number of common shares of the Company given as consideration is determined with reference to the average common share price, determined for the twenty day period prior to the transaction's closing date [see note
     (iii) below]. For purposes of this pro forma presentation, it is assumed $11.1 million is paid in cash [see note (ii) below], and the balance paid in common shares. The following table represents the purchase price allocation and the resultant summarized balance sheet at date of purchase.

Purchase Price..............................................    $108,500
  Elimination of Historical Net Assets (i):
     Common shares..........................................          (1)
     Paid in capital........................................     (87,378)
     Add adjustments for assets not acquired:
       Cash and cash equivalents............................       3,782
       Receivables and other assets.........................         372
       Restricted cash......................................         367
     Less adjustments for liabilities not assumed:
       Unsecured debt.......................................     (10,000)
       Other liabilities, net...............................      (2,184)
                                                                --------
  Adjustment to historical cost of real estate assets
     acquired...............................................    $ 13,458
                                                                ========
Purchase price provided by:
  Line of Credit borrowings (ii)............................    $ 11,100
  Issuance of 5,123,619 Common Shares (iii):
     Common shares..........................................         512
     Paid in capital........................................      96,888
                                                                --------
                                                                  97,400
                                                                --------
                                                                $108,500
                                                                ========
A summarized balance sheet of the MIG REIT Properties, after purchase price allocation, is as follows:
  Real estate assets (iv)...................................    $108,867
  Liabilities assumed.......................................        (367)
                                                                --------
  Consideration exchanged...................................    $108,500
                                                                ========

---------------

         (i) The acquisition represents the purchase of the real estate assets of the MIG REIT Properties.

         (ii) Represents the utilization of the Line of Credit to finance a portion of the acquisition.

        (iii) Represents the issuance of 5,123,619 of the Company's no par value common shares (stated value of $.10 per share). The MIG REIT Properties' purchase agreements provide that the number of common shares issued will be subject to adjustment to the extent the Closing Date Price, as defined, is less than or greater than the Execution Date Price, as defined. The number of common shares assumed to be issued has been determined by reference to an amount of $19.01 per share, which is the average closing price for the 20 trading days immediately preceding May 26, 1998. The final number of common shares to be issued will not be known until the date the transaction is consummated.

         (iv) Excludes allocation of purchase price from the MIGRA merger as described in (b) (iii).

                     ASSOCIATED ESTATES REALTY CORPORATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(b) MIG COMPANIES

    The Company has entered into a merger agreement with MIGRA for total consideration, including estimated transaction costs, of $11.6 million. The following table represents the purchase price allocation and the resultant summarized balance sheet at the date of purchase.

Purchase Price, including costs of acquisition..............    $ 11,660
  Elimination of Historical Net Assets (i):
     Common shares..........................................         (19)
     Paid in capital........................................        (656)
     Retained earnings......................................        (805)
     Add adjustment for assets not acquired:
       Receivables and other assets (ii)....................       3,150
     Less adjustment for net liabilities not assumed:
       Affiliate payables (ii)..............................      (1,057)
       Minority interests being acquired by the Company.....         133
                                                                --------
  Excess purchase price over historical book value of net
     assets acquired........................................    $ 12,406
                                                                ========
  Allocation of excess purchase price:
     Allocation to real estate assets (iii)
       MRT Properties (consummated February 3, 1998)........    $  2,100
       MIG REIT Properties..................................       3,900
     Allocation to intangible assets (iv)...................       6,406
                                                                --------
                                                                $ 12,406
                                                                ========
Purchase price provided by:
  Line of credit (v)........................................    $  2,000
  Issuance of 408,318 common shares Common shares...........          41
     Paid in capital........................................       9,619
                                                                --------
                                                                   9,660
                                                                --------
                                                                $ 11,660(vi)
                                                                ========
A summarized balance sheet of the MIG Companies after
  purchase price allocation is as follows:
  Real estate assets (iii)..................................    $  6,380
  Cash and cash equivalents.................................          50
  Restricted cash...........................................       4,692
  Receivables...............................................       1,923
  Intangible assets.........................................       6,406
  Liabilities assumed.......................................      (7,791)
                                                                --------
  Consideration exchanged...................................    $ 11,660
                                                                ========

---------------

      (i) Represents the elimination of historical equity balances consistent with the utilization of the purchase method of accounting.

      (ii) Represents the elimination of the MIG Companies' affiliate receivables and payables as such amounts will be settled immediately prior to the merger with the net cash receipt distributed to the MIG Companies' shareholders prior to the consummation of the merger.

                     ASSOCIATED ESTATES REALTY CORPORATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     (iii) A portion of the purchase price for MIGRA includes amounts associated with the purchase of the three MRT Properties and the eight MIG REIT Properties (collectively, the "Properties"). The merger with MIGRA is contingent upon MIGRA providing a certain minimum amount of suitable properties for the Company to acquire. MIGRA, in its capacity as investment advisor to the Properties, presented them to the Company and had agreed to waive disposition fees otherwise payable to MIGRA by the property owners, in the event that the owners agreed to sell the Properties to the Company. Additionally, the purchase negotiations of the Properties occurred simultaneously with the negotiations of MIGRA and, in the case of the MIG REIT Properties, the closing is contingent upon the closing of the merger. MIGRA provides asset management and property management services to all of the Properties pursuant to the terms of certain management and advisory service contracts ("Contracts"). The revenue attributable to these Contracts had been considered by the Company in determining the value it is willing to pay for MIGRA. The amount allocated to the real estate assets acquired, and to be acquired, is based on estimates of the value of the incremental fees from these Properties that the Company will not obtain. The amount ultimately allocated to real estate assets is subject to further review and consummation of the transaction.

      (iv) The allocation to intangible assets is based upon management's preliminary estimates of the identifiable intangible assets acquired, including certain key employees and client lists, with the balance being assigned to goodwill. The preliminary allocation is approximately $3.2 million relating to identifiable intangible assets, with the remaining amount of $3.2 million being allocated to goodwill. The final allocation will be determined once the purchase price is finalized and upon management's completion of its review and valuation of the identifiable intangible assets. The ultimate effect of the aforementioned adjustments, if any, is not expected to be material to the Company's financial position.

       (v) Represents the assumed utilization of the Line of Credit to finance a portion of the acquisition of MIGRA.

      (vi) The merger provides for contingent consideration in a combination of cash or common shares of the Company of up to $9.5 million, none of which has been reflected in this pro forma presentation. Based upon the management contracts that the Company is aware will not be assigned by MIGRA at closing, the maximum contingent consideration, without regard to new contracts that may be provided by MIGRA, is $3.9 million, as of May 22, 1998, assuming a common share price of $23.63, the average closing price for the 20 trading days immediately preceding November 5, 1997, the date the original merger agreement was executed.

(c) DEVELOPMENTS

    Represents the purchase of the two Developments, which are under construction at March 31, 1998. Consideration assumed to be paid totals $56.7 million and is assumed to be provided by issuance of approximately $13.8 million in operating partnership units and proceeds of an estimated $42.9 million funded from a line of credit borrowing, the terms of which are, as of May 22, 1998, being negotiated. The final purchase price of the Developments will not be known until consummation of the purchase at which time the number of operating partnership units issued will also be determined. The Company is in the process of renegotiating and amending its line of credit borrowings to increase the available facility from $100 million to $250 million. The Company believes this facility will be in place by June 19, 1998 and anticipates it to be a three-year commitment with interest at LIBOR plus 100 basis points. The facility will contain certain financial covenants. There is no assurance that the Company will be successful in its negotiations in obtaining this line of credit.

                     ASSOCIATED ESTATES REALTY CORPORATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following table represents the purchase price allocation and resultant summarized balance sheet at date of acquisition.

Purchase price..............................................    $ 56,733
                                                                ========
Purchase price provided by:
  Line of Credit (i)........................................    $ 42,962
  Issuance of 604,294 Operating Partnership Units (ii)......      13,771
                                                                --------
                                                                $ 56,733
                                                                ========
A summarized balance sheet of the Developments, after
  purchase price allocation, is as follows:
  Real estate assets........................................    $ 56,733
  Liabilities assumed.......................................         -0-
                                                                --------
  Consideration exchanged...................................    $ 56,733
                                                                ========

---------------

      (i) Represents the utilization of the Line of Credit to finance a portion of the acquisition. The agreement provides that certain Partners' interests can be purchased for cash. For purposes of this pro forma presentation, it is assumed that $3.5 million out of a maximum of $5.3 million of total cash consideration payable to the Developments' partners is paid in cash.

     (ii) Represents the issuance of 604,294 operating partnership units in consideration for the general partnership interests in the Development Properties. The Contribution Documents specify that a portion of the consideration payable in operating partnership units is fixed as to 324,882 units while, the balance of the operating partnership units assumed to be issued has been determined by reference to an amount of $19.01 per share, which is the average closing price for the 20 trading days immediately preceding May 26, 1998. The final number of operating partnership units will not be known until the date the transaction is consummated. As operating partnership units can be exchangeable, subject to certain conditions, into common shares of the Company, they are assumed to be issued at a price related to the common shares of the Company.

(d) Represents the issuance of the medium term note which occurred on April 9, 1998; the proceeds of which were utilized to repay borrowings under the line of credit.

                     ASSOCIATED ESTATES REALTY CORPORATION
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                    FOR THE PERIOD ENDED MARCH 31, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The unaudited pro forma condensed statement of operations for the period ended March 31, 1998 is presented as if the following transactions had occurred on January 1, 1997, (i) the acquisition by the Company of Country Club Apartments which occurred on February 19, 1998, (ii) the acquisition by the Company of the MRT Properties which occurred on February 3, 1998, (iii) the proposed acquisition of the MIG REIT Properties and the MIGRA Merger, including the assignment of the property management operations of its affiliates, as described herein and (iv) the issuance of a $20.0 million medium term note on April 9, 1998.

     The unaudited pro forma condensed statement of operations for the year ended December 31, 1997 is presented as if the following transactions had occurred on January 1, 1997, (i) the acquisition of the Gables at White River, Remington Place, Saw Mill Village and Hawthorne Hills Apartments as previously reported on the Company's Form 8-K/A-1 dated February 6, 1997, (ii) the offering of 1,750,000 common shares completed on July 2, 1997, (iii) the acquisition of Clinton Place Apartments and Spring Valley Apartments as previously reported on the Company's Form 8-K dated August 25, 1997 (together with the four acquisitions reported on the Company's Form 8-K/A-1 dated February 6, 1997, the "Previously Reported Acquisitions"), (iv) the acquisition or proposed acquisition, as the case may be, by the Company of Country Club Apartments, the MRT Properties, the MIG REIT Properties and the MIGRA Merger, including the assignment of the property management operations of its affiliates, as described herein, and (v) the issuance of a $20.0 million medium term note on April 9, 1998.

     The acquisition of the MRT Properties was made in contemplation of the acquisition of both the MIG REIT Properties and merger with MIGRA. The merger with MIGRA is conditioned upon the acquisition by the Company of certain properties managed by, or owned by, advisory clients of MIGRA. The MRT Properties and MIG REIT Properties are managed by, and their owners advised by, MIGRA. The remaining properties were acquired from unrelated third parties.

     This pro forma condensed statement of operations is based upon the historical results of operations of the Company for the period ended March 31,1998 and the year ended December 31, 1997 and should be read in conjunction with the pro forma condensed balance sheet of the Company set forth elsewhere herein and the historical financial statements and notes thereto of the Company included in the Company's Form 10-Q for the period ended March 31, 1998 and Form 10-K for the year ended December 31, 1997 incorporated by reference into this Proxy Statement and the Country Club Apartments Statement of Revenue and Certain Expenses, the MRT Properties Combined Statement of Revenue and Certain Expenses, the MIG REIT and the MIG Companies financial statements included elsewhere in this Proxy Statement.

     The unaudited pro forma condensed statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as previously set forth, nor does it purport to represent the results of operations of future periods of the Company.

                     ASSOCIATED ESTATES REALTY CORPORATION

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      FOR THE PERIOD ENDED MARCH 31, 1998
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              PRO FORMA ADJUSTMENTS (UNAUDITED)
                                           -----------------------------------------------------------------------
                                              (a)          (b)          (c)          (c)       (d)       MERGER
                                                         COUNTRY        MIG                   MEDIUM       AND          COMPANY
                               COMPANY        MRT          CLUB         REIT         MIG       TERM    ACQUISITION     PRO FORMA
                              HISTORICAL   PROPERTIES   APARTMENTS   PROPERTIES   COMPANIES    NOTE    ADJUSTMENTS    (UNAUDITED)
                              ----------   ----------   ----------   ----------   ---------   ------   -----------    -----------
Revenues
  Rental....................   $29,105       $ 737         $290        $3,634      $   --      $ --      $    --        $33,766
  Painting services.........       349          --           --            --                    --           --            349
  Acquisition, management
    and disposition fees....  949.....          --           --            --       1,937        --         (309)(e)      2,180
                                                                                                            (397)(m)
  Interest..................       213          --           --            42          16        --                         271
  Other.....................        93          30            6           100          30        --           --            259
                               -------       -----         ----        ------      ------      ----      -------        -------
                                30,709         767          296         3,776       1,983        --         (706)        36,825
Expenses
  Property operating and
    maintenance expenses
    exclusive of
    depreciation and
    amortization............    12,302         328          121         1,344       1,769        --          267(f)      16,131
  Management fees, related
    parties.................        --          74           --           235          --        --         (309)(e)         --
  Depreciation -- real
    estate assets...........     4,925         184           66           596          --        --          319(g)       6,090
             -- other.......       192          --           --            --          --        --           --            192
  Amortization of deferred
    financing fees..........       197          --           --            --          42        --           --            239
  Amortization of intangible
    assets..................        --          --           --            --          --        --          160(h)         160
  Painting services.........       338          --           --            --          --        --           --            338
  General and
    administrative..........     1,834          --           --           382         342        --          (96)(i)      2,462
  Other expenses............        --          --           --           227         540        --           --            767
  Interest expense..........     6,432         391          134           196          18        15            9(j)       7,195
                               -------       -----         ----        ------      ------      ----      -------        -------
                                26,220         977          321         2,980       2,711        15          350         33,574
    Income (loss) from
      operations............     4,489        (210)         (25)          796        (728)      (15)      (1,056)         3,251
Minority interests in net
  loss of consolidated
  subsidiaries..............        --          --           --            --          94        --          (94)(k)         --
Equity in net income of
  joint ventures............        36          --           --            --           6        --           --             42
                               -------       -----         ----        ------      ------      ----      -------        -------
Income (loss) before
  extraordinary.............   $ 4,525       $(210)        $(25)       $  796      $ (628)     $(15)     $(1,150)       $ 3,293
                               =======       =====         ====        ======      ======      ====      =======        =======
Income before extraordinary
  items applicable to common
  shares....................     3,154                                                                                  $ 1,922
                               =======                                                                                  =======
Per share data:
  Income before
    extraordinary items per
    share -- basic and
    diluted.................   $   .18                                                                                  $  0.09
                               =======                                                                                  =======
  Weighted average number of
    shares -- basic.........    17,072                                                                                   22,604(l)
                               =======                                                                                  =======
          -- diluted........    17,075                                                                                   22,607(l)
                               =======                                                                                  =======

                     ASSOCIATED ESTATES REALTY CORPORATION

              NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      FOR THE PERIOD ENDED MARCH 31, 1998

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 (a) Represents the revenues and expenses of the MRT Properties for the period ended February 2, 1998. The MRT Properties were acquired by the Company on February 3, 1998.

     Interest expense assumes interest at market rates with respect to mortgages assumed or at the rate of the Company's unsecured bridge loan, as applicable, for the period ended February 2, 1998.

     Depreciation expense reflects the pro forma depreciation charge utilizing the properties' respective purchase prices and an estimated useful life of 30 years for buildings for the period ended February 2, 1998.

 (b) Represents the revenues and expenses of Country Club Apartments for the period ended February 18, 1998. Country Club Apartments was acquired by the Company on February 19, 1998.

     Interest expense assumes interest at the weighted average rate of the Company's Line of Credit for the period ended February 18, 1998.

     Depreciation expense reflects the pro forma depreciation charge utilizing the property's purchase price and an estimated useful life of 30 years for buildings for the period ended February 18, 1998.

 (c) Represents the respective historical statement of operations of the MIG REIT Properties and the MIG Companies (proposed purchase transactions) for the period ended March 31, 1998.

 (d) Reflects the increase in interest expense associated with the issuance of a medium term note which occurred on April 9, 1998 and was utilized to repay borrowings under the Line of Credit agreement. Interest expense is calculated at the stated rate, adjusted for offering costs, of the medium term note, reduced by the interest savings under the Line of Credit.

(e) Decrease results from the elimination of management and advisory fees earned by the MIG Companies from the MRT and MIG REIT Properties as follows:

MRT Properties......................................    $ 74
MIG REIT Properties.................................     235
                                                        ----
                                                        $309
                                                        ====

 (f) Charge for maintenance and repairs to conform the accounting policies of the acquired and proposed acquisition properties to those of the Company.

 (g) Represents the net increase in depreciation for real estate to be acquired as a result of recording the MIG REIT Properties at their respective purchase prices (which exceeds historical cost). Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets of approximately 30 years.

     Calculation of the pro forma adjustment of depreciation of real estate property for the period ended March 31, 1998:

Depreciation expense based upon an estimated useful
  life of approximately 30 years....................    $915
Less: Historic MIG REIT Properties depreciation of
  real estate property..............................     596
                                                        ----
                                                        $319
                                                        ====

     Notes (a) and (b) describe depreciation of the other real estate acquisitions reflected in this pro forma presentation.

 (h) Reflects the amortization of the intangible assets, including goodwill, recognized from the MIGRA Merger. Intangible assets including key employees and client lists are being amortized over seven years,

                     ASSOCIATED ESTATES REALTY CORPORATION
     while the goodwill is being amortized over 13 years. The amounts allocated among the aforementioned intangible assets are based upon a preliminary purchase price and certain estimates. However, management believes that the impact of such adjustments, if any, will not be material.

 (i) Decrease results from the duplication of certain audit fees which will be reduced upon the purchase of the MIG REIT Properties.

 (j) Represents the net increase in interest expense incurred on funds borrowed under the Company's Line of Credit to finance the acquisition of the MIG REIT properties and the MIGRA Merger. Interest expense assumes interest at the weighted average rate of the Company's Line of Credit.

 (k) To eliminate the minority interests in the net loss of consolidated subsidiaries, which interests are being acquired by the Company.

 (l) Assumes shares issued in connection with the MIGRA Merger and the acquisition of the MIG REIT Properties occurred as of January 1, 1997. Common shares assumed to be issued in connection with the MIGRA Merger exclude the common shares whose issuance is contingent upon the satisfaction of certain conditions. Common shares assumed to be issued for the merger are 408,318. In addition, the 5.124 million common shares assumed to be issued for the acquisition of the MIG REIT Properties is subject to potential adjustment. [See note (a) (iii) of the pro forma balance sheet.] Also excludes operating partnership units issued in connection with the assumed purchase of the Developments which are, in certain circumstances and, at the option of the Company, exchangeable on a one-for-one basis into common shares of the Company. Such potential common shares are excluded from the per share presentation since the Developments are assumed to be acquired on March 31, 1998, and prior to that time, had limited or no operating history.

(m) The adjustment represents the revenue earned by MIGRA or its affiliates from the management contracts which the Company has been informed will not be available for assignment to the Company at the closing of the MIGRA Merger. No adjustment to the expenses was made since costs are not specifically identifiable to the contracts. There can be no assurance that the remaining contracts will be assigned to the Company at the closing of the MIGRA Merger.

                     ASSOCIATED ESTATES REALTY CORPORATION

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                     FOR THE PERIOD ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          PRO FORMA ADJUSTMENTS
                                                                               (UNAUDITED)
                                                     ---------------------------------------------------------------
                                                         (a)           (b)         (c)          (d)          (e)
                                                      PREVIOUSLY                              COUNTRY        MIG
                                         COMPANY       REPORTED     FOLLOW-ON      MRT          CLUB         REIT
                                        HISTORICAL   ACQUISITIONS   OFFERING    PROPERTIES   APARTMENTS   PROPERTIES
                                         --------       ------       -------     -------       ------      -------
Revenues
  Rental..............................   $101,640       $4,525       $    --     $ 8,086       $2,163      $13,584
  Painting services...................      1,664           --            --          --           --           --
  Acquisition, management and
    disposition fees..................      3,752           --            --          --           --           --
  Interest............................        926           --            --          --           --          134
  Other...............................        828           61            --         309           45          412
                                         --------       ------       -------     -------       ------      -------
                                          108,810        4,586            --       8,395        2,208       14,130
Expenses
  Property operating and maintenance
    expenses exclusive of depreciation
    and amortization..................     43,230        1,694            --       3,518          901        5,796
  Management fees, related parties....         --           --            --         334           --          959
  Depreciation -- real estate
    assets............................     17,926          945            --       2,003          482        2,245
             -- other.................        640           --            --          --           --           --
  Amortization of deferred financing
    fees..............................        700           --            --          --           --           --
  Amortization of intangible assets...         --           --            --          --           --           --
  Painting services...................      1,491           --            --          --           --           --
  Cost associated with abandoned
    projects..........................        310           --            --          --           --           --
  General and administrative..........      6,085           --            --          --           --          273
  Charge for unrecoverable funds
    advanced to non-owned properties
    and other.........................      1,764           --            --          --           --           --
  Costs associated with reorganization
    plan (k)..........................         --           --            --          --           --           --
  Interest expense....................     19,144        1,355        (1,883)      4,068        1,024          712
                                         --------       ------       -------     -------       ------      -------
                                           91,290        3,994        (1,883)      9,923        2,407        9,985
                                         --------       ------       -------     -------       ------      -------
    Income from operations............     17,520          592         1,883      (1,528)        (199)       4,145
Minority interests in net loss of
  consolidated subsidiaries...........         --           --            --          --           --           --
Gain on sale of land..................      1,608           --            --          --           --           --
Equity in net income of joint
  ventures............................        561           --            --          --           --           --
                                         --------       ------       -------     -------       ------      -------
Income (loss) before extraordinary
  items...............................   $ 19,689       $  592       $ 1,883     $(1,528)      $ (199)     $ 4,145
                                         ========       ======       =======     =======       ======      =======
Income before extraordinary items
  applicable to common shares.........   $ 14,205
                                         ========
Per share data:
  Income before extraordinary items
    per share -- basic and diluted....   $    .88
                                         ========
  Weighted average
    number of shares -- basic.........     16,200
                                         ========
                   -- diluted.........     16,222
                                         ========

                                           PRO FORMA ADJUSTMENTS
                                                (UNAUDITED)
                                        ---------------------------
                                           (e)        MERGER
                                                        AND           COMPANY
                                           MIG      ACQUISITION      PRO FORMA
                                        COMPANIES   ADJUSTMENTS      (unaudited)
                                         -------      -------        --------
Revenues
  Rental..............................   $    --      $    --        $129,998
  Painting services...................        --           --           1,664
  Acquisition, management and
    disposition fees..................     9,103       (1,293)  (f)     9,809
                                                       (1,753)  (n)
  Interest............................        43           --           1,103
  Other...............................     1,478           --           3,133
                                         -------      -------        --------
                                          10,624       (3,046)        145,707
Expenses
  Property operating and maintenance
    expenses exclusive of depreciation
    and amortization..................        --          372   (g)    55,511
  Management fees, related parties....        --       (1,293)  (f)        --
  Depreciation -- real estate
    assets............................        --        1,415   (h)    25,016
             -- other.................       166           --             806
  Amortization of deferred financing
    fees..............................        --           --    --       700
  Amortization of intangible assets...        --          641   (i)       641
  Painting services...................        --           --    --     1,491
  Cost associated with abandoned
    projects..........................        --           --             310
  General and administrative..........    10,149         (175)  (j)    16,332
  Charge for unrecoverable funds
    advanced to non-owned properties
    and other.........................        --           --           1,764
  Costs associated with reorganization
    plan (k)..........................     1,291           --           1,291
  Interest expense....................       245          (35)  (l)    24,630
                                         -------      -------        --------
                                          11,851          925         128,492
                                         -------      -------        --------
    Income from operations............    (1,227)      (3,971)         17,215
Minority interests in net loss of
  consolidated subsidiaries...........       206         (206)  (m)        --
Gain on sale of land..................        --           --           1,608
Equity in net income of joint
  ventures............................        73           --             634
                                         -------      -------        --------
Income (loss) before extraordinary
  items...............................   $  (948)     $(4,177)       $ 19,457
                                         =======      =======        ========
Income before extraordinary items
  applicable to common shares.........                               $ 13,973
                                                                     ========
Per share data:
  Income before extraordinary items
    per share -- basic and diluted....                               $    .62
                                                                     ========
  Weighted average
    number of shares -- basic.........                                 22,609  (o)
                                                                     ========
                   -- diluted.........                                 22,631  (o)
                                                                     ========

                     ASSOCIATED ESTATES REALTY CORPORATION
              NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                     FOR THE PERIOD ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 (a) Reflects the revenues and expenses of the Previously Reported Acquisitions for the period January 1, 1997 through the date of acquisition.

     Interest expense assumes interest at market rates with respect to mortgages assumed or at the rate of the Company's Line of Credit or Medium Term Notes, as applicable.

     Depreciation expense reflects the pro forma depreciation charge utilizing the properties' respective purchase prices and an estimated useful life of 30 years for buildings.

 (b) Represents the reduction of interest expense associated with the repayment of debt utilizing the proceeds of the 1.75 million Common Share offering completed on July 2, 1997 and the issuance of a $20 million medium term note issued on April 8, 1998.

 (c) Represents the revenues and expenses of the MRT Properties for the year ended December 31, 1997. The MRT Properties were acquired by the Company on February 3, 1998.

     Interest expense assumes interest at market rates with respect to mortgages assumed or at the rate of the Company's Line of Credit or unsecured term loan, as applicable.

     Depreciation expense reflects the pro forma depreciation charge utilizing the properties' respective purchase prices and an estimated useful life of 30 years for buildings.

 (d) Reflects the revenues and expenses of Country Club Apartments for the year ended December 31, 1997. Country Club Apartments was acquired by the Company on February 19, 1998.

     Interest expense assumes interest at the weighted average rate of the Company's Line of Credit.

     Depreciation expense reflects the pro forma depreciation charge utilizing the property's purchase price and an estimated useful life of 30 years for buildings.

 (e) Represents the respective historical statement of operations of the MIG REIT Properties and the MIG Companies (proposed purchase transactions) for the year ended December 31, 1997.

 (f) Decrease results from the elimination of management and advisory fees earned by the MIG Companies from the MRT and MIG REIT Properties as follows:

MRT Properties....................................    $  334
MIG REIT Properties...............................       959
                                                      ------
                                                      $1,293
                                                      ======

 (g) Charge for maintenance and repairs to conform the accounting policies of the acquired and proposed acquisition properties to those of the Company.

 (h) Represents the net increase in depreciation for real estate to be acquired as a result of recording the MIG REIT Properties at their respective purchase prices (which exceeds historical costs). Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets of approximately 30 years.

     Calculation of the pro forma adjustment of depreciation of real estate property for the year ended December 31, 1997:

Depreciation expense based upon an estimated
  useful life of approximately 30 years...........    $3,660

Less: Historic MIG REIT Properties depreciation of
  real estate property............................     2,245
                                                      ------
                                                      $1,415
                                                      ======

                     ASSOCIATED ESTATES REALTY CORPORATION
      NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS -- (CONTINUED)

      Notes (a), (c) and (d) describe depreciation of all other real estate acquisitions reflected in this pro forma presentation.

 (i) Reflects the amortization of the intangible assets, including goodwill, recognized from the MIGRA Merger. Intangible assets including key employees and client lists are being amortized over seven years, while goodwill is being amortized over 13 years. The amounts allocated among the aforementioned intangible assets are based upon a preliminary purchase price and certain estimates. However, management believes that the impact of such adjustments, if any, will not be material.

 (j) Decrease results from the duplication of directors' fees, directors and officers' insurance costs and certain audit fees which will be eliminated or reduced upon the purchase of the MIG REIT Properties.

 (k) Represents costs incurred by the MIG Companies associated with an abandoned financing and reorganization plan. Such costs are non-recurring.

 (l) Represents the net decrease in interest expense incurred on funds borrowed under the Company's Line of Credit to finance the acquisition of the MIG REIT Properties and the MIGRA Merger. Interest expense assumes interest at the weighted average rate of the Company's line of credit.

(m) To eliminate the minority interests in the net loss of consolidated subsidiaries, which interests are being acquired by the Company.

 (n) The adjustment represents the revenue earned by MIGRA or its affiliates from the management contracts which the Company has been informed will not be available for assignment to the Company at the closing of the MIGRA Merger. No adjustment to the expenses was made since costs are not specifically identifiable to the contracts. There can be no assurance that the remaining contracts will be assigned to the Company at the closing of the MIGRA Merger.

 (o) Assumes 1.75 million shares issued in connection with the Common Share offering on July 2, 1997 and shares issued in connection with the MIGRA Merger and the acquisition of the MIG REIT Properties occurred as of January 1, 1997. Common shares assumed to be issued in connection with the MIGRA Merger exclude the common shares whose issuance is contingent upon the satisfaction of certain conditions. Common shares assumed to be issued for the merger are 408,318. In addition, the 5.124 million common shares assumed to be issued for the acquisition of the MIG REIT Properties is subject to potential adjustment. [See note (a.iii) of the pro forma balance sheet.] Also excludes operating partnership units issued in connection with the assumed purchase of the Developments which are, in certain circumstances and, at the option of the Company, exchangeable on a one-for-one basis into common shares of the Company. Such potential common shares are excluded from the per share presentation since the Developments are assumed to be acquired on March 31, 1998, and prior to that time, had limited or no operating history.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, Common Shares represented by proxies, unless otherwise specified, will be voted for the election of the six nominees hereinafter named, each to serve as a director until the next annual meeting of shareholders and until his successor is duly elected and qualified.

     If for any reason any of the nominees is not a candidate (which is not expected) when the election occurs, it is intended that proxies will be voted for the election of a substitute nominee designated by the Board of Directors. The following information is furnished with respect to each person nominated for election as a director.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                       DIRECTOR
   NAME AND AGE                    PRINCIPAL OCCUPATION                 SINCE
   ------------                    --------------------                --------

Jeffrey I. Friedman        Chairman of the Board of Directors,           1993
46                         President and Chief Executive
                           Officer of the Company

Mark L. Milstein           President of Adam Construction                1993
35                         Company

Albert T. Adams            Partner, Baker & Hostetler LLP                1996
47

Gerald C. McDonough        Retired                                       1993
69

Frank E. Mosier            Retired                                       1993
67

Richard T. Schwarz         President and Chief Executive                 1994
46                         Officer, Monashee Partners Inc.

     Jeffrey I. Friedman has been Chairman of the Board, President and Chief Executive Officer of the Company since its organization in July 1993. Mr. Friedman joined AEG, the Company's predecessor, in 1974 and was the Chief Executive Officer and President of Associated Estates Corporation, an owner and manager of multifamily residential apartment facilities, from 1979 to 1993.

     Mark L. Milstein has been a director of the Company since its organization. Mr. Milstein has been President of Adam Construction Company since 1993 and has been a Senior Project Manager for Adam Construction Company, a general contractor, since 1988, supervising the construction and rehabilitation of various projects for AEG. Mr. Milstein is the brother-in-law of Jeffrey I. Friedman.

     Albert T. Adams has been a partner with the law firm of Baker & Hostetler LLP in Cleveland, Ohio, since 1984, and has been affiliated with the firm since 1977. Mr. Adams is a graduate of Harvard College, Harvard Business School and Harvard Law School. He serves as a member of the Board of Trustees of the Greater Cleveland Roundtable and of Western Reserve Historical Society and is a Vice President of the Harvard Business School Club of Northeastern Ohio. Mr. Adams is a director of Boykin Lodging Company and Developers Diversified Realty Corporation.

     Gerald C. McDonough served as Chairman and Chief Executive Officer of Leaseway Transportation Corp., a highway transportation company, from 1982 until his retirement in July 1988. Mr. McDonough serves as an Independent Trustee of The Fidelity Funds and is a director of Commercial Intertech Corporation, CUNO, Inc. and York International Corporation.

     Frank E. Mosier served as Vice Chairman of the Advisory Board of BP America Inc., a producer and refiner of petroleum products, from 1991 to 1993. Mr. Mosier was Vice Chairman of BP America Inc. from

1988 until his retirement in 1991 and President and Chief Operating Officer of BP America Inc. from 1986 to 1988. Mr. Mosier serves as a director of Boykin Lodging Company.

     Richard T. Schwarz is President and Chief Executive Officer of Monashee Partners Inc., a company in the business of providing commercial real estate construction loans. Mr. Schwarz was President of Laurel Industries, Inc., a subsidiary of Occidental Petroleum Corporation, from August 1996 to September 1997. Mr. Schwarz was Vice President and General Manager, Antimony Division, Laurel Industries, Inc. from 1983 to August 1996.

     After the election of directors as provided herein, a vacancy will exist on the Board of Directors. If the Acquisitions are consummated, the directors intend to fill that vacancy with Larry E. Wright. Mr. Wright has been Chairman of the Board, President and Chief Executive Officer of MIGRA since 1982. No decision has been made with respect to a candidate to fill the vacancy if the Acquisitions are not consummated.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee, an Executive Compensation Committee and an Executive Committee. The Board of Directors does not have a nominating committee. The Board of Directors held six meetings in 1997. Each member of the Board of Directors attended at least 75% of the meetings held in 1997 of the Board of Directors and committees of which he was a member.

     Audit Committee. The Audit Committee, which consists of Messrs. McDonough (Chairman), Adams, Mosier and Schwarz, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the audit plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held two meetings in 1997.

     Executive Compensation Committee. The Executive Compensation Committee, which consists of Messrs. Mosier (Chairman), Adams, McDonough and Schwarz, determines compensation for the Company's executive officers and administers the Company's stock option plan. The Executive Compensation Committee held three meetings in 1997.

     Executive Committee. The Executive Committee, which during 1997 consisted of Messrs. Friedman (Chairman), Milstein and Jerome Spevack, possesses and may exercise the power of the Board of Directors in the management of the business and affairs of the Company (other than filling vacancies on the Board or any committees thereof) during intervals between meetings of the Board of Directors. The Executive Committee held four meetings in 1997.

     Pricing Committee. The Pricing Committee, which during 1997 consisted of Messrs. Friedman, Adams and Spevack, is authorized to approve the price and terms of offerings of up to an aggregate amount of $50 million of the Company's debt and equity securities. The Pricing Committee was established in August, 1997 and did not hold any meetings in 1997.

COMPENSATION OF DIRECTORS

     The Company pays an annual fee of $16,000, plus a fee of $1,000 for each Board or committee meeting attended, to its directors who are not employees of the Company. Employees of the Company who are also directors are not paid any director fees. Each non-employee director is reimbursed for expenses incurred in attending meetings.

     Non-employee directors are permitted to defer all or a portion of their fees pursuant to the Company's Directors' Deferred Compensation Plan. The plan is unfunded and participants' contributions are converted to units, the value of which fluctuates according to the market value of the Common Shares.

                             EXECUTIVE COMPENSATION

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     Introduction. The Executive Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for determining compensation to be paid to the Company's executive officers. The Committee members are Frank E. Mosier (Chairman), Albert T. Adams, Gerald C. McDonough and Richard T. Schwarz. The Committee is also responsible for making major policy decisions with respect to health care and other benefit plans and administering the Company's Executive Incentive Plan, Long-Term Incentive Compensation Plan, Share Incentive Plan, the Equity-Based Incentive Compensation Plan and the Supplemental Executive Retirement Plan.

     Governing Principles. The Company's executive compensation philosophy is guided by several principles, as set forth below:

     - to provide competitive levels of total compensation in order to attract, motivate and retain highly capable executives;

     - to align the interests of executives and shareholders by linking a substantial portion of each executive's compensation directly to the Company's performance;

     - to reward performance that contributes to the profitable growth of the Company, as measured by the creation of sustained shareholder value; and

     - to balance short- and longer-term variable, incentive compensation to achieve desired financial and operating results that tie pay to performance.

     To this end, the Committee determines executive compensation consistent with a philosophy of compensating executive officers, including the Chief Executive Officer, based on their responsibilities and the Company's performance as measured by the achievement of established annual and longer-term goals. The key components of the program are base salary, annual performance bonuses and long-term incentive compensation. The Committee does not allocate a fixed percentage of compensation to each of these three elements, but intends to work with management to design compensation structures that will best serve the Company's goals. Each of these components is discussed separately below. The Company has engaged Watson Wyatt Worldwide to assist in the design and continuing development of the compensation program.

     In establishing base salaries, incentive plan award opportunities and related financial performance goals, the Committee has considered, among other things, the size and certain performance criteria of those companies included in the Peer Group identified in the performance graph on page 62 (excluding Equity Residential Property Trust and Security Capital Pacific Trust due to their significantly larger size). The Committee believes the executive compensation program, in total, appropriately considers the Company's overall performance relative to the Peer Group as measured primarily by Funds From Operations (FFO) and that the compensation earned in 1997 by the executive officers is reflective of such comparable performance.

     The Committee has examined the Company's potential exposure relating to
Section 162(m) of the Internal Revenue Code of 1986, as amended. In any event, and in order to avoid potential problems with deductibility in the future, the Company has obtained shareholder approval of certain of its compensation plans so that amounts paid under these plans would qualify as performance-based compensation and thus be exempt from the limitations on deductibility imposed by
Section 162(m).

     Base salary. Base salaries for executive officers are reviewed annually and reflect economic and competitive trends, role responsibilities, individual accomplishments and overall achievements of the Company. In adjusting base salaries for executive officers, the Committee has examined competitive trends by analyzing salaries paid within the multifamily REIT industry, internal equity among executives, any planned responsibility changes for the coming year, and individual accomplishments.

     Annual Performance Bonus. All of the Company's executive officers are eligible to participate in an annual bonus plan which provides for annual performance bonuses based upon the Company's performance against certain annual performance benchmarks tied to Funds From Operations (FFO) per share. The Chief Executive Officer's bonus plan is set forth in his Employment Agreement and the other officers participate in the Company's Executive Incentive Plan. The performance measures and goals of these two plans are the same. Funds From Operations is defined by NAREIT as net income (loss) determined in accordance with generally accepted accounting principles, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Annual incentive opportunities are set at the beginning of each year and are based upon the participant's level of responsibility and salary. These incentives are communicated to participants in the form of minimum and target incentive opportunities. Award payouts may be made in a combination of cash and restricted shares, at the discretion of the Committee. Since the Company did not meet minimum performance benchmarks, no participant earned an annual performance bonus in 1997.

     Long-Term Incentives. Long-term incentive compensation is delivered through the Long-Term Incentive Compensation Plan, Share Incentive Plan and Equity-Based Incentive Compensation Plan. All executive officers are eligible to participate in all plans.

     The Long-Term Incentive Compensation Plan rewards the achievement of corporate goals and performance that are in the long-term interests of shareholders. The Plan is strictly performance-based and focuses on actions of management to improve the Company's business as defined by compounded growth in Funds From Operations per share over a three-year period. The Committee establishes the Funds From Operations growth benchmarks at the beginning of each three-year Plan cycle based upon the performance expectations of the Company given its specific business circumstances. Awards earned under the Plan may be paid in a combination of cash and restricted shares, at the discretion of the Committee. Since the Company did not meet minimum performance benchmarks for the initial three-year cycle of the Plan, no award was earned by any participant at the end of 1997.

     The Equity-Based Incentive Compensation Plan and Share Incentive Plan provide executive officers and other key employees of the Company the opportunity to earn common shares or share-based incentives as a means of strengthening mutual interests between management and shareholders. The Committee believes that by providing key employees with an opportunity to increase their ownership of shares in the Company, the interests of shareholders and executives will be closely aligned. Awards made under the Plans may be in the form of share options, restricted shares or deferred shares. Share options are granted at no less that 100% of the current fair market value of the Company's shares on the date of the grant and will only be of value to the extent the share price increases over time. Generally, share options and restricted share awards will vest in installments over no less than a three-year period and, in most cases, in order to exercise the vested options or have restrictions lapse, the applicable employee must be employed by the Company at the time of the event. In determining whether and in what amount to make grants under the Plans the Committee considers, among other factors, the scope of responsibility, the anticipated performance, and the contribution to the Company, of the proposed award recipient.

     Pursuant to these two Plans, share options grants were made to certain employees, including each of the executive officers (other than Mr. Selby who was first employed by the Company in September 1996), at the time of the Company's initial public offering in November 1993. A restricted share grant was made to Mr. Bikun and Mr. Fishman in 1995, and Mr. Selby received a grant of options at his time of hire. No subsequent share-based awards were made under these Plans until December 1997, at which time the Committee authorized grants of share options to executive officers as identified in the Summary Compensation Table and Options/SAR Grants Table. The Committee also approved grants of restricted shares to Mr. Bikun, Mr. Fishman, and Mr. Selby in connection with 1998 base salary adjustments.

     Supplemental Executive Retirement Plan. The Company's Supplemental Executive Retirement Plan (the "SERP") was adopted by the Board of Directors on January 1, 1997. This Plan was implemented to provide competitive retirement benefits for executive officers and to act as a retention incentive. The SERP is administered by the Committee. This non-qualified, unfunded, defined contribution plan extends to certain named officers of the Company nominated by the Chief Executive Officer and approved by the Committee. The SERP provides for the Company to make a contribution to the account of each of the participating officers at the end of each Plan year. The contribution, which is a percentage of eligible earnings (including base salary and payments under the Executive Incentive Plan), is set by the Committee at the beginning of each Plan year. Contributions will not be taxable to the participant (other than social security and federal unemployment taxes) until distribution. The contribution is treated by the Company as an unfunded liability until the benefits are paid and a deduction is recognized. The account balances earn interest each year at a rate that approximates the Company's average cost of capital. The Committee approves this interest rate at the beginning of each Plan year.

     At January 1, 1997, the SERP's inception date, an initial contribution, as referenced in the Summary Compensation Table found on page 60, was established to give credit for a specified portion of each participant's prior years of service. This initial contribution amount is credited to the participants' accounts, in equal installments, over a five-year period.

     Each participant's SERP account is vested upon his retirement at age 55, at the discretion of the Committee and in accordance with the SERP, upon his retirement by reason of total disability or upon his death. In the event the participant retires or otherwise terminates his employment with the Company in a manner other than listed in the previous sentence, the participant's SERP account is forfeited.

     A participant must elect the manner in which his balance will be distributed upon retirement. At least one year prior to the intended retirement, a participant can elect to receive his payment either in a lump sum cash distribution or in monthly installments over a period not to exceed five years.

     Upon a Change in Control (as hereinafter defined), all of the SERP accounts will be fully credited with the initial contribution if they have not already been credited and will be fully vested in the participants' accounts. Within 30 days of a Change in Control, the Company must make a cash contribution to an irrevocable "rabbi" trust in an amount necessary to fund fully the SERP accounts. For purposes of the SERP, a Change in Control means the first of the following to occur:

          (a) any person or group of commonly controlled persons owns or controls, directly or indirectly, 50% or more of the voting control or value of the capital shares of the Company;

          (b) any person or group of commonly controlled persons that owned less than 5% of the voting control or value of the capital shares of the Company within 30 days following consummation of the initial public offering of the Company's Common Shares owns or controls, directly or indirectly, more than 20% of the voting control or value of the capital shares of the Company; or

          (c) the shareholders of the Company approve an agreement to merge or consolidate with another corporation or other entity resulting (whether separately or in connection with a series of transactions) in a change in ownership of 20% or more of the voting control or value of the capital shares of the Company, or an agreement to sell or otherwise dispose of all or substantially all of the assets (including, without limitation, a plan of liquidation or dissolution), or otherwise approve a fundamental alteration in the nature of the Company's business.

     Shareholder approval of the Acquisitions will trigger a Change in Control under the SERP. However, all of the Participants have waived their rights with respect thereto.

     Chief Executive Officer Compensation. The base compensation for Jeffrey I. Friedman was established and has been administered pursuant to an employment agreement (the "Employment Agreement") which was entered into between Mr. Friedman and the Company as of November 10, 1993, in connection with the Company's IPO and was amended and restated as of January 1, 1996. For 1997, Mr. Friedman earned a base salary of $458,480, which was a 4.2% increase over his 1996 salary level and consistent with general industry practice. The Committee made no base salary adjustment for 1998.

     Prior to 1996, the Employment Agreement provided for an annual cash bonus for Mr. Friedman based on the growth in the Company's Distributable Cash Flow (as defined in the agreement). The amended Agreement now provides for a performance bonus based upon annual performance benchmarks tied to Funds From Operations per share, consistent with the Executive Incentive Plan in which the other executive officers participate. Mr. Friedman did not earn a bonus in 1997 under his annual performance program, nor did he receive an award under the Long-Term Incentive Compensation Plan in which he is a participant. The Committee approved a grant of 250,000 stock options to Mr. Friedman in December 1997 as an incentive to increase shareholder value through his continued leadership and management of the Company.

                        Executive Compensation Committee

Frank E. Mosier, Chair  Albert T. Adams
Gerald C. McDonough     Richard T. Schwarz

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the year ended December 31, 1997, with respect to the cash compensation earned and the number of stock options granted to the Company's Chief Executive Officer and the Company's other executive officers whose base compensation exceeded $100,000.

                                                                      LONG-TERM
                                                                    COMPENSATION
                                  ANNUAL COMPENSATION                  AWARDS
                             ------------------------------    -----------------------
                                                               RESTRICTED
                                                                 STOCK          STOCK      ALL OTHER
                             FISCAL    SALARY        BONUS       AWARDS        OPTIONS    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR       ($)          ($)         ($)            (#)         ($)(1)
---------------------------  ------    ------        -----     ----------      -------    ------------
Jeffrey I. Friedman           1997     458,480          -0-         -0-        250,000       75,191
 Chairman, President and      1996     440,000      227,854         -0-            -0-          N/A
  Chief Executive Officer     1995     385,000      101,409         -0-            -0-          N/A

Jerome Spevack(2)             1997     175,000          -0-         -0-            -0-          N/A
 Vice President               1996     175,000       54,374         -0-            -0-          N/A
                              1995     175,000       52,500         -0-            -0-          N/A

Martin A. Fishman             1997     161,000          -0-      10,015(3)      70,000       32,545
 Vice President, General      1996     154,150       52,277         -0-            -0-          N/A
  Counsel and Secretary       1995     154,500       46,350      10,250(4)         -0-          N/A

Thomas G. Selby               1997     150,000          -0-      10,015(3)      70,000       10,131
 Vice President,              1996      37,500(6)    10,000         -0-         25,000(7)       N/A
  Operations(5)

Dennis W. Bikun               1997     150,000          -0-      10,015(3)      70,000       25,659
 Chief Financial Officer      1996     135,713       42,167         -0-            -0-          N/A
  and Treasurer               1995     123,375       37,013      10,250(4)         -0-          N/A

---------------

(1) Reflects one-fifth of the initial contributions under the SERP.

(2) Mr. Spevack tendered his resignation from the Company effective May 1, 1998.

(3) Constitutes a grant of 439 Common Shares on December 3, 1997 which are subject to restrictions on transfer and forfeiture for a period of three years from the date of grant. The closing market price of the Company's Common Shares on the date of grant was $22.8125.

(4) Constitutes a grant of 500 Common Shares on December 6, 1995 which are subject to restrictions on transfer and forfeiture for a period of three years from the date of grant. The closing market price of the Company's Common Shares on the date of grant was $20.50.

(5) Mr. Selby tendered his resignation from the Company effective March 20, 1998.

(6) Mr. Selby was employed by the Company as of September 30, 1996.

(7) In connection with his employment, Mr. Selby was granted 25,000 options to purchase Common Shares at an exercise price of $20.50. The options have terminated pursuant to the terms of the Share Incentive Plan.

OPTION GRANTS IN 1997

     The following table sets forth information with respect to options to purchase Common Shares granted during 1997 by the Company to executive officers named in the Summary Compensation Table:

                                    NUMBER OF      PERCENT OF
                                   SECURITIES     TOTAL OPTIONS    EXERCISE                     GRANT
                                   UNDERLYING      GRANTED TO      OF BASE                      DATE
                                     OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION      PRESENT
              NAME                 GRANTED(#)         1997          ($/SH)        DATE       VALUE($)(1)
              ----                 ----------     -------------    --------    ----------    -----------
Jeffrey I. Friedman                  250,000           37%          $24.06      10/21/07      $465,725
Jerome Spevack                           -0-           -0-             N/A           N/A           N/A
Martin A. Fishman                     70,000           10%          $24.06      10/21/07      $130,403
Thomas G. Selby                       70,000           10%          $24.06      10/21/07      $130,403
Dennis W. Bikun                       70,000           10%          $24.06      10/21/07      $130,403

---------------

(1) Based on a Black Scholes pricing model, using a volatility assumption of 16.3% based on the Company's historical weekly stock price history from November 1993 through the date of the grant, a risk-free rate of return of approximately 6.00%, a dividend yield of 7.8% based on the weighted average annual dividend yield for 1996 and 1997, and a term of eight years.

AGGREGATED OPTION EXERCISES IN 1997 AND 1997 YEAR-END OPTION VALUES

     The following table sets forth information with respect to options to purchase Common Shares exercised during 1997 by the executive officers named in the Summary Compensation Table and the number and value of options held on December 31, 1997.

                                                                                         VALUE OF
                                                                     NUMBER OF         UNEXERCISED
                                                                    UNEXERCISED        IN-THE-MONEY
                                                                    OPTIONS AT          OPTIONS AT
                                                                    1997 YEAR-          1997 YEAR-
                                         SHARES        VALUE          END(#)              END($)
                                       ACQUIRED ON    REALIZED     EXERCISABLE/        EXERCISABLE/
                NAME                   EXERCISE(#)      ($)        UNEXERCISABLE     UNEXERCISABLE(1)
                ----                   -----------    --------     -------------     ----------------
Jeffrey I. Friedman                        -0-          -0-       200,000/250,000     $  350,000/-0-
Jerome Spevack                             -0-          -0-            25,000/-0-     $   43,750/-0-
Martin A. Fishman                          -0-          -0-         20,000/70,000     $   35,000/-0-
Thomas G. Selby(2)                         -0-          -0-          8,333/86,667     $27,082/54,168
Dennis W. Bikun                            -0-          -0-         20,000/70,000     $   35,000/-0-

---------------

(1) Based upon a December 31, 1997 closing price of $23.75.

(2) Mr. Selby's options have terminated pursuant to the terms of the Share Incentive Plan.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Jeffrey I. Friedman. This agreement provided for an initial three-year term which commenced November 18, 1993 and is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either party to terminate by giving one year's prior written notice. Pursuant to this agreement, Mr. Friedman is required to devote to the Company his entire business time and may engage in future real estate activities only through the Company. In addition, Mr. Friedman is prohibited from competing with the Company for a period of three years following termination of employment. The agreement provides for the annual base salary set forth under the Summary Compensation Table, as well as the use of an automobile, membership in a golf club and a business club, an allowance of up to $10,000 annually for financial planning, tax return and preparation service, and certain additional compensation. The agreement was amended in January 1996 to provide for an annual performance bonus equal to 25% to 100% of his annual base salary based on the Company achieving certain Funds From Operations benchmarks. The agreement contains a change-in-control provision identical to the provision contained in the SERP. See "--Report of the Executive Compensation Committee--Supplemental Executive Retirement Plan." The change-in-control provision will be triggered by the Acquisitions, but Mr. Friedman has waived his rights in connection therewith.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Executive Compensation Committee are Frank E. Mosier (Chairman), Albert T. Adams, Gerald C. McDonough and Richard T. Schwarz. For a discussion of the relationship between the Company and Mr. Adams, see "CERTAIN TRANSACTIONS."

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in the Common Shares with the cumulative total return of a hypothetical investment in each of the Standard & Poor's Composite--500 Index ("S&P 500"), and a peer group of multifamily equity REITs identified by the Company ("Peer Group"). The comparison is based on the respective market prices of each such investment on the dates shown below, assuming an initial investment of $100 on November 10, 1993 and the reinvestment of dividends.

                   COMPARISON OF THE CUMULATIVE TOTAL RETURN
             AERC COMMON, S&P COMPOSITE 500 AND PEER GROUP INDICES

                                       ASSOCIATED                                            ASSOCIATED
                                        ESTATES                            NAREIT ALL         ESTATES
        MEASUREMENT PERIOD               REALTY                           EQUITY REIT       REALTY PEER
      (FISCAL YEAR COVERED)           CORPORATION         S&P 500            INDEX             GROUP
11/10/93                                      100.00            100.00            100.00            100.00
12/31/93                                       94.32            100.94             96.15             96.90
06/30/94                                      104.48             97.52            101.26             98.35
12/31/94                                      104.05            102.28             98.99             99.35
06/30/95                                      106.98            122.95            104.86             99.01
12/31/95                                      115.83            140.71            113.97            111.50
06/30/96                                      115.63            154.90            122.05            119.53
12/31/96                                      139.33            172.88            154.68            146.96
6/30/97                                       140.71            208.50            163.50            156.34
12/31/97                                      150.80            230.57            186.01            170.23

(a) The Peer Group is comprised of: The Company, Ambassador Apartments, Inc., Amli Residential Properties, Avalon Properties, Inc., BRE Properties, Inc., Berkshire Realty Co., Bay Apartment Communities, Camden Property Trust, Equity Residential Property Trust, Essex Property Trust, Inc., Gables Residential Trust, Home Properties of New York, Irvine Apartment Communities, Merry Land & Investment Co., Mid-America Apartment, Oasis Residential, Inc., Post Properties, Inc., Security Capital Pacific Trust, Summit Properties, Inc., Charles E. Smith Residential, Town & Country Trust, United Dominion Realty Trust and Walden Residential Properties. The Company's Peer Group in 1997 also included Columbus Realty Trust, Evans Withycombe Residential, and Prime Residential, Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Shares of the Company as of April 30, 1998 (except as otherwise indicated in the footnotes below), by: (a) the Company's Chief Executive Officer and the Company's other executive officers named in the Summary Compensation Table; (b) the Company's directors and nominees for director; (c) each other person who is known by the Company to own beneficially more than 5% of the outstanding Common Shares (based on filings with the SEC); and (d) the Company's executive officers and directors as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all Common Shares set forth opposite their names.

                                                             AMOUNT AND
                                                             NATURE OF
                NAME (AND ADDRESS) OF                        BENEFICIAL                  PERCENT
                   BENEFICIAL OWNER                         OWNERSHIP(1)                OF CLASS
                ---------------------                       ------------                --------
Albert T. Adams                                                   5,000                      *

Dennis W. Bikun                                                  20,939(2)(3)                *

Martin A. Fishman                                                21,514(2)(3)                *

Jeffrey I. Friedman                                           1,158,681(4)                 6.7%
5025 Swetland Court
Richmond Heights, Ohio 44143

Gerald C. McDonough                                               9,750(2)                   *

Mark L. Milstein,                                             1,028,453(5)                 5.9
4400 Emery Industrial Parkway
Warrensville Heights, Ohio 44128

Frank E. Mosier                                                  10,750(2)                   *

Richard T. Schwarz                                               10,001(2)(6)                *

Jerome Spevack                                                   87,541                      *

Robert Milstein                                               1,368,324                    7.9
7777 Forest Lane Rd., Suite C 618
Dallas, Texas 75230

All executive officers and directors as a group (9
  persons)                                                    2,352,629                   13.6

---------------

  * Less than 1%

(1) Includes Common Shares subject to options currently exercisable or exercisable within 60 days as follows: Mr. Adams--5,000; Mr. Bikun--20,000; Mr. Fishman--20,000; Mr. Friedman--200,000; Mr. McDonough--6,250; Mr. Mosier--6,250; Mr. Schwarz--6,250; and Mr. Spevack--25,000.

(2) Includes 500 Common Shares granted to the individual on December 6, 1995, which are subject to restrictions on transfer for a three-year period.

(3) Includes 439 Common Shares granted to the individual on December 3, 1997, which are subject to restrictions on transfer for a three-year period.

(4) Includes 399,865 Common Shares owned of record by Susan M. Friedman, Mr. Friedman's wife, and 7,346 Common Shares owned of record by Mr. Friedman's children.

(5) Consists of Common Shares held in a revocable trust of which Mark L. Milstein is the sole trustee.

(6) Includes 450 Common Shares held by Mr. Schwarz's children.

                              CERTAIN TRANSACTIONS

     Baker & Hostetler LLP, a law firm in which Albert T. Adams is a partner, has been retained by the Company to perform legal services on its behalf, and the Company expects that Baker & Hostetler LLP will continue to provide such services during 1998. Mr. Adams is a director of the Company.

     In May 1997, the independent directors of the Company approved a loan in the aggregate amount of $3,342,000 from the Company to Jeffrey I. Friedman. Mr. Friedman used the proceeds of the loan to purchase 150,000 Common Shares from Mark Milstein. The loan is evidenced by two promissory notes entered into on May 23, 1997. The notes bear interest, payable quarterly, at an interest rate equal to the Company's cost of borrowing under its credit facility with the principal due May 1, 2003. As of May 5, 1998, the interest rate under the notes was 6.6630% per annum. The loan is secured, in part, by 150,000 Common Shares.

     In the ordinary course of its management business, the Company advances funds on behalf of, or holds funds for the benefit of, property owners (including affiliates) and joint ventures whose properties are managed by the Company or one of its subsidiaries. On February 19, 1998, the affiliated entities that owed the advances made capital calls to their partners for the purpose of repaying certain of these advances outstanding on December 31, 1997. As of the date hereof, substantially all of the capital calls from the partners (including Messrs. Mark and Robert Milstein) of all affiliated entities which do not own Government-Assisted Properties has been paid and used to repay advances in the aggregate amount of approximately $3,500,000. A corporation substantially owned by Messrs. Mark and Robert Milstein and Mr. Friedman's wife acts as the general partner (the "General Partner") of the affiliated entities which own Government-Assisted Properties (the "Assisted Entities"). Mark and Robert Milstein have informed the Company that they have retained an expert to review the expenditures relating to the approximately $2,900,000 of aggregate capital calls from the General Partner and certain other expenditures, to determine the appropriateness of such expenditures and whether certain of such expenditures should be the responsibility of the Company and not the General Partner or the Assisted Entities. If there is a disagreement concerning the amount or necessity of, or responsibility for, any of these expenditures then the parties have agreed to resolve the same through binding arbitration. Mr. Friedman, whose wife owns approximately 31% of the outstanding capital stock of the General Partner, has agreed that regardless of the nature or resolution of any dispute, he will personally pay or cause to be paid to the Company her pro rata share of any advances not paid by the General Partner. The Company does not believe that the ultimate outcome of this disagreement will have a material adverse effect on the Company's financial position, results of operations or cash flows. On March 17, 1998, the independent directors (with the full endorsement of Messrs. Friedman, Mark Milstein and Spevack) directed the Company's executive officers to take all necessary steps to modify the Company's existing management relationships as promptly as practicable to discontinue the practice of advancing funds to affiliated entities and, until such discontinuance is in effect, to cause any necessary capital calls from affiliated entities to be made every 30 days.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and beneficial owners of more than 10% of a registered class of the Company's equity securities ("10% owners"), to file with the Commission and NYSE initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Executive officers, directors and 10% owners are required by Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its executive officers, directors and 10% owners were met.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse LLP served as independent public accountant to the Company in 1997 and has been selected to do so in 1998. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting and will answer appropriate questions from shareholders.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The documents listed below have been filed by the Company with the Commission and are incorporated by reference in this Proxy Statement:

            (i) The Company's Form 10-Q for the fiscal quarter ended March 31, 1998 filed with the Commission on May 13, 1998;

           (ii) The Company's Annual Report to Shareholders sent to shareholders on or about March 31, 1998;

           (iii) The Company's Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998;

           (iv) The Company's Form 8-K dated May 29, 1998 and filed May 29,
     1998;

            (v) The Company's Form 8-K dated February 19, 1998 and filed March 31,1998;

           (vi) The Company's Form 8-K/A-1 dated February 3, 1998 and filed April 8, 1998;

           (vii) The Company's Form 8-K dated February 3, 1998 and filed February 17, 1998;

          (viii) The Company's Form 8-K dated August 25, 1997 and filed on December 2, 1997; and

           (ix) The Company's Form 8-K/A-1 dated February 6, 1997 and filed on July 3, 1997.

     The information relating to the Company contained in this Proxy Statement does not purport to be complete and should be read together with the information contained in the documents incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference into this Proxy Statement and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement, except as so modified or superseded.

     The Company hereby undertakes to provide without charge to each person to whom this Proxy Statement has been delivered, upon written or oral request of such person, a copy of any and all documents incorporated by reference in this Proxy Statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Associated Estates Realty Corporation, 5025 Swetland Court, Richmond, Heights, Ohio 44143-1467 Attention: Barbara E. Hasenstab, Director of Investor Relations, (216) 797-8798. In order to ensure timely delivery of the requested documents prior to the Annual Meeting, any request should be made prior to June 22, 1998.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company at 5025 Swetland Court, Richmond Heights, Ohio 44143, on or before January 30 for inclusion in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting of Shareholders.

                                 OTHER MATTERS

     If the enclosed proxy is executed and returned to the Company, the persons named in it will vote the shares represented by such proxy at the meeting. The form of proxy permits specification of a vote for the election of directors as set forth under "ELECTION OF DIRECTORS" or the withholding of authority to vote in the election of directors. If no specification is made, such shares will be voted at the meeting to elect directors as set forth under "ELECTION OF DIRECTORS" above and in favor of each of the Acquisition Proposals. Director nominees who receive the greatest number of affirmative votes will be elected directors, thus abstentions and broker non-votes will not affect the results of the election. The Acquisition Proposals will be approved upon a vote of a majority of the outstanding Common Shares. If any other matters shall properly come before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. Management does not know of any other matters that will be presented for action at the meeting.

                                          By order of the Board of Directors,

                                          Martin A. Fishman,
                                          Secretary

Dated: May 30, 1998

                     ASSOCIATED ESTATES REALTY CORPORATION
                         INDEX TO FINANCIAL STATEMENTS

ACQUIRED PROPERTIES
  MRT PROPERTIES
  Report of Independent Certified Public Accountants........  F-2
  Combined Statement of Revenue and Certain Expenses for the
     year ended December 31, 1997...........................  F-3
  Notes to Combined Statement of Revenue and Certain
     Expenses...............................................  F-4
  COUNTRY CLUB APARTMENTS
  Report of Independent Accountants.........................  F-5
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1997................................  F-6
  Notes to Statement of Revenue and Certain Expenses........  F-7
PROPOSED ACQUISITIONS
  MIG RESIDENTIAL REIT, INC.
  Consolidated Financial Statements for the three months
     ended March 31, 1998 (unaudited) and 1997 (unaudited)
     and the years ended December 31, 1997, 1996 and 1995:
  Report of Independent Certified Public Accountants........  F-8
  Audited Consolidated Financial Statements
     Consolidated Balance Sheets............................  F-9
     Consolidated Statements of Income......................  F-10
     Consolidated Statements of Shareholders' Equity........  F-11
     Consolidated Statements of Cash Flows..................  F-12
     Notes to Consolidated Financial Statements.............  F-14
MIG COMPANIES
Combined Financial Statements
  Report of Independent Certified Public Accountants........  F-20
  Combined Balance Sheets as of March 31, 1998 (unaudited),
     December 31, 1997 and 1996 (unaudited).................  F-21
  Combined Statements of Operations for the three months
     ended March 31, 1998 (unaudited) and 1997 (unaudited)
     and the years ended December 31, 1997, 1996,
     (unaudited) and 1995 (unaudited).......................  F-22
  Combined Statements of Shareholders' Equity for the three
     months ended March 31, 1998 (unaudited) and the years
     ended December 31, 1997, 1996 (unaudited) and 1995
     (unaudited)............................................  F-23
  Combined Statements of Cash Flows for the three months
     ended March 31, 1998 (unaudited) and 1997 (unaudited)
     and the years ended December 31, 1997, 1996 (unaudited)
     and 1995 (unaudited)...................................  F-24
  Notes to Combined Financial Statements....................  F-26

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors
Associated Estates Realty Corporation

     We have audited the accompanying combined statement of revenue and certain expenses for certain multifamily properties (the Statement) for the year ended December 31, 1997. The Statement is the responsibility of management. Our responsibility is to express an opinion on the Statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall Statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of Associated Estates Realty Corporation) as described in Note 2 to the Statement and is not intended to be a complete presentation of the combined revenues and expenses of the certain multifamily properties described in Note 1 to the Statement (the Acquired Properties).

     In our opinion, the Statement referred to above presents fairly, in all material respects, the combined revenue and certain expenses for the Acquired Properties for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP
                                            /s/  Ernst & Young LLP

West Palm Beach, Florida
February 2, 1998

                     ASSOCIATED ESTATES REALTY CORPORATION
                                 MRT PROPERTIES
               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                       FOR CERTAIN MULTIFAMILY PROPERTIES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Revenue
  Rental....................................................  $8,085,927
  Other.....................................................     309,452
                                                              ----------
                                                               8,395,379
Certain expenses
  Personnel.................................................     878,468
  Advertising...............................................     139,802
  Utilities.................................................     619,541
  Building and grounds repair and maintenance...............     689,041
  Real estate taxes and insurance...........................     931,824
  Other operating...........................................     259,037
                                                              ----------
                                                               3,517,713
                                                              ----------
Revenue in excess of certain expenses.......................  $4,877,666
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

                     ASSOCIATED ESTATES REALTY CORPORATION
                                 MRT PROPERTIES
                        NOTES TO THE COMBINED STATEMENT
                        OF REVENUE AND CERTAIN EXPENSES
                       FOR CERTAIN MULTIFAMILY PROPERTIES

1.  OPERATING PROPERTIES

     The properties presented herein, referred to as the "MRT Properties," are summarized as follows:

              PROPERTY                        LOCATION          SUITES   YEAR BUILT
              --------                        --------          ------   ----------
The Falls Apartments.................  Duluth, Georgia           520        1986
Reflections Apartments...............  Columbia, Maryland        184        1985
Cypress Shores Apartments............  Coconut Creek, Florida    300        1991

     The combined statement of revenue and certain expenses include the operating results of each of the MRT Properties detailed above for the year ended December 31, 1997. The MRT Properties were purchased by Associated Estates Realty Corporation (the "Company") on February 3, 1998.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined statement of revenue and certain expenses (the "Statement") has been prepared on the accrual basis of accounting.

     The accompanying Statement is not representative of the actual operations for the period presented because certain expenses which may not be comparable to the expenses to be incurred by the Company in the future operations of the properties have been excluded. Expenses excluded consist of depreciation on the building and improvements and amortization of organization costs and other intangible assets, interest on debt and other general and administrative expenses not directly related to the future operations of the MRT Properties.

  Income Recognition

     Rental income attributable to residential operating leases is recorded when due from tenants.

  Repair and Maintenance

     Expenditures for maintenance and repairs are charged to operations as incurred. Betterments that improve or extend the life of the asset beyond its original condition are capitalized.

  Advertising Expense

     The cost of advertising is expensed as incurred.

  Use of Estimates

     The preparation of the Statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the Statement and accompanying notes. Actual results could differ from those estimates.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Associated Estates Realty Corporation

     We have audited the accompanying statement of revenue and certain expenses of Country Club Apartments for the year ended December 31, 1997. This historical statement is the responsibility of management. Our responsibility is to express an opinion on this historical statement based upon our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement, assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying historical statement is prepared on the basis described in
Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of Associated Estates Realty Corporation) and is not intended to be a complete presentation of the revenues and expenses of Country Club Apartments.

     In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenue and certain expenses of Country Club Apartments on the basis described in Note 2 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Price Waterhouse LLP
                                          PRICE WATERHOUSE LLP
Cleveland, Ohio
January 29, 1998

                     ASSOCIATED ESTATES REALTY CORPORATION
                            COUNTRY CLUB APARTMENTS
                   STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Revenue
  Rental income.............................................  $2,162,691
  Other income..............................................      45,184
                                                              ----------
                                                               2,207,875
Certain expenses
  Personnel.................................................     214,503
  Advertising...............................................      54,431
  Utilities.................................................      79,809
  Building and grounds repair and maintenance...............     214,676
  Real estate taxes and insurance...........................     286,887
  Other operating expenses..................................      51,002
                                                              ----------
                                                                 901,308
                                                              ----------
Revenue in excess of certain expenses.......................  $1,306,567
                                                              ==========

    The accompanying notes are an integral part of this financial statement.

                     ASSOCIATED ESTATES REALTY CORPORATION
                            COUNTRY CLUB APARTMENTS
             NOTES TO THE STATEMENT OF REVENUE AND CERTAIN EXPENSES

1.  OPERATING PROPERTY

     Country Club Apartments (the "Property") is a multifamily apartment property containing 316 suites located in Toledo, Ohio. The Property was built in 1989 and was acquired by Associated Estates Realty Corporation (the "Company") on February 19, 1998.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying statement of revenue and certain expenses has been prepared on the accrual basis of accounting.

     The accompanying financial statement is not representative of the actual operations for the periods presented, because certain expenses which may not be comparable to the expenses to be incurred by the Company in the future operations of the properties have been excluded. Expenses excluded consist of depreciation on the building and improvements and amortization of organization costs and other intangible assets, interest expense and other general and administrative expenses not directly related to the future operations of Country Club Apartments.

  Income Recognition

     Rental income attributable to residential operating leases is recorded when due from tenants.

  Repair and Maintenance

     Expenditures for maintenance and repairs are charged to operations as incurred. Betterments that improve or extend the life of the asset beyond its original condition are capitalized. Costs incurred in connection with resident turnover are charged to operations.

  Use of Estimates

     The preparation of the statement of revenue and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the statement and accompanying notes. Actual results could differ from those estimates.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders
MIG Residential REIT, Inc.

     We have audited the accompanying consolidated balance sheets of MIG Residential REIT, Inc. (the Company) as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MIG Residential REIT, Inc. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP
                                            /s/ Ernst & Young

West Palm Beach, Florida
January 28, 1998

                           MIG RESIDENTIAL REIT, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                            DECEMBER 31
                                                                    ---------------------------
                                                      MARCH 31,
                                                        1998            1997           1996
                                                     -----------    ------------    -----------
                                                     (UNAUDITED)
ASSETS
Real estate, net...................................  $95,408,991    $ 95,442,840    $75,829,988
Cash and cash equivalents..........................    3,782,492       3,820,352      3,056,332
Restricted cash....................................      366,804         373,863        345,452
Other assets.......................................      371,879         541,694        191,997
                                                     -----------    ------------    -----------
          Total assets.............................  $99,930,166    $100,178,749    $79,423,769
                                                     ===========    ============    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Accounts payable and accrued expenses............  $   623,222    $    704,791    $   417,687
  Security deposits payable and other
     liabilities...................................      678,170         482,313        459,357
  Dividends payable................................    1,250,000       1,600,000        300,000
  Note payable under line of credit................   10,000,000      10,000,000             --
                                                     -----------    ------------    -----------
                                                      12,551,392      12,787,104      1,177,044
Shareholders' equity:
  Common stock:
     Class A, par value $.001 per share -- 950,000
       shares authorized, 89,886, 89,467 and 85,260
       subscribed, 89,886, 89,467 and 78,974 issued
       and outstanding at March 31, 1998 and
       December 31, 1997 and 1996, respectively....           90              89             85
     Class B, par value $.001 per share -- 50,000
       shares authorized, 25,000 shares issued and
       outstanding at March 31, 1998 and December
       31, 1997 and 1996...........................           25              25             25
Additional paid-in capital.........................   87,378,659      87,391,531     84,564,615
                                                     -----------    ------------    -----------
                                                      87,378,774      87,391,645     84,564,725
Subscriptions receivable, 6,286 shares subscribed,
  not issued at December 31, 1996..................           --              --     (6,318,000)
                                                     -----------    ------------    -----------
                                                      87,378,774      87,391,645     78,246,725
                                                     -----------    ------------    -----------
          Total liabilities and shareholders'
            equity.................................  $99,930,166    $100,178,749    $79,423,769
                                                     ===========    ============    ===========

                            See accompanying notes.

                           MIG RESIDENTIAL REIT, INC.
                       CONSOLIDATED STATEMENTS OF INCOME

                                FOR THE THREE MONTH
                               PERIOD ENDED MARCH 31           FOR THE YEAR ENDED DECEMBER 31
                             --------------------------    ---------------------------------------
                                1998           1997           1997           1996          1995
                             -----------    -----------    -----------    ----------    ----------
                             (UNAUDITED)    (UNAUDITED)
Revenue:
  Rental...................  $3,634,489     $2,970,872     $13,583,335    $7,573,032    $2,730,693
  Interest.................      42,059         37,516         134,388        73,696       164,430
  Other....................     100,174        100,113         412,058       193,896        53,422
                             ----------     ----------     -----------    ----------    ----------
                              3,776,722      3,108,501      14,129,781     7,840,624     2,948,545
Expenses:
  Depreciation.............     595,672        476,013       2,244,944     1,169,248       390,378
  Real estate taxes and
     insurance.............     387,111        312,481       1,474,995       793,965       318,626
  Salaries and employee
     benefits..............     383,781        326,463       1,488,730       727,493       261,135
  Management fees, related
     parties...............     235,470        226,790         959,293       602,733       212,863
  Repairs and
     maintenance...........     394,739        185,283       1,095,876       599,986       175,396
  Utilities................     178,742        160,037         722,229       311,708        99,321
  Professional fees........     382,082         53,895         273,196       146,837        49,808
  Interest.................     196,231         74,477         712,238            --            --
  Other....................     226,588        206,736       1,013,476       471,827       179,884
                             ----------     ----------     -----------    ----------    ----------
                              2,980,416      2,022,175       9,984,977     4,823,797     1,687,411
                             ----------     ----------     -----------    ----------    ----------
Net income.................  $  796,306     $1,086,326     $ 4,144,804    $3,016,827    $1,261,134
                             ==========     ==========     ===========    ==========    ==========

                            See accompanying notes.

                           MIG RESIDENTIAL REIT, INC.
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                  COMMON STOCK
                        ---------------------------------
                            CLASS A           CLASS B       ADDITIONAL
                        ---------------   ---------------     PAID-IN      RETAINED     SUBSCRIPTIONS
                        SHARES   AMOUNT   SHARES   AMOUNT     CAPITAL      EARNINGS      RECEIVABLE        TOTAL
                        ------   ------   ------   ------   -----------   -----------   -------------   -----------
Balance at January 1,
  1995................  32,500    $33         --    $--     $32,499,967   $   (21,376)  $(32,500,000)   $   (21,376)
  Common stock
    subscribed........  47,100     47         --     --      47,099,953            --    (47,100,000)            --
  Contributions from
    subscribing
    shareholders......      --     --         --     --              --            --     34,154,000     34,154,000
  Net income..........      --     --         --     --              --     1,261,134             --      1,261,134
  Proceeds from
    issuance of common
    stock.............     196     --     25,000     25         220,798            --             --        220,823
  Distributions to
    shareholders......      --     --         --     --              --    (1,231,624)            --     (1,231,624)
                        ------    ---     ------    ---     -----------   -----------   ------------    -----------
Balance at December
  31, 1995............  79,796     80     25,000     25      79,820,718         8,134    (45,446,000)    34,382,957
  Common stock
    subscribed........   4,922      5         --     --       4,999,995            --     (5,000,000)            --
  Contributions from
    subscribing
    shareholders......      --     --         --     --              --            --     44,128,000     44,128,000
  Net income..........      --     --         --     --              --     3,016,827             --      3,016,827
  Proceeds from
    issuance of common
    stock.............     542     --         --     --         552,876            --             --        552,876
  Dividends
    declared..........      --     --         --     --        (808,974)   (3,024,961)            --     (3,833,935)
                        ------    ---     ------    ---     -----------   -----------   ------------    -----------
Balance at December
  31, 1996............  85,260     85     25,000     25      84,564,615            --     (6,318,000)    78,246,725
  Common stock
    subscribed........   3,060      3         --     --       3,114,997            --     (3,115,000)            --
  Contributions from
    subscribing
    shareholders......      --     --         --     --              --            --      9,433,000      9,433,000
  Net income..........      --     --         --     --              --     4,144,804             --      4,144,804
  Proceeds from
    issuance of common
    stock.............   1,147      1         --     --       1,187,115            --             --      1,187,116
  Dividends
    declared..........      --     --         --     --      (1,475,196)   (4,144,804)            --     (5,620,000)
                        ------    ---     ------    ---     -----------   -----------   ------------    -----------
Balance at December
  31, 1997............  89,467     89     25,000     25      87,391,531            --             --     87,391,645
  Net income
    (unaudited).......      --     --         --     --              --       796,306             --        796,306
  Proceeds from
    issuance of common
    stock
    (unaudited).......     419      1         --     --         440,823            --             --        440,823
  Dividends declared
    (unaudited).......      --     --         --     --        (453,694)     (796,306)            --     (1,250,000)
                        ------    ---     ------    ---     -----------   -----------   ------------    -----------
Balance at March 31,
  1998 (Unaudited)....  89,886    $90     25,000    $25     $87,378,659   $        --   $         --    $87,378,774
                        ======    ===     ======    ===     ===========   ===========   ============    ===========

                             See accompanying notes

                           MIG RESIDENTIAL REIT, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                               FOR THE THREE MONTH
                              PERIOD ENDED MARCH 31           FOR THE YEARS ENDED DECEMBER 31
                            --------------------------   ------------------------------------------
                               1998           1997           1997           1996           1995
                            -----------   ------------   ------------   ------------   ------------
                            (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES
Net income................  $   796,306   $  1,086,326   $  4,144,804   $  3,016,827   $  1,261,134
Adjustments to reconcile
  net income to net cash
  provided by operating
  activities:
  Depreciation............      595,672        476,013      2,244,944      1,169,248        390,378
  Changes in operating
     assets and
     liabilities:
     Restricted cash......        7,058        (76,926)       (28,411)      (175,326)      (170,126)
     Other assets.........      169,814       (183,781)      (349,697)       (78,662)      (102,280)
     Accounts payable and
       accrued expenses...      (81,569)      (135,736)       287,104         64,083        353,604
     Security deposits
       payable and other
       liabilities........      195,857        355,571         22,956        143,868        166,058
                            -----------   ------------   ------------   ------------   ------------
Net cash provided by
  operating activities....    1,683,138      1,521,567      6,321,700      4,140,038      1,898,768
INVESTING ACTIVITIES
Acquisition of operating
  real estate.............           --    (20,417,364)   (20,386,593)   (42,752,360)   (33,381,756)
Payments for land and
  building improvements
  and furniture and
  equipment...............     (561,821)      (164,400)    (1,471,203)      (783,928)      (354,570)
                            -----------   ------------   ------------   ------------   ------------
Net cash used in investing
  activities..............     (561,821)   (20,581,764)   (21,857,796)   (43,536,288)   (33,736,326)
FINANCING ACTIVITIES
Contributions from
  subscribing
  shareholders............           --      2,584,000      9,433,000     44,128,000     34,154,000
Proceeds from issuance of
  common stock............      440,823        210,858      1,187,116        552,876        220,823
Dividends paid to
  shareholders............   (1,600,000)      (775,000)    (4,320,000)    (3,533,935)    (1,231,524)
Proceeds from line of
  credit..................           --     16,850,000     16,850,000             --             --
Repayments on line of
  credit..................           --             --     (6,850,000)            --             --
                            -----------   ------------   ------------   ------------   ------------
Net cash provided by
  financing activities....   (1,159,177)    18,869,858     16,300,116     41,146,941     33,143,199
                            -----------   ------------   ------------   ------------   ------------
Increase (decrease) in
  cash and cash
  equivalents.............      (37,860)      (190,439)       764,020      1,750,691      1,305,641
Cash and cash equivalents
  at beginning of
  period..................    3,820,352      3,056,332      3,056,332      1,305,641             --
                            -----------   ------------   ------------   ------------   ------------
Cash and cash equivalents
  at end of period........  $ 3,782,492   $  2,865,893   $  3,820,352   $  3,056,332   $  1,305,641
                            ===========   ============   ============   ============   ============

                               FOR THE THREE MONTH
                              PERIOD ENDED MARCH 31           FOR THE YEARS ENDED DECEMBER 31
                            --------------------------   ------------------------------------------
                               1998           1997           1997           1996           1995
                            -----------   ------------   ------------   ------------   ------------
                            (UNAUDITED)   (UNAUDITED)
SUPPLEMENTAL CASH FLOW
  INFORMATION
Cash paid for interest....  $   184,856   $     74,477   $    680,808   $         --   $         --
                            ===========   ============   ============   ============   ============
SUPPLEMENTAL DISCLOSURE OF
  NONCASH INVESTING AND
  FINANCING ACTIVITIES
Accrued but unpaid
  dividends...............  $ 1,250,000   $    795,000   $  1,600,000   $    300,000   $         --
                            ===========   ============   ============   ============   ============

---------------

     The consolidated statement of cash flows for the year ended December 31, 1995 excludes the effects of certain noncash investing activities relating to work holdbacks pursuant to certain purchase agreements, totaling $117,000, which are included in the cost of real estate acquired and security deposits payable and other liabilities in the consolidated balance sheet at December 31, 1995.

                           MIG RESIDENTIAL REIT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization

     MIG Residential REIT, Inc. (the Company) is a corporation organized in May 1993 under the laws of the State of Maryland for the purpose of acquiring and managing a real estate portfolio consisting principally of operating residential apartment complexes throughout the United States. The Company has entered into an agreement with MIG Realty Advisors, Inc. (MIGRA), an entity affiliated with the Company by means of common management, which functions as its investment advisor.

  Consolidation Policy

     The consolidated financial statements include the accounts of the Company and eight entities which own operating residential apartment complexes, as discussed in Note 2. The Company has a 100% ownership interest in each of these entities. All significant transactions and accounts between the Company and the investee entities have been eliminated in consolidation.

  Unaudited Financial Information

     The accompanying unaudited financial statements as of March 31, 1998 and 1997 have been prepared by the Company's management in accordance with generally accepted accounting principles for interim financial information and applicable rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the three month period ended March 31, 1998 and 1997 are not necessarily indicative of the results that may be expected for the full year. These financial statements should be read in conjunction with the Company's audited financial statements and notes thereto included herein for the year ended December 31, 1997.

  Real Estate

     Real estate is carried at cost.

     Costs directly related to the acquisition, renovation or improvement of real estate are capitalized. Costs incurred in connection with the pursuit of unsuccessful acquisitions are expensed at the time the acquisition is abandoned.

     Repairs and maintenance are expensed as incurred.

     The Company provides for depreciation using the straight-line method. Buildings and improvements are being depreciated over their estimated useful lives of 40 years. Land improvements, and furniture and equipment are depreciated over their estimated useful lives which range from five to seven years.

  Cash and Cash Equivalents and Restricted Cash

     Cash and cash equivalents and restricted cash include demand deposit accounts and other highly liquid investments with original maturity dates at date of purchase of three months or less. The Company minimizes its credit risk associated with cash and cash equivalents and restricted cash by utilizing high credit quality financial institutions.

     Restricted cash consists principally of cash restricted for the repayment of tenant security deposits.

  Leasing Activities

     Rental income consists of lease payments earned from tenants under lease agreements with terms of one year or less. Rental income is recorded on the accrual method of accounting for financial reporting and tax purposes.

                           MIG RESIDENTIAL REIT, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Costs directly related to the leasing of rental units, including commissions, are expensed as incurred.

  Advertising Costs

     The Company expenses advertising costs as incurred. Advertising costs included in other expenses in the consolidated statements of income for the year ended December 31, 1997, 1996 and 1995 total approximately $408,000, $127,000 and $40,000, respectively.

  Income Taxes

     The Company has elected to be taxed as a real estate investment trust
(REIT) under the Internal Revenue Code (the IRC) of 1986, as amended. As a REIT, the Company generally is taxed as a C corporation, the primary differences being that the Company will be allowed a deduction from taxable income for dividends paid to shareholders, and an excise tax may be imposed in the event dividend distributions are insufficient in any fiscal year. Accordingly, no provision has been made for federal or state income taxes in the accompanying consolidated financial statements.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

  Fair Values of Financial Instruments

     The carrying amounts of cash and cash equivalents and restricted cash approximates fair value. The carrying amount of note payable under the line of credit, which bears interest at a variable rate (see Note 3), also approximates fair value.

                           MIG RESIDENTIAL REIT, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.  REAL ESTATE

     The Company's investments as of December 31, 1997 consist of the following:

                                                                                 DATE PROPERTY
    ENTITY NAME                    NATURE (LOCATION) OF PROPERTY                    ACQUIRED
    -----------             --------------------------------------------         --------------
MIG REIT/                   Morgan Place Apartments, 186-unit                    March 1995
  Morgan Place,             residential apartment complex constructed in
  Inc.                      1989 (Atlanta, Georgia)
MIG REIT/Annen              Annen Woods Apartments, 132- unit                    April 1995
  Woods, Inc.               residential apartment complex constructed in
                            1987 (Pikesville, Maryland)
MIG Peachtree               Peachtree Apartments, 156-unit residential           August 1995
  Corporation               apartment complex constructed in 1989
                            (Chesterfield, Missouri)
MIG Fleetwood, Ltd.         The Fleetwood Apartments, 104-unit                   September 1995
                            residential apartment complex constructed in
                            1993 (Houston, Texas)
MIG REIT Falls,             Windsor Falls Apartments, 276-unit                   March, 1996
  L.L.C                     residential apartment complex constructed in
                            1994 (Raleigh, North Carolina)
MIG 20th & Campbell         20th & Campbell Apartments, 204-unit                 July 1996
  Corporation               residential apartment complex constructed in
                            1989 (Phoenix, Arizona)
MIG Desert Oasis            Desert Oasis Apartments, 320-unit                    December 1996
  Corporation               residential apartment complex constructed in
                            1990 (Palm Desert, California)
MIG Hampton                 Hampton Point Apartments, 352-unit                   February, 1997
  Corporation               residential apartment complex constructed in
                            1986 (Silver Spring, Maryland)

     The following summarizes the net capitalized cost of the Company's investments in operating real estate through the entities listed above at December 31:

                                                                 1997           1996
                                                              -----------    -----------
Morgan Place Apartments.....................................  $ 9,590,710    $ 9,760,659
Annen Woods Apartments......................................    8,235,534      8,288,591
Peachtree Apartments........................................    8,618,887      8,725,625
The Fleetwood Apartments....................................    6,352,652      6,486,269
Windsor Falls Apartments....................................   16,292,184     16,622,844
20th & Campbell Apartments..................................   12,393,041     12,463,876
Desert Oasis Apartments.....................................   13,282,864     13,482,124
Hampton Point Apartments....................................   20,676,968             --
                                                              -----------    -----------
                                                              $95,442,840    $75,829,988
                                                              ===========    ===========

                           MIG RESIDENTIAL REIT, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Operating real estate held for income production and long-term appreciation at December 31 consists of the following:

                                                                 1997           1996
                                                              -----------    -----------
Land........................................................  $15,758,229    $13,409,065
Land improvements...........................................      245,645        153,190
Buildings and improvements..................................   81,495,608     63,085,222
Furniture and equipment.....................................    1,747,928        742,137
                                                              -----------    -----------
                                                               99,247,410     77,389,614
Accumulated depreciation....................................   (3,804,570)    (1,559,626)
                                                              -----------    -----------
                                                              $95,442,840    $75,829,988
                                                              ===========    ===========

3.  NOTE PAYABLE UNDER LINE OF CREDIT

     During 1997, the Company entered into a revolving line-of-credit agreement (the "LOC") with a bank which provides unsecured maximum aggregate borrowings equal to the lesser of $20,000,000 or 25% of the aggregate value of the Properties, as defined. Under the terms of the LOC, the Company is required to maintain a compensating balance of not less than an annual average of $3,000,000 in depository accounts with the bank during the term of the LOC in support of both outstanding borrowings and the assurance of future credit availability.

     Advances under the LOC bear interest at the prime rate minus 1.00% or LIBOR plus 1.25%, as elected by the Company for each Interest Period, as defined. Interest is payable monthly. The effective rate at December 31, 1997 is 7.21%. The Company is also charged a standby fee of .05% of the average of the maximum loan amount not drawn in each quarter during the term. Interest and standby fees paid on the above debt totaled approximately $693,000 for the year ended December 31, 1997.

     Outstanding principal amounts under the LOC are payable in three equal semiannual payments beginning on the first day of the 16th month following the advance date. The minimum annual maturity of advances under the LOC as of December 31, 1997 are: 1998 -- $1,233,000; 1999 -- $6,666,666; 2000 --
$2,100,334. Generally, advances under the LOC may be prepaid at any time prior to maturity without penalty. On February 19, 2000, all outstanding advances become due and payable, including interest accrued thereon.

4.  DIVIDENDS

     The Company's current policy is to declare and pay dividends to shareholders based upon funds from operations and aggregating annually at least 95% of its taxable income.

     For federal income tax purposes, dividends declared and paid totaled approximately 133%, 127% and 100% of taxable income for the years ended December 31, 1997, 1996 and 1995, respectively.

     In determining taxable income, costs incurred are capitalized or expensed in accordance with the treatment appropriate for federal income tax purposes rather than in accordance with generally accepted accounting principles (GAAP). The principal differences between taxable income and net income relate to methods used to calculate and capitalize acquisition and start-up costs, the useful lives used to depreciate such costs and the recognition of revenue and expense for certain items which are temporarily deferred under GAAP.

                           MIG RESIDENTIAL REIT, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The reconciliation of net income to taxable income for the year ended December 31 is as follows:

                                                           1997          1996          1995
                                                        ----------    ----------    ----------
Net income............................................  $4,144,804    $3,016,827    $1,261,134
Book over (under) tax depreciation....................     104,640       (25,186)       (5,138)
Prepaid expenses......................................     (36,118)       12,869       (22,213)
Amortization of capitalized start-up costs............      (8,574)       (6,486)       (6,486)
Deferred rental income and other, net.................      23,374        22,142         4,327
                                                        ----------    ----------    ----------
Taxable income........................................  $4,228,126    $3,020,166    $1,231,624
                                                        ==========    ==========    ==========

     The Company's federal income tax returns are subject to examination by taxing authorities. Because the application of tax laws and regulations to many types of transactions is susceptible to varying interpretations, amounts reported in the income tax returns could be changed at a later date upon final determinations by taxing authorities.

5.  SHAREHOLDERS' EQUITY

  Ownership Restrictions

     For the Company to continue to qualify as a REIT under the IRC, as amended, not more than 50% in value of its outstanding capital shares may be owned by five or fewer individuals at any time during the last half of the Company's taxable year. For this purpose, pursuant to the Omnibus Budget Reconciliation Act of 1993, a pension plan qualifying under IRC Section 401(a) is not considered an individual shareholder, rather each beneficiary of the pension plan is considered to own a proportionate amount of the Company's shares held by the pension plan. The Company's Articles of Incorporation restrict the beneficial ownership of the Company's outstanding shares by an individual, or individuals acting as a group, to 9.9% in value of the Company's outstanding shares. The purpose of this provision is to assist in protecting and preserving the Company's REIT status.

     Common shares owned by an individual or group of individuals in excess of these limits are subject to redemption by the Company. The provision does not apply where a majority of the Board of Directors, in its sole discretion, waives such restriction after determining that the eligibility of the Company to continue qualifying as a REIT for federal income tax purposes will not be jeopardized or the disqualification of the Company as a REIT is advantageous to the shareholders.

  Capital Calls

     During 1997, 1996 and 1995, capital calls aggregating $9,433,000, $44,128,000 and $34,154,000, respectively, were made to the subscribing shareholders of the Company, the proceeds of which have been received.

  Redemption

     At the discretion of the Board of Directors of the Company, the Class B common stock may be redeemed in whole by the Company, at any time, upon at least 15 days prior written notice to the holders of record and upon paying to the holders of record cash equal to the net asset value of the shares, as defined, plus all declared and unpaid dividends.

                           MIG RESIDENTIAL REIT, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  MANAGEMENT FEES

     In September 1994, the Company entered into an agreement with MIGRA, an entity affiliated with the Company by means of common management, to provide investment advisory services (the Advisor Agreement), including both strategic and day-to-day management of the Company.

     The Advisor Agreement requires the Company to pay MIGRA a quarterly asset management fee equal to 7% of cash available for distribution, as defined. During 1997, 1996 and 1995, the Company incurred asset management fee expense of approximately $419,000, $297,000 and $102,000, respectively, and paid asset management fees of approximately $417,000, $242,000 and $58,000, respectively, pursuant to the Advisor Agreement. Included in accounts payable and accrued expenses at December 31, 1997 and 1996 are accrued but unpaid asset management fees of approximately $101,000 and $99,000, respectively.

     The Advisor Agreement also stipulates that MIGRA is entitled to receive an acquisition fee equal to .75% of the cost of real estate acquired, as defined, upon the closing of each property acquired by the Company or its subsidiaries. Acquisition fees paid to MIGRA and capitalized in the basis of the real estate of the properties acquired during 1997 and 1996, totaled approximately $152,000 and $319,000, respectively.

     In addition to the asset management fee and acquisition fees, the Advisor Agreement also entitles MIGRA to receive an incentive management fee equal to 10% of the difference between the net sales proceeds resulting from the disposition of an investment and the amount necessary at the time of disposition to provide the Company with an annual 4% real rate of return over the holding period of the investment, as defined.

     The Advisor Agreement shall continue to be effective through the liquidation and termination of the Company unless earlier terminated upon the vote of 66 2/3% of the aggregate voting power of the then outstanding shares of common stock of the Company.

     Each of the Company's consolidated entities had property management agreements with MIG Management Services (MMS), an entity affiliated by means of common ownership. The agreements entitle MMS to a monthly fee equal to the lesser of (a) prevailing market rates, or (b) 4% of gross receipts, as defined, for performance of property management services. During 1997, 1996 and 1995, the Company incurred property management fee expense of approximately $540,000, $306,000 and $111,000, respectively, and paid property management fees of approximately $569,000, $293,000 and $95,000, respectively.

7.  CONTINGENCIES

     The Company is subject to environmental regulations related to the ownership, operation and acquisition of real estate. As part of its due diligence procedures, the Company has conducted environmental assessments on each property prior to acquisition. The Company is not aware of any environmental condition on any of its properties which is likely to have a material adverse effect on the Company's consolidated financial position or results of operations.

8.  SUBSEQUENT EVENT

     On January 28, 1998, the Company entered into agreements to sell all of its real estate assets to Associated Estates Realty Corporation (AERC). The aggregate sale price is $108,500,000, consisting of a combination of cash and AERC common shares. Among other things, the sale agreements provide for an increase of the aggregate sale price up to approximately 6% contingent upon the trading prices of AERC's common shares, as defined. Upon consummation of the sale, management of the Company anticipate that the proceeds will be used to settle any remaining liabilities of the Company, including its obligation under the LOC, and the balance will be distributed to its shareholders. Thereafter, it is anticipated that management will commence the liquidation and dissolution of the Company.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Shareholders
MIG Companies

     We have audited the accompanying combined balance sheet of MIG Companies (the Company) as described in Note 1 as of December 31, 1997, and the related combined statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly, in all material respects, the combined financial position of MIG Companies at December 31, 1997, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP
                                          /s/ Ernst & Young LLP

West Palm Beach, Florida
February 20, 1998

                                 MIG COMPANIES
                            COMBINED BALANCE SHEETS

                                                                           DECEMBER 31,
                                                      MARCH 31,     --------------------------
                                                        1998           1997           1996
                                                     -----------    -----------    -----------
                                                     (UNAUDITED)                   (UNAUDITED)
ASSETS
Cash and cash equivalents..........................  $    49,713    $   237,433    $   401,830
Construction loans receivable, net of allowance for
  loan losses and unamortized loan fees of
  $28,951..........................................           --             --      2,251,099
Funds held in escrow...............................    4,691,686      4,359,947      6,394,102
Due from affiliates................................    2,430,577      2,888,469      1,063,842
Due from shareholders..............................      719,669
Management and servicing fees receivable...........           --             --             --
Other receivables..................................    1,463,077      1,317,256      1,515,588
Other receivables -- affiliates....................           --        103,443             --
Investment in unconsolidated entities..............        3,594             --        134,836
Property and equipment:
  Furniture and equipment..........................    1,861,507      1,871,321      1,790,459
  Leasehold improvements...........................       25,041         27,926         27,926
                                                     -----------    -----------    -----------
                                                       1,886,548      1,899,247      1,818,385
  Less accumulated depreciation and amortization...   (1,506,053)    (1,482,979)    (1,318,217)
                                                     -----------    -----------    -----------
                                                         380,495        416,268        500,168
Prepaid expenses and other assets..................      456,212        437,730        456,271
                                                     -----------    -----------    -----------
          Total assets.............................  $10,195,023    $ 9,760,546    $12,717,736
                                                     ===========    ===========    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Construction loans payable.......................  $        --    $        --    $ 1,207,390
  Construction loans payable to affiliates.........           --             --      1,072,661
  Escrow funds payable.............................    4,691,552      4,359,646      6,396,919
  Lines of credit..................................    1,111,000        610,000          1,000
  Accounts payable and accrued expenses............    1,901,691      2,167,348      1,883,896
  Accrued interest payable.........................           --             --         17,148
  Due to affiliates................................      744,366        263,185         11,665
  Due to shareholders..............................      313,020             --             --
  Deficit capital balances of unconsolidated
     general partnership interests.................       86,059         82,515         55,738
                                                     -----------    -----------    -----------
                                                       8,847,688      7,482,694     10,646,417
Minority interests.................................     (133,066)       168,970        386,634
Shareholders' equity:
  Common stock.....................................       19,085         19,085         19,085
  Additional paid-in capital.......................      656,094        656,094        656,094
  Notes and other amounts due from shareholders....           --             --     (2,561,417)
  Retained earnings................................      805,222      1,433,703      3,570,923
                                                     -----------    -----------    -----------
                                                       1,480,401      2,108,882      1,684,685
                                                     -----------    -----------    -----------
          Total liabilities and shareholders'
            equity.................................  $10,195,023    $ 9,760,546    $12,717,736
                                                     ===========    ===========    ===========

                            See accompanying notes.

                                 MIG COMPANIES
                       COMBINED STATEMENTS OF OPERATIONS

                                 FOR THE THREE MONTH
                                PERIOD ENDED MARCH 31            FOR THE YEAR ENDED DECEMBER 31
                              --------------------------    ----------------------------------------
                                 1998           1997           1997          1996           1995
                              -----------    -----------    ----------    -----------    -----------
                              (UNAUDITED)    (UNAUDITED)                  (UNAUDITED)    (UNAUDITED)
Revenue:
  Acquisition, management
     and disposition fees
     from affiliates........  $  438,847     $  612,463     $2,640,721    $3,514,614     $3,508,085
  Acquisition, management
     and disposition fees...   1,274,110      1,641,098      6,461,682     5,827,709      3,446,588
  Servicing and
     administrative fees....     223,723        322,343      1,098,043     1,592,130      2,025,363
  Interest..................      16,461         51,819         42,982       442,708        859,836
  Origination fees..........          --             --             --       142,085        574,398
  Other.....................      29,588         65,120        380,245       458,923        619,358
                              ----------     ----------     ----------    ----------     ----------
                               1,982,729      2,692,843     10,623,673    11,978,169     11,033,628
Expenses:
  Salaries, wages and
     employee benefits......   1,491,724      1,546,973      6,775,119     7,352,906      6,793,253
  Interest..................      17,712                       244,901       274,329        655,654
  Travel, meetings and
     seminars...............      96,340        186,327        612,045       905,402        849,453
  Occupancy.................     176,029        194,052        744,163       766,953        708,502
  Professional fees.........     189,214        224,048        691,517       513,176        546,162
  Stationery, postage and
     office supplies........      49,087         71,293        229,599       338,640        335,282
  Depreciation and
     amortization...........      41,883         42,403        166,382       185,175        341,454
  Utilities.................      38,550         49,890        177,466       219,678        183,722
  Insurance.................      62,545         57,176        231,257       213,563        173,592
  Costs associated with
     reorganization plan....          --             --      1,290,777            --             --
  Other.....................     548,516        134,132        687,485       574,257        459,303
                              ----------     ----------     ----------    ----------     ----------
                               2,711,600      2,505,294     11,850,711    11,344,079     11,046,377
                              ----------     ----------     ----------    ----------     ----------
(Loss) income before equity
  in net income of
  unconsolidated entities
  and minority interests in
  net loss (income) of
  consolidated
  subsidiaries..............    (728,871)       186,549     (1,227,038)      634,090        (12,749)
Equity in net income of
  unconsolidated entities...       6,050        270,361         73,235        49,212        319,732
Minority interests in net
  loss (income) of
  consolidated
  subsidiaries..............      94,341         24,657        206,145      (102,133)         9,465
                              ----------     ----------     ----------    ----------     ----------
Net (loss) income...........  $ (628,480)    $  481,567     $ (947,658)   $  581,169     $  316,448
                              ==========     ==========     ==========    ==========     ==========

                            See accompanying notes.

                                 MIG COMPANIES
                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                                    NOTES AND
                                                                                      OTHER
                                      ADDITIONAL                                     AMOUNTS           TOTAL
                           COMMON      PAID-IN       RETAINED                        DUE FROM      SHAREHOLDERS'
                            STOCK      CAPITAL       EARNINGS     DISTRIBUTIONS    SHAREHOLDERS       EQUITY
                           ------     ----------     --------     -------------    ------------    -------------
Balance at January 1,
  1995 (unaudited).......  $   85      $648,889     $2,673,306     $        --     $(1,144,005)     $2,178,275
Net income (unaudited)...      --            --        316,448              --              --         316,448
Issuance of common stock
  (unaudited)............  17,000            --             --              --              --          17,000
Accrued preferential
  returns (unaudited)....      --         2,891             --              --              --           2,891
Additions to notes and
  other amounts due from
  shareholders
  (unaudited)............      --            --             --              --        (806,104)       (806,104)
                           -------     --------     ----------     -----------     -----------      ----------
Balance at December 31,
  1995 (unaudited).......  17,085       651,780      2,989,754              --      (1,950,109)      1,708,510
Net income (unaudited)...      --            --        581,169              --              --         581,169
Issuance of stock
  (unaudited)............   2,000            --             --              --              --           2,000
Accrued preferential
  returns (unaudited)....      --         4,314             --              --              --           4,314
Additions to notes and
  other amounts due from
  shareholders
  (unaudited)............      --            --             --              --        (611,308)       (611,308)
                           -------     --------     ----------     -----------     -----------      ----------
Balance at December 31,
  1996 (unaudited).......  19,085       656,094      3,570,923              --      (2,561,417)      1,684,685
Net loss.................      --            --       (947,658)             --              --        (947,658)
Distributions............      --            --             --      (1,189,562)      1,189,562              --
Repayments to notes and
  other amounts due from
  shareholders...........      --            --             --              --       1,371,855       1,371,855
                           -------     --------     ----------     -----------     -----------      ----------
Balance at December 31,
  1997...................  19,085       656,094      2,623,265      (1,189,562)             --       2,108,882
Net loss (unaudited).....      --            --       (628,480)             --              --        (628,480)
                           -------     --------     ----------     -----------     -----------      ----------
Balance at March 31, 1998
  (unaudited)............  $19,085     $656,094     $1,994,784     $(1,189,562)    $        --      $1,480,401
                           =======     ========     ==========     ===========     ===========      ==========

                            See accompanying notes.

                                 MIG COMPANIES
                       COMBINED STATEMENTS OF CASH FLOWS

                                             FOR THE THREE MONTH
                                            PERIOD ENDED MARCH 31          FOR THE YEAR ENDED DECEMBER 31
                                          -------------------------   -----------------------------------------
                                             1998          1997          1997           1996           1995
                                          -----------   -----------   -----------   ------------   ------------
                                          (UNAUDITED)   (UNAUDITED)                 (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
Net (loss) or income....................   $(628,480)   $   481,567   $  (947,658)  $    581,169   $    316,448
Adjustments to reconcile net loss to net
  cash (used in) provided by operating
  activities:
Depreciation and amortization...........      41,893         42,403       166,382        185,175        341,454
Net deferred loan fees capitalized......          --             --            --        (23,663)       (53,842)
Provision for bad debts -- affiliate....       8,256             --       170,280             --             --
Equity in net income of unconsolidated
  entities..............................      (6,050)      (270,361)      (73,235)       (49,212)      (319,732)
Minority interests in net (loss) income
  of consolidated subsidiaries..........     (94,341)       (24,657)     (206,145)       102,133         (9,465)
Other...................................                                  (24,075)        29,617        (67,769)
Changes in operating assets and
  liabilities:
  Funds held in escrow..................    (331,739)       923,766     2,034,155     (2,252,437)    (2,896,440)
  Due from affiliates...................    (477,727)    (1,367,791)   (1,994,907)      (433,152)       (59,751)
  Notes and other amounts due from
    shareholders........................          --             --            --        (59,000)        38,000
  Other receivables.....................     (42,378)      (157,820)       80,462       (633,742)      (921,935)
  Accrued interest receivable...........          --             --        14,425         12,030         52,574
  Prepaid expenses and other assets.....     (17,600)       (45,709)       18,541        (39,379)       149,158
  Escrow funds payable..................     331,906       (920,840)   (2,037,273)     2,253,970      2,895,787
  Due to affiliates.....................     481,181        805,055       251,520             --             --
  Due to shareholder....................     313,020             --            --             --             --
  Accounts payable and accrued
    expenses............................    (265,657)      (712,809)      283,452        624,530        316,113
  Accrued interest payable..............          --        (17,148)      (17,148)       (14,097)       (64,398)
                                           ---------    -----------   -----------   ------------   ------------
Net cash (used in) provided by operating
  activities............................    (687,716)    (1,264,344)   (2,281,222)       283,942       (283,798)
INVESTING ACTIVITIES
Purchase of property and equipment......      (7,004)       (38,760)      (87,358)      (188,475)      (211,781)
Construction loan commitments funds.....          --             --            --     (9,838,236)   (19,420,262)
Principal collected on construction
  loans receivable......................          --             --            --     11,974,430     26,984,006
Loans to shareholders...................          --             --            --       (618,142)      (978,670)
Distributions from unconsolidated
  entities..............................       6,000        234,848       234,848         24,272        592,793
Contribution to unconsolidated
  entities..............................          --             --            --             --         (5,199)
Principal collected due from
  shareholders..........................          --             --     1,371,855             --             --
                                           ---------    -----------   -----------   ------------   ------------
Net cash provided by investing
  activities............................      (1,004)       196,088     1,519,345      1,353,849      6,960,887
FINANCING ACTIVITIES
Proceeds from construction loan
  borrowings............................          --             --            --      9,919,616     18,757,226
Payments on construction loan payable...          --             --            --    (11,974,430)   (26,352,276)
Proceeds from lines of credit...........     501,000      1,665,560     2,911,972      6,783,611      5,608,410
Repayments on lines of credit...........          --       (958,857)   (2,302,972)    (6,786,161)    (5,771,527)
Distributions to minority interests.....          --             --       (11,520)       (17,520)       (68,400)
                                           ---------    -----------   -----------   ------------   ------------
Net cash provided by (used in) financing
  activities............................     501,000        706,703       597,480     (2,074,884)    (7,826,567)
                                           ---------    -----------   -----------   ------------   ------------
Decrease in cash and cash equivalents...    (187,720)      (361,553)     (164,397)      (437,093)    (1,149,478)
Cash and cash equivalents at beginning
  of year...............................     237,433        401,830       401,830        838,923      1,988,401
                                           ---------    -----------   -----------   ------------   ------------
Cash and cash equivalents at end of
  year..................................   $  49,713    $    40,277   $   237,433   $    401,830   $    838,923
                                           =========    ===========   ===========   ============   ============

                                 MIG COMPANIES
                 COMBINED STATEMENTS OF CASH FLOWS -- CONTINUED

SUPPLEMENTAL CASH FLOW INFORMATION

     Interest paid for the year ended December 31, 1997 was $4,300, (unaudited) $288,426 in 1996 and (unaudited) $720,052 in 1995. Income taxes paid for the year ended 1995 were (unaudited) $11,013.

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

     During 1997, the Company recorded a noncash distribution of approximately $1,190,000 with a corresponding reduction in due from affiliates.

     During 1997, the Company transferred the construction loans receivable and payable to an affiliate totaling approximately $2,300,000.

     In 1995, the Company exchanged a receivable for management fees of (unaudited) $352,540 for an investment in an unconsolidated entity of the same amount.

     During 1996, the Company recorded a non cash contribution from a minority interest of approximately (unaudited) $238,000. In connection therewith, the Company recorded an increase in minority interest and a corresponding reduction in due to affiliates.

                            See accompanying notes.

                                 MIG COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

  Organization and Combination Policy

     The combined financial statements include the accounts of MIG Realty Advisors, Inc. ("MIGRA") and its consolidated investee partnerships and the accounts of MIG Management Services ("MMS"), a group of 19 corporations, which are affiliated with MIGRA through common ownership.

     The combined financial statements have been prepared as a result of the pending acquisition of MIGRA and MMS by Associated Estates Realty Corporation ("AERC").

     The financial information for the years ended December 31, 1996 and 1995 is unaudited; however, in the opinion of the Company, the financial information includes all adjustments necessary for a fair presentation of the combined financial position at December 31, 1996 and the combined results of operations and cash flows for the years ended December 31, 1996 and 1995.

     The accompanying unaudited financial statements as of March 31, 1998 and 1997 and December 31, 1996 and 1995 have been prepared by the Company's management in accordance with generally accepted accounting principles for interim financial information and applicable rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the three month period ended March 31, 1998 for the periods ending March 31, 1998 and 1997 are not necessarily indicative of the results that may be expected for the full year. These financial statements should be read in conjunction with the Company's audited financial statements and notes thereto included herein for the year ended December 31, 1997.

     MIGRA is registered with the U.S. Securities and Exchange Commission as an investment advisor to corporate and municipal pension systems. The Company has a 75% managing general partner interest in Mortgage Investors Group, Ltd. (MIG Ltd.), a Florida limited partnership. In addition to its controlling ownership interest, MIGRA has control over the operating and financial policies of MIG Ltd. and is, therefore, deemed to have control over the partnership. Accordingly, the accounts of MIG Ltd. have been consolidated with MIGRA in the accompanying combined financial statements and all significant intercompany balances and transactions have been eliminated in consolidation. MIG Ltd. is a registered investment advisor and also functions as a mortgage banker and as a real estate advisor to municipal pension systems. MIG Ltd. recognizes revenue primarily from real estate acquisition and disposition, loan origination and consultation, debt servicing, asset management and construction lending activities. MIG Ltd. earns the majority of its debt servicing fee revenue from two of its pension fund clients.

     MIGRA also has a 40% interest as a general partner in Stonemark Investor Services (Stonemark), a general partnership. The other general partner of Stonemark is an unrelated entity, MIGRA, under the terms of the partnership arrangement, controls the operating and financial policies of Stonemark and is, therefore, deemed to have control over the partnership. Accordingly, the accounts of Stonemark have been consolidated with MIGRA in the accompanying combined financial statements and al significant intercompany balances and transactions have been eliminated in consolidation.

     MIG Realty, Inc., an entity related to MIGRA by means of common ownership, is a 10% general partner in MIG Ltd. The limited partner is an unrelated corporation.

     MIGRA owns a one percent general partner interest in Mortgage Investors Fund I Limited Partnership ("MIF I"), Mortgage Investors Fund II Limited Partnership ("MIF II") and Mortgage Investors Self Storage I Limited Partnership ("Storage"). In addition to its ownership interest, MIGRA functions as the real estate investment advisor to MIF I, MIF II and Storage (the Partnerships). As a result of MIGRA's noncontrolling ownership interest as well as the limited partners ability to determine the operational and

                                 MIG COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

financial policies of the Partnerships, MIGRA accounts for its investment in the Partnerships under the equity method of accounting.

     The corporations which comprise MMS corporations are as follows: MIG Management Services of Florida Inc., MIG Management of Georgia Inc., MIG Management Services of Pennsylvania Inc., MIG Management Services of Maryland Inc., MIG Management Services of Virginia Inc., MIG Management Services of North Carolina Inc., MIG Management Services of Michigan Inc., MIG Management Services of Texas Inc., MIG Management Services of Illinois Inc., MIG Management Services of Ohio Inc., MIG Management Services of Minnesota Inc., MIG Management Services of Oklahoma, Inc., MIG Management Services of Missouri Inc., MIG Management Services of California Inc., MIG Management Services of Washington Inc., MIG Management Services of Arizona Inc., MIG Management Services of Colorado Inc., MIG Management Services of New Mexico Inc., and MIG Management Services of Utah Inc. These corporations primarily provide property management services to owners of multifamily properties.

     MIGRA and its consolidated partnerships and MMS are collectively referred to hereinafter in these combined financial statements as MIG Companies or the Company. All significant intercompany transactions and balances have been eliminated upon combination.

  Property and Equipment

     Property and equipment is stated at cost. Depreciation of furniture and equipment is provided using the straight-line method over the estimated useful lives of the assets. Asset lives range from three to five years. Leasehold improvements are being amortized over the shorter of the estimated useful lives of the assets or the life of the related leases using the straight-line method.

  Income taxes

     MIGRA and MMS operate as subchapter S corporations under the Internal Revenue Code. MIG Ltd. and Stonemark are each partnerships. The shareholders of MIGRA and MMS and the partners of MIG Ltd. and Stonemark include in their own income tax returns the income or loss of MIGRA, MIG Ltd., Stonemark and MMS, respectively. Accordingly, none of these entities in the combined financial statements are subject to income taxes and no income tax provision has been provided in the accompanying combined financial statements.

  Revenue Recognition

     Acquisition, management and disposition fees from affiliates, interest income and other fees are recognized when the related services are performed and the earnings process is complete. Servicing fee income, related to loans serviced on behalf of the municipal pension systems, is recognized when earned.

  Cash and Cash Equivalents

     For purposes of the combined statement of cash flows, cash and cash equivalents include demand deposit accounts and securities purchased from financial institutions under agreements to resell with original maturity dates of three months or less when purchased. The Company minimizes the credit risk associated with cash and cash equivalents by placing its temporary cash investments with high credit quality financial institutions and by investing in temporary cash investments which mature in 90 days.

  Income and Expense Allocations

     The Company's shareholders, through common ownership and/or management, control several affiliated companies. At the discretion of management and the shareholders of the Company and its affiliated companies, certain items of income have been allocated to affiliates based on their estimates of the value of the services rendered by the affiliates. In addition, certain items of expense have been allocated to affiliates

                                 MIG COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

based on their estimates of the expenses incurred by the affiliates. Accordingly, the accompanying combined financial statements do not necessarily represent the financial position or results of operations that would result if the Company operated on an autonomous basis.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

2.  FUNDS HELD IN ESCROW

     The majority of escrow funds shown on the combined balance sheet as funds held in escrow and as escrow funds payable represent funds held by the Company primarily for the payment of operating expenses associated with properties managed by the Company on behalf of its pension fund clients.

3.  PENSION AND PROFIT SHARING PLAN AND OTHER

     The Company has a 401(k) plan which allows participants to make tax-deferred contributions to several alternative investment funds. The Company is also permitted to contribute an amount determined at the discretion of the Board of Directors to the 401(k) plan. The Company made contributions of $17,000 to this plan during 1997.

     Effective January 1, 1995, the Company terminated its defined contribution pension plan (the Plan) for eligible employees. In connection therewith, the Company paid its liability to the Plan of approximately $108,000 (unaudited) in September 1995.

4.  LINES OF CREDIT

     Available lines of credit and amounts outstanding at December 31, 1997 are as follows:

Unsecured line of credit ($500,000 maximum) payable to a
  bank, interest accrues at prime (8.5% at December 31,
  1997), expires on June 30, 1998...........................  $219,000
Unsecured line of credit ($500,000 maximum) payable to a
  bank, interest accrues at prime (8.5% at December 31,
  1997), expires on June 30, 1998...........................   391,000
Line of credit ($500,000 maximum) payable to a bank,
  interest accrues at prime plus 1% (9.5% at December 31,
  1997), expires on October 31, 1998, secured by life
  insurance policies on certain shareholders of MIG Ltd.'s
  general partners and all furniture and equipment of MIG
  Ltd.......................................................        --
Line of credit ($500,000 maximum) payable to a bank,
  interest accrues at prime plus 2%(10.50% at December 31,
  1997), expires on May 31, 2000, secured by life insurance
  policies on certain shareholders of MIG Ltd.'s general
  partners..................................................        --
                                                              --------
                                                              $610,000
                                                              ========

5.  LEASES

     The Company occupies certain facilities under long-term leases. These leases generally are renewable and provide for the payment of real estate taxes and certain other occupancy expenses. The lease for one facility provides for escalations based on changes in the Consumer Price Index. In addition, the Company leases office equipment from an entity owned by an existing and a former shareholder of the Company and leases office space from an entity affiliated with the Company by means of common management.

                                 MIG COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

     Minimum rental commitments under these noncancelable operating leases at December 31, 1997 are as follows:

                                                             FACILITIES    EQUIPMENT     TOTAL
                                                             ----------    ---------    --------
Year ending December 31, 1998..............................   $358,657     $ 50,726     $409,383
  1999.....................................................    252,546       30,958      283,504
  2000.....................................................     27,008       25,883       52,891
                                                              --------     --------     --------
                                                              $638,211     $107,567     $745,778
                                                              ========     ========     ========

     Rent expense for the year ended December 31, 1997 was approximately $575,000 including approximately $27,000 incurred on the related party leases.

6.  OTHER RELATED PARTY TRANSACTIONS

     The Company had approximately $425,000, $2,429,000 (unaudited) and $1,873,000 (unaudited) in unsecured notes receivable from shareholders at December 31, 1997, December 31, 1996 and December 31, 1995, respectively. The notes bear interest at the prime rate (8.5% at December 31, 1997) and are payable on demand. There was approximately $10,000, $136,000 (unaudited) and $77,000 (unaudited) in accrued interest related to these notes at December 31, 1997, December 31, 1996 and December 31, 1995, respectively. Interest of $60,000, $126,000 (unaudited) and $103,000 (unaudited) related to these notes was included in income during 1997, 1996 and 1995, respectively. Based on historical practices, some or all of the notes receivable and accrued interest due from shareholders could be distributed to the shareholders at a future date. Accordingly, these notes and other amounts due from shareholders are included in shareholders' equity on the combined statements of shareholders' equity for the year ended December 31, 1996 and 1995.

     The Company had approximately $274,000 in notes payable to a shareholder at December 31, 1997. The notes bear interest at 10% and are payable on demand. There was approximately $23,000 in accrued interest related to these notes at December 31, 1997. Interest of $23,000 related to these notes was included in expense during 1997. Amounts are shown net in 1997 and are included in due from affiliates on the accompanying balance sheet.

     The Company had approximately $2,900,000 and $1,064,000 (unaudited) of advances due from entities affiliated by means of common ownership or management at December 31, 1997 and 1996, respectively. These amounts are included in due from affiliates and officer on the combined balance sheets. The amounts due from entities affiliated by means of common ownership or management bear no interest and have no stated repayment terms. The amount due from an officer of the Company (approximately $324,000 (unaudited) at December 31, 1996 bears interest at the prime rate (8.25% at December 31, 1996) and is payable on demand. Netted against due from affiliates and other is approximately $671,000 (unaudited) of amounts due to certain affiliates under common control at December 31, 1996. These amounts are non-interest bearing and have no stated repayment terms.

     The Company had approximately $260,000 and $12,000 (unaudited) of amounts due to certain affiliates under common control at December 31, 1997 and 1996, respectively. These amounts are non-interest bearing and have no stated repayment terms. In addition, the Company paid expenses of approximately $170,000 on behalf of an affiliate for which it received no reimbursement. The Company received expense reimbursements of $104,000 (unaudited) during 1996 and 1995 from affiliates for expenses incurred by the Company on behalf of the affiliates. These reimbursements are included in other revenue on the accompanying combined statements of operations.

     During 1997, a majority shareholder sold his stock in MIGRA, MMS and other affiliates to an existing shareholder. As part of the separation, the Company entered into a severance agreement whereby the former shareholder would receive certain benefits over a three year period. The total costs of this severance package is approximately $1,200,000 and is included in salaries, wages and employee benefits on the accompanying

                                 MIG COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

combined statement of operations. In addition, the Company incurred approximately $400,000 related to severance agreements associated with other employees which is included in salaries, wages and employee benefits on the accompanying combined statement of operations.

     The Company had construction loans payable to the shareholder of a minority interest limited partner in MIG Ltd. of approximately $1,073,000 (unaudited) and $3,314,000, (unaudited) and approximately $7,000 (unaudited) in related accrued interest at December 31, 1996. Interest related to these loans of approximately $117,000 (unaudited) and $328,000 (unaudited) was incurred during 1996 and 1995, respectively. These amounts are included in construction loans payable to affiliates on the combined balance sheet.

     The Company earned approximately $700,000, $881,000 (unaudited) and $1,197,000 (unaudited) in servicing fee revenue from affiliates during 1997, 1996 and 1995, respectively.

7.  YEAR 2000 (UNAUDITED)

     The Company has assessed its computer system's ability to function properly with respect to the dates in the year 2000 and thereafter. The Company does not believe that the cost of ensuring its systems are year 2000 compliant will be significant or that the year 2000 issue will pose significant operational problems.

8.  COSTS ASSOCIATED WITH REORGANIZATION PLAN

     During 1997, the Company incurred substantial costs associated with the planned formation of a real estate investment trust. Upon completing the necessary research and analyses, the plan was subsequently abandoned. Also, during 1997, the Company incurred substantial costs associated with the proposed acquisition of MIGRA by AERC. The costs associated with these activities totaling approximately $1,291,000 have been charged to expense in the accompanying combined statement of operations.

9.  SHAREHOLDERS' EQUITY

     The combined shareholders' equity at December 31, 1997 consists of the following:

                                                            MIGRA         MMS         TOTAL
                                                          ----------    --------    ----------
Common stock............................................  $       85    $ 19,000    $   19,085
Additional paid-in capital..............................     656,094          --       656,094
Retained earnings.......................................   1,323,016     110,687     1,433,703
                                                          ----------    --------    ----------
                                                          $1,979,195    $129,687    $2,108,882
                                                          ==========    ========    ==========

     The combined shareholders' equity at December 31, 1996 consists of the following:

                                                           MIGRA           MMS           TOTAL
                                                        -----------    -----------    -----------
                                                        (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
Common stock..........................................  $        85     $ 19,000      $    19,085
Additional paid-in capital............................      656,094           --          656,094
Notes and other amounts due from shareholders.........   (2,561,417)          --       (2,561,417)
Retained earnings.....................................    3,460,235      110,688        3,570,923
                                                        -----------     --------      -----------
                                                        $ 1,554,997     $129,688      $ 1,684,685
                                                        ===========     ========      ===========

     The common stock of MIGRA and each of the 19 MMS corporations has a par value of $1 per share. MIGRA has authorized the issuance of 7,500 shares of its common stock and 85 shares are issued and outstanding at December 31, 1997. Each of the 19 MMS corporations have authorized the issuance of 1,000

                                 MIG COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

shares of their common stock, all of which have been issued and are outstanding at December 31, 1997 and 1996.

10.  SUBSEQUENT EVENT

     On January 28, 1998, the shareholders entered into agreements to sell all the Company to AERC, an unrelated third party in exchange for cash and common shares.

                                                                         ANNEX A

                          SECOND AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                     ASSOCIATED ESTATES REALTY CORPORATION
                                   ("AERC"),

                           MIG REALTY ADVISORS, INC.
                                   ("MIGRA")

                                    AND THE

                               MIGRA STOCKHOLDERS

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER....    1
PRELIMINARY STATEMENTS......................................    1
ARTICLE I       THE MERGER..................................    1
  1.1   The Merger..........................................    1
  1.2   Effective Time and Closing..........................    1
  1.3   Effects of the Merger...............................    2
  1.4   Articles of Incorporation and Bylaws................    2
  1.5   Directors and Officers..............................    2
  1.6   Additional Actions..................................    2
ARTICLE II       CONVERSION OF SECURITIES...................    2
  2.1   Conversion of Capital Stock.........................    2
  2.2   Shares; Share Prices; Fractional Shares.............    3
  2.3   Exchange of Certificates............................    4
  2.4   Purchase Price Adjustment...........................    4
  2.5   Disposition Fees....................................    6
ARTICLE III       REPRESENTATIONS AND WARRANTIES OF AERC....    7
  3.1   Organization and Standing...........................    7
  3.2   Corporate Power and Authority.......................    7
  3.3   Capitalization of AERC..............................    7
  3.4   Conflicts; Consents and Approvals...................    8
  3.5   SEC Documents.......................................    8
  3.6   Absence of Certain Changes..........................    9
  3.7   Brokerage and Finder's Fees.........................    9
  3.8   State Takeover Laws.................................    9
  3.9   REIT Status.........................................    9
ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF MIGRA....    9
  4.1   Organization and Standing...........................    9
  4.2   Subsidiaries and Affiliates.........................    9
  4.3   Corporate Power and Authority.......................   11
  4.4   Capitalization......................................   11
  4.5   Conflicts; Consents and Approvals...................   12
  4.6   Absence of Certain Changes..........................   12
  4.7   Officers, Employees and Compensation................   13
  4.8   Financial Statements................................   13
  4.9   Taxes...............................................   14
  4.10  Compliance with Law.................................   15
  4.11  Intellectual Property...............................   15
  4.12  Title to and Condition of Properties................   16
  4.13  Investment Advisor..................................   17
  4.14  Litigation..........................................   20
  4.15  Brokerage and Finder's Fees; Expenses...............   20
  4.16  Employee Benefit Plans..............................   21
  4.17  Contracts...........................................   22
  4.18  [INTENTIONALLY OMITTED.]............................   23
  4.19  Labor Matters.......................................   23
  4.20  Undisclosed Liabilities.............................   23

                                                              PAGE
                                                              ----
  4.21  Operation of MIGRA's Business; Relationships........   23
  4.22  Environmental Matters...............................   24
  4.23  FBCA and State Takeover Laws........................   24
  4.24  Insurance...........................................   24
  4.25  Books of Account; Records...........................   24
ARTICLE V       COVENANTS OF THE PARTIES....................   24
  5.1   Mutual Covenants....................................   24
  5.2   Covenants of AERC...................................   25
  5.3   Covenants of MIGRA..................................   27
  5.4   Covenants of MIGRA Stockholders.....................   30
  5.5   Covenants of Mr. Wright.............................   31
ARTICLE VI       CONDITIONS.................................   31
  6.1   Mutual Conditions...................................   31
  6.2   Conditions to Obligations of MIGRA..................   31
  6.3   Conditions to Obligations of AERC...................   32
ARTICLE VII       TERMINATION AND AMENDMENT.................   33
  7.1   Termination.........................................   33
  7.2   Effect of Termination...............................   34
  7.3   Amendment...........................................   34
  7.4   Extension; Waiver...................................   35
ARTICLE VIII       INDEMNIFICATION..........................   35
  8.1   Survival of Representations, Warranties and
     Agreements.............................................   35
  8.2   Indemnification.....................................   35
  8.3   Limitations on Indemnification......................   36
  8.4   Procedure for Indemnification with Respect to Third
     Party Claims...........................................   38
  8.5   Procedure For Indemnification with Respect to
     Non-Third Party Claims.................................   38
  8.6   Termination of MIGRA's Warranties...................   39
  8.7   Sole Remedies.......................................   39
ARTICLE IX       MISCELLANEOUS..............................   39
  9.1   Notices.............................................   39
  9.2   Interpretation......................................   40
  9.3   Counterparts........................................   40
  9.4   Entire Agreement....................................   40
  9.5   Third Party Beneficiaries...........................   40
  9.6   Governing Law.......................................   40
  9.7   Consent to Jurisdiction; Venue......................   40
  9.8   Specific Performance................................   41
  9.9   Assignment..........................................   41
  9.10  Expenses............................................   41
Exhibit A    --   Properties
Exhibit A-1  --   Development Properties
Exhibit B    --   Form of Opinion of AERC Counsel
Exhibit C    --   Form of Opinion of MIGRA's Counsel
Exhibit D    --   Form of Non-Competition Agreement
Exhibit E    --   Form of Employment Agreement
Exhibit F    --   Description of E Units

            SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     This Second Amended and Restated Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 16th day of April, 1998, by and among Associated Estates Realty Corporation, an Ohio corporation ("AERC"), MIG Realty Advisors, Inc., a Florida corporation ("MIGRA"), and certain of the holders of the issued and outstanding shares of MIGRA's capital stock (such holders herein referred to as the "MIGRA Stockholders"), to amend and restate the Agreement and Plan of Merger, dated as of November 5, 1997, as amended and restated as of January 24, 1998 among AERC, MIGRA and the MIGRA Stockholders.

                             PRELIMINARY STATEMENTS

     A. AERC desires to acquire the real estate acquisition, development and management business and other businesses operated by MIGRA and the interests owned by MIGRA, the MIGRA Stockholders in other MIGRA Companies (as defined in Section 4.5) and/or the real property owned thereby through the merger of MIGRA with and into AERC, with AERC as the surviving corporation (the "Merger"), pursuant to which each share of MIGRA Common Stock (as defined in Section 4.4) outstanding at the Effective Time (as defined in Section 1.2) ("MIGRA Conversion Stock") will be converted into the right to receive AERC Common Shares (as defined in Section 2.1), as more fully provided herein.

     B. Immediately after the Effective Time, the MIGRA Stockholders shall agree to pay when due all obligations, contingent or otherwise, of MIGRA or any affiliate arising from or in connection with (i) the purchase of the interest in MIGRA of Edwin B. Wayman ("Wayman"), (ii) any deferred compensation arrangements for the benefit of Wayman, (iii) the purchase of the interest of PF Funds, Inc. in MIG Ltd. (as hereinafter defined); (iv) the liabilities identified on Schedule A attached hereto, and (v) the purchase price adjustments more fully described in Section 5.4 (collectively, the "MIGRA Stockholders Fixed Liabilities").

     C. Immediately after the consummation of the Merger, AERC will convey to
(i) Associated Estates Management Company, an Ohio corporation and affiliate of AERC ("AEMC"), and (ii) MIG Realty, Inc., a newly formed affiliate of AERC ("MRI"), certain of the assets, contract rights and other rights and properties theretofore owned by MIGRA (the "Spinoff Transfer").

     D. MIGRA desires to combine its real estate acquisition, development and management business and other businesses with the real estate businesses operated by AERC and for the holders of shares of MIGRA Conversion Stock to have a continuing equity interest in the combined AERC/MIGRA businesses.

     E. The parties intend that the Merger constitute a tax-free
"reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the Florida Business Corporation Act (the "FBCA") and Chapter 1701 of the Ohio Revised Code (the "ORC"), MIGRA shall be merged with and into AERC following the satisfaction or waiver of the conditions set forth in Article VI, and the separate corporate existence of MIGRA shall thereupon cease. AERC shall continue its existence under the laws of the State of Ohio. In its capacity as the corporation surviving the Merger, AERC is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effective Time and Closing. The Merger shall be consummated by (i) filing with the Secretary of State of the State of Ohio (the "Ohio Secretary of State") a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with Section 1701.81 of the ORC and (ii) filing with the Department of State of the State of Florida (the "Florida Department of State") articles of merger (the "Articles of Merger") in such form as is required by and executed in accordance with Section 607.1105 of the FBCA. The Merger shall become effective on the date and at the time when the Certificate of Merger and the Articles of Merger have been filed with, and accepted by, the Ohio Secretary of State and the Florida Department of State, respectively, or at such later time as shall be specified in the Certificate of Merger (the "Effective Time"). Prior to the filing referred to in this Section 1.2, a closing (the "Closing") shall be held at the offices of Baker & Hostetler LLP, 3200 National City Center, 1900 East Ninth Street, Cleveland 44114, or such other place as the parties may agree, on the fifth business day immediately following the day on which the last of the conditions set forth in Article VI shall be fulfilled or waived in accordance with this Agreement or at such other time, date or place as the parties hereto may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.3 Effects of the Merger. The Merger shall have the effects of the applicable provisions of the FBCA and the ORC.

     1.4 Articles of Incorporation and Bylaws. The Certificate of Merger and the Articles of Merger shall provide that at the Effective Time (i) the Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of AERC, and (ii) the Code of Regulations of AERC in effect immediately prior to the Effective Time shall be the Code of Regulations of the Surviving Corporation; in each case until amended in accordance with applicable law.

     1.5 Directors and Officers. Immediately after the Effective Time, the officers and directors of the Surviving Corporation shall be the officers and directors identified on Schedule 1.5, until their respective successors are duly elected and qualified. On the Closing Date, MIGRA shall deliver to AERC evidence satisfactory to AERC of the resignations of the officers and directors of MIGRA, such resignations to be effective as of the Effective Time.

     1.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are reasonably necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of MIGRA, or (b) otherwise carry out the provisions of this Agreement, MIGRA shall execute and deliver all such deeds, assignments or assurances in law and shall take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of MIGRA or otherwise to take any and all such action.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     2.1 Conversion of Capital Stock. By virtue of the Merger and without any action on the part of AERC or MIGRA, the following securities will be converted in the manner set forth below:

          (a) At the Effective Time, each share of capital stock, without par value, of AERC issued and outstanding immediately prior to the Effective Time, but after the conversion described in Section 2.1(b), shall be converted into one share of common stock, without par value ("AERC Common Shares"), of the Surviving Corporation.

          (b) Subject to the provisions of Section 2.4, at the Effective Time, the MIGRA Conversion Stock shall be converted into and represent (i) a number of AERC Common Shares equal to the quotient obtained by dividing (A) $9,648,573 by (B) the Average Share Price (as hereinafter defined) and (ii) the right to receive the AERC Common Shares hereinafter described in this
     Section 2.1 (the "Conversion Rights"), all as allocated to the MIGRA Stockholders on Schedule 2.1.

          (c) Subject to the provisions of Sections 2.1(h), 2.4 and 5.4, on the later of the first anniversary date of the Effective Time or the date on which the conditions set forth in Section 2.1(h) are satisfied (the "Second Issuance Date"), the holders of the Conversion Rights shall receive a number of AERC

     Common Shares equal to the quotient obtained by dividing (A) $689,037 by
     (B) the Average Share Price, all as allocated to the MIGRA Stockholders on
     Schedule 2.1.

          (d) Subject to the provisions of Sections 2.1(i), 2.4 and 5.4, on the later of the second anniversary date of the Effective Time or the date on which the conditions set forth in Section 2.1(i) are satisfied (the "Third Issuance Date"), the holders of the Conversion Rights shall receive a number of AERC Common Shares equal to the quotient obtained by dividing (A) $3,959,537 by (B) the Average Share Price.

          (e) Subject to the provisions of Sections 2.1(h), 2.4, 2.5 and 5.4, on the Second Issuance Date, the holders of the Conversion Rights shall receive a number of AERC Common Shares equal to the quotient obtained by dividing (A) $2,408,000 by (B) the average closing prices of the AERC Common Shares for the twenty (20) Trading Days (as defined in Section 2.2) immediately preceding the Second Issuance Date, all as allocated to the MIGRA Stockholders on Schedule 2.1.

          (f) Subject to the provisions of Sections 2.1(i), 2.4, 2.5 and 5.4, on the Third Issuance Date, the holders of the Conversion Rights shall receive a number of AERC Common Shares equal to the quotient obtained by dividing
     (A) $2,408,000 by (B) the average closing prices of the AERC Common Shares for the twenty (20) Trading Days immediately preceding the Third Issuance Date, all as allocated to the MIGRA Stockholders on Schedule 2.1.

          (g) At the Effective Time, each share of capital stock of MIGRA held in treasury shall be cancelled and retired and no payment shall be made in respect thereof.

          (h) The obligation of AERC to issue AERC Common Shares pursuant to Sections 2.1(c) and (e) shall be conditioned on the occurrence of both of the following: (i) the issuance of a final certificate of occupancy for the so-called Windsor Pines property and (ii) the MIGRA Stockholders' submission to AERC of multifamily property acquisition opportunities with an aggregate gross asset value of at least $50,000,000 and an average yield of at least 85% of the average pro forma yield of the properties to be acquired by AERC contemporaneously with the Closing to satisfy the condition set forth in Section 6.3(e)(ii) (the "Initial Properties"). For purposes of this Agreement "gross asset value" means the most recent appraisal value, as determined by "CB Commercial Properties," with respect to the Initial Properties, and with respect to subsequent properties presented for acquisition, the fair market value thereof as determined by the agreed upon purchase price or appraised value, as the case may be; and "yield" means the ratio of (A) the sum of net operating income, amortization and depreciation to (B) the gross asset value.

          (i) The obligation of AERC to issue AERC Common Shares pursuant to Sections 2.1(d) and (f) shall be conditioned on the occurrence of both of the following: (i) the issuance of a final certificate of occupancy for the so-called Kirkman property; and (ii) the MIGRA Stockholders' submission to AERC of multifamily property acquisition opportunities in addition to those described in Section 2.1(h)(ii) with an aggregate gross asset value of at least $50,000,000 and an average yield of at least 85% of the average pro forma yield of the Initial Properties.

     For purposes of Sections 2.1(h) and (i), the average pro forma yield of the Initial Properties will be agreed upon by and between AERC and the MIGRA Stockholders and set forth in writing on or before the Closing.

     2.2 Shares; Share Prices; Fractional Shares.

     (a) For purposes hereof, "Average Share Price" shall mean $23.63 (the average closing prices of the AERC Common Shares for the twenty (20) Trading Days immediately preceding November 5, 1997). For purposes of this Agreement, "Trading Days" shall mean each day that AERC Common Shares have been traded on the New York Stock Exchange. For purposes of this Agreement, the "Purchase Price" shall mean $19,113,147, as the same may be adjusted pursuant to Sections 2.4, 2.5 and 5.4.

     (b) No certificates for fractional AERC Common Shares shall be issued as a result of the conversion provided for in Section 2.1. To the extent that an outstanding share (or fraction thereof) of MIGRA

Conversion Stock would otherwise have become a fractional AERC Common Share, the holder thereof, upon delivery of such fractional interest represented by an appropriate certificate, shall be entitled to receive a cash payment therefor in an amount equal to (i) with respect to the Closing, the Average Share Price of such fractional interest, and (ii) with respect to the Second Issuance Date and the Third Issuance Date, the relevant closing price of the AERC Common Shares on the applicable Trading Day relating thereto. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not a separately bargained for, consideration. If more than one certificate representing shares of MIGRA Conversion Stock shall be surrendered for the account of the same holder, the number of AERC Common Shares for which certificates have been surrendered shall be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. In the event that prior to the Effective Time, the Second Issuance Date or the Third Issuance Date, as the case may be, AERC shall declare a stock dividend or other distribution payable in AERC Common Shares or securities convertible into, or exchangeable for, AERC Common Shares, or effect a stock split, reclassification, combination or other change with respect to AERC Common Shares, the calculations set forth in this Section 2.2 shall be correspondingly adjusted to reflect such dividend, distribution, stock split, reclassification, combination or other change.

     (c) In the event any certificate representing shares of MIGRA Common Stock shall have been lost, stolen or destroyed, upon receipt of appropriate evidence (which may consist of an affidavit) as to such loss, theft or destruction and to the ownership of any such certificate by the person claiming any such certificate to be lost, stolen or destroyed, and the receipt by AERC of reasonably appropriate and customary indemnification (which may include the posting of a bond or similar security), AERC shall cause to be issued in exchange for any such lost, stolen or destroyed certificate, the applicable number of AERC Common Shares and the fractional share payment, if any, deliverable in respect thereof as determined in accordance with Section 2.1 and this Section 2.2.

     2.3 Exchange of Certificates. At the Closing, AERC shall deliver to the MIGRA Stockholders certificates representing AERC Common Shares issuable pursuant to Section 2.1(b)(i) plus payment for any fractional shares as provided in Section 2.2(b), and the MIGRA Stockholders shall deliver to AERC certificates representing all shares of MIGRA Conversion Stock. On the Second Issuance Date, AERC shall deliver to the MIGRA Stockholders certificates representing AERC Common Shares issuable pursuant to Sections 2.1(c) and 2.1(e) plus payment for any fractional shares as provided in Section 2.2(b). On the Third Issuance Date, AERC shall deliver to the MIGRA Stockholders certificates representing AERC Common Shares issuable pursuant to Sections 2.1(d) and 2.1(f) plus payment for any fractional shares as provided in Section 2.2(b).

     2.4 Purchase Price Adjustment

     (a) Management and Other Contract Purchase Price Adjustment. If on or before the 90th day after the Closing Date (the "Adjustment Period") (a) all of the entities which are parties with a MIGRA Company and/or any affiliate thereof under a mortgage servicing, advisory and/or asset and property management agreement ("Relevant Contracts") and scheduled to pay the $8,301,077 of fees on
Schedule 2.4(a) under the Relevant Contracts have not (i) consented in writing to the assignment to the Surviving Corporation, MRI or AEMC, as the case may be, of the obligations of the applicable MIGRA Company and/or affiliates thereof under all Relevant Contracts, as the case may be, on terms no less favorable than presently existing or (ii) entered into a new contract with the Surviving Corporation, MRI or AEMC, as the case may be, with respect to the obligations of the applicable MIGRA Company and/or affiliates thereof, which new contract is on terms no less favorable than presently existing ("New Relevant Contracts"), or
(b) AERC does not actually acquire all of the properties listed on Exhibit A (the "Relevant Properties") (as to which (i) no such consent to assignment of the associated Relevant Contract is obtained or (ii) no New Relevant Contract is entered into) pursuant to the terms of the applicable purchase agreements entered into between AERC and/or one of its affiliates and the applicable seller (the "Applicable Purchase Agreement") prior to the end of the Adjustment Period, then the Purchase Price will be adjusted as follows:

          (i) The Purchase Price will be increased by:

             (x) One percent of the aggregate purchase price, as reflected in the Applicable Purchase Agreement and treating any assumed mortgage indebtedness as part of the purchase price, for other properties identified by MIGRA which are not listed on Schedule 2.4(c) hereto (including the properties currently owned by the Pennsylvania Public School Employees Retirement System listed on Schedule 2.4(b) hereto (the "PPSERS Properties")) which are actually acquired by AERC pursuant to the terms of an Applicable Purchase Agreement entered into during the Adjustment Period; plus,

             (y) One times the annualized fees of any new asset or property management contracts or mortgage servicing contracts related to properties identified by MIGRA (but which are not listed on Schedule 2.4(a) hereto) which are entered into during the Adjustment Period; plus,

             (z) The lesser of (i) one half of one percent of the aggregate purchase price, as reflected in the Applicable Purchase Agreements and treating any assumed mortgage indebtedness as part of the purchase price, for any of the PPSERS Properties which are actually acquired by AERC pursuant to the terms of an Applicable Purchase Agreement entered into during the Adjustment Period, or (ii) 2.18 times the excess of the Fee Shortfall (as hereinafter defined) over $1,245,162,(which amount is 15% of the total fees scheduled to be paid on Schedule 2.4(a)).

          (ii) The Purchase Price will be decreased:

             (x) By an amount equal to the aggregate amount of the annualized asset and property management fees, advisory fees and mortgage servicing fees payable with respect to each Relevant Contract for which neither such consent to the assignment nor New Relevant Contract has been obtained prior to the end of the Adjustment Period or for those Relevant Contracts for which a consent to assignment has not been obtained or a New Relevant Contract has not been obtained and which relate to a Relevant Property, which Relevant Property is not actually acquired by AERC pursuant to the terms of an Applicable Purchase Contract entered into prior to the end of the Adjustment Period (the "Fee Shortfall"); plus,

             (y) An amount equal to the product of (A) 2.18 times (B) the excess of the Fee Shortfall over $1,245,162.

          (iii) However, in no event shall the amount of the increase described in clause (i) exceed the amount of the decrease described in clause (ii).

     Any decrease in the Purchase Price as a result of any such adjustment will be reflected as a reduction in the payment to be made pursuant to Section 2.1(c) and, if necessary, Section 2.1(d) and if further necessary, Section 2.1(b)(i); provided that if at the Closing Date, there is a potential reduction in the payment to be made pursuant to Section 2.1(b)(i) by reason of the foregoing, the amount of such potential reduction shall be held back by AERC until the last day of the Adjustment Period at which time the amount, if any, of the actual reduction required under this Section 2.4 shall be determined. If the amount of the hold back is greater than such actual reduction amount, then the balance of the amount held back, together with any dividends accrued and paid on the released AERC Shares from the Closing Date, will be released by AERC. In addition, in the event that the Purchase Price decrease exceeds the aggregate of the amounts in Sections 2.1(b), (c) and (d) as adjusted by Section 2.4(b) hereof, such excess shall be paid in immediately available funds by the MIGRA Stockholders to AERC contemporaneously with the closing of AERC's direct or indirect acquisition of the so-called Windsor Pines property; provided however, that the MIGRA Stockholders, as a group and not on an individual basis, may elect to reduce the amount of E Units (as defined in Exhibit F) to be received pursuant to the Windsor Pines closing in lieu of making a cash payment to AERC with respect to the excess Purchase Price decrease. For the purposes of this Agreement, the value of an E Unit shall be deemed equal to the Average Share Price of an AERC Common Share.

     (b) Property Purchase Price Adjustment.

     For purposes of this Section 2.4(b), the "Value" of a property shall mean the appraised value of such property as set forth on Exhibit A.

     (i) If on or before July 27, 1998, AERC closes on the acquisition of properties indicated on Exhibit A (other than the properties previously owned by subsidiaries of MIG Residential Trust (the "MRT Properties," which include Cypress Shores, The Falls and Reflections) and the properties owned by subsidiaries of MIG Residential Trust, Inc. (the "MIG REIT Properties," which include 20th and Campbell, Annen Woods, Desert Oasis, Hampton Point, Fleetwood, Morgan Place, Peachtree and Windsor Falls)), the Purchase Price shall be increased by an amount determined by the following formula, but not to exceed the sum of (i) $4,777,853 plus (ii) the amount of the decrease, if any, as a result of Section 2,4(b)(ii):

          ($32,500,000) multiplied by (1-(the Value of properties acquired divided by 184,000,000))

          Any adjustments pursuant to this subparagraph (i) will be applied as follows:

             (A) 50% of such adjustments will be applied to increase the amount referred to in Section 2.1(b)(i);

             (B) 25% of such increase (x) will be first applied to offset the decrease, if any, resulting from Section 2.4(b)(ii)(B), and (y) will then be applied to increase the amounts payable under Section 2.1(c); and

             (C) 25% of such increase (x) will be applied to offset the decrease,if any, resulting from Section 2.4(b)(ii)(C), and (y) will then be applied to increase the amounts payable under Section 2.1(d).

     (ii) If on or before July 27, 1998, AERC does not close on the acquisition of any of the MIG REIT Properties, the Purchase Price shall be reduced by an amount determined by the following formula:

     ($32,500,000) multiplied by (1-(the Value of properties not acquired divided by 184,000,000))

          Any adjustments pursuant to this subparagraph (ii) will be applied as follows:

             (A) 50% of such adjustment will be applied to reduce the amount referred to in 2.1(b); (B) 25% first to reduce the amount referred to in 2.1(c), and if necessary 2.1(e); and, (C) 25% first to reduce the amount referred to in 2.1(d), and if necessary 2.1(f).

     (iii) Any closing hereof without all of the MIG REIT Properties shall require the prior written consent of MIGRA in its sole discretion.

     (c) Limitation on Adjustments. Notwithstanding the above, in no event shall the payment to be made pursuant to Section 2.1(b)(i) be reduced pursuant to Section 2.4(a) or (b) to an amount less than 50% of the adjusted aggregate Purchase Price, as decreased pursuant to Section 2.4(a) or as increased or decreased pursuant to Section 2.4(b), and the parties shall reduce the payment to be made pursuant to Section 2.1(e) and, if necessary, Section 2.1(f) so as to provide that the aggregate payments made hereunder will not exceed the Purchase Price as adjusted hereunder. In no event shall the percentage of the Purchase Price paid pursuant to Section 2.1(b)(i) be less than 50% of the aggregate Purchase Price required to be paid hereunder.

     2.5 Disposition Fees. The amount of $2,408,000 and $2,408,000 set forth in each of Sections 2.1(e) and 2.1(f), respectively, shall be reduced by 50% of the aggregate present value of the disposition and incentive fees described in
Schedule 2.5 which relate to properties which are neither sold to AERC or whose owners have not consented to assignment to the Surviving Corporation, MRI or AEMC, as the case may be, of the obligations of the applicable MIGRA Company and/or affiliate as described in Section 2.4 on or before the end of the Adjustment Period, such present value to be determined as set forth in Schedule 2.5.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF AERC

     In order to induce MIGRA and the MIGRA Stockholders to enter into this Agreement, AERC hereby represents and warrants to MIGRA and to the MIGRA Stockholders that the statements contained in this Article III are true, correct and complete.

     3.1 Organization and Standing. AERC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. AERC is duly qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined in Section 9.2). AERC is not in default in the performance, observance or fulfillment of any provision of its Articles of Incorporation and Code of Regulations, in each case as in effect on the date hereof (the "AERC Articles" and the "AERC Bylaws," respectively). AERC has heretofore furnished to MIGRA and the MIGRA Stockholders a complete and correct copy of the AERC Articles and AERC Bylaws.

     3.2 Corporate Power and Authority. AERC has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Except for shareholder approval, the AERC Common Shares issuable pursuant to the Merger and the other transactions contemplated by this Agreement (the "AERC Shareholder Approval"), the execution by AERC of this Agreement and the consummation by AERC of the transactions contemplated hereby (including the issuance of the AERC Common Shares pursuant to the Merger) have been duly authorized by all requisite corporate action on the part of AERC, including any approvals required by the AERC Articles and the AERC Bylaws and the approval by unanimous vote or consent of the Board of Directors of AERC (the "AERC Board Recommendation"). This Agreement constitutes, and the other documents and instruments to be delivered by AERC pursuant hereto when delivered will constitute, the legal, valid and binding obligations of AERC, enforceable against AERC in accordance with their respective terms.

     3.3 Capitalization of AERC.

     (a) As of September 30, 1997, AERC's authorized capital stock consisted solely of (a) 41,000,000 AERC Common Shares, of which (i) 17,072,436 shares were issued and outstanding, and (ii) 1,963,083 shares were reserved for issuance upon the exercise or conversion of options, warrants or convertible securities granted or issuable by AERC, (b) 3,000,000 Class A Cumulative Preferred Shares, without par value, of which 225,000 9 3/4% Class A Cumulative Redeemable Preferred Shares ($250 liquidation preference per share) were issued and outstanding, (c) 3,000,000 Class B Cumulative Preferred Shares, without par value, of which none were issued and outstanding, and (d) 3,000,000 Noncumulative Preferred Shares, without par value, of which none were issued and outstanding. Each outstanding share of AERC capital stock is duly authorized and validly issued, fully paid and nonassessable, has not been issued in violation of any preemptive or similar rights and has been issued in compliance with all federal and state securities laws and the rules of the New York Stock Exchange (the "NYSE"). The AERC Common Shares to be issued pursuant to this Agreement have been duly authorized for issuance and when issued and delivered by AERC in accordance with the provisions of this Agreement will be validly issued, fully paid and non-assessable and will be issued free and clear of any liens, security interests or other encumbrances of any kind whatsoever, other than those imposed by securities laws or which are contemplated by Section 5.4. The AERC Common Shares issued under this Agreement will not be subject to any preemptive or similar rights. Assuming that the representations, warranties and covenants of the MIGRA Stockholders set forth in the letters described in 6.3(j) shall be true and complete, the AERC Common Shares to be issued pursuant to this Agreement will be issued in compliance with all federal and state securities laws and, if AERC is informed by the NYSE that AERC Shareholder Approval shall have been obtained, the AERC Common Shares to be issued pursuant to this Agreement will be issued in compliance with the rules of the NYSE.

     3.4 Conflicts; Consents and Approvals. Neither the execution and delivery by AERC of this Agreement nor the consummation by AERC of the transactions contemplated by this Agreement will:

          (a) conflict with or result in a breach of any provisions of the AERC Articles or AERC Bylaws;

          (b) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of AERC's stock option plans, or any grant or award under any of the foregoing;

          (c) except for AERC's Credit Agreement with National City Bank, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice or lapse of time or otherwise, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any material lien, security interest, charge or encumbrance upon, any of the properties of AERC or any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, contract, undertaking, agreement, lease or other instrument, or obligation to which AERC is a party;

          (d) violate any order, writ, injunction, or decree applicable to AERC or, to the actual knowledge of AERC, any statute, rule or regulation applicable to AERC; or

          (e) require any action, consent, approval or authorization of, review by, or declaration, filing or registration with, any third party or any governmental authority, whether federal, state or local (a "Governmental Authority"), other than (i) actions as may be required by the Hart-Scott-Rodino Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (ii) action to be taken with respect to federal and state securities laws, (iii) the filing of the Certificate of Merger with the Ohio Secretary of State, (iv) the consent of National City Bank, and (v) AERC Stockholder Approval;

except (i) in the case of clause (c) or (e) for any of the foregoing that are set forth in Section 3.4 of the AERC Disclosure Schedule, (ii) in the case of clauses (b) through (e) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on AERC and (iii) in the case of clause (e), for any of the foregoing which have been or will be obtained prior to the Closing.

     3.5 SEC Documents. AERC has filed all required forms, reports and documents with the Securities and Exchange Commission ("SEC") required to be filed by it pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, all of which have complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, respectively, and such rules and regulations. AERC has previously furnished to MIGRA for delivery to the MIGRA Stockholders, copies of all such forms, reports and documents filed by AERC with the SEC since January 1, 1994 (hereafter collectively referred to as the "Reports"). None of the Reports, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of AERC included in the Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as otherwise noted in such financial statements) and present fairly in all material respects the financial position, results of operations, cash flows and changes in financial position of AERC and its consolidated subsidiaries as of the dates or the periods indicated, subject, in the case of unaudited interim consolidated financial statements, to normal year-end adjustments.

     (c) The AERC Common Shares to be issued under this Agreement will be restricted shares within the meaning of the Securities Act.

     3.6 Absence of Certain Changes.  Since June 30, 1997, there has not been:

          (a) (i) any change in the business, operations, assets, properties, customer base, prospects, rights or condition (financial or otherwise) of AERC, or (ii) any occurrence, circumstance or combination thereof, in each case which has had a Material Adverse Effect on AERC; or

          (b) any material change in AERC's method of doing business or any change in its accounting principles or practices or its method of application of such principles or practices.

     3.7 Brokerage and Finder's Fees. Neither AERC nor any of its shareholders, directors, officers or employees has incurred, or will incur, on behalf of AERC, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

     3.8 State Takeover Laws. Prior to the date hereof, the Board of Directors of AERC has taken all action on the part of AERC, if any, necessary to exempt under or make not subject to any state takeover law or other state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (i) the Merger and (ii) the other transactions contemplated hereby.

     3.9 REIT Status. AERC has qualified to be taxed as a real estate investment trust pursuant to Section 856 through 860 of the Code for its taxable years ended December 31, 1993, through December 31, 1996, and AERC expects to so qualify for the fiscal year ending December 31, 1997.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF MIGRA

     In order to induce AERC to enter into this Agreement, MIGRA and each of the MIGRA Stockholders, jointly and severally, hereby represent and warrant to AERC and AEMC that the statements contained in this Article IV are true, correct and complete.

     4.1 Organization and Standing. MIGRA is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. MIGRA is duly qualified to do business and in good standing in each jurisdiction listed in Section 4.1 to the disclosure schedule delivered by MIGRA to AERC and dated the date hereof (the "MIGRA Disclosure Schedule"), is not qualified to do business in any other jurisdiction and neither the nature of the business conducted by it nor the property it owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect on MIGRA. MIGRA is not in default in the performance, observance or fulfillment of any provision of its Articles of Incorporation, as amended and restated, or its Bylaws, in each case as in effect on the date hereof (the "MIGRA Articles" and the "MIGRA Bylaws," respectively). MIGRA has heretofore furnished to AERC a complete and correct copy of the MIGRA Articles and the MIGRA Bylaws.

     4.2 Subsidiaries and Affiliates.

     (a) MIGRA owns a 75% general partnership interest in Mortgage Investors Group, Ltd. ("MIG Ltd."). MIGRA owns its interest in MIG Ltd. free and clear of any pledge, mortgage, lien, charge or encumbrance of any kind whatsoever (except any encumbrances contained in the MIG Ltd. Partnership Documents, as defined below). MIG Ltd. is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Florida with full power and authority (partnership and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. MIG Ltd. is duly qualified to do business and in good standing in each jurisdiction listed in Section 4.2 to the MIGRA Disclosure Schedule, is not qualified to do business in any other jurisdiction and neither the nature of the business conducted by it nor the property it owns, leases or operates requires it to qualify to do business as a foreign limited partnership in any other jurisdiction, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect on MIG Ltd.

MIGRA is not in default in the performance, observance or fulfillment of any provision of MIG Ltd's Partnership Agreement or Partnership Certificate (the "MIG Ltd. Partnership Documents") nor, to its actual knowledge, is any other partner thereof. MIGRA has heretofore furnished to AERC a complete and correct copy of each of the MIG Ltd. Partnership Documents.

     (b) MIGRA owns a 40% general partnership interest in Stonemark Investor Services, a general partnership ("Stonemark"). MIGRA owns its interest in Stonemark free and clear of any pledge, mortgage, lien, charge or encumbrance of any kind whatsoever (except any encumbrances contained in the Stonemark Partnership Documents, as defined below). Stonemark is a general partnership duly formed, validly existing and in good standing under the laws of the State of Florida with full power and authority (partnership and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Stonemark is duly qualified to do business and in good standing in each jurisdiction listed in Section 4.2 to the MIGRA Disclosure Schedule, is not qualified to do business in any other jurisdiction and neither the nature of the business conducted by it nor the property it owns, leases or operates requires it to qualify to do business as a foreign general partnership in any other jurisdiction, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect on Stonemark. MIGRA is not in default in the performance, observance or fulfillment of any provision of Stonemark's Partnership Agreement or Partnership Certificate (the "Stonemark Partnership Documents") nor, to its actual knowledge, is any other partner thereof. MIGRA has heretofore furnished to AERC a complete and correct copy of each of the Stonemark Partnership Documents.

     (c) MIGRA owns a 1% general partnership interest in Mortgage Investors Fund I, a limited partnership ("MIF I"). MIGRA owns its interest in MIF I free and clear of any pledge, mortgage, lien, charge or encumbrance of any kind whatsoever (except any encumbrances contained in MIF I Partnership Documents, as defined below). MIF I is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Michigan with full power and authority (partnership and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. MIF I is duly qualified to do business and in good standing in each jurisdiction listed in Section 4.2 to the MIGRA Disclosure Schedule, is not qualified to do business in any other jurisdiction and neither the nature of the business conducted by it nor the property it owns, leases or operates requires it to qualify to do business as a foreign limited partnership in any other jurisdiction, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect on MIF I. MIGRA is not in default in the performance, observance or fulfillment of any provision of MIF I's Partnership Agreement or Partnership Certificate (the "MIF I Partnership Documents") nor, to its actual knowledge, is any other partner thereof. MIGRA has heretofore furnished to AERC a complete and correct copy of each of the MIF I Partnership Documents.

     (d) MIGRA owns a 1% general partnership interest in Mortgage Investors Fund II, a limited partnership ("MIF II"). MIGRA owns its interest in MIF II free and clear of any pledge, mortgage, lien, charge or encumbrance of any kind whatsoever (except any encumbrances contained in the MIF II Partnership Documents, as defined below). MIF II is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware with full power and authority (partnership and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. MIF II is duly qualified to do business and in good standing in each jurisdiction listed in Section 4.2 to the MIGRA Disclosure Schedule, is not qualified to do business in any other jurisdiction and neither the nature of the business conducted by it nor the property it owns, leases or operates requires it to qualify to do business as a foreign general partnership in any other jurisdiction, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect on MIF II. MIGRA is not in default in the performance, observance or fulfillment of any provision of MIF II's Partnership Agreement or Partnership Certificate (the "MIF II Partnership Documents") nor, to its actual knowledge, is any other partner thereof. MIGRA has heretofore furnished to AERC a complete and correct copy of each of the MIF II Partnership Documents.

     (e) MIGRA owns a 1% general partnership interest in Mortgage Investors Self Storage I, a limited partnership ("Storage"). MIGRA owns its interest in Storage free and clear of any pledge, mortgage, lien, charge or encumbrance of any kind whatsoever (except any encumbrances contained in the Storage

Partnership Documents. Storage is a general partnership duly formed, validly existing and in good standing under the laws of the State of Florida with full power and authority (partnership and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Storage is duly qualified to do business and in good standing in each jurisdiction listed in Section 4.2 to the MIGRA Disclosure Schedule, is not qualified to do business in any other jurisdiction and neither the nature of the business conducted by it nor the property it owns, leases or operates requires it to qualify to do business as a foreign general partnership in any other jurisdiction, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect on Storage. MIGRA is not in default in the performance, observance or fulfillment of any provision of Storage's Partnership Agreement or Partnership Certificate (the "Storage Partnership Documents") nor, to its actual knowledge, is any other partner thereof. MIGRA has heretofore furnished to AERC a complete and correct copy of each of the Storage Partnership Documents.

     (f) Except as set forth in (a) through (e) above or Section 4.2 or Section
4.4 of the MIGRA Disclosure Schedule, (i) neither MIGRA nor MIG Ltd., Stonemark, MIF I, MIF II or Storage (such entities other than MIGRA sometimes referred to herein collectively as the "Ventures") owns, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, and neither MIGRA nor any of the Ventures is subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity, except to the extent MIGRA is so bound with respect to MIG Ltd. as provided in the MIG Ltd. Partnership Documents, and Stonemark, as provided in the Stonemark Partnership Documents, and Storage, as provided in the Storage Partnership Documents.

     4.3 Corporate Power and Authority. MIGRA has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. Except for approval by the MIGRA Stockholders and Kathleen Gutin ("Gutin") in accordance with the FBCA and the MIGRA Articles and the MIGRA Bylaws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MIGRA, including unanimous approval by the Board of Directors of MIGRA (the "MIGRA Board Recommendation"). Notwithstanding the foregoing, MIGRA has all requisite power and authority to perform its obligations hereunder and to consummate the Merger. This Agreement has been duly executed and delivered by MIGRA and constitutes the legal, valid and binding obligation of MIGRA, enforceable against MIGRA in accordance with its terms.

     4.4 Capitalization. As of September 30, 1997, MIGRA's authorized capital stock consisted solely of 100 shares of common stock, $1.00 par value per share ("MIGRA Common Stock"), of which (a) 85 shares were issued and outstanding and
(b) 15 shares were issued and held in treasury. Each outstanding share of MIGRA capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Section 4.4 of the MIGRA Disclosure Schedule sets forth the following, as of the date hereof: (a) the number of shares of MIGRA Common Stock outstanding and (b) the liquidation preference for such shares, including accumulated and unpaid dividends. Other than as set forth in Section 4.4 to the MIGRA Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of MIGRA by MIGRA or, to the actual knowledge of MIGRA and each MIGRA Stockholder, any other person or entity, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of MIGRA, and MIGRA has no obligation of any kind to issue any additional securities or to pay for securities of MIGRA or any predecessor. The issuance and sale of all of the shares of capital stock described in this Section 4.4 have been in compliance with federal and state securities laws. The MIGRA Disclosure Schedule accurately sets forth the names of, and the number of shares of, each class of MIGRA capital stock. Except as set forth in Section 4.4 to the MIGRA Disclosure Schedule, MIGRA has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any person or entity. Section 4.4 of the MIGRA Disclosure Schedule sets forth the equity structure of the Ventures.

     4.5 Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement by MIGRA nor the consummation of the transactions contemplated hereby will:

          (a) conflict with, or result in a breach of any provision of, the MIGRA Articles or the MIGRA Bylaws;

          (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of MIGRA or the Ventures (collectively, the "MIGRA Companies") under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which it is a party;

          (c) violate any order, writ, injunction or decree, or, to the actual knowledge of MIGRA and each MIGRA Stockholder, any statute, rule or regulations applicable to the MIGRA Companies; or

          (d) require any action, consent, approval or authorization of, or review by, or declaration, registration or filing by any of the MIGRA Companies with, any third party or any Governmental Authority, other than actions as may be required by the HSR Act, actions to be taken with respect to federal and state securities laws, the filing of the Certificate of Merger with the Ohio Secretary of State and the Articles of Merger with the Florida Department of State and the approval of the stockholders of MIGRA (other than the MIGRA Stockholders);

except (i) in the case of clause (b) or (d) for any of the foregoing that are set forth in Section 4.5 of the MIGRA Disclosure Schedule, (ii) in the case of clauses (b) through (d) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on the MIGRA Companies taken as a whole and (iii) in the case of clause (d), for any of the forgoing which have been or will be obtained prior to the Closing.

     4.6 Absence of Certain Changes.

     Except as expressly provided for or permitted under Section 5.3(a) of this Agreement, or as set forth in Section 4.6 to the MIGRA Disclosure Schedule, since December 31, 1996, there has not been:

          (a) (i) Any change in the business, operations, assets, properties, customer base, prospects, rights or condition (financial or otherwise) of the MIGRA Companies or (ii) any occurrence, circumstance, or combination thereof which has had or which reasonably could be expected to result in a Material Adverse Effect on the MIGRA Companies taken as a whole.

          (b) Any declaration, setting aside or payment of any dividend or any distribution (in cash or in kind) to any stockholder of MIGRA, or any direct or indirect redemption, purchase or other acquisition by MIGRA of any of its capital stock or issuance by MIGRA of any options, warrants, rights or agreements to purchase or acquire such stock;

          (c) Any transaction entered into or carried out by a MIGRA Company involving a payment, individually or in the aggregate, in excess of $100,000 other than in the ordinary and usual course of business consistent with past practices;

          (d) Any borrowing of, or agreement to borrow, funds by a MIGRA Company, any incurring by a MIGRA Company of any other liability (contingent or otherwise), except liabilities incurred in the usual and ordinary course of its business (consistent with past practices), or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other person by a MIGRA Company;

          (e) Any material change in a MIGRA Company's method of doing business or any change in its accounting principles or practices or its method of application of such principles or practices;

          (f) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the property or assets of a MIGRA Company;

          (g) Any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of, any of the properties or assets of a MIGRA Company, other than sales in the usual and ordinary course of business for fair equivalent value to persons other than directors, officers, stockholders, partners, or other affiliates of a MIGRA Company;

          (h) Any purchase of or any agreement to purchase assets (other than purchases in the ordinary course of business consistent with past practices) for an amount in excess of $50,000 for any one purchase or $100,000 for all such purchases made by the MIGRA Companies collectively or any lease or any agreement to lease, as lessee, any capital assets with payments over the term thereof to be made by the MIGRA Companies collectively exceeding an aggregate of $100,000;

          (i) Any loan or advance made by a MIGRA Company to any person which remains unpaid or will be unpaid as of Closing;

          (j) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any Contract (as defined in Section 4.17) to which a MIGRA Company is a party, or notice thereof received by a MIGRA Company, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business; or

          (k) Any labor dispute or disturbance materially and adversely affecting the business operations or condition (financial or otherwise) of a MIGRA Company, including without limitation the filing of any petition or charge of unfair labor practice with any governmental or regulatory authority, efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slow down.

     4.7 Officers, Employees and Compensation. Section 4.7 to the MIGRA Disclosure Schedule sets forth the names of all directors, officers and employees of the MIGRA Companies, the total salary, bonus, fringe benefits and perquisites each received from the MIGRA Companies in the year ended December 31, 1996, and any changes to the foregoing which have occurred subsequent to December 31, 1996. Except as disclosed in Section 4.7 to the MIGRA Disclosure Schedule, there are no other forms of compensation paid to any such director, officer or employee of the MIGRA Companies. Except as disclosed in Section 4.7 to the MIGRA Disclosure Schedule, the amounts accrued on the books and records of the MIGRA Companies for vacation pay, sick pay, and all commissions and other fees payable to agents, salesmen and representatives will be adequate to cover liabilities for all such items. Except as set forth in Section 4.7 to the MIGRA Disclosure Schedule, no MIGRA Company has become obligated, directly or indirectly, to any stockholder, director or officer of MIGRA or partner of a Venture or any person related to such person by blood or marriage, except for current liability for such compensation. Except as set forth in Section 4.7 to the MIGRA Disclosure Schedule, to the actual knowledge of MIGRA and each MIGRA Stockholder, no stockholder, director, officer, agent or employee of the MIGRA Companies or any person related to such person by blood or marriage holds any position or office with or has any material financial interest, direct or indirect, in any supplier, customer or account of, or other outside business which has material transactions with, the MIGRA Companies. To the actual knowledge of MIGRA and each MIGRA Stockholder, except as set forth in Schedule 4.7, no MIGRA Company has an agreement or understanding with any stockholder, director, officer, partner, employee or representative thereof which would influence any such person not to become associated with AERC from and after the Closing or from serving the MIGRA Companies after the Closing in a capacity similar to the capacity presently held.

     4.8 Financial Statements.

     (a) MIGRA has furnished to AERC the balance sheet of MIGRA and the consolidated MIGRA Companies (MIG Ltd. and Stonemark) as of December 31, 1996, and the related statements of income, changes in stockholders' equity, and cash flows for the fiscal year then ended, including, in each case, the related notes (collectively, the "Audited Statements"), which are accompanied by the unqualified audit report of Ernst & Young LLP. The Audited Statements, which have been initialed for identification by the president of MIGRA, have been prepared from and are in accordance with the books and records of the MIGRA and the consolidated MIGRA Companies, and have been prepared in conformity with GAAP applied on a consistent basis, and fairly present in all material respects the financial condition of such companies as of the date stated and the results of operations for the period then ended in accordance with such practices.

     (b) When delivered in accordance with Section 5.3(d), each balance sheet for MIGRA and the consolidated MIGRA Companies as of its date and the related statements of income, changes in stockholders' equity, and cash flows for the period beginning January 1, 1997 and then ended, including the related notes (the "Interim Statements"), shall have been prepared from and in accordance with the books and records of such companies and in accordance with GAAP applied on a basis consistent with that used in the Audited Statements, and shall fairly present in all material respects the financial condition of such companies as of such date and the results of operations for such period in accordance with such practices, except for normal recurring audit adjustments.

     4.9 Taxes.

     (a) Each of the MIGRA Companies has duly paid all taxes, assessments, fees and other governmental charges (hereinafter, "taxes") payable by it. Each MIGRA Company has duly filed all material federal, state, local and foreign tax returns and tax reports required to be filed by it and all such returns and reports are true, correct and complete in all material respects. Except as disclosed in Section 4.9 to the MIGRA Disclosure Schedule, since December 31, 1988, none of such returns and reports have been amended, and all taxes, arising under or reflected on such returns and reports have been fully paid or shall be fully accrued as liabilities in the Interim Statements, when delivered, and shall be timely paid. No claim has been made by authorities in any jurisdiction where a MIGRA Company did not file tax returns that it is or may be subject to taxation therein.

     (b) MIGRA has delivered or promptly after the earlier of receipt of a requisite consent or execution and delivery of this Agreement, will deliver to AERC copies of all federal, state, local, and foreign income tax returns filed with respect to it and the MIGRA Companies (and their respective predecessors) since their respective formation. Section 4.9 of the MIGRA Disclosure Schedule sets forth the dates and results of any and all audits conducted by taxing authorities within the last five years or otherwise with respect to any tax year for which assessment is not barred by any applicable statute of limitations. Except as disclosed in Section 4.9 to the MIGRA Disclosure Schedule, no waivers of any applicable statute of limitations for the filing of any tax returns or payment of any taxes or assessments of any deficient or unpaid taxes are outstanding; all deficiencies proposed as a result of any audits have been paid or settled; and there is no pending or, to the best knowledge of MIGRA, threatened federal, state, local or foreign tax audit or assessment relating to a MIGRA Company and there is no agreement with any federal, state, local, or foreign taxing authority that may affect the subsequent tax liabilities of the MIGRA Companies.

     (c) [INTENTIONALLY OMITTED.]

     (d) Except as set forth in Section 4.9 of the MIGRA Disclosure Schedule, there exists no tax-sharing agreement or arrangement pursuant to which any MIGRA Company is obligated to pay the tax liability of any other person or to indemnify any other person with respect to any tax.

     (e) Section 4.9 of the MIGRA Disclosure Schedule includes a list of all states, territories and jurisdictions to which any tax is properly payable by the MIGRA Companies.

     (f) MIGRA became an "S corporation," within the meaning of Section 1361(a)(1) of the Code (an "S corporation"), for federal income tax purposes on January 30, 1987, pursuant to a valid election made by MIGRA, with the consent of all of its shareholders, and, except as set forth in Section 4.9 of the MIGRA Disclosure Schedule, effective as of such date, and MIGRA is and from such date always has been an S corporation. MIGRA will not have, at the Effective Time, any earnings or profits resulting from any period during which it (including any predecessor in interest) was subject to taxation under Subchapter C of the Code.

     4.10 Compliance with Law.

     (a) Except as set forth in Section 4.10 to the MIGRA Disclosure Schedule and except for such matters as would not have a Material Adverse Effect on the MIGRA Companies taken as a whole, the MIGRA Companies are in compliance with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority (collectively, "Applicable Laws") to which the MIGRA Companies are subject (i) including, without limitation, the Securities Act, the Exchange Act, the Investment Advisors Act of 1940, as amended (the "40 Act"), the Employee Retirement Income Security Act, as amended ("ERISA"), any state or federal laws respecting rights of privacy and all rules of professional conduct applicable to the MIGRA Companies and (ii) excluding for the purposes of this Section 4.10, all Environmental Laws (as defined in Section 4.22), as to which the sole representation and warranty is set forth in Section 4.22. The MIGRA Companies have heretofore made available to AERC copies of all material correspondence received during the last three years from and to any Governmental Authority and inspectors alleging a violation of any Applicable Law.

     (b) Except as specifically set forth in Section 4.10 to the MIGRA Disclosure Schedule, MIGRA and the MIGRA Companies, and each of them, are (and as of the Effective Time will be) in full compliance with the provisions of ERISA and all relevant state pension codes and other laws (as and where applicable) with respect to the Pension Funds and each of them is, or are, and at all relevant times have been, in full compliance with the provisions of any individual or class exemption relieving MIGRA, the other MIGRA Companies, and the Pension Funds (as applicable) from compliance with relevant provisions of ERISA, specifically including (without limitation) Prohibited Transaction Class Exemption ("PTCE") No. 84-14 (March 13, 1984; as amended Oct. 10, 1985) (relating to transactions by independent qualified professional asset managers, or "QPAMs").

     (c) Except as set forth in Section 4.10 of the MIGRA Disclosure Schedule, neither MIGRA nor the other MIGRA Companies, or any of them, is party to any contract, covenant or similar agreement or undertaking, and no MIGRA Stockholder has actual knowledge of any obligation under Applicable Law, which would prevent AERC from purchasing or offering to purchase the Managed Properties (as defined in Section 4.12(c)), or any of them, from the Pension Funds (or any corporation or trust in which the Pension Funds, individually or collectively, have an interest) on or after the Effective Time, provided full disclosure of all terms and affiliations, under terms substantially identical to those set forth in
Schedule 4.10(c) hereto, is thereupon made to the applicable Pension Funds and all necessary or appropriate independent approvals are provided (including, where applicable, the receipt of an individual exemption from the relevant provisions of Part 4, Title I of ERISA).

     4.11 Intellectual Property. Set forth in Section 4.11 to the MIGRA Disclosure Schedule is a true and complete list of (i) all of the MIGRA Companies' foreign and domestic patents, patent applications, invention disclosures filed in the patent offices of any countries, trademarks, service marks or tradenames, copyrights (and any registrations or applications for registration for any of the foregoing), and (ii) all material agreements to which a MIGRA Company is a party which concern any Intellectual Property. "Intellectual Property" shall mean proprietary rights of every kind, including, without limitation, all domestic or foreign patents, patent applications, intangible rights in inventions (whether or not patentable), products, intangible rights in technologies, discoveries, copyrightable and copyrighted works, apparatus, trade secrets, trademarks and trademark registration applications and registrations, service marks and service mark registration applications and registrations, trade names, trade dress, copyrights and copyright registration applications and registrations, design rights, customer lists, marketing and customer information, mask works rights, know-how, licenses, technical information (whether confidential or otherwise), copyright and trade secret rights in software, databases, methodologies and all documentation thereof. The Intellectual Property set forth in Section 4.11 of the MIGRA Disclosure Schedule, together with any other intellectual property which a MIGRA Company owns or otherwise has the right to use, collectively is sufficient for the operation of the business of the MIGRA Companies in substantially the same manner as such business is at present conducted. Except as set forth in Section 4.11 to the MIGRA Disclosure Schedule, MIGRA or another MIGRA Company owns, free and clear of any liens, claims or encumbrances, the Intellectual Property set forth thereon and has the exclusive right to bring actions for the infringement thereof.

     4.12 Title to and Condition of Properties.

     (a) Except as set forth in Section 4.12 to the MIGRA Disclosure Schedule, each MIGRA Company has good, valid and indefeasible title to all of its material assets and properties of every kind, nature and description, tangible or intangible, wherever located, which constitute all of the property now used in and necessary for the conduct of its business as presently conducted (including without limitation all material property and assets shown or reflected on the Audited Statements or the Interim Statements, when delivered, but except for the real properties owned by the Ventures and the Managed Properties, as defined in
Section 4.12(c)). Except as set forth in Section 4.12 to the MIGRA Disclosure Schedule and except for such items as do not materially and adversely affect the use or operation of the properties of each MIGRA Company, all such properties are owned free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever, including without limitation (i) rights or claims of parties in possession; (ii) easements or claims of easements; (iii) encroachments, overlaps, boundary line or water drainage disputes or any other matters; (iv) any lien or right to a lien for services, labor or material furnished; (v) special tax or other assessments;
(vi) options to purchase, leases, tenancies, or land contracts; (vii) contracts, covenants, or reservations which restrict the use of such properties and (viii) violations of any Applicable Laws (other than Environmental Laws, as to which the sole representation and warranty is in Section 4.22) applicable to such properties. To the actual knowledge of MIGRA and each MIGRA Stockholder, all such properties are usable for their current uses without violating any Applicable Laws (other than Environmental Laws, as to which the sole representation and warranty is in Section 4.22), or any applicable private restriction, and such uses are legal conforming uses in all material respects. Except as set forth in Section 4.12 to the MIGRA Disclosure Schedule, no financing statement under the Uniform Commercial Code or similar law naming MIGRA, or, to the actual knowledge of MIGRA and each MIGRA Stockholder, any Venture or any of their respective predecessors is on file in any jurisdiction in which such MIGRA Company owns or manages property or does business, and no MIGRA Company is a party to or bound under any material agreement or legal obligation authorizing any party to file any such financing statement. Section
4.12 to the MIGRA Disclosure Schedule contains a complete and accurate list of the location of all real property which is owned or leased, as lessee, by the MIGRA Companies and describes the nature of their respective interest in that real property. With respect to any real property leased, as lessee, by a MIGRA Company, except as set forth in Section 4.12 of the MIGRA Disclosure Schedule, such MIGRA Company has an insurable leasehold interest in that real property.

     (b) Except as set forth in Section 4.12 to the MIGRA Disclosure Schedule, all plants and structures and all machinery and equipment and tangible personal property owned, leased or used by the MIGRA Companies are reasonably suitable for the purpose or purposes for which they are being used (including compliance in all material respects with all Applicable Laws, other than Environmental Laws (as to which the sole representation and warranty is in Section 4.22), and are in good and reasonable operating condition and repair, ordinary wear and tear excepted. Section 4.12 to the MIGRA Disclosure Schedule lists, and MIGRA has furnished or made available to AERC, copies of all engineering, geologic and environmental reports prepared by or for the MIGRA Companies with respect to the real property owned by MIGRA or any MIGRA Company.

     (c) With respect to each parcel of real property that is owned by MIGRA, and/or a Venture or is managed by MIGRA or any of its subsidiaries or affiliates (other than MIG Development Company), all of which are listed on Exhibit A (each such parcel whether owned and/or managed being hereinafter referred to as a "Managed Property"):

          (i) True, correct and complete copies of all of the following, together with any modifications or amendments thereof which are currently in effect, have been or will be made available to AERC promptly after the execution of this Agreement: (A) all written leases and tenancy agreements with tenants with respect to all or any portion of each Managed Property ("Tenant Leases") and a current certified rent roll (which shall be updated and certified by MIGRA as true, correct and complete to a date not earlier than three days prior to the Closing), (B) all maintenance and service contracts, supply contracts and other agreements, contracts and contract rights relating to the ownership or operation of each Managed Property, or any part thereof ("Project Contracts"), and (C) all leases of equipment, vehicles and other tangible personal property used by MIGRA in connection with the management and operation of each Managed Property ("Personal Property Leases"). All of the Tenant Leases, Project Contracts and Personal Property Leases are in full force and effect. There has not occurred any action or failure to act by MIGRA or the related owner of the Managed Property ("Owner") with respect to a Managed Property or, to the actual knowledge of MIGRA and each MIGRA Stockholder, any other party to any Tenant Lease, Project Contract or Personal Property Lease which, with the giving of notice or the passage of time or otherwise, would constitute a default in any material respect or otherwise entitle either party to damages or a right to terminate, and no such other party has given written notice with respect to any adverse condition with respect to any Managed Property or the use or repair of the same or of any alleged material default by MIGRA or the related Owner under any such Tenant Lease, Project Contract or Personal Property Lease, which, individually or in the aggregate, will have a material adverse effect on MIGRA or the Managed Property. The information contained in the documents, instruments or other writings to be delivered or made available to AERC by MIGRA in accordance with the provisions of this Section 4.12(c) was correct and accurate as of the date of such writings.

          (ii) Neither MIGRA nor any MIGRA Stockholder has any actual knowledge that any federal, state and other taxes, assessments, fees and other governmental charges with respect to the Managed Property or the business conducted thereon which are due and payable have not been paid prior to delinquency.

          (iii) Neither MIGRA nor any MIGRA Stockholder has actual knowledge that any of the Permits (as defined in Section 4.21(b)) are not currently valid and in full force and effect.

          (iv) Neither MIGRA nor any MIGRA Stockholder has actual knowledge that each Managed Property, as constructed and presently operated, does not comply with all applicable zoning ordinances and regulations that any variances or conditional use permits have been issued by any governmental body which affect any Managed Property.

          (v) True and correct copies of all financial statements and records relating to each Managed Property, or access thereto, will be made available promptly after the earlier of the execution of a consent or a Purchase Agreement by the Owner of such Managed Property. Copies of relevant pages of each related Owner's tax returns for the calendar years 1994, 1995 and 1996 relating to the Managed Property and any other document or instrument reasonably requested by AERC shall be delivered to AERC within three (3) days following the execution of this Agreement. There has been no material adverse financial change with respect to any Managed Property from that shown in the financial statements, tax returns and records delivered or made available to AERC by MIGRA for such Managed Property pursuant to this Agreement and there are no material liabilities with respect to such Managed Property other than those shown on such financial statements, tax returns and records.

          (vi) There are no brokerage commissions owing by MIGRA or any affiliate thereof (A) with respect to any of the Tenant Leases or otherwise relating to each Managed Property which have not been paid and (B) no ongoing commission or leasing fee obligations with respect to any Managed Property.

     (d) Except as otherwise expressly provided in this Agreement, the representations and warranties in this Section 4.12 are the sole representations and warranties by MIGRA and/or the MIGRA Stockholders with respect to the Managed Properties.

     4.13 Investment Advisor.

     (a) Investment Contracts, Funds and Clients.

          (i) To the actual knowledge of MIGRA and the MIGRA Stockholders, none of MIGRA, MIG Ltd. or any of their respective subsidiaries currently serves, or has served at any time during the past two fiscal years, as an investment adviser (including sub-investment adviser), manager, administrator, fund accountant, transfer agent and/or distributor to any investment company, or series or portfolio thereof, as that term is defined in Section 3 of the Investment Company Act of 1940, as amended (the "ICA").

          (ii) Section 4.13(a)(ii) to the MIGRA Disclosure Schedule sets forth:
     (A) a list of all funds, trusts or other accounts owned or controlled by MIGRA or MIGRA Ltd. that would otherwise be deemed to be an investment company as defined in the ICA but for the exemption contained in Section 3(c)(1), the final clause of Section 3(c)(3), Section 3(c)(7),
     Section 3(c)(9), Section 3(c)(10) or Section 3(c)(11) of the ICA to which MIGRA, MIG Ltd. or any of their respective subsidiaries provide investment advisory, broker-dealer, administrative, transfer agency, accounting, custody, management and/or distribution services (each a "Fund") including
     (1) the assets under management of each Fund, (2) the fee revenues applicable to each Fund, (3) a description of the fees, including any formula for the calculation thereof, charged to each Fund, (4) the annualized revenues for each Fund, and (5) identification of each exception from the definition of an investment company under the ICA relied upon by such Fund; (B) a list of all accounts of clients to which MIGRA, MIG Ltd. or any of their respective subsidiaries provide management, investment advisory, broker-dealer, transfer agency, accounting, custody, administrative or distribution services on the date hereof, including any Funds (each, a "Client"), identifying as to each such account (1) the Client corresponding to such account, and (2) whether such account is an institutional advisory account (an "ICG Account") or a private client advisory account (a "PCG Account")(all ICG and PCG Accounts are hereafter collectively referred to as "Accounts"); (C) on an Account-by-Account basis, the aggregate market value of assets under management, a description of the fees charged and how such fees are calculated, the fee revenues applicable to each ICG Account and PCG Account, and the annualized revenues from each of the ICG Accounts and PCG Accounts; (D) a summary of the total assets under management and total annualized revenues for all Accounts; and
     (E) true and correct form of all contracts in effect on the date hereof to which MIGRA, MIG Ltd. or any of their respective subsidiaries is a party pursuant to which MIGRA, MIG Ltd. or their respective subsidiaries, as the case may be, provides to any Client management, investment advisory, broker-dealer, distribution, transfer agency, accounting, custody, and/or administrative services (an "Investment Contract"). Each Investment Contract and any subsequent renewal thereof has been duly authorized, executed and delivered by MIGRA, MIG Ltd. or their respective subsidiaries, as the case may be, and, to the extent applicable, is in compliance in all material respects with Section 205 of the 40 Act and is a valid and binding agreement of MIGRA, MIG Ltd. or their respective subsidiaries, as the case may be, enforceable against MIGRA, MIG Ltd. or their respective subsidiaries, as the case may be, in accordance with its terms, and each of MIGRA or MIG Ltd., the applicable subsidiary, the Fund and the Client party thereto is in compliance in all material respects with the terms of each Investment Contract to which it is a party, and to the best knowledge of MIGRA and the MIGRA Stockholders, MIG Ltd., no event has occurred or condition exists that constitutes or with notice or the passage of time would constitute a default thereunder. Except as set forth on Section 4.13(a)(ii) to the MIGRA Disclosure Schedule, none of the Investment Contracts, or any other arrangements or understandings relating to rendering of investment advisory or management services, including without limitation, all subadvisory services, administration or distribution services to any Fund, Client or other Person, contains any undertaking by MIGRA, MIG Ltd. or their respective subsidiaries to cap fees or to reimburse any or all fees thereunder.

          (iii) Each Fund and Account has been, is being and will be operated and/or managed in all material respects in compliance with (A) its respective objectives, policies and descriptions, including without limitation any limitation set forth in the applicable prospectus or other offering document for a Fund or governing instruments for a Fund or Account and (B) all Applicable Laws.

          (iv) To the best of MIGRA's knowledge, each Fund has timely filed all tax returns and reports that such Fund is required to file. Each Fund has timely paid, or reserved for, taxes that such Fund is required to pay.

     (b) Regulatory Compliance.

          (i) (A) No Fund or Account is or has been required by law to be registered as an Investment Company under the ICA; (B) the shares of each Fundare duly and validly issued, fully paid and nonassessable and are qualified for sale, or an exemption therefrom is in full force and effect, in each state and territory of the United States and the District of Columbia to the extent required under Applicable Law; (C) all outstanding shares of each Fund that were required to be registered under the Securities Act have been sold pursuant to an effective registration statement filed thereunder or were sold in compliance with an exemption therefrom; (D) no such prospectus or offering document relating to a Fund contained, as of its effective date, any untrue statement of a material fact or omitted to state a material fact required to be stated therein in order to make the statements therein not misleading or is subject to any stop order or similar order restricting its use; and
     (E) each Fund has operated and is currently operating in all material respects in compliance with all laws applicable to it or its business, including but not limited to the Securities Act, the ICA and the 40 Act, and, assuming that each Fund, Account and any other client of MIGRA or MIG Ltd. consent to the assignment of their Investment Contract as required by the 40 Act prior to the merger of MIGRA into AERC, consummation of the transactions contemplated hereby will not result in a violation of any such laws.

          (ii) Each Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power, right and authority to own its properties and to carry on its business as it is now conducted, and is qualified to do business in each jurisdiction where failure to so qualify would have a material adverse effect. For purposes of this Section 4.13(b)(ii), a Material Adverse Effect shall mean a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of a Fund.

          (iii) The policies of MIGRA and MIG Ltd., as the case may be, with respect to avoiding conflicts of interest, or the conflicts or interest that exist, as the case may be, are set forth in the most recent Form ADV thereof (or incorporated by reference therein), as amended. There have been no violations or allegations of violations of such policies that have occurred or been made.

          (iv) Neither MIGRA, MIG Ltd., their respective subsidiaries, any Fund, nor, to the actual knowledge of MIGRA and the MIGRA Stockholders, any person "associated" (as defined under the 40 Act) with the any of them, has, for a period of not less than ten years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation or registration of an investment adviser under Section 203(e) of the 40 Act or Rule 206(4)-4(b) thereunder or a broker-dealer under Section 15 of the Exchange Act or for disqualification as an investment adviser for any Investment Company pursuant to Section 9(a) of the ICA, and there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

          (v) Each current prospectus (which term, as used in this Agreement, shall include any related statement of additional information and any private placementmemorandum), as amended or supplemented, relating to each Fund, and all current supplemental advertising and marketing material relating to each Fund or used by MIGRA or MIG Ltd. complies in all material respects with the Securities Act and the rules and regulations thereunder, the ICA and the rules and regulations thereunder, the 40 Act and the rules and regulations thereunder, applicable state laws and, where applicable, the rules and regulations of the National Association of Securities Dealers, Inc. or any affiliate thereof (NASD). None of such prospectuses, amendments, supplements or supplemental advertising and marketing materials, as of their respective dates, includes, included or will include an untrue statement of a material fact or omits, omitted or will omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (vi) Both MIGRA and MIG Ltd. have operated and are currently operating their investment advisory business in compliance with all Applicable Laws in all material respects, including, without limitation, the Exchange Act, the 40 Act and the rules and regulations thereunder.

          (vii) MIGRA's and MIG Ltd.'s practices and the practices of their subsidiaries are, and have been at all times since May 1, 1986 and July 6, 1987, respectively, in all material respects in compliance with the provisions of the Exchange Act, the 40 Act and similar state laws, and the rules and regulations under each, relating to the selection of brokers to execute transactions in Clients' accounts. Neither MIGRA nor MIG Ltd. has purchased or sold securities for Clients' accounts.

          (viii) There exists no "out of balance" or similar condition with respect to any customer account maintained by MIGRA, MIG Ltd., their respective subsidiaries, or any Fund.

          (ix) None of MIGRA, MIG Ltd. or any of their respective subsidiaries has been, or is currently required to be, registered as a broker-dealer with the SEC under sec. 15 of the Exchange Act or with any state securities administrator under any applicable state securities laws.

          (x) None of MIGRA, MIG Ltd. or any of their respective subsidiaries has been or currently is registered, or is required to be registered, as a "commodity pool operator" or a "commodity trading advisor" with the Commodities Futures Trading Commission.

     (c) Investment Adviser Registration. MIGRA and MIG Ltd. each are duly registered as an investment adviser under the 40 Act and under all applicable state, federal and foreign investment adviser or related laws. MIGRA and MIG Ltd. have delivered to AERC a true and complete copy of both MIGRA's and MIG Ltd.'s currently effective Form ADV, as filed with the SEC and has made available to AERC all state, federal and foreign registration forms, all prior Form ADV filings and all reports filed by both MIGRA and MIG Ltd. with the SEC under the 40 Act and the rules promulgatedthereunder or otherwise and under similar state, federal and foreign statutes within the last five years, and will provide to AERC such forms and reports as are filed from and after the date hereof and prior to the Closing Date. The information contained in such forms and reports was or will be true and complete as of the time of filing and, except as indicated on a subsequent form or report filed before the Closing Date, continues to be true and complete. Each such registration is in full force and effect, and MIGRA and MIG Ltd. agree to maintain such registration between the date of this Agreement and the consummation of the Merger.

     (d) Status of Accounts. Except as indicated in Section 4.13 of the MIGRA Disclosure Schedule, no Client has provided any notice in writing to MIGRA or MIG Ltd. of, and no MIGRA Stockholder has any actual knowledge that any Client has, any intent to (i) terminate its Investment Contract with such MIGRA Company, or (ii) reduce the amount of assets under management by such MIGRA Company. Neither MIGRA or MIG Ltd. nor any MIGRA Stockholder has encouraged any Client to take any action described in the preceding sentence nor, to the actual knowledge of MIGRA and each MIGRA Stockholder, is there any existing state of facts or circumstances, or any state of facts or circumstances arising solely by virtue of the consummation of the transactions which are the subject of this Agreement, which would require any Clients under Applicable Laws or by an applicable Contract to take any action described in the preceding sentence.

     4.14 Litigation. Except (i) as set forth in Section 4.14 to the MIGRA Disclosure Schedule and (ii) suits, claims or actions fully covered (subject to deductible amounts) by insurance policies issued by an insurer(s) and which has been accorded a rating by A.M. Best Company, Inc. (or any successor rating agency) of A-/X (or any replacement rating of equivalent stature) or better, and as to which such insurer has not disputed coverage, there is no suit, claim, action, proceeding or formal or informal investigation (an "Action") pending or, to the actual knowledge of a MIGRA Company (or any MIGRA Stockholder), threatened against MIGRA or any officer or director of any MIGRA Company which, individually or in the aggregate, if adversely determined, would have a Material Adverse Effect on the MIGRA Companies taken as a whole or a Material Adverse Effect on the ability of the MIGRA to consummate the transactions contemplated hereby. No MIGRA Company is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, insofar as can be reasonably foreseen, could have a Material Adverse Effect on the MIGRA Companies taken as a whole or a Material Adverse Effect on the ability of MIGRA to consummate the transactions contemplated hereby. Except as set forth in Section 4.14 to the MIGRA Disclosure Schedule, (i) there has not been any Action which is pending, or to the actual knowledge of MIGRA and each MIGRA Stockholder, threatened against a MIGRA Company relating to its method of doing business or its relationship with past, existing or future users or purchasers of its services, and (ii) no MIGRA Company has been subject to any outstanding order, writ, injunction or decree relating to its method of doing business or its relationship with past, existing or future customers, lessees, users, purchasers or licensees of any Intellectual Property or services, in any such case within the three (3) years prior to the date hereof.

     4.15 Brokerage and Finder's Fees; Expenses. Neither any MIGRA Company nor any stockholder, director or officer, partner which is an affiliate of MIGRA or employeethereof, has incurred or will incur on behalf of a MIGRA Company, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

     4.16 Employee Benefit Plans.

     (a) For purposes of this Section 4.16, the following terms have the definitions given below:

          "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and Section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the Plans.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          "Plans" means all written and material non-written employee benefit plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, and whether covering one person or more than one person, sponsored or maintained by MIGRA Companies or any of its subsidiaries or to which MIGRA or any of its subsidiaries contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

     (b) Except as set forth in Section 4.16 to the MIGRA Disclosure Schedule:

          (i) Section 4.16 to the MIGRA Disclosure Schedule lists all Plans. With respect to each Plan, MIGRA has made available to AERC a true, correct and complete copy of: (A) all current plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the current summary plan description, if any; (D) the most recent annual financialreport, if any; and (E) the most recent determination letter from the Internal Revenue Service, if any.

          (ii) The Internal Revenue Service has issued a favorable determination letter with respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Plan"), and each Qualified Plan has been operated in material compliance with the Code.

          (iii) All contributions required to be made to any Plan by Applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be fully reflected in the Audited Statements and the Interim Statements.

          (iv) MIGRA and its subsidiaries have complied, and are now in material compliance with all provisions of ERISA, the Code and all laws and regulations applicable to the Plans. Each Plan has been operated in material compliance with its terms. There is not now, and there are no existing, circumstances that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of MIGRA or any of its subsidiaries under ERISA or the Code. Each Plan includes provisions which reserve the rights of the sponsor of the Plan to amend or terminate the Plan.

          (v) No Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. No Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), nor has MIGRA or any of its subsidiaries or any of their respective ERISA Affiliates, at any time within five years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

          (vi) Except for the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, there does not now exist, and there are no existing, circumstances that could result in, any Controlled Group Liability that would be a liability of MIGRA or any of its subsidiaries following the Closing. Without limiting the generality of the foregoing, neither MIGRA nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in
     Section 4069 or Section 4204 of ERISA.

          (vii) Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA or as required by applicablestate insurance laws, neither MIGRA nor any of its subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

          (viii) Except as set forth in Section 4.16(i) to the MIGRA Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of MIGRA or any of its subsidiaries and Section 4.16(i) to the MIGRA Disclosure Schedule specifies the amount of any such payment or benefit. Without limiting the generality of the foregoing and except as set forth in
     Section 4.16(i) to the MIGRA Disclosure Schedule, no amount paid or payable by MIGRA or any of its subsidiaries in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

          (ix) There are no pending or, to the knowledge of MIGRA, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been instituted against the Plans, or, to the knowledge of MIGRA, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of MIGRA or any of its subsidiaries.

          (x) Each of the Plans is, and has always been, operating in material compliance with all applicable laws, and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted in material compliance with applicable laws, the Plan documents and written descriptions of the Plans, and Part 4 of Title I of ERISA.

          (xi) Each Plan that is intended to qualify for favorable tax treatment under Code Section 125 so qualifies and has been operated in material compliance with Code Section 125.

          (xii) Full payment has been made, or shall be made in accordance with 29 C.F.R. sec. 2510.3-102 (to the extent applicable with regard to employee contributions), of all amounts which MIGRA or any affiliate thereof is required to pay under the terms of each of the Plans subject to such Department of Labor regulation (with regard to employee contributions), and all such amounts properly accrued through the Effective Time with respect to the current plan year thereof will be timely paid. Each Plan sponsored or maintained by MIGRA which is an "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA) is, and at all relevant times within the past three (3) years has been, fully insured by one (1) or more insurance companies licensed to engage in the business of insurance in the State of Florida.

     4.17  Contracts.

     (a) Section 4.17 to the MIGRA Disclosure Schedule lists all written contracts, agreements, guarantees, leases and executory commitments which are material, individually or in the aggregate, to the business or financial condition or results of operations of the MIGRA Companies taken as a whole, which shall be deemed to include, without limitation, any thereof that require future payments in excess of $100,000 (each a "Contract") to which a MIGRA Company is a party. The foregoing dollar amount shall be a measure of materiality solely for the purpose of the definition of the term "Contract." The listing of Contracts separately lists all management agreements or similar agreements relating to the Managed Properties ("Management Contracts") and all agreements by and between a MIGRA Company and any Pension Fund or similar entity to which any MIGRA Company provides investment advice ("Pension Fund Contracts"). All such Contracts are valid and binding obligations of the MIGRA Company named therein and, to the actual knowledge of MIGRA and each MIGRA Stockholder, of each other party thereto. Section 4.17 to the MIGRA Disclosure Schedule describes each termination or non-renewal that has occurred with respect to any Contract with any customer or licensee of Intellectual Property from January 1, 1996 to the date of this Agreement. Neither any MIGRA Company nor, to the actual knowledge of MIGRA and each MIGRA Stockholder, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition with respect to a MIGRA Company or to the actual knowledge of MIGRA and each MIGRA Stockholder, any party thereto, which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any Contract.

     (b) Except as set forth in Section 4.17 of the MIGRA Disclosure Schedule or as contemplated by any other provision of this Agreement or the transactions contemplated hereby, there are no Contracts or other transactions between a MIGRA Company, on the one hand, and any officer or director of MIGRA or any partner of a MIGRA Company.

     4.18 [INTENTIONALLY OMITTED.]

     4.19 Labor Matters. Except as set forth in Section 4.19 to the MIGRA Disclosure Schedule, no MIGRA Company has any labor contracts, collective bargaining agreements or employment or consulting agreements with any persons employed by it or any persons otherwise performing services primarily for it (the "MIGRA Company Business Personnel"). No MIGRA Company has engaged in any unfair labor practice with respect to Company Business Personnel, and there is no unfair labor practice complaint pending or, to the actual knowledge of MIGRA and each MIGRA Stockholder, threatened, against any MIGRA Company with respect to MIGRA Company Business Personnel. There is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of MIGRA, threatened against any MIGRA Company.

     4.20 Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the balance sheet of MIGRA as of August 31, 1997 included in the Interim Statements, (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, (iii) as set forth in Section 4.20 to the MIGRA Disclosure Schedule or (iv) as set forth on Schedule A, no MIGRA Company has any liabilities or obligations (other than liabilities or obligations for Environmental Laws, as to whichthe sole representation and warranty is in Section 4.22) of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, could have a Material Adverse Effect on the MIGRA Companies taken as a whole.

     4.21 Operation of MIGRA's Business; Relationships.

     (a) The relationships of the MIGRA Companies with their respective clients and suppliers (including, without limitation, data suppliers) are satisfactory and, to the actual knowledge of MIGRA and each MIGRA Stockholder, the execution of this Agreement, the consummation of the Merger and the other transactions contemplated hereby will not materially adversely affect the relationships of the MIGRA Companies with such clients or suppliers, provided that the foregoing is not a representation and warranty that any such client or supplier will provide any consent or approval of any such relationship with AERC.

     (b) MIGRA is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease, manage and operate its properties and to the actual knowledge of MIGRA and each MIGRA Stockholder, each Venture, their respective properties and the owners of the Managed Properties with respect to the Managed Properties, and MIGRA and each Venture has all of the foregoing necessary to carry on its business as it is now being conducted (collectively, the "Permits"), and there is no Action pending or, to the actual knowledge of MIGRA and each MIGRA Stockholder, threatened regarding any of the Permits. No MIGRA Company or Managed Property is in conflict with, or in default or violation of any of the Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the MIGRA Companies taken as a whole. During the period commencing on January 1, 1997, and ending on the date hereof, no MIGRA Company has received any notification alleging a possible conflict, default or violation by a MIGRA Company of Applicable Laws. The representations and warranties in this Section 4.21(b) shall not be deemed to be applicable with respect to Permits under Environmental Laws.

     4.22 Environmental Matters.

     (a) As used herein, the term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

     (b) During the period commencing January 1, 1994, and ending on the Effective Time, except as set forth in Section 4.22 of the MIGRA Disclosure Schedule, no MIGRA Company has received any written notification from a Governmental Authority alleging a possible conflict, default or violation of Environmental Laws relating to the Managed Properties.

     4.23 FBCA and State Takeover Laws. Prior to the date hereof, the Board of Directors of MIGRA has taken all action on the part of MIGRA, if any, necessary to exempt under or make not subject to any state takeover law or other state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (i) the Merger and (iii) the other transactions contemplated hereby.

     4.24 Insurance. Except as set forth in Section 4.24 to the MIGRA Disclosure Schedule, the MIGRA Companies are presently insured, and during each of the past five calendar years have been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Except as set forth in Section 4.24 to the MIGRA Disclosure Schedule, the policies of fire, theft, liability, professional practice and other insurance maintained with respect to the assets or businesses of the MIGRA Companies may be continued by the Surviving Corporation without modification or premium increase after the Effective Time and for the duration of their current terms which terms expire as set forth in Section 4.24 to the MIGRA Disclosure Schedule.

     4.25 Books of Account; Records. Each MIGRA Company's general ledgers, stock record books, minute books and other material records relating to the assets, properties, contracts and outstanding legal obligations of such MIGRA Company are, in all material respects, complete and correct, and have been maintained in accordance with good business practices and the matters contained therein are appropriate and accurately reflected in the Audited Statements and the Interim Statements.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

     The parties hereto agree as follows with respect to the period from and after the execution of this Agreement.

     5.1 Mutual Covenants.

     (a) General. Each of the parties shall use its reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate the Merger and the transactions contemplated by this Agreement (including, without limitation, using its reasonable efforts to cause the conditions set forth in

Article VI for which they are responsible to be satisfied as soon as reasonably practicable and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request).

     (b) Other Governmental Matters. Each of the parties shall use its reasonable efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, registrations or filings with, and authorizations, consents and approvals of any Governmental Authority (and, in the case of AERC, the NYSE) that it may be required to give, make or obtain.

     (c) Public Announcements. AERC and MIGRA shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior consent of MIGRA and AERC, respectively, which consent shall not be unreasonably withheld or delayed; provided, however, that AERC or MIGRA may, without the prior consent of the other, issue such press release or make such public statement as may be required by law or the rules of the NYSE if it has used its reasonable efforts to consult with the other and to obtain consent but has been unable to do so in a timely manner.

     (d) Investment Advisory Contracts. Each of MIGRA and AERC shall use its reasonable efforts (which shall not include the payment of money) to obtain, prior to the Closing Date, the consent of the applicable parties to the Relevant Contracts to the assignment of the Relevant Contracts to AERC or, within 90 days of the Closing Date to enter into the New Relevant Contracts.

     (e) Tax-Free Treatment. Each of MIGRA and AERC shall use all reasonable efforts to cause the Merger to constitute a tax-free "reorganization" under
Section 368(a) of the Code including, without limitation, reporting the Merger as a tax-free reorganization and in exercising the election set forth in Section 5.2(l) in a manner that is consistent with such treatment.

     (f) Confidentiality. From the date hereof to the Effective Time, MIGRA will make available for inspection by designated officers, attorneys, accountants and other representatives of AERC (collectively, "AERC Representatives"), at all reasonable times during normal business hours, such financial and other information relating to the business, financial condition and management of its businesses, including the records and files, correspondence, audits and properties, as well as all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of the MIGRA Companies, and the identity of, and, to the extent not prohibited or otherwise restricted by confidentiality or other obligations, information pertaining to, the Pension Funds and any other Clients, as AERC may reasonably request to enable such party to make a reasonably informed judgment as to whether to consummate the Merger and the transactions contemplated hereby (all such information is referred to collectively herein as the "Proprietary Information"). Except as otherwise provided herein, AERC shall
(i) keep confidential all such Proprietary Information, and (ii) not disclose any of the Proprietary Information to any other person and (iii) not use or make use of the Proprietary Information for (A) any purpose other than making such reasonably informed judgment or (B) the furtherance of its own business or that of any other person or entity or the detriment of the other party's business; provided, however, the foregoing undertaking will not apply to: (i) disclosures to which the other partyconsents in writing; (ii) information which is or becomes known or available publicly other than as a result of a disclosure in violation of this Agreement; and (iii) disclosures required to be made by law or by an order, decree, rule, directive or demand of a court of law, an administrative, regulatory, governmental or quasi-governmental agency or official, or an arbitrator.

     5.2 Covenants of AERC.

     (a) Notification of Certain Matters. AERC shall give prompt notice to MIGRA of (i) the occurrence or non-occurrence of any event known to AERC the occurrence or non-occurrence of which would cause any AERC representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any material failure of AERC to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice
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

pursuant to this Section 5.2(a) shall not limit or otherwise affect (A) the right of MIGRA to terminate this Agreement in accordance with Section 7.1 or (B) except to the extent set forth in Section 7.2, the other remedies available to MIGRA hereunder. In addition, AERC shall give prompt notice to MIGRA of any matter which, pursuant to its due diligence, it determines should be included in the MIGRA Disclosure Schedule.

     (b) NYSE Listing. AERC shall use its reasonable efforts to cause the AERC Common Shares issuable pursuant to the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time, including, without limitation, calling for a meeting to obtain through the use of reasonable efforts the AERC Shareholder Approval.

     (c) Exchange Act. For the period ending on the fourth anniversary of the Closing Date, AERC will file the reports required to be filed by it under the federal securities laws and the rules and regulations adopted by the SEC thereunder (or, if AERC is not required to file such reports, it will, upon the request of any MIGRA Stockholder, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act or any successor rule or regulation hereafter adopted by the SEC), to the extent required from time to time to enable any MIGRA Stockholder who receives AERC Common Shares in accordance with the terms of this Agreement to sell such AERC Common Shares without registration under the Securities Act within the limitations of the exemption provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC.

     (d) Tax-Free Treatment. Provided the assets or lines of business of MIGRA acquired in the Merger are sufficient to meet the requirements described below in this Section 5.2(d), AERC will either continue to operate a significant line of business of MIGRA's historic business acquired in the Merger in satisfaction of the requirements of Reg. sec. 1.368-1(d)(3) or use a significant portion of MIGRA's historic business assets acquired in the Merger to conduct AERC's business in satisfaction of the requirements of Reg. sec. 1.368-1(d)(4); provided that AERC shall not be so required to use any assetsor conduct any business if, and to the extent, such action would, in the opinion of outside counsel, cause AERC to breach its covenant set forth in Section 5.2(e).

     (e) REIT Status. AERC covenants and agrees that it shall use its best efforts to continue to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code unless the Board of Directors of AERC shall determine that it is in the best interest of the shareholders of AERC to be taxed otherwise.

     (f) Governmental Authorities. AERC and AEMC shall at the expense of MIGRA cooperate with and assist MIGRA and each other MIGRA Company in connection with any filings to be made with or consents to be obtained from any Governmental Authority with jurisdiction over the MIGRA Companies or the Managed Properties.

     (g) Lehman Letter. AERC shall use all reasonable efforts to assume at the Effective Time MIGRA's obligations under the Lehman Letter (as defined in
Section 6.2(h)).

     (h) Contact with MIGRA Clients. During the 45 day due diligence period which period shall expire on February 3, 1998 (the "AERC Due Diligence Period") and otherwise prior to the Closing, neither AERC nor any of its affiliates or any of their respective officers, directors and employees ("AERC Contact Representatives") shall (except as may be contemplated hereby in connection with the acquisition of any Managed Property, AERC agreeing, however, that if the Closing does not occur, AERC will not thereafter pursue such acquisitions for a period of one year after the date of termination of this Agreement) contact, directly or indirectly, or authorize or instruct any agents, brokers or third party representatives ("AERC External Representatives"), on behalf of AERC or any of its affiliates, directly or indirectly, to solicit, initiate discussions with or make any inquiries of, or make or implement any proposal or offer to, any client of MIGRA and/or its affiliates identified in Schedule 5.2(h), or request from any such client any information, with respect to the sale by such client of any real property and, in the event the Closing does not occur, AERC shall, and AERC shall cause its affiliates and the AERC Contact Representatives and AERC External Representatives to, comply with their obligations under the Standstill Agreement among the parties dated November 5, 1997 (the "Standstill Agreement").

     AERC and its affiliates and the AERC Contact Representatives shall not be deemed to give an "authorization" or "instruction" for the purposes of the foregoing if they request an AERC External Representative to find candidate real properties in a particular geographic area with specific characteristics which are general enough not to identify a specific property and do not specifically identify a client identified in Schedule 5.2(h) as an owner thereof.

     (i) Fairness Opinion. AERC shall use all reasonable efforts to obtain on or prior to the Closing the fairness opinion referred to in Section 6.3(l).

     (j) Spinoff Transaction. AERC shall use all reasonable efforts (which shall not include the payment of money other than filing fees with Governmental Authorities and legal fees) to consummate the Spinoff Transfer.

     (k) Employment Agreement. Concurrently with the Closing, AERC shall deliver to Mr. Wright an employment agreement in the form of Exhibit E attached hereto (the "Employment Agreement"), fully executed by AERC.

     (l) "A" Contracts. If AERC acquires none of the properties known as Windsor Hollywood, Kirkman and the Pines on or prior to the Closing Date, $10,000,000 payable in cash or AERC Common Shares as elected by AERC will be paid to the MIGRA Stockholders in installments of 50%, 18% and 32% on the Closing Date, the Second Issuance Date and the Third Issuance Date, respectively; provided, however that AERC shall be deemed to have acquired Kirkman for purposes hereof even if it does not acquire the interest of PF Funds, Inc. The amount paid under this Section 5.2(l), if any, shall not constitute an adjustment to the Purchase Price for purposes of the calculation in Section 8.3(a).

     5.3 Covenants of MIGRA.

     (a) Conduct of MIGRA's Operations. During the period from the date of this Agreement to the Effective Time, MIGRA shall and, to the extent within its control and not in conflict with its fiduciary duty(ies), shall cause each Venture to, conduct its operations only in the ordinary course, except as expressly contemplated by this Agreement and the transactions contemplated hereby, and shall use all reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain its business relationships with third parties, and to maintain all of its operating assets in their current condition (normal wear and tear excepted), to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, MIGRA shall not and, to the extent within its control and not in conflict with its fiduciary duty(ies), shall not permit any of the Ventures to, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in
Section 5.3(a) to the MIGRA Disclosure Schedule, without the prior written consent of AERC:

          (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) except as set forth in Section 5.4(e), make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right or option to acquire any shares of its capital stock, (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities, or (E) enter into any agreement, understanding orarrangement with respect to the sale or voting of its capital stock; provided, however, that MIGRA may make distributions (i) to MIGRA Stockholders and Gutin, and each Venture may make distributions to its partners, in an aggregate amount not to exceed the aggregate federal, state and local liability (exclusive of penalties and interest) of a MIGRA Stockholder or Gutin or such partners, respectively, to the extent that such liability arises from the net income and gain of MIGRA or the applicable Venture(s) computed using the marginal tax rates of the MIGRA Stockholder(s) or such partners, respectively, who pay(s) federal, state and local tax based at the highest such rates of all MIGRA Stockholders or Gutin or such partners, respectively, after giving effect to other income and losses of such MIGRA Stockholder(s) or Gutin or such partners, respectively, and (ii) to partners of the Ventures, to the extent mandatory under the applicable partnership documents;

          (ii) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its material property or assets other than in the ordinary course of business;

          (iii) make or propose any changes in the MIGRA Articles or the MIGRA Bylaws;

          (iv) merge or consolidate with any other person or acquire a material amount of assets or capital stock of any other person or, enter into any confidentiality agreement with any person (other than Pension Funds relating to this Agreement);

          (v) incur, create, assume or otherwise become liable for any indebtedness for borrowed money in excess of $750,000 or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, other than in the ordinary course of business consistent with past practice;

          (vi) create any subsidiaries;

          (vii) enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee other than salary increases granted in the ordinary course of business consistent with past practice and except as may be required by Applicable Law or a binding written contract in effect on the date of this Agreement;

          (viii) enter into, adopt or amend any employee benefit or similar plan;

          (ix) change its method of doing business, or change any method or principle of accounting in a manner, that is inconsistent in any material respect with past practice;

          (x) settle any Actions, whether now pending or hereafter made or brought, involving an amount in excess of $50,000;

          (xi) write up, write down or write off the book value of any assets, individually or in the aggregate, in excess of $100,000 except for depreciation and amortization in accordance with GAAP consistently applied;

          (xii) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any Contract set forth in
     Section 4.17 to the MIGRA Disclosure Schedule, or any confidentiality agreement to which MIGRA is a party;

          (xiii) incur or commit to any capital expenditures, or obligations or liabilities in respect thereof, which in the aggregate exceed or would exceed $50,000;

          (xiv) make any material changes or modifications to any pricing policy or investment policy or enter into any new management agreements or leases on terms materially different from those in effect in the ordinary and usual course of business, consistent with past practice;

          (xv) take any action to exempt or make not subject to any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than AERC) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

          (xvi) enter into or carry out any other transaction which could reasonably be expected to have a Material Adverse Effect on the MIGRA Companies taken as a whole;

          (xvii) permit or cause any MIGRA Company to do any of the foregoing or agree or commit to do any of the foregoing; or

          (xviii) agree in writing or otherwise to take any of the foregoing actions.

     (b) No Solicitation. Unless and until this Agreement is terminated in accordance with its terms, MIGRA shall not, and shall not authorize, to the extent within its control and not in conflict with its fiduciary duty(ies), or permit any Venture or any of its or the Ventures' respective directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, encourage or facilitate, or furnish or disclose non-public information with respect to MIGRA in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving MIGRA, or acquisition of any capital stock or any material portion of the assets of MIGRA, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than AERC, AEMC or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement. Neither the Board of Directors of MIGRA nor any committee thereof shall (A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to AERC, the MIGRA Board Recommendation, (B) approve or recommend, or propose publicly to approve or recommend, any Competing Transaction or (C) cause MIGRA or, unless required pursuant to its fiduciary duty(ies), any other MIGRA Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Competing Transaction or proposal for a Competing Transaction. Unless and until there is a termination of this Agreement in accordance with Section 7.1, from and after the execution of this Agreement, MIGRA shall immediately advise AERC in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Competing Transaction (including the specific terms thereof and the identity of the other party or parties involved) and promptly furnish to AERC a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto.

     (c) Compliance with Regulatory Requirements. MIGRA shall, and, to the extent within its control, and not in conflict with its fiduciary duty(ies), cause each Venture, at the expense of AERC, to cooperate with and assist AERC, AEMC and MRI in connection with any filings to be made with or consents to obtained from any Governmental Authority with jurisdiction over any of the MIGRA Companies or the Managed Properties.

     (d) Financial Statements. MIGRA shall deliver to AERC Interim Statements within 20 days following the end of each calendar month after the date hereof.

     (e) Notification of Certain Matters. MIGRA shall give prompt notice to AERC of (i) the occurrence or non-occurrence of any event known to MIGRA the occurrence or non-occurrence of which would cause any MIGRA or MIGRA Stockholder representation or warranty contained in this Agreement to be materially untrue or inaccurate at or prior to the Effective Time and (ii) any material failure of MIGRA or any MIGRA Stockholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.3(e) shall not limit or otherwise affect (A) the right of AERC to terminate this Agreement in accordance with Section 7.1 or (B) except to the extent set forth in Section 7.2, the other remedies available to AERC hereunder.

     (f) MIG Ltd. Purchase. MIGRA and the MIGRA Stockholders will use reasonable efforts to have MIGRA and/or the MIGRA Stockholders enter into a definitive purchase agreement with PF Funds, Inc. to acquire its interest in MIG Ltd. at or before the Effective Time. The parties acknowledge that the MIGRA Stockholders may transfer AERC Common Shares to PF Funds, Inc. as some or all of the consideration for that purchase; provided, however, that PF Funds shall agree to execute a letter relating to investment intent and accredited investor status (to the extent applicable) and trading restrictions which will be solely the trading restrictions imposed by Rule 144 under the Securities Act in a form substantially identical to that delivered by the MIGRA Stockholders pursuant to
Section 6.3(j).

     (g) Development Properties. True and correct copies of all financial statements and records relating to each of the properties known as the Windsor Pines, Hollywood Pines and Kirkman properties, which properties are more fully described on Exhibit A-1 hereto (the "Development Properties"), or access thereto will be made available to AERC promptly after the execution of this Agreement.

     (h) Rights to Disposition Fees. MIGRA shall obtain from NYNEX a letter to clarify that pursuant to the NYNEX Real Estate Investment Management Contract dated February 7, 1995 disposition fees are payable upon termination of such contract. If MIGRA does not obtain a letter from NYNEX prior to the Closing Date, that portion of the AERC Common Shares (payable ratably over the Second and Third Issuance Dates pursuant Sections 2.1(e) and 2.1(f), as applicable) representing $194,365 will be held in escrow to be delivered as follows: (i) to the MIGRA Stockholders on the earlier to occur of (a) the date such letter is received by AERC, and (b) the date all such disposition fees are paid to AERC, or (ii) to AERC if on or before February 1, 2005 such letter has not been received and such fees have not been paid. The value of such AERC Common Shares shall be determined in accordance with Section 2.1(e) and 2.1(f) (as the case may be).

     5.4 Covenants of MIGRA Stockholders.

     (a) Purchase Price Adjustment.

          (i) At least three Business Days prior to the Closing Date, the MIGRA Stockholders shall cause to be delivered to AERC a statement of MIGRA, MIG Ltd. and Stonemark as of the Closing Date, which statement shall set forth MIGRA's good faith estimate of the current assets, including, without limitation, advances made to MIG Development Company and other affiliates of MIGRA (the "Current Assets") and all liabilities (the "Liabilities") of MIGRA, and prorata based on its ownership interest therein, of MIG Ltd. and Stonemark, as of the Closing Date as defined and determined in accordance with GAAP and in a manner consistent with the preparation of the Audited Financial Statements.

          (ii) If on the Second Issuance Date, the actual amount of Current Assets collected by AERC on or before the Second Issuance Date exceeds the actual amount of Liabilities paid by AERC on or before the Second Issuance Date, then AERC shall pay on the Second Issuance Date to the MIGRA Stockholders either an amount of cash or AERC Common Shares, as elected by each MIGRA Stockholder, equal in amount or value (as determined in accordance with Section 2.1(c)), respectively, to such excess. If on the Second Issuance Date, the actual amount of such Liabilities exceeds the actual amount of such Current Assets, then the MIGRA Stockholders shall either (i) pay on the Second Issuance Date to AERC an amount equal to such excess or (ii) notify AERC that the number of AERC Common Shares to be received pursuant to Section 2.1(c) or 2.1(e) shall be reduced by a number of the AERC Common Shares equal in value to such excess, such value to be determined pursuant to Section 2.1(c) or 2.1(e), respectively.

     (b) Responsibility for Certain Obligations. The MIGRA Stockholders shall jointly and severally pay when due the MIGRA Stockholders Fixed Liabilities. If any MIGRA Stockholders Fixed Liability is not paid when due, AERC shall have the right to pay the amount of such MIGRA Stockholder Fixed Liability that is due and payable and is not so paid and to reduce the amount of AERC Common Shares to be received by the MIGRA Stockholders pursuant to Section 2.1 by the number of AERC Common Shares equal in value to the amount of such MIGRA Stockholder Fixed Liability that is so paid, such value to be determined as set forth in Section
2.1. Such reduction shall apply to the installments of AERC Common Shares to be next received.

     (c) Non-Competition Agreements. Concurrently with the Closing, each MIGRA Stockholder shall deliver to AERC a non-competition agreement in the form of Exhibit D attached hereto (collectively, the "Non-Competition Agreements"), fully executed by such MIGRA Stockholder.

     (d) Resignations. Concurrently with the Closing, each MIGRA Stockholder who is an officer and/or a director of MIGRA shall resign as an officer and/or director of MIGRA and, prior to or concurrently with the Closing, MIGRA shall cause Gutin to resign as an officer and/or director of MIGRA and to otherwise terminate her employment therewith, effective as of the Effective Time.

     (e) MIGRA Distributions. The MIGRA Stockholders shall, prior to the Effective Time, cause MIGRA to make a distribution to the MIGRA Stockholders and Gutin in an amount necessary to establish to the reasonable satisfaction of AERC that MIGRA does not have any accumulated earnings and profits from any period that MIGRA or any of its predecessors were taxable as C corporations for federal income tax purposes.

     (f) Encumbrances on Conversion Rights. No MIGRA Stockholder shall create, incur, assume or suffer to exist any pledge, lien, security interest or other charge or encumbrances of any nature upon or with respect to the Conversion Rights, except as may be contemplated by that certain Pledge Agreement dated June 9, 1997, between Wayman and Mr. Wright and the related Escrow Agreement dated as of August 1, 1997 and except for a transfer to PF Funds as contemplated by and in accordance with Section 5.3(f) of this Agreement.

     (g) On or before the Closing, the MIGRA Stockholders shall (i) use reasonable efforts to acquire the entire right, title and interest of Gutin in and to the MIGRA Companies and (ii) approve by unanimous vote or consent in accordance with the FBCA the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     (h) On or before the Closing, the MIGRA Stockholders shall (i) terminate each such person's employment agreement with MIGRA, (ii) cause MIGRA to terminate Gutin's employment agreement with MIGRA, and (iii) terminate the Stockholder Agreement by and among the MIGRA Stockholders, Gutin and MIGRA.

     5.5 Covenants of Mr. Wright.

     (a) Employment Agreement. Concurrently with the Closing, Larry Wright shall deliver to AERC the Employment Agreement, fully executed by Mr. Wright.

                                   ARTICLE VI

                                   CONDITIONS

     6.1 Mutual Conditions. The obligations of the parties hereto to consummate the Merger shall be subject to fulfillment of the following conditions:

          (a) No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Merger shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority which prevents the consummation of the Merger.

          (b) On the Closing Date and at the Effective Time, no stop order or similar restraining order shall have been threatened by the SEC or any state securities administrator prohibiting the Merger or the issuance of the AERC Common Shares or the Conversion Rights.

          (c) No Action shall be instituted by any Governmental Authority which seeks to prevent consummation of the Merger or the issuance of the AERC Common Shares or the Conversion Rights or seeking material damages in connection with the transactions contemplated hereby which continues to be outstanding.

     6.2 Conditions to Obligations of MIGRA. The obligations of MIGRA to consummate the Merger and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by MIGRA:

          (a) The representations and warranties of AERC set forth in Article III shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date).

          (b) AERC shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing.

          (c) AERC shall have furnished MIGRA with a certificate dated the Closing Date signed on behalf of it by the Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

          (d) MIGRA shall have received the favorable legal opinion, dated the Closing Date, of Baker & Hostetler LLP as to the matters referred to in Exhibit B.

          (e) The AERC Common Shares to be issued in the Merger and the transactions contemplated hereby shall have been authorized for inclusion on the NYSE, subject to official notice of issuance.

          (f) AERC shall have furnished MIGRA with an opinion of Baker & Hostetler LLP, substantially similar in form and content to the opinions provided to underwriters in connection with public offerings of AERC Common Shares, to the effect that AERC has qualified, and currently qualifies, to be taxed as a REIT pursuant to Sections 856 through 860 of the Code.

          (g) AERC shall not have entered into a definitive agreement to merge or consolidate with any entity in a transaction valued in excess of $200,000,000, unless such merger or consolidation shall be for the sole purpose of acquiring real property and shall not result in a change in the senior management of AERC.

          (h) AERC shall have assumed the obligations of MIGRA under that certain letter agreement dated May 1, 1997, between MIGRA and Lehman Brothers, as amended on September 10, 1997 (the "Lehman Letter").

          (i) AERC shall have received the AERC Shareholder Approval.

          (j) AERC shall have acquired all of the MIG REIT Properties.

          (k) AERC shall have received all material Governmental Authority consent(s) and approval(s) required because of this Agreement.

     6.3 Conditions to Obligations of AERC. The obligation of AERC to consummate the Merger and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by AERC:

          (a) The representations and warranties of MIGRA set forth in Article IV shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date).

          (b) MIGRA shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

          (c) MIGRA shall have furnished AERC with a certificate dated the Closing Date signed on its behalf by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

          (d) AERC shall have received the favorable legal opinion, dated the Closing Date, of (i) Mayer, Brown & Platt or other counsel acceptable to AERC, as to the matters referred to in Exhibit C, and (ii) Holland & Knight, as to matters referred to in Section 4.13.

          (e) (i) at no cost to AERC or AEMC, AERC shall have acquired the 10% partnership interest in MIG Ltd. owned by MIG Realty, Inc., an affiliate of MIGRA, and (ii) AERC shall have acquired all of the MIG REIT Properties.

          (f) [INTENTIONALLY OMITTED].

          (g) MIGRA and AERC shall have received all material customer, vendor, lessee, licensee, licensor, Governmental Authority and other third party consents and approvals required because of this Agreement or the transactions contemplated by this Agreement, excluding consents from clients of the MIGRA Companies and their affiliates regarding the Relevant Contracts, as to which the provisions of Section 2.4(a) shall be the sole consequence to the MIGRA Stockholders with respect to not obtaining such consents.

          (h) MIGRA shall not have received notice from any holder or holders of the MIGRA Common Stock issued and outstanding on the record date for the determination of MIGRA Stockholders entitled to vote on the Merger that such holder or holders have exercised or intend to exercise their appraisal rights under the FBCA.

          (i) The Employment Agreement and the Noncompetition Agreements shall have been entered into and shall remain in full force and effect according to their respective terms as of the Closing.

          (j) AERC shall have received letters addressed to it from each of the MIGRA Stockholders relating to investment intent and accredited investor status (to the extent applicable) and trading restrictions which will be solely the trading restrictions imposed by Rule 144 under the Securities Act relating to the AERC Common Shares in a form reasonably required by AERC and reasonably acceptable to the MIGRA Stockholders.

          (k) AEMC or another affiliate of AERC shall have had its Form ADV approved by the SEC.

          (l) AERC shall have received a favorable opinion from Morgan Stanley Dean Witter as to the fairness of the Merger.

          (m) AERC shall have received the AERC Shareholder Approval.

          (n) MIGRA and/or the MIGRA Stockholders shall have acquired the interest in MIG Ltd. of PF Funds, Inc.

          (o) On or before the Closing, the MIGRA Stockholders shall have (i) acquired the entire right, title and interest of Gutin in and to the MIGRA Companies, and (ii) approved by unanimous vote or consent in accordance with the FBCA the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (p) On or before the Closing, the MIGRA Stockholders shall have (i) terminated each such person's employment agreement with MIGRA and (ii) terminated the Stockholders Agreement by and among the MIGRA Stockholders, Gutin and MIGRA.

          (q) AERC shall have received all material Governmental Authority and National City Bank consent(s) and approval(s) required because of this Agreement.

          (r) AERC shall have received the opinion, dated the Closing Date, of Ernst & Young LLP, that MIGRA has no earnings or profits as of the Closing Date.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

          (a) by mutual consent of AERC and MIGRA;

          (b) by either AERC or MIGRA if any permanent injunction or other order of a court or other competent Governmental Authority preventing the consummation of the Merger shall have become final and nonappealable;

          (c) by either AERC or MIGRA if the Merger shall not have been consummated on or before June 2, 1998 if AERC's Proxy Statement is not reviewed by the SEC and on or before June 30, 1998 if AERC's Proxy Statement is reviewed by the SEC, unless extended by the Boards of Directors of both

     AERC and MIGRA (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

          (d) by AERC if MIGRA or any MIGRA Stockholder has materially breached any covenant or agreement contained in this Agreement and such breach is either not capable of being cured prior to the Closing or, if such breach is capable of being cured, is not so cured within a reasonable amount of time;

          (e) by MIGRA if AERC has materially breached any covenant or agreement contained in this Agreement and such breach is either not capable of being cured prior to the Closing or, if such breach is capable of being cured, is not so cured within a reasonable amount of time;

          (f) by AERC if at any time the representations and warranties of MIGRA or the MIGRA Stockholders set forth in Article IV shall not be true and correct in all material respects (it being understood and agreed that representations and warranties made as of a specified date, need be true only as of such specified date);

          (g) by MIGRA or the MIGRA Stockholders if at any time the representations and warranties of AERC set forth in Article III shall not be true and correct in all material respects (it being understood and agreed that representation and warranties made as of a specified date, need be true only as of such specified date); or

          (h) by either AERC or MIGRA if the MIG REIT Properties are acquired by any one other than AERC.

     7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement, except for the provisions of this Section 7.2, Article VIII and Sections 9.8 and 9.10, shall become void and have no further effect, without any liability on the part of any party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for a material breach of any representation and warranty of, or covenant or agreement by, such party in this Agreement, which liability may be recoverable pursuant to
Article VIII, and provided, further, that if it shall be determined pursuant to
Section 8.5 that termination of this Agreement resulted from an intentional breach of this Agreement, then, in addition to other remedies under this Section 7.2, Article VIII and Section 9.8 for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other parties for their respective reasonable costs, fees and expenses, including, without limitation, the fees and expenses of their counsel and accountants, as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation ("Costs"). Notwithstanding any provision of this Agreement to the contrary, in the event of the termination of this Agreement, (i) by reason of a breach by MIGRA or any MIGRA Stockholder under this Agreement, the limitation of liability referred to in Section 8.3 shall be inapplicable, but in no event shall the maximum aggregate liability of MIGRA and/or the MIGRA Stockholders under this Agreement, which liability, with respect to the MIGRA Stockholders, shall be solely with respect to a breach of any covenant or agreement of MIGRA and/or the MIGRA Stockholders in this Agreement or the Additional Documents (as defined in Section 8.1(a)), exceed the Purchase Price, as adjusted hereunder (the "Adjusted Purchase Price") and (ii) by reason of a breach by AERC under this Agreement, the maximum aggregate liability of AERC under this Agreement shall not exceed the Adjusted Purchase Price. In the event of termination of this Agreement pursuant to Section 7.1, MIGRA shall not be liable to AERC under the indemnity agreement in Section 8.2(a)(i)(A) in respect of a breach of a representation or warranty made by MIGRA or any MIGRA Stockholder contained in this Agreement on the Closing Date to the extent, but only to the extent, that (w) such representation or warranty was true and correct when made, (x) MIGRA has notified AERC of such breach in accordance with the Agreement and (y) such breach is the result solely of the occurrence of a circumstance or an event subsequent to the date hereof.

     7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by MIGRA Stockholders or by AERC shareholders, as the case may be, but after any such approval, no amendment shall be made which by law requires further approval or authorization by the MIGRA Stockholders or the AERC shareholders without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.4 Extension; Waiver. At any time prior to the Effective Time, AERC (with respect to MIGRA and the MIGRA Stockholders) and MIGRA (with respect to AERC and
AEMC) by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                                INDEMNIFICATION

     8.1 Survival of Representations, Warranties and Agreements.

     (a) Subject to the limitations set forth in Section 8.3 and 8.6, below, and notwithstanding any investigation conducted at any time with regard thereto by or on behalf of AERC or MIGRA or the MIGRA Stockholders, all representations, warranties, covenants and agreements of MIGRA, the MIGRA Stockholders and AERC in this Agreement and in any other documents executed or delivered by MIGRA, the MIGRA Stockholders or AERC pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (other than the Standstill Agreement, Contribution and Partnership Interests Purchase Agreement and documentation executed and delivered in connection therewith, and documents delivered in connection with the acquisition of the real properties listed on Exhibit A, which, in each case, shall survive in accordance with their respective terms) (the "Additional Documents") shall survive the execution, delivery and performance of this Agreement and the Additional Documents. All representations and warranties of MIGRA, the MIGRA Stockholders or AERC set forth in this Agreement and in the Additional Documents shall be deemed to have been made again by MIGRA, the MIGRA Stockholders or AERC, as the case may be, at and as of the Effective Time (except for representations and warranties made as of a specified date,which need be true and correct only as of the specified date). This Section 8.1 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time or after the termination of this Agreement.

     (b) As used in this Article VIII, any reference to a representation, warranty or covenant contained in any section of this Agreement shall include the Schedule and any Exhibit relating to such section.

     8.2 Indemnification.

     (a) Subject to the limitations set forth in Sections 8.3 and 8.6, by virtue of the approval and adoption of this Agreement and the Merger by MIGRA and the MIGRA Stockholders, MIGRA (prior to the Closing) and the MIGRA Stockholders (prior to Closing, for each MIGRA Stockholder solely with respect to Indemnifiable Claims described in clause (i) (B) below as a result of any breach by such MIGRA Stockholder, and subsequent to the Closing, with respect to all Indemnifiable Claims), shall jointly and severally indemnify and hold harmless AERC from and against any and all (i) demands, claims, suits, actions, or causes of action ("Claims") asserted against, resulting to, imposed upon, or incurred, sustained by, asserted by or suffered by AERC, directly or indirectly, as a result of or arising from (A) any inaccuracy in or breach of any of the representations and warranties made by MIGRA and/or the MIGRA Stockholders in this Agreement or the Additional Documents, (B) the breach of any covenant or agreement of MIGRA and/or the MIGRA Stockholders contained in this Agreement or the Additional Documents, (C) any Claims relating to the MIGRA Stockholders Fixed Liabilities and (D) any Claims relating to any liability or obligation of any nature of the MIGRA Companies or any MIGRA Company, matured or unmatured, liquidated or unliquidated, fixed or contingent, or known or unknown, arising out of matters prior to or at the Effective Time, other than (w) any Claim with respect to any of the Managed Properties, as to which the sole indemnification obligation of MIGRA Stockholders is in Section 8.2(a)(i)(A), (x) any Claim arising out of the failure to obtain any consent or approval necessary to effect the Merger and the other transactions contemplated by this Agreement (provided that MIGRA and/or the MIGRA Stockholders, as applicable, have all complied with their respective obligations under the relevant provisions of Sections 5.1, 5.3 and 5.4 with respect to obtaining the consent or approval at issue and AERC has complied with its obligations under the relevant provisions of Section 5.2 with respect to obtaining such consent or approval), (y) any Claim with respect to any increase in insurance premiums with respect to insurance covered in Section 4.24 and (z) as otherwise expressly provided in this Agreement, and (ii) losses, liabilities, damages and expenses, including without limitation interest, penalties, reasonable attorneys' fees, any and all expenses actually incurred, in investigating, preparing or defending against any such Claim, commenced or threatened, and any and all amounts paid in settlement of any such Claim (collectively, "Damages") (collectively, "Indemnifiable Claims" when used in the context of AERC as the Indemnified Party (as defined in Section 8.3(c)).

     (b) Subject to the limitations set forth in Section 8.3 and 8.6, by virtue of the approval and adoption of this Agreement by AERC, AERC hereby covenants and agrees to indemnify and hold harmless MIGRA (prior to the Closing) and the MIGRA Stockholders, both prior and subsequent to the Closing, from and against any and all (i) Claims asserted against, resulting to, imposed upon, or incurred, sustained by, asserted by or suffered by MIGRA or any or all of the MIGRA Stockholders, directly or indirectly, as a result of or arising from (A) any inaccuracy in or breach of any of the representations and warranties made by AERC in this Agreement or (B) the breach of any covenant of AERC contained in this Agreement and(ii) all related Damages (collectively, "Indemnifiable Claims" when used in the context of MIGRA or the MIGRA Stockholders as the Indemnified Party.

     (c) For purposes of this Article VIII, all Damages shall be computed net of any insurance coverage or tax benefit which reduces the Damages that would otherwise be sustained; provided that in all cases the timing of the receipt or realization of insurance proceeds shall be taken into account in determining the amount of reduction of Damages.

     (d) AERC shall be deemed to have suffered Damages arising out of or resulting from the matters referred to in Section 8.2(a) if the same shall be suffered by any subsidiary or affiliate of AERC, including without limitation, MIGRA after the Effective Time.

     8.3 Limitations on Indemnification.  Rights to indemnification under this
Article VIII are subject to the following limitations:

          (a) AERC shall not be entitled to indemnification hereunder with respect to an Indemnifiable Claim arising out of a breach of a representation, warranty, covenant or agreement (or, if more than one such Indemnifiable Claim is asserted, with respect to all such Indemnifiable Claims), unless the aggregate amount of Damages with respect to such Indemnifiable Claim or Claims exceeds $500,000 (the "Basket"), in which event AERC shall be entitled to indemnification hereunder for Damages with respect to all Indemnifiable Claims in excess of the Basket; provided, however, that in no event shall AERC be entitled to indemnification hereunder, including without limitation Section 8.2(a)(i)(D), for Damages in an amount in excess of the difference between (i) the Adjusted Purchase Price and (ii) the aggregate value of the decreases to the number of AERC Common Shares receivable by the MIGRA Stockholders made pursuant to Sections 2.4, 2.5 and 5.4, such difference herein referred to as the "MIGRA Cap"; and further, provided, however, that notwithstanding the joint and several indemnification obligation of the MIGRA Stockholders, no MIGRA Stockholder at any time shall have to pay Damages in excess of the amount of the Purchase Price actually received by such MIGRA Stockholder at such time, it being understood that such excess shall become immediately due and payable on the immediately succeeding date when an installment of AERC Common Shares becomes payable pursuant to Section 2.1 (to the extent of the value of the AERC Common Shares receivable on such date), and any remaining excess and any additional subsequent Damages also shall become so immediately due and payable on the immediately succeeding date when such an installment becomes so payable (to the extent of the value of the AERC Common Shares receivable on such date); and further, provided, however, that no MIGRA Stockholder shall be liable for Damages in an amount in excess of his or her pro rata share, as determined by referenceto the relative number of shares of MIGRA Conversion Stock held thereby, of the MIGRA Cap; and provided further, in the event that AERC has actual knowledge of a breach of this Agreement which entitles it to terminate this Agreement pursuant to Section 7.1(d) or 7.1(f) (whether or not it also has the right to terminate under Section 7.1(h)) and elects not to exercise any such right of termination and to waive all (but not less than all) of such breaches (and the right to terminate under Section 7.1(h)) solely for the purpose of effecting the Closing pursuant to Section 7.4, no MIGRA Stockholder shall be liable for Damages caused by the representations and warranties which are known to be not true and correct and (subject to the last sentence of this Section 8.3(a)) Claims under Section 8.2(a)(i)(D) relating to liabilities and potential liabilities, which to the actual knowledge of MIGRA or any MIGRA Stockholder or AERC, were in existence, at the Effective Time in excess of his or her pro rata share, determined as aforesaid, of either (i) if the price adjustment referred to in Section 5.2(l) shall occur, 10% of the sum of $10,000,000 plus the Adjusted Purchase Price, or (ii) if the price adjustment referred to in Section 5.2(l) shall not occur, 10% of the Adjusted Purchase Price. In the event the MIGRA Stockholders become liable for Damages pursuant to this Section, each MIGRA Stockholder shall have the right to elect, by written notice to AERC, to pay the amount of Damages in cash or by a reduction of the number of AERC Common Shares otherwise receivable thereby equal in value to the amount of Damages; provided, that in the event a MIGRA Stockholder exercises his or her rights pursuant to Section 8.5 as to the Indemnifiable Claim or Claims in question, such number of AERC Common Shares shall be placed in escrow pursuant to an escrow agreement, and with an escrow agent, mutually agreed upon by AERC and the applicable MIGRA Stockholder(s). For purposes of the preceding sentence, the value of the AERC Common Shares shall be determined in the following order of priority: (i) at the Effective Time, pursuant to Section 2.1(b); (ii) on the Second Issuance Date, (A) first, pursuant to Section 2.1(c) and (B) second, pursuant to
     Section 2.1(e) and (iii) on the Third Issuance Date, (A) first, pursuant to
     Section 2.1(d) and (B) second, pursuant to Section 2.1(f). The limits on indemnification contained in this subsection shall not apply in the event of a breach of the representations and warranties contained in Section 4.9(f) and the Basket shall not be applicable to any failure to pay any Claims relating to the MIGRA Stockholders Fixed Liabilities, or any Claims(s) under Section 8.2(a)(i)(D) relating to liabilities and potential liabilities of the MIGRA Companies or a MIGRA Company which, to the actual knowledge of MIGRA or any MIGRA Stockholder, were in existence at the Effective Time (whether or not the amount of such liability or potential liability was quantified or quantifiable at the Effective Time), including, without limitation, any such liabilities and obligations listed on the MIGRA Disclosure Schedule.

          (b) Neither MIGRA nor the MIGRA Stockholders shall be entitled to indemnification hereunder with respect to an Indemnifiable Claim arising out of a breach of a representation, warranty, covenant or agreement (or, if more than one such Indemnifiable Claim is asserted, with respect to all such Indemnifiable Claims) unless the aggregate amount of Damages with respect to such Indemnifiable Claim or Claims exceeds the Basket, in which event MIGRA or the MIGRA Stockholders shall be entitled to indemnification hereunder for Damages with respect to all Indemnifiable Claims in excess of the Basket; provided, however, that in no event shall MIGRA and the MIGRA Stockholders be entitled to such indemnification for such Damages in an amount in excess of the Adjusted Purchase Price.

          (c) The obligation of indemnity (i) with respect to the representations and warranties set forth in Article III shall terminate two years after the Closing and (ii) with respect to any representations and warranties relating to the Managed Properties shall terminate two years after the Closing unless, in either case, an Indemnifiable Claim has been brought with respect thereto prior to such termination; provided that with respect to the representations and warranties set forth in Sections 3.1 through 3.3, 4.1 through 4.4, and 4.9 and with respect to the MIGRA Stockholders Liabilities, the obligation of indemnity shall extend to the expiration of the applicable statute of limitations, if later; and provided further, that nothing contained in the preceding portion of this Section 8.3(c) shall be construed to limit the survival of the representations and warranties in Article IV (other than those covered by the preceding portion of this Section 8.3(c) or the obligation of indemnity contained in Section 8.2(a)(i)(D), which representations and warranties and obligation shall survive the Closing and shall extend to the expiration of the applicable statute of limitations).

          (d) The foregoing provisions of this Section 8.3 notwithstanding, if, prior to the termination of any obligation to indemnify, written notice of a claimed breach or other occurrence or matter giving rise to a claim of indemnification is given by the party seeking indemnification (the "Indemnified Party") to the party from whom indemnification is sought (the "Indemnifying Party"), or an Indemnifiable Claim is commenced against the Indemnified Party, the Indemnified Party shall not be precluded from seeking indemnification for such claimed breach, occurrence, other matter, or an Indemnified Claim from the Indemnifying Party in accordance with
     Section 8.4 or 8.5, as applicable.

     8.4 Procedure for Indemnification with Respect to Third Party Claims.

     (a) If the Indemnified Party determines to seek indemnification under this
Article VIII with respect to Indemnifiable Claims resulting from the assertion of liability by third parties, it shall give prompt notice to the Indemnifying Party after it becomes aware of any such Indemnifiable Claim (such notice to be given in any event within the shorter of 15 days or the number of days necessary to respond to the Indemnifiable Claim), which notice shall set forth such material information with respect to such Indemnifiable Claim as is then reasonably available to the Indemnified Party. If any such liability is asserted against the Indemnified Party and the Indemnified Party notifies the Indemnifying Party of such liability, the Indemnifying Party shall be entitled, if it so elects by written notice delivered to the Indemnified Party within 10 days after receiving the Indemnified Party's notice, to assume the defense of such asserted liability with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing: (i) the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be payable by the Indemnified Party; (ii) the Indemnified Party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing; and (iii) the rights of the Indemnified Party to be indemnified in respect of Indemnifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing provisions unless, and, if so, only to the extent that, the Indemnifying Party is materially prejudiced by such failure. With respect to any assertion of liability by a third party that results in an Indemnifiable Claim, the Parties shall make available to each other all relevant information in their possession which is material to any such assertion.

     (b) In the event that the Indemnifying Party fails to assume the defense of the Indemnified Party against any such Indemnifiable Claim, within 15 days after receipt of the Indemnified Party's notice of such Indemnifiable Claim, the Indemnified Party shall have the right to defend, compromise or settle such Indemnifiable Claim on behalf, for the account, and at the risk of the Indemnifying Party.

     (c) Notwithstanding anything in this Section 8.4 to the contrary, (i) if there is a reasonable likelihood that an Indemnifiable Claim may materially and adversely affect the Indemnified Party, its corporate parent, if any, its subsidiaries or affiliates, including without limitation MIGRA after the Effective Time if AERC is the Indemnified Party, other than as a result of money damages or other money payments (each, a "Non-monetary Indemnifiable Claim"), then the Indemnified Party shall provide written notice to the Indemnifying Party to such effect explaining the reasons therefor and, if the Indemnifying Party consents thereto (which consent shall not be unreasonably withhold or delayed), the Indemnifying Party shall have the right, at the cost and expense of the Indemnifying Party, to defend such Indemnifiable Claim; and (ii) neither the Indemnifying Party nor the Indemnified Party shall, without the other's prior written consent (which consent shall not be unreasonably withheld or delayed), settle or compromise (i) any Indemnifiable Claim or consent to entry of any judgment in respect of any Indemnifiable Claim, in each case involving money damages or other money payments, unless such settlement, compromise or consent includes as an unconditional term the giving by the claimant or the plaintiff to the Indemnified Party (and its corporate parent, if any, its subsidiaries and affiliates including without limitation MIGRA after the Effective Time if AERC is the Indemnified Party) a release from all liability in respect of such Indemnifiable Claim or (ii) any Non-monetary Indemnifiable Claim.

     8.5 Procedure For Indemnification with Respect to Non-Third Party
Claims. In the event that the Indemnified Party asserts the existence of an Indemnifiable Claim giving rise to Damages (but excluding Indemnifiable Claims resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Party specifying the nature and amount of the Indemnifiable Claim asserted. If the Indemnifying Party, within 15 business days after receipt of such notice by the Indemnified Party, has not given written notice to the Indemnified Party announcing its intent to contest such assertion by the Indemnified Party, such assertion shall be deemed accepted and the amount of Indemnifiable Claim shall be deemed a valid Indemnifiable Claim. In the event, however, that the Indemnifying Party contests the assertion of an Indemnifiable Claim by giving such written notice to the Indemnified Party within such 15 business day period, then if the parties, acting in good faith, cannot reach agreement with respect to such Indemnifiable Claim within 20 days after such notice, the contested assertion of the claim shall be referred to arbitration in Cleveland, Ohio, in accordance with the then-current rules of the American Arbitration Association. The parties shall select an arbitrator who resides other than in Greater Cleveland or south Florida. The determination made in accordance with such rules shall be delivered in writing to the parties and shall be final and binding and conclusive on the parties and the amount of the Indemnifiable Claim, if any, determined to exist shall be a valid Indemnifiable Claim. Each Party shall pay its own legal, accounting and other fees in connection with such a contest; provided that if the contested Claim is referred to and ultimately determined by arbitration and the position of the nonprevailing party is not upheld in any material respect by the arbitrators, the legal, auditing and other fees of the prevailing party and the fees and expenses of any arbitrator shall be borne by the nonprevailing Party.

     8.6 Termination of MIGRA's Warranties. Notwithstanding any provisions of this Agreement to the contrary: (a) all representations, warranties and covenants made by MIGRA in this Agreement or the Additional Documents shall terminate as to MIGRA (but only as to MIGRA, but not as to the MIGRA Stockholders, if, and to the extent made by them) as of the Effective Time; and
(b) after the Effective Time, MIGRA shall not have any obligation or liability to any MIGRA Stockholder as a direct or indirect result of any breach of representation, warranty or covenant for which the MIGRA Stockholders have or may have liability to AERC pursuant to the terms of this Agreement.

     8.7 Sole Remedies. Except as provided in Section 7.2 or Section 9.8, the remedies provided in this Article VIII shall be the sole and exclusive remedies of the parties hereto and shall preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other parties hereto.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     IF TO MIGRA OR THE MIGRA STOCKHOLDERS:

         MIG REALTY ADVISORS, INC.
         Attn: Larry Wright
         250 Australian Avenue, South, Suite 400
         West Palm Beach, Florida 33401
         Phone (561) 820-1300
         Fax (561) 832-1622

     WITH A COPY TO:

         MAYER, BROWN & PLATT
         Attn: Stuart P. Pergament, Esq.
         2000 Pennsylvania Avenue, N.W.
         Washington, D.C. 20006
         Phone (202) 778-0600
         Fax (202) 861-0473

     IF TO AERC:

         ASSOCIATED ESTATES REALTY CORPORATION
         Attn: Mr. Jeffrey Friedman
         5025 Swetland Court
         Richmond Heights, Ohio 44143-1467
         Phone (216) 473-8700
         Fax (216) 473-8105

     WITH A COPY TO:

         BAKER & HOSTETLER LLP
         Attn: Albert T. Adams, Esq.
         3200 National City Center
         1900 East Ninth Street
         Cleveland, Ohio 44114-3485
         Phone (216) 861-7499
         Fax (216) 696-0740

     9.2 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For the purposes of any provision of this Agreement, a "Material Adverse Effect" with respect to any party shall mean a material adverse effect on the assets, liabilities, results of operations or financial condition of such party and its subsidiaries taken as a whole. For purposes of this Agreement, unless otherwise provided expressly, a "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting securities or interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

     9.3 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

     9.4 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof; provided, however, that the existing confidentiality agreements between AERC and MIGRA shall continue to be in full force and effect.

     9.5 Third Party Beneficiaries. Except as set forth in the next sentence, nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries. AEMC, as the successor to the business conveyed in the Spinoff Transfer, is an intended third party beneficiary of
Article IV, and the obligations of MIGRA and the MIGRA Stockholders in Articles V and VIII of this Agreement.

     9.6 Governing Law. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement shall be governed by the laws of the State of Ohio. Except as provided otherwise in Section 8.5, all actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Ohio state or federal court sitting in Cleveland, Ohio.

     9.7 Consent to Jurisdiction; Venue. Except with respect to any claim or proceeding arising out of Section 8.5:

          (a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Ohio and to the jurisdiction of the United States District Court for the Northern District of Ohio, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Ohio state or federal court sitting in the City of Cleveland. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 9.7 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

     9.8 Specific Performance; Other Equitable Relief.

     (a) The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled hereunder, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder and may be entitled to pursue the judicial determination referred to in the second sentence of Section 7.2.

     (b) AERC acknowledges and agrees that, in the event of a breach of Section 5.1(f) and Section 5.2(h) of this Agreement, MIGRA may not have an adequate remedy at law and would be entitled to equitable relief. AERC hereby consents to the entry of an injunctive or otherwise order by a court of competent jurisdiction intended to enforce the terms and intent of Section 5.2(h) of this Agreement.

     9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     9.10 Expenses. Subject to the provisions of Section 7.2, all costs and expenses incurred by AERC in connection with this Agreement and the transactions contemplated hereby shall be paid by it, and all such costs and expenses incurred by MIGRA and the MIGRA Stockholders shall be paid by MIGRA. Notwithstanding any provision of this Agreement or any other Agreement executed or delivered by or on behalf of MIGRA to the contrary, MIGRA shall be solely responsible for payment of up to $40,000 owed to Stonemark Apartments II, Inc. ("Stonemark"), if any, upon the closing of the transactions contemplated by that certain purchase agreement between AERC and Stonemark.

     IN WITNESS WHEREOF, AERC and MIGRA have signed this Agreement as of the date first written above.

                                          ASSOCIATED ESTATES REALTY
                                          CORPORATION

                                          By: /s/ Jeffrey I. Friedman

                                            ------------------------------------
                                            Name: Jeffrey I. Friedman
                                            Title: Chairman, President and Chief

                                          MIG REALTY ADVISORS, INC.

                                          By: /s/ Larry E. Wright

                                            ------------------------------------
                                            Name: Larry E. Wright
                                            Title: President and Chief Executive
                                              Officer
MIGRA STOCKHOLDERS

/s/ Larry E. Wright
-----------------------------------------------------
Name: Larry E. Wright

/s/ Louis E. Vogt
-----------------------------------------------------
Name: Louis E. Vogt

/s/ James Cote
-----------------------------------------------------
Name: James Cote

/s/ William Hughes
-----------------------------------------------------
Name: William Hughes

/s/ Gregory Golz
-----------------------------------------------------
Name: Gregory Golz

                                                                       EXHIBIT A

                                   PROPERTIES

                       PROPERTY NAME                           OWNER     APPRAISED VALUE
                       -------------                           -----     ---------------
Morgan Place................................................   REIT        $11,600,000
The Falls...................................................    MRT        $25,000,000
Fleetwood...................................................   REIT        $ 6,750,000
Desert Oasis................................................   REIT        $13,000,000
20th and Campbell...........................................   REIT        $13,000,000
Windsor Falls...............................................   REIT        $17,600,000
Summerbreeze................................................  MIG III      $ 6,000,000
Vintage View................................................  MIG III      $10,000,000
Mission Ridge...............................................    MRT        $11,750,000
Cypress Shores..............................................    SET        $18,900,000
Peachtree...................................................   REIT        $ 9,700,000
Annen Woods.................................................   REIT        $ 9,100,000
Hamption Point..............................................   REIT        $20,900,000
Reflections.................................................    MRT        $11,400,000
Camden at Bloomingdale......................................  CALSTRS      $27,100,000
Stratford Place.............................................  CALSTRS      $25,700,000
Kensington Square...........................................  CALSTRS      $16,100,000
Park Place..................................................   SWIB        $56,000,000
Briar Meadows...............................................  CALSTRS      $11,900,000
Willow Creek................................................   CDP&F       $ 9,700,000
Waterford...................................................  CALSTRS      $17,500,000
Washington Plaza............................................   CDP&F       $21,100,000
Isles at Sawgrass...........................................  CALSTRS      $23,600,000
Camino Real.................................................   NYCF        $14,500,000
Aylesbury Farms.............................................   NYCF        $33,900,000
Bristol Park................................................   NYNEX       $32,700,000
Steeplechase................................................   NYCF        $19,000,000
Northern Crossing...........................................   NYNEX       $30,300,000
Bentley Wynde...............................................   NYCF        $25,300,000
Alpine Meadows..............................................   NYCF        $16,500,000
Park at Sawgrass............................................   NYNEX       $32,300,000
Abbott's Mill...............................................  NYSTRS       $18,826,000
Remington West..............................................  NYSTRS       $21,013,000
Deerwood....................................................   SJP&F       $14,414,000
Sonterra Paradise Valley....................................  NYSTRS       $17,490,000

                                                                     EXHIBIT A-1

                             DEVELOPMENT PROPERTIES

                          Windsor Hollywood Apartments
                            Windsor Pines Apartments
                         Windsor at Kirkman Apartments

                                                                       EXHIBIT B

                           OPINION OF AERC'S COUNSEL

     1. AERC is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with all requisite corporate power and authority to own and operate its properties and to conduct its businesses as now conducted.

     2. AERC has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder.

     3. The execution and delivery of the Agreement by AERC, and the consummation by AERC of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of AERC. The Agreement has been duly executed and delivered by AERC, and the Agreement constitutes the legal, valid and binding obligation of AERC, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

     4. Neither the execution and delivery of the Agreement by AERC nor the consummation of the transactions contemplated thereby will conflict with, or result in a breach of, any provision of the AERC Articles or the AERC Code of Regulations.

     5. All AERC Common Shares to be issued in the Merger will be duly authorized and validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive or similar rights.

     6. All actions on the part of AERC have been taken necessary to exempt under or make not subject to any state takeover law or other state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (i) the execution of the Agreement, (ii) the Merger and (iii) the transactions contemplated by the Agreement.

     7. Upon the filing of the Certificate of Merger with the Ohio Secretary of State, the Merger will be effective under the Ohio Revised Code in accordance with the terms of the Agreement and the Certificate of Merger.

     We express no opinion as to any violation of law that might result, in whole or in part, from any competitive effect, actual or potential, of the transactions contemplated by the Agreement.

     The foregoing opinions are limited to the laws of the State of Ohio and applicable federal law of the United States of America and we express no opinion as to the law of any other jurisdiction. To the extent that any matter with respect to which we give any opinion herein is governed by the laws of any other jurisdiction, we have assumed, with your permission and without investigation, that such laws are the same as the internal substantive laws of the State of Ohio. We assume no obligation to update such opinions to reflect any facts or circumstances that hereafter may come to our attention or any changes in the laws that hereafter may occur. The opinions contained herein are provided to you for your exclusive use solely in connection with the transactions contemplated by the Agreement and may not be otherwise used or relied upon by you or any other person for any purpose whatsoever, without in each instance our prior written consent.

                                            Very truly yours,

                                                                       EXHIBIT C

                                                 OPINION OF MIGRA'S COUNSEL
                                            [TO BE REVISED TO REFLECT STRUCTURE
                                              AND INVESTMENT COMPANY MATTERS]

     1. MIGRA is a corporation organized, validly existing and in good standing under the laws of the State of Florida with full corporate power and authority to own, and operate its properties and to conduct its business as now conducted.

     2. MIGRA has all requisite corporate power and authority to execute and deliver the Agreement, and to perform its obligations thereunder.

     3. The execution and delivery by MIGRA of the Agreement and the consummation by MIGRA of the transactions contemplated by the Agreement have been duly authorized by all necessary corporate action on the part of MIGRA. The Agreement has been duly executed and delivered by MIGRA, and constitutes the legal, valid and binding obligation of MIGRA, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

     4. Neither the execution and delivery of the Agreement by MIGRA nor the consummation of the transactions contemplated thereby will conflict with, or result in a breach of, any provision of the Articles of Incorporation, as amended, or the Bylaws, as amended, of MIGRA.

     5. All actions on the part of MIGRA have been taken necessary to exempt under or make not subject to any state takeover law or other state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (i) the execution of the Agreement, (ii) the Merger and (iii) the transactions contemplated by the Agreement.

     6. Upon the filing of the Certificate of Merger with the Florida Secretary of State, the Merger will be effective under the FBCA in accordance with the terms of the Agreement and the Certificate of Merger.

     We express no opinion as to any violation of law that might result, in whole or in part, from any anticompetitive effect, actual or potential, of the transactions contemplated by the Agreement.

     The foregoing opinions are limited to the laws of the State of Florida and applicable federal law of the United States of America. We express no opinion as to the law of any other jurisdiction. To the extent that any matter with respect to which we give any opinion herein is governed by the laws of any other jurisdiction, we have assumed, with your permission and without investigation, that such laws are the same as the internal substantive laws of the State of Florida. We assume no obligation to update such opinions to reflect any facts or circumstances that hereafter may come to our attention or any changes in the laws that hereafter may occur. The opinions contained herein are provided to you for your exclusive use solely in connection with the transactions contemplated by the Agreement and may not be otherwise used or relied upon by you or any other person for any purpose whatsoever, without in each instance our prior written consent.

                                          Very truly yours,

                                                                       EXHIBIT D

                     ASSOCIATED ESTATES REALTY CORPORATION
                    CONFIDENTIALITY AND NONCOMPETE AGREEMENT

     This Confidentiality and Noncompete Agreement (this "Agreement") is entered
into as of the      day of             , 1998, between Associated Estates Realty
Corporation, an Ohio corporation (the "Company"), and           , an employee
and shareholder of the Company (the "Employee").

                                    RECITALS

     WHEREAS, in connection with the transactions contemplated by the Second Amended and Restated Agreement and Plan of Merger by and between the Company and MIG Realty Advisors, Inc., dated April 16, 1998, (the "Merger Agreement"), the Company desires to employ the Employee, and the Employee desires to be employed by the Company;

     WHEREAS, it is a condition precedent to the Company's obligations under the Merger Agreement that Employee agree to the terms and conditions of and, immediately prior to the closing under the Merger Agreement, enters into this Agreement;

     WHEREAS, Employee's position with the Company will provide Employee with, access to and familiarity with, all or some of the know-how, trade secrets, business methods, and other confidential information of the Company;

     NOW, THEREFORE, in consideration of Employee's employment with the Company, the Company's provision to Employee of certain employee benefits including the severance benefits conferred herein, Employee and the Company hereby agree follows:

                                   AGREEMENTS

A. CONFIDENTIALITY AND NONCOMPETE.

     1. The Employee acknowledges the Company's reliance and expectation of the Employee's commitment to performance of his duties and responsibilities during the term of his employment. In light of such reliance and expectation on the part of the Company, during the term of employment and for a period of one (1) year [two (2) years, in the case of Jim Cote] following the termination of the Employee's employment, if such termination occurs prior to the fifth anniversary of this Agreement, the Employee will not, directly or indirectly, do any of the following:

          (a) Own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association or other business entity primarily engaged in the business of, or otherwise directly engage in the business of, acquiring, owning, developing or managing multifamily properties in competition with the Company in any geographic region in which the Company, at the time of Employee's termination, operates its business; provided, however, that the ownership of not more than one percent (1%) of any class of publicly traded securities of any entity will not be deemed a violation of this covenant; or

          (b) Disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of, the Company, any confidential information relating to the Company's operations, properties or otherwise to its particular business or other trade secrets of the Company, it being acknowledged by the Employee that all such information regarding the business of the Company compiled or obtained by, or furnished to, the Employee while the Employee shall have been employed by the Company is confidential information and the Company's exclusive property; provided, however, that the foregoing restrictions will not apply to the extent that such information (i) is in the public domain or becomes obtainable in the public domain, except by reason of the breach by the

     Employee of the terms hereof, (ii) was not acquired by the Employee in connection with his employment with the Company, (iii) was not acquired by the Employee from the Company or its representatives, or (iv) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

     2. The Employee agrees and understands that the remedy at law for any breach by him of this Agreement may be inadequate and that the damages flowing from such breach may not be readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that, upon adequate proof of the Employee's material violation of any legally enforceable provision of this Agreement, the Company will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Agreement will be deemed to limit the Company's remedies at law or in equity for any breach by the Employee of any of the provisions of this Agreement which may be pursued or availed of by the Company.

     3. The Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company pursuant to this Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory, and, in the judgement of the Company, are fully required to protect the legitimate interests of the Company.

B. SEVERANCE.

     1. Employee acknowledges that his employment is at will, and the Company may terminate the Employee's employment with the Company with at any time or without cause. If the termination of Employee's employment with the Company is:
(i) as a result of the death or permanent disability of the Employee; or (ii) for "cause" at any time by action of the Chief Executive Officer or board of directors of the Company, then Employee's compensation and benefits will terminate on the effective date of termination.

     2. If Employee is terminated "without cause," then the Company will continue to pay Employee, as severance pay, an amount based on the Employee's annual salary in effect as of the date of termination as follows:

    DATE OF TERMINATION                             AMOUNT OF SEVERANCE
    -------------------                             -------------------
Prior to the first           100% of annual salary plus the bonus amount set forth in the
anniversary of this          Employee's offer letter from the Company
Agreement

On or after the first        100% of annual salary
anniversary but prior to
the second anniversary of
this Agreement

On or after the second       50% of annual salary
anniversary but prior to
the fifth anniversary of
this Agreement

     The amount of severance shall be payable in respect of a period of twelve months after the effective date of termination.

     If Employee is terminated without cause, Employee shall have no duty of mitigation and any compensation paid to Employee during a period for which the Company is required to make payment to Employee hereunder, shall not relieve the Company from its payment obligation hereunder.

     For purposes hereof, the term "cause" shall mean:

          (a) The Employee's fraud, commission of a felony or, as determined by the reasonable judgment of the board of directors, a commission of an act or series of acts which result in material injury to the business reputation of the Company, commission of an act or series of repeated acts of dishonesty with respect to the Company which are materially adverse to the best interests of the Company, or the

     Employee's willful and repeated failure to perform his duties, which failure has not been cured within fifteen (15) days after the Company gives notice thereof to the Employee; or

          (b) The Employee's material breach of any provision of this Agreement.

C. MISCELLANEOUS.

     1. All of the rights and obligations of the Company under this Agreement are fully assignable, transferable and delegable, in whole or in part, by the Company to any successor to all or substantially all of its assets or its business. Employee may not assign any of his rights or obligations under this Agreement. This Agreement shall be binding upon the parties to this Agreement and their respective legal representatives, heirs, devisees, legatees or other successors and assigns, and shall inure to the benefit of the parties to this Agreement and their respective permitted legal representatives, heirs, devisees, legatees or other permitted successors and assigns.

     2. This Agreement contains the entire agreement between the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written.

     3. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio.

     4. The recitals hereto are an integral part of this Agreement and are incorporated herein by reference.

     5. Titles and captions of or in this Agreement are inserted only as a matter of convenience and reference and in no way are intended to effect the intent or scope of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Confidentiality and Noncompete Agreement in Cleveland, Ohio on the day and year first set forth above.

                                      ASSOCIATED ESTATES REALTY CORPORATION,
                                         an Ohio corporation

                                  By:

                                     -------------------------------------------
                                  Title:

                                      ------------------------------------------

                                  EMPLOYEE

                                  ----------------------------------------------
                                  [name]

                                                                       EXHIBIT E

                              EMPLOYMENT AGREEMENT

                                    BETWEEN

                     ASSOCIATED ESTATES REALTY CORPORATION

                                      AND

                                  LARRY WRIGHT

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is entered into as of the      day of
  , 1998, between ASSOCIATED ESTATES REALTY CORPORATION, an Ohio corporation (the "Company"), and LARRY WRIGHT (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, in connection with the transactions contemplated by the Second Amended and Restated Agreement and Plan of Merger by and between the Company and MIG Realty Advisors, Inc. dated April 16, 1998 (the "Merger Agreement"), the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and subject to the conditions set forth herein;

     WHEREAS, it is a condition precedent to the Company's obligations under the Merger Agreement that Executive agrees to the terms and conditions of, and, immediately prior to the closing under the Merger Agreement, enters into, this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. EMPLOYMENT.

     (a) The Company hereby employs the Executive as its Executive Vice President and the Executive hereby accepts such employment, on the terms and subject to the conditions hereinafter set forth.

     (b) During the term of this Employment Agreement, Executive shall be and have the title of Executive Vice President and shall devote his entire business time and all reasonable efforts to his employment and perform diligently such duties as are customarily performed by vice presidents of companies similar in size to the Company, together with such other duties as may be reasonably requested from time to time by the Chief Executive Officer or the Board of Directors of the Company (the "Board"), which duties shall be consistent with his title and position as set forth above and as provided in Paragraph 2.

2. TERM AND POSITIONS.

     (a) Subject to the provisions for termination hereinafter stated, the term of this Employment Agreement shall begin on the date hereof and shall continue through the third anniversary of the date hereof.

     (b) The Executive shall be entitled to serve as the Executive Vice President of the Company. For service as a director, officer and employee of the Company, the Executive shall be entitled to the full protection of the applicable indemnification provisions of the Amended and Restated Articles of Incorporation and Code of Regulations of the Company, as the same may be amended from time to time.

     (c) If:

                  (i) the Company materially changes the Executive's duties and responsibilities as set forth in Paragraphs 1(b) and 2(b) without his consent;

                  (ii) the Executive's place of employment is located more than fifty (50) miles from the geographical center of West Palm Beach, Florida;

                  (iii) there occurs a material breach by the Company of any of its obligations under this Employment Agreement, which breach has not been cured in all material respects within ten (10) days after the Executive gives notice thereof to the Company; or

                  (iv) there occurs a "change in control" (as hereinafter defined) of the Company;

then in any such event the Executive shall have the right to terminate his employment with the Company, but such termination shall not be considered a voluntary resignation or termination of such employment or of this Employment Agreement by the Executive but rather a discharge of the Executive by the Company "without cause" (as defined in Paragraph 5(a)(iii)).

     (d) The Executive shall be deemed not to have consented to any written proposal calling for a material change in his duties and responsibilities unless he shall give written notice of his consent thereto to the Board within fifteen
(15) days after receipt of such written proposal. If the Executive shall not have given such consent, the Company shall have the opportunity to withdraw such proposed material change by written notice to the Executive given within ten
(10) days after the end of said fifteen (15) day period.

     (e) The term "change in control" means the first to occur of the following events:

          (i) any person or group of commonly controlled persons owns or controls, directly or indirectly, fifty percent (50%) or more of the voting control or value of the capital stock of the Company;

          (ii) any person or group of commonly controlled persons owning less than five percent (5%) of the voting control or value of the capital stock of the Company as of the date hereof owns or controls, directly or indirectly, more than twenty percent (20%) of the voting control or value of the capital stock of the Company; or

          (iii) the shareholders of the Company approve an agreement to merge or consolidate with another corporation or other entity resulting (whether separately or in connection with a series of transactions) in a change in ownership of twenty percent (20%) or more of the voting control or value of the capital stock of the Company, or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including, without limitation, a plan of liquidation or dissolution), or otherwise approve of a fundamental alteration in the nature of the Company's business.

Notwithstanding the foregoing provisions of this Paragraph 2, neither the transactions contemplated by the Merger Agreement nor the ownership of capital stock by the Executive, Jeffrey Friedman, Jerome Spevack, Martin A. Fishman, Dennis W. Bikun, Susan Friedman, Mark L. Milstein, Robert Milstein or any shareholder receiving equity securities of the Company in connection with the transactions contemplated by the Merger Agreement and/or their respective affiliates shall be deemed to result in a "change in control" of the Company.

3. COMPENSATION.

     During the term of this Employment Agreement the Company shall pay or provide, as the case may be, to the Executive the compensation and other benefits and rights set forth in this paragraph 3.

     (a) The Company shall pay to the Executive a base salary payable in accordance with the Company's usual pay practices (and in any event no less frequently than monthly) of $225,000 per annum, to be increased (but not decreased) from time to time (based upon the performance of the Company and the Executive) as approved by the Compensation Committee of the Board.

     (b) The Company shall pay to the Executive bonus compensation for each calendar year not later than 60 days following the end of each calendar year or the termination of the Executive's employment, as the case may be, prorated on a per diem basis for partial calendar years, as determined by the Compensation Committee of the Board.

     (c) The Company shall provide to the Executive such life, medical, hospitalization and dental insurance for himself, his spouse and eligible family members as may be available to other executive officers of the Company or as may be determined by the Board or the Company's Executive Compensation Committee from time to time.

     (d) The Executive shall participate in all retirement and other benefit plans of the Company generally available from time to time to employees of the Company and for which the Executive qualifies under the terms thereof (and nothing in this Agreement shall or shall be deemed to in any way effect the Executive's right and benefits thereunder except as expressly provided herein) or as may be determined by the Board or the Company's Executive Compensation Committee from time to time.

     (e) The Executive shall be entitled to such periods of vacation and sick leave allowance each year as are determined by him in his sole discretion consistent with the performance of his duties under this Agreement.

     (f) The Executive shall be entitled to participate in any equity or other employee benefit plan that is generally available to senior executive officers, as distinguished from general management, of the Company. The Executive's participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of the particular plan.

     (g) The Company shall reimburse the Executive or provide him with an expense allowance during the term of this Employment Agreement for travel, entertainment and other expenses reasonably and necessarily incurred by the Executive in connection with the Company's business. The Executive shall furnish such documentation with respect to reimbursement to be paid hereunder as the Company shall reasonably request.

4. PAYMENT IN THE EVENT OF DEATH OR PERMANENT DISABILITY.

     (a) In the event of the Executive's death or "permanent disability" (as hereinafter defined) during the term of this Employment Agreement, the Company shall pay to the Executive (or his successors and assigns in the event of his death) an amount equal to one (1) times the Executive's then effective per annum rate of salary, as determined under Paragraph 3(a), plus a pro rata portion of the bonus applicable to the calendar year in which such death or permanent disability occurs, as such bonus is determined under Paragraph 3(b).

     (b) The pro rata portion of the bonus described in Paragraph 4(a) shall be paid when and as provided in Paragraph 3(b). The remainder of the benefit to be paid pursuant to Paragraph 4(a) shall be paid within ninety (90) days after the date of death or permanent disability, as the case may be.

     (c) Except as otherwise provided in Paragraphs 3(d) and 4(a), in the event of the Executive's death or permanent disability the Executive's employment hereunder shall terminate and the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the date of such death or permanent disability, as the case may be.

     (d) For purposes of this Employment Agreement, the Executive's "permanent disability" shall be deemed to have occurred after one hundred twenty (120) days in the aggregate during any consecutive twelve (12) month period, or after ninety (90) consecutive days, during which one hundred twenty (120) or ninety
(90) days, as the case may be, the Executive, by reason of his physical or mental disability or illness, shall have been unable to discharge his duties under this Employment Agreement. The date of permanent disability shall be such one hundred twentieth (120th) or ninetieth (90th) day, as the case may be. In the event either the Company or the Executive, after receipt of notice of the Executive's permanent disability from the other, disputes that the Executive's permanent disability shall have occurred, the Executive shall promptly submitto a physical examination by the chief of medicine of any major accredited hospital in the West Palm Beach, Florida area and, unless such physician shall issue his written statement to the effect that in his opinion, based on his diagnosis, the Executive is capable of resuming his employment and devoting his full time and energy to discharging his duties within thirty (30) days after the date of such statement, such permanent disability shall be deemed to have occurred.

5. TERMINATION.

     (a) The employment of the Executive under this Employment Agreement, and the term hereof, may be terminated by the Company:

          (i) on the death or permanent disability (as defined above) of the Executive;

          (ii) for "cause" at any time by action of the Board; or

          (iii) "without cause" at any time by action of the Board.

          For purposes hereof, the term "cause" shall mean:

             (A) The Executive's fraud, commission of a felony or of an act or series of acts which result in material injury to the business reputation of the Company, commission of an act or series of repeated acts of dishonesty which are materially inimical to the best interests of the Company, or the Executive's willful and repeated failure to perform his duties under this Employment Agreement, which failure has not been cured within fifteen (15) days after the Company gives notice thereof to the Executive; or

             (B) The Executive's material breach of any material provision of this Employment Agreement, which breach has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Executive.

          For purposes hereof, the term "without cause" shall mean any reason other than those set forth in subparagraphs (a)(i) and (a)(ii) of this Paragraph 5.

     Upon any termination of this Employment Agreement, the Executive shall be deemed to have resigned from all offices and directorships held by the Executive in the Company.

     (b) In the event of a termination claimed by the Company to be for "cause" pursuant to Paragraph 5(a)(ii), the Executive shall have the right to have the justification for said termination determined by arbitration in Cleveland, Ohio. In order to exercise such right, the Executive shall serve on the Company within thirty (30) days after termination a written request for arbitration. The Company immediately shall request the appointment of a single arbitrator by the American Arbitration Association and thereafter the question of "cause" shall be determined under the rules of the American Arbitration Association, and the decision of the arbitrator shall be final andbinding on both parties. The parties shall use all reasonable efforts to facilitate and expedite the arbitration and shall act to cause the arbitration to be completed as promptly as possible. During the pendency of the arbitration, the Executive shall continue to receive all compensation and benefits to which he is entitled hereunder, and if at any time during the pendency of such arbitration the Company fails to pay and provide all compensation and benefits to the Executive in a timely manner the Company shall be deemed to have automatically waived whatever rights it then may have had to terminate the Executive's employment for cause. Expenses of the arbitration shall be borne equally by the parties.

     (c) In the event of termination pursuant to subparagraph (a)(i) or (a)(ii) of this Paragraph 5, except as otherwise provided in Paragraphs 3(d) and 4(a), the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination.

     (d) In the event of termination pursuant to subparagraph (a)(iii) of this Paragraph 5, the Executive shall be entitled to (i) severance pay in a lump sum equal to the greater of (A) the total amount of unpaid base salary for the then unexpired portion of the term of this Agreement, at the then effective per annum rate of salary, as determined under Paragraph 3(a), and (B) the amount of one year's base salary at the then effective annual rate of salary, (ii) a pro rata portion of the bonus described in Paragraph 4(a) applicable to the calendar year in which such termination occurs, as such bonus is determined under Paragraph 3(b), and (iii) other benefits accrued and earned by him hereunder up to and including the effective date of such termination.

6. COVENANTS AND CONFIDENTIAL INFORMATION.

     (a) The Executive acknowledges the Company's reliance and expectation of the Executive's commitment to performance of his duties and responsibilities during the term of this Employment Agreement. In light of such reliance and expectation on the part of the Company, during the term of this Employment Agreement and for a period of three (3) years thereafter (and, as to clause (ii) of this subparagraph (a), at any time during and after the term of this Employment Agreement), the Executive shall not, directly or indirectly, do either of the following:

          (i) Own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association or other business entity engaged in the business of, or otherwise engage in the business of, acquiring, owning, developing or managing multifamily properties in any geographic region in which the Company, at the time of Executive's termination, operates its business; provided, however, that the ownership of (A) not more than one percent (1%) of any class of publicly traded securities of any entity[ or (B) any interest disclosed in the Company's Registration Statement on Form S- shall not be deemed a violation of this covenant]; or

          (ii) Disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of, the Company, any confidential information relating to the Company's operations, properties orotherwise to its particular business or other trade secrets of the Company, it being acknowledged by the Executive that all such information regarding the business of the Company compiled or obtained by, or furnished to, the Executive while the Executive shall have been employed by or associated with the Company is confidential information and the Company's exclusive property; provided, however, that the foregoing restrictions shall not apply to the extent that such information (A) is clearly obtainable in the public domain, (B) becomes obtainable in the public domain, except by reason of the breach by the Executive of the terms hereof, (C) was not acquired by the Executive in connection with his employment or affiliation with the Company, (D) was not acquired by the Executive from the Company or its representatives, or (E) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

     (b) The Executive agrees and understands that the remedy at law for any breach by him of this Paragraph 6 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that, upon adequate proof of the Executive's violation of any legally enforceable provision of this Paragraph 6, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Paragraph 6 shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the provisions of this Paragraph 6 which may be pursued or availed of by the Company.

     (c) The Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Paragraph 6, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of the Executive, would not operate as a bar to the Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to the Executive.

     7. TAX ADJUSTMENT PAYMENTS. If all or any portion of the amounts payable to the Executive under this Employment Agreement (together with all other payments of cash or property, whether pursuant to this Employment Agreement or otherwise, including, without limitation, the issuance of common stock of the Company, or the granting, exercise or termination of options therefor) constitutes "excess parachute payments" within the meaning of Section 280G of the Code that are subject to the excise tax imposed by Section 4999 of the Code (or any similar tax or assessment), the amounts payable hereunder shall be increased to the extent necessary to place the Executive in the same after-tax position as he would have been in had no such tax assessment been imposed on any such payment paid or payable to the Executive under this Employment Agreement or any other payment that the Executive may receive in connection therewith. The determination of the amount of any such tax or assessment and the incremental payment required hereby in connection therewith shall be made by the accounting firm employed by the Executive within thirty (30) calendar days after such payment and said incremental payment shall be made within five (5) calendar days after determination has been made. If, after the date upon which the payment required by this Paragraph 7 has been made, it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service, final judgment of a court of competent jurisdiction, Internal Revenue Service audit assessment, or otherwise) that the amount of excise or other similar taxes or assessments payable by the Executive is greater than the amount initially so determined, then the Company shall pay the Executive an amount equal to the sum of: (i) such additional excise or other taxes, plus (ii) any interest, fines and penalties resulting from such underpayment, plus (iii) an amount necessary to reimburse the Executive for any income, excise or other tax assessment payable by the Executive with respect to the amounts specified in (i) and (ii) above, and the reimbursement provided by this clause (iii), in the manner described above in this Paragraph 7. Payment thereof shall be made within five (5) calendar days after the date upon which such subsequent determination is made.

     8. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to enter into, execute and deliver this Employment Agreement, fulfill its obligations hereunder and consummate the transactions contemplated hereby.

          (b) The execution and delivery of, performance of obligations under, and consummation of the transactions contemplated by, this Employment Agreement have been duly authorized and approved by all requisite corporate action by or in respect of the Company, and this Employment Agreement constitutes the legally valid and binding obligation of the Company, enforceable by the Executive in accordance with its terms.

          (c) No provision of the Company's governing documents or any agreement to which its is a party or by which it is bound or of any material law or regulation of the kind usually applicable and binding upon the Company prohibits or limits its ability to enter into, execute and deliver this Employment Agreement, fulfill its respective obligations hereunder and consummate the transactions contemplated hereby.

     9. MISCELLANEOUS.

          (a) The Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Employment Agreement.

          (b) The provisions of this Employment Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

          (c) The rights and obligations of the Company under this Employment Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of the Executive under this Employment Agreement shall inure to the benefit of, and shall be binding upon, the Executive and his heirs, personal representatives and assigns.

          (d) Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then pertaining in Cleveland, Ohio, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this Paragraph 9(d) shall be construed so as to deny the Company the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by the Executive of any of his covenants contained in Paragraph 9 hereof.

          (e) Any notice to be given under this Employment Agreement shall be personally delivered in writing or shall have been deemed duly given when received after it is posted in the United States mail, postage prepaid, registered or certified, return receipt requested, and if mailed to the Company, shall be addressed to its principal place of business, attention:
     General Counsel, and if mailed to the Executive, shall be addressed to him at his home address last known on the records of the Company, or at such other address or addresses as either the Company or the Executive may hereafter designate in writing to the other.

          (f) The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

          (g) This Employment Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

          (h) This Employment Agreement shall be governed by and construed according to the laws of the State of Ohio.

          (i) Captions and paragraph headings used herein are for convenience and are not a part of this Employment Agreement and shall not be used in construing it.

          (j) Where necessary or appropriate to the meaning hereof, the singular and plural shall be deemed to include each other, and the masculine, feminine and neuter shall be deemed to include each other.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the day and year first set forth above.

                                  ASSOCIATED ESTATES REALTY CORPORATION,
                                      an Ohio corporation

                                  By:

                                     -------------------------------------------
                                     Authorized Officer

                                  ----------------------------------------------
                                  Larry Wright

                                                                       EXHIBIT F

     "E Units" or "E Unit" shall mean a special class of limited partnership units in AERC HP Advisors LP, a to be formed Florida limited partnership (the "Downreit Partnership"). The Downreit Partnership will be formed in connection with the acquisition of the Development Properties (as that term is defined that certain Agreement and Plan of Merger by and between Associated Estates Realty Corporation and MIG Realty Advisors, Inc. of which this Exhibit F is a part (the "Merger Agreement")). The E Units will be issued to some of the limited partners of MIG/Pines Development, Ltd., a Florida limited partnership (the "Pines Partnership") in exchange for the contribution to the Downreit Partnership of those limited partner's respective limited partnership interests in the Pines Partnership. Each E Unit will be equal to a common share, without par value, of Associated Estates Realty Corporation stock ("Common Share"). Each Common Share will have a value equal to the "Average Share Price" of a Common Share. Average Share Price shall have the meaning set forth in Section 2.2 of the Merger Agreement. The express terms pursuant to which the E Units will be issued are (or will be) set forth in that certain Contribution and Partnership Interest Purchase Agreement by and among Associated Estates Realty corporation, an Ohio corporation, Ed Wayman, Larry Wright, James A. Cote', James Elwood, Lanny Kalik, MIG Development Company, a Florida corporation, Louis E. Vogt, Kathleen L. Gutin, William T. Hughes, Jr., and Greg L. Golz. The rights that an owner of an E Unit will have in the proposed Downreit Partnership are (or will be) set forth in that certain Amended and Restated Limited Partnership Agreement of AERC HP Advisors LP (the "Downreit Partnership Agreement"). Without limiting the generality of the foregoing, the Downreit Partnership Agreement will provide, inter alia, that for a period of two (2) years following the closing of the transactions contemplated by the Merger Agreement, the right of an owner of an E Unit to receive quarterly distributions of cash flow generated by the Downreit Partnership will be subject and subordinate to the rights of certain other owners of different classes of general or limited partnership units in the Downreit Partnership to receive quarterly distributions of cash flow generated by the Downreit Partnership.

                                                                         ANNEX B

1701.85 DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES.

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

         (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

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                         ASSOCIATED ESTATES REALTY CORPORATION

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Jeffrey I. Friedman, Martin A. Fishman and Dennis W. Bikun, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein, all the Common Shares of Associated Estates Realty Corporation held of record by the undersigned on May 1, 1998, at the Annual Meeting of Shareholders to be held on June 29, 1998, or any adjournment thereof, with all the powers the undersigned would possess if then and there personally present.

        1. [ ] FOR or [ ] WITHHOLD AUTHORITY to vote for the Merger Proposal to merge MIG Realty Advisors, Inc. with and into the Company and to issue common shares in connection therewith.

        2. [ ] FOR or [ ] WITHHOLD AUTHORITY to vote for the MIG REIT Acquisition Proposal to purchase certain multifamily properties held by direct and indirect subsidiaries of MIG Residential REIT, Inc. and to issue common shares in connection therewith.

        3. [ ] FOR or [ ] WITHHOLD AUTHORITY to vote for the Development Acquisition Proposal to acquire two multifamily apartment properties currently in development and to issue operating units convertible into common shares in connection therewith.

        4. [ ] FOR or [ ] WITHHOLD AUTHORITY to vote (except as marked to the contrary below) for the election of each of the nominees for Director listed below:

                Jeffrey I. Friedman, Mark L. Milstein, Albert T. Adams,

              Gerald C. McDonough, Frank E. Mosier and Richard T. Schwarz

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

                                                     (Continued on reverse side)
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                              (Continued from other side)


        5. In their discretion, to vote upon such other business as may properly come before the meeting.

            THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1, 2 AND 3 ABOVE AND TO ELECT THE NOMINEES DESCRIBED IN PROPOSAL 4 ABOVE.

            Receipt of Notice of Annual Meeting of Shareholders and the related Proxy Statement dated May 30, 1998, is hereby acknowledged.

                                                Date                     , 1998
                                                    ---------------------

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------
                                                  Signature(s) of Shareholder(s)

                                                PLEASE SIGN AS YOUR NAME
                                                APPEARS HEREON. IF SHARES ARE
                                                HELD JOINTLY, ALL HOLDERS MUST
                                                SIGN. WHEN SIGNING AS ATTORNEY,
                                                EXECUTOR, ADMINISTRATOR,
                                                TRUSTEE OR GUARDIAN, PLEASE
                                                GIVE YOUR FULL TITLE. IF A
                                                CORPORATION, PLEASE SIGN IN
                                                FULL CORPORATE NAME BY
                                                PRESIDENT OR OTHER AUTHORIZED
                                                OFFICER. IF A PARTNERSHIP,
                                                PLEASE SIGN IN PARTNERSHIP NAME
                                                BY AUTHORIZED PERSON.
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                                   Proxy Card